UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DPL Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share (“Common Stock”), of DPL Inc.

	(2)	Aggregate number of securities to which transaction applies:

119,470,807 shares of Common Stock (including 284,237 shares of restricted stock, 57,568 shares of Common Stock issuable pursuant to Company stock plans in respect of stock options and restricted stock units, outstanding warrants to purchase 1,700,000 shares of Common Stock, 408,700 unearned long-term performance shares and 7,392 deferred earned long-term performance shares).

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the underlying value of the transaction was calculated as the sum of 119,470,807 shares of Common Stock (including 284,237 shares of restricted stock, 57,568 shares of Common Stock issuable pursuant to Company stock plans in respect of stock options and restricted stock units, outstanding warrants to purchase 1,700,000 shares of Common Stock, 408,700 unearned long-term performance shares and 7,392 deferred earned long-term performance shares) multiplied by $30.00 per share.

	(4)	Proposed maximum aggregate value of transaction:

$3,584,124,210

	(5)	Total fee paid:

$416,116.82, determined based upon multiplying 0.00011610 by the proposed maximum aggregate value of transaction of $3,584,124,210.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No:

(3)   Filing Party:

(4)   Date Filed:

PRELIMINARY PROXY – SUBJECT TO COMPLETION, DATED JUNE 22, 2011

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

[_______], 2011

AND

PROXY STATEMENT

DPL Inc.

Dayton, Ohio

[_______], 2011

DPL INC.
[__________], 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [_______________], 2011

Dear Fellow Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of DPL Inc. (“DPL,” “our,” “us,” or “we”), which will be held on [____________], 2011, commencing at 10:00 a.m. (local time) at the [_________________________].

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.

The proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2011, by and among DPL, The AES Corporation (“AES”) and Dolphin Sub, Inc. (“Merger Sub”), as it may be further amended from time to time (the “Merger Agreement”), and approve the Merger (defined below);

2.

The election of the three director nominees named in our 2011 Proxy Statement;

3.

An amendment to DPL’s Regulations approved by our Board of Directors that reduces the percentage of shareholder votes needed to amend certain sections of DPL’s Regulations;

4.

A non-binding (advisory) resolution to approve the compensation of DPL’s named executive officers, as described in the Compensation Discussion and Analysis section and related compensation tables (together with the accompanying narrative disclosure) in our 2011 Proxy Statement;

5.

A non-binding (advisory) resolution to determine whether the advisory vote on the compensation of DPL’s named executive officers should be held every one, two or three years;

6.

A non-binding (advisory) resolution to approve the compensation to be received by DPL’s named-executive officers in connection with the Merger;

7.

Re-approval of the material terms of the performance goals under DPL’s Equity Performance and Incentive Plan;

8.

The non-binding ratification of the appointment of KPMG LLP as our independent public accounting firm; and

9.

To approve the adjournment of the Annual Meeting to another time and place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement and approve the Merger, or act on any of the other proposals presented at the Annual Meeting.

At the Annual Meeting you also will be asked to consider and act upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Merger Agreement provides for the merger of Merger Sub into DPL, with DPL surviving the merger and becoming a direct or indirect wholly-owned subsidiary of AES (the “Merger”).  If we consummate the Merger, you will receive $30.00 in cash, payable without interest, for each share of DPL common stock you own.

Our Board of Directors has unanimously determined that the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its shareholders.  Accordingly, the board unanimously recommends that you vote “FOR” adoption of the Merger Agreement and approval of the Merger.  The proxy statement attached to this letter provides you with information about the Merger and the other matters to be considered at the Annual Meeting.  We encourage you to read the entire proxy statement carefully.

This year’s Annual Meeting will be particularly significant and your vote is extremely important.  In order to consummate the Merger, two-thirds of the outstanding shares of DPL common stock must adopt the Merger Agreement and approve the Merger.  As a result, if you fail to vote on the Merger Agreement, it will have the same effect as a vote against the Merger.

Holders of common shares of record at the close of business on [___________], 2011, the date fixed by our Board of Directors as the record date for the meeting, are entitled to notice of and to vote on any matters that properly come before the Annual Meeting and any adjournments or postponements of the meeting.

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.  As such, any votes previously submitted pursuant to the initial proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 18, 2011, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Your vote is very important.  We hope that you will find it convenient to attend in person.  Whether or not you expect to attend, please promptly vote via the Internet, by telephone or by signing, dating and mailing the enclosed proxy card in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum.  If you have any questions or need assistance voting your shares of our common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (877) 456-3442 and banks and brokers call collect at (212) 750-5833.

On behalf of the directors, officers and employees of DPL, I would like to express our appreciation for your continued support.

Sincerely,

TIMOTHY G. RICE
Vice President, Assistant General Counsel
and Corporate Secretary

The proxy statement is dated [_______], 2011, and is first being mailed to our shareholders on or about [_______], 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING	8
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	15
THE ANNUAL MEETING	16
Date, Time and Place	16
Purpose	16
Attendance, Voting and Proxies	16
Revocability of Proxies	17
Solicitation of Proxies and Expenses	17
Record Date and Quorum	17
Required Vote	18
Abstentions and Broker Non-Votes	18
Householding Information	18
Other Information	19
PROPOSAL 1: THE MERGER	20
The Parties to the Merger	20
Background of the Merger	20
Reasons for the Merger	24
Recommendation of the Board of Directors	28
Opinion of DPL’s Financial Advisor	28
Certain Financial Projections	32
DPL Forecast Assumptions	33
DPL Inc. Forecasts	34
Interests of Certain Persons in the Merger	34
Treatment of Equity-Based Awards	37
Financing	37
Indemnification and Insurance	38
Regulatory and other Governmental Approvals	38
Litigation Relating to the Merger	39
U.S. Federal Income Tax Consequences	40
Rights of Dissenting Shareholders	43
Effects of the Merger	43
THE MERGER AGREEMENT	43
Effects of the Merger; Directors and Officers; Articles of Incorporation; Regulations	43
Effective Time; Structure	44
Treatment of DPL Inc. Common Stock	44
Treatment of Merger Sub Common Stock	44
Treatment of DPL Inc. Warrants	44
Equity Awards	44
Exchange and Payment Procedures	45
Representations and Warranties	45
Conduct of Business Pending the Merger	48
Shareholders Meeting	51
Limitation on Considering Other Acquisition Proposals	51
Employee Benefits	52
Indemnification and Insurance	53
Company Cooperation with Financing	54
Regulatory Approvals; Consents; Reasonable Best Efforts	54
Other Covenants and Agreements	55
Conditions to the Merger	56
Termination	57
Effect of Termination	58
Termination Fees	58
Specific Performance	58
Amendment and Waiver	58

-i-

MARKET PRICES OF THE COMPANY COMMON STOCK	59
Dividend Policy	59
RIGHTS OF DISSENTING SHAREHOLDERS	59
PROPOSAL 2: ELECTION OF DIRECTORS	61
Information About the Director Nominees and the Continuing Directors	61
Information about the Executive Officers (who are not directors of the Company)	65
CORPORATE GOVERNANCE	67
Board of Directors	67
Independence	67
Executive Sessions	68
Corporate Governance Guidelines	68
Board Committees	68
Audit Committee	68
Compensation Committee	69
Nominating and Corporate Governance Committee	70
Shareholder Communications	71
Code of Business Conduct and Ethics	71
Related Person Transactions	71
Section 16(a) Beneficial Ownership Reporting Compliance	71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	72
SECURITY OWNERSHIP OF MANAGEMENT	72
REPORT OF THE AUDIT COMMITTEE	73
COMPENSATION OF DIRECTORS	74
NOMINATION PROCESS	75
Role of the Nominating and Corporate Governance Committee	75
Candidates Proposed by Shareholders for Consideration	76
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)	76
Executive Summary	77
Goals and Objectives of our Standardized Executive Officer Compensation Program	78
Approach to Executive Officer Compensation	78
Executive Officer Compensation Process	79
Executive Compensation Program Elements	81
Base Salaries	81
Annual Performance-Based Cash Incentives	82
Equity Compensation under the Equity and Performance Incentive Plan	86
Severance Pay and Change of Control Plan	89
Perquisites and Other Compensation and Related Plans	89
Risk Assessment of Executive Officer Compensation Program	90
Compensation Committee Report on Executive Compensation	90
Risk Assessment of Management and Employee Compensation Programs	91
Executive Compensation	91
Employment Termination and Change of Control Payments	99
Equity Compensation Plan Information	104
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S REGULATIONS REDUCING THE PERCENTAGE OF SHAREHOLDER VOTES REQUIRED TO AMEND CERTAIN SECTIONS OF THE COMPANY’S REGULATIONS	104
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	105
PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	105
PROPOSAL 6: ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION	106
PROPOSAL 7: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE DPL INC. EQUITY AND PERFORMANCE INCENTIVE PLAN	107
PROPOSAL 8: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT	107
Audit and Non-Audit Fees	108
Pre-Approval Policies and Procedures of the Audit Committee	108

-ii-

PROPOSAL 9: ADJOURNMENT OF THE MEETING	108
Adjournment of the Meeting	108
Vote Required and Board Recommendation	109
Shareholder Proposals for 2012 Annual Meeting	109
Other Business	109
WHERE YOU CAN FIND MORE INFORMATION	109

-iii-

SUMMARY TERM SHEET

For your convenience, the following summary highlights selected information in this Proxy Statement, particularly with respect to the Merger, but may not contain all the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents we refer to or incorporate by reference in this Proxy Statement.  Each item in this summary includes a page reference, where applicable, directing you to a more complete description of that topic.  See “Where You Can Find More Information” on page 109.

The Parties to the Merger (Page 20)

DPL Inc., or the Company, is a regional energy company.  The Company’s principal subsidiaries include The Dayton Power and Light Company (DP&L); Miami Valley Insurance Company (MVIC); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; MVIC is a Vermont captive insurance company providing insurance services to the Company and its subsidiaries; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier, selling to industrial, commercial and residential customers.  The Company, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which approximately 2,800 megawatts are coal-fired units and approximately 1,000 megawatts are natural gas and diesel peaking units.  The address of DPL’s principal executive offices is 1065 Woodman Drive, Dayton, Ohio 45432.  The telephone number for the principal executive offices is (937) 224-6000.  DPL’s common stock is listed on the NYSE, trading under the symbol “DPL.”

The AES Corporation is a Fortune 200 global power company with generation and distribution businesses.  Through its diverse portfolio of thermal and renewable fuel sources, AES provides affordable and sustainable energy to 28 countries.  AES’s workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs.  AES’s 2010 revenues were approximately $16.6 billion and it owns and manages approximately $40.5 billion in total assets.  The address of AES’s principal executive offices is 4300 Wilson Boulevard, Suite 1100, Arlington, Virginia 22203.  AES’s common stock is listed on the NYSE, trading under the symbol “AES.”

Dolphin Sub, Inc., or Merger Sub, is a newly formed Ohio corporation and a wholly owned subsidiary of AES that was formed solely for the purpose of consummating the Merger.  Merger Sub has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the Merger Agreement.  The principal office address of Merger Sub is c/o Porter Wright Morris & Arthur LLP, Fifth Third Center, One South Main Street, Dayton, OH 45402-2028 and its telephone number is (973) 449-6810.

The Annual Meeting (Page 16)

Time, Place and Purpose of the Annual Meeting (Page 16)

The Annual Meeting will be held at [10:00] a.m. local time on [______________], 2011, at [___________________].

At the Annual Meeting, holders of our common stock will be asked to vote on several proposals, including the proposal to adopt the Merger Agreement and approve the Merger.

Record Date and Quorum (Page 17)

You are entitled to receive notice of, and vote at, the Annual Meeting if you owned shares of our common stock at the close of business on [__________], 2011, which the Company has set as the record date for the Annual Meeting and which we refer to as the record date.  You will have one vote for each share of our common stock that you owned on the record date.  As of the [___________], 2011 record date, there were [________] shares of Company common stock outstanding and entitled to vote, which included [_______] shares of unvested restricted common stock that are entitled to one vote per unvested restricted common share.  The holders of a majority of the DPL common stock issued and outstanding and entitled to vote, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.  Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

Required Vote (Page 18)

The affirmative vote of two-thirds of the outstanding shares of common stock is required to adopt the Merger Agreement and approve the Merger.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement and approve the Merger.

Approval of the proposal to adjourn the Annual Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting, whether or not a quorum is present.  Abstentions will have the same effect as a vote “AGAINST” approval of this proposal.  Broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of DPL on such proposal, represented in person or by proxy at the Annual Meeting, is necessary to approve each of the other proposals except the election of directors and the non-binding proposal on how frequently an advisory vote by DPL shareholders should be held to approve the compensation of DPL’s named executive officers.  The frequency (every one, two or three years) that receives the greatest number of shareholder votes will constitute the frequency approved by shareholders.  The three director nominees named in this Proxy Statement that receive the greatest number of shareholder votes will be elected as our directors.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of each of the other proposals except that, brokers and other nominees who do not receive shareholder instructions are entitled to vote on the ratification of our independent public accountant.

As of June 1, 2011, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, less than 1% shares of our common stock and these directors and executive officers have informed the Company that they currently intend to vote all of their shares of our common stock “FOR” approval of the proposal to adopt the Merger Agreement and approve the Merger and “FOR” approval of the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.  As such, any votes previously submitted pursuant to the initial proxy statement filed with the SEC on March 18, 2011, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Proxies and Revocation (Page 17)

Any shareholder of record entitled to vote at the Annual Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Annual Meeting.  If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee.  If you fail to submit a proxy or to vote in person at the Annual Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the proposal to adopt the Merger Agreement and approve the Merger, which will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement and approve the Merger.

You have the right to revoke a proxy, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, or by attending the Annual Meeting and voting in person.

The Merger (Page 20)

The Merger Agreement provides that Merger Sub will merge with and into the Company.  The Company will be the Surviving Corporation in the Merger and, following the Merger, will be a wholly owned subsidiary of AES and continue to do business as DPL Inc. We refer to the Company after the completion of the Merger as the Surviving Corporation.  In the Merger, each issued and outstanding share of our common stock (other than shares owned by AES or Merger Sub and shares held by shareholders who have properly exercised their rights as a dissenting shareholder), together with the associated preferred share purchase rights under the Company’s Shareholders Right Plan, will be converted automatically into the right to receive $30.00 in cash, payable without interest, less any applicable withholding taxes.  We refer to this per share amount as the “merger consideration.”

Effects of the Merger (Page 43)

If we consummate the Merger, you will be entitled to receive $30.00 in cash, payable without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly asserted your rights under Ohio law as a dissenting shareholder with respect to the Merger.  Upon consummation of the Merger, your shares of our common stock will no longer be outstanding and will automatically be cancelled and cease to exist.  As a result, you will not own any shares of the Surviving Corporation and you will no longer have any interest in our future earnings or growth.  As a result of the Merger, we will cease to be a publicly traded company and will be wholly owned, directly or indirectly by AES.  Following consummation of the Merger, we will terminate the registration of our common stock and our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), although the Company will have certain continuing reporting obligations under the Exchange Act with respect to certain of its outstanding indebtedness to the extent required under the relevant debt instruments.

Reasons for the Merger; Recommendation of Our Board of Directors on the Merger (Page 24)

After careful consideration of the various factors described in the sections entitled “The Merger—Reasons for the Merger” and “The Merger—Recommendation of the Board of Directors,” beginning on page 24, our Board of Directors has unanimously (1) determined that the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its  shareholders, (2) approved the Merger Agreement and the Merger, and (3) determined to recommend that the Company’s shareholders vote in favor of adoption of the Merger Agreement and approval of the Merger.  Accordingly, the Board unanimously recommends that you vote “FOR” adoption of the Merger Agreement and approval of the Merger.

Opinion of DPL’s Financial Advisor (Page 28)

In connection with the Merger, DPL’s Board of Directors received a written opinion, dated April 19, 2011, of DPL’s financial advisor, UBS Securities LLC, referred to as UBS, as to the fairness, from a financial point of view and as of the date of such opinion, of the $30.00 per share consideration to be received in the Merger by holders of DPL common stock.  The full text of UBS’ written opinion, dated April 19, 2011, is attached to this Proxy Statement as Appendix B.  Holders of DPL common stock are encouraged to read UBS’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS.  UBS’ opinion was provided for the benefit of DPL’s Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the Merger.  The opinion did not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to DPL or DPL’s underlying business decision to effect the Merger.  The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the Merger.

Interests of Certain Persons in the Merger (Page 34)

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, those of shareholders generally.  The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company.  These interests include, but are not limited to, the following:

•

the vesting and cashing out of all unvested shares of restricted stock, performance shares and restricted stock units held by our executive officers and directors, the distribution of the directors’ deferred equity account balances under the Company’s 2006 Equity Performance and Incentive Plan, the full funding of a rabbi trust with respect to the aggregate amounts credited to the accounts of all participants in the Company’s 2006 Deferred Compensation Plan for Non-Employee Directors and the Company’s 2006 Deferred Compensation Plan for Executives, the vesting and distribution of participants’ unvested Company contributions to the Company’s Supplemental Executive Defined Contribution Retirement Plan and the cashing out of shares of common stock in participants’ accounts under the DPL Inc. Employee Stock Ownership Plan and The Dayton Power and Light Company Employee Savings Plan;

•

pursuant to the Company’s Severance Pay and Change of Control Plan, the payment of severance payments (including, if applicable, a tax gross-up relating to parachute payment excise taxes resulting from such severance payments) in connection with a termination of employment without cause or a resignation for good reason that may occur in connection with or following the Merger; and

•

the officers of the Company immediately prior to the Effective Time of the Merger will, at the Effective Time of the Merger, be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

Treatment of Equity-Based Awards (Page 37)

Stock Options.  There will be no outstanding stock options to acquire the Company’s common stock immediately prior to the consummation of the Merger.

Restricted Stock.  Upon consummation of the Merger, each outstanding share of restricted stock of the Company will be converted into the right to receive a cash payment equal to $30.00, less any applicable withholding taxes.

Restricted Stock Units.  Upon consummation of the Merger, each outstanding restricted stock unit will be converted into the right to receive a cash payment equal to $30.00, less any applicable withholding taxes.

Performance Shares.  Upon consummation of the Merger, each outstanding performance share will be converted into the right to receive a cash payment equal to $30.00 for the target number of shares of the Company’s common stock denominated by the performance shares multiplied by a fraction, the numerator of which is the number of days in the applicable performance period elapsed through and including the date of the consummation of the Merger and the denominator of which is the number of days in the applicable performance period, less any applicable withholding taxes.

Indemnification and Insurance (Page 53)

Under the Merger Agreement, AES has agreed to cause the Surviving Corporation to honor all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees of the Company or its subsidiaries, which rights will survive the Merger and will continue in full force and effect to the extent permitted by law.  In addition, AES has agreed, to the fullest extent permitted by law, to indemnify the Company’s and its subsidiaries’ current and former directors, officers and employees in connection with any claim, action, suit, proceeding or investigation, in connection with any action or omission relating to their position with the Company or its Subsidiaries occurring or alleged to have occurred before the Effective Time of the Merger.  For a period of six (6) years from the Effective Time of the Merger, AES has agreed to cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the closing date of the Merger maintained by the Company and its subsidiaries with respect to matters arising on or before the Effective Time.  See “The Merger Agreement—Indemnification and Insurance” beginning on page 53.

Regulatory and other Governmental Approvals (Page 38)

We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the Merger Agreement.  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger may not be consummated until Premerger Notification and Report Forms have been filed by each of the Company and AES with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”), and applicable waiting periods have expired or been terminated.  On May 18, 2011, the Company and AES each filed their respective Premerger Notification and Report Forms under the HSR Act with the FTC and the DOJ.  Those filings initiated a statutory 30-day waiting period, which expired on June 14, 2011, when early termination of the waiting period was granted.

The Merger is required to be approved by the Public Utilities Commission of Ohio (“PUCO”).  PUCO will  approve the transaction only if it concludes that the transaction will promote public convenience and result in the provision of adequate service at reasonable rates.  DPL and AES have filed an application with PUCO on May 18, 2011, seeking PUCO approval and expect a 6 to 9 month review of the merger application.

The Merger also is required to be approved under the Federal Power Act (“FPA”), which requires the Federal Energy Regulatory Commission (“FERC”) to approve the transaction if it finds that the proposed transaction will be consistent with the public interest in terms of the impacts of the proposed transaction on competition, rates and regulation and creating potential cross subsidies.  DPL and AES have filed an application with FERC on May 18, 2011, seeking FERC approval and expect a 2 to 3 month review of the merger application.  A completed application will be deemed approved after 180 days, unless FERC tolls for good cause the completed application for further consideration, which may or may not occur as part of FERC’s review.

DPL directly owns certain entities that hold licenses issued by the Federal Communications Commission (the “FCC”) for the operation of radio systems used for internal communications associated with power generation and distribution. FCC approval is required prior to the transfer of control of any entity holding such FCC licenses. The FCC will review whether the transfer of control of these entities is in the public interest, and if consented to then the consents are noted in an FCC Public Notice.  DPL and AES expect to promptly file transfer of control applications with the FCC.

We also have filed a letter with the Vermont Department of Banking, Insurance, Securities and Health Care Administration and received their consent to the Merger on May 18, 2011.

Litigation Relating to the Merger (Page 39)

Twelve lawsuits have been filed in connection with the proposed Merger.  Each of these lawsuits seeks, among other things, one or more of the following:  to enjoin the defendants from consummating the proposed Merger until certain conditions are met, or to rescind the Merger and for rescissory damages, or to recover damages if the Merger is consummated, or to commence a sale process and/or obtain an alternative transaction, or to promptly notice an annual shareholder meeting, or to recover an unspecified amount of other damages and costs, including attorneys’ fees and expenses, or a constructive trust or an accounting from the individual defendants for benefits they allegedly obtained as a result of their alleged breach of duty or an injunction specifically preventing DPL from paying a termination fee.

A number of other similar putative class action lawsuits by purported shareholders of DPL on behalf of themselves and other shareholders of DPL and / or derivative lawsuits by purported shareholders of DPL on behalf of DPL may be filed in federal or state court in Ohio.  Such complaints may name as defendants DPL and its directors and, in certain cases, AES and Merger Sub.

The complaints may allege, among other things, that DPL’s directors breached their fiduciary duties to shareholders of DPL in connection with DPL’s entry into the proposed Merger with AES and that DPL, AES and Merger Sub aided and abetted the directors’ purported breaches of fiduciary duties.  The complaints may seek, among other things, class action status, an order enjoining the proposed transaction, compensatory damages, and attorneys’ fees and expenses.

DPL is vigorously defending against all of the claims referred to above.

U.S. Federal Income Tax Consequences (Page 40)

The exchange of shares of our common stock for cash in connection with the Merger generally will be a taxable transaction to a U.S. Holder (as defined in “The Merger—U.S. Federal Income Tax Consequences” on page 40) for U.S. federal income tax purposes, and such U.S. Holder generally will recognize capital gain or loss equal to the difference between the cash that the U.S. Holder receives pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged therefor.  A Non-U.S. Holder (as defined in “The Merger—U.S. Federal Income Tax Consequences” on page 41) generally will not be subject to U.S. federal income tax on gain realized on the receipt of cash pursuant to the Merger, unless (i) the gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder will be present in the United States for 183 days or more during the taxable year of the Merger, and certain other requirements are met.  You are urged to consult your own tax advisor for a complete analysis of the effect of the Merger for U.S. federal, state and local and foreign tax purposes.

Conditions to the Merger (Page 56)

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of specified conditions, including shareholder approval, receipt of required regulatory approvals, the absence of any legal prohibitions, the absence of a material adverse effect on the Company, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement.

Limitation on Considering Other Acquisition Proposals (Page 51)

We have agreed not to solicit, initiate, seek or knowingly encourage or facilitate the making or submission of any acquisition proposal or negotiate, approve or enter into an agreement regarding any acquisition proposal.  However, under certain circumstances, we are allowed, prior to our shareholders’ adoption of the Merger Agreement and the approval of the Merger, to share information and provide access to our non-public information (under the terms of a confidentiality agreement) to any person that makes an unsolicited proposal or inquiry if (i) we determine (in good faith, after consultation with our financial advisors and outside legal counsel) that such proposal is, or could reasonably lead to an offer that is, more favorable to the Company and our shareholders than that proposed by AES or (ii) we determine the person making such inquiry is credible and reasonably capable of making an offer that is more favorable to the Company and our shareholders than that proposed by AES.

Further, we are required to advise AES, orally and in writing, within 48 hours if any proposal, offer or other contact is received by us in connection with any acquisition proposal.  We must indicate the identity of the person making the proposal or other request and provide a reasonably detailed summary of the terms and conditions of any proposals or offers or the nature of any inquiries or contacts.  We also must keep AES promptly informed of the status of any such acquisition proposal discussions.

Board Recommendation and Adverse Recommendation Change (Page 52)

Under the Merger Agreement, the Board of Directors may make a change of recommendation and/or terminate or take any adverse action, each as further described in the section titled “The Merger Agreement—Limitation on Considering Other Acquisition Proposals,” prior to our shareholders’ adoption of the Merger Agreement and approval of the Merger, if we determine (in good faith after consultation with our financial advisors and outside legal counsel) that a competing acquisition proposal is a superior offer.  See “The Merger Agreement—Board Recommendation and Adverse Recommendation Change” beginning on page 52.  If the Board of Directors does intend to make a change of recommendation or take an adverse action, we must first give AES five business days’ advance written notice and specify the terms and conditions of any superior offer and, if requested by AES, negotiate in good faith with AES during such five business days period regarding revisions to the Merger Agreement which would avoid any such change of recommendation and/or termination.  In addition, in the event of a change of recommendation the Company would be required to pay AES a termination fee.  See “The Merger Agreement—Termination” beginning on page 57.

Termination (Page 57)

The Merger Agreement may be terminated by mutual agreement of us and AES before consummating the Merger, even after the Company's shareholders adopt the Merger Agreement and approve the Merger.  In addition, the Merger Agreement may be terminated by either us or AES, under certain circumstances, if:  (1) the Merger has not been consummated on or prior to the 12-month anniversary of the date of the Merger Agreement, April 19, 2012 (referred to as the “End Date”) provided that either party may extend the End Date until July 19, 2012, with written notice, if there is an injunction or other restraint against closing or a required regulatory approval is not yet received but all other conditions to closing are satisfied; (2) shareholder approval is not obtained at the shareholder meeting; or (3) any governmental entity has enjoined or otherwise prohibited the consummation of the transactions and such restraint or prohibition is final and not appealable.

In addition, the Merger Agreement may be terminated by us, under certain circumstances:  (1) if AES breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements under the Merger Agreement, which breach or failure to perform would result in a failure of a mutual condition or a condition of our obligation to consummate the Merger and cannot be cured by the earlier of (i) 30 calendar days after written notice thereof is given by us to AES and (ii) the End Date; or (2) prior to our shareholders adopting the Merger Agreement and approving the Merger, in order to accept a “superior offer.”  See “The Merger Agreement—Board Recommendation and Adverse Recommendation Change” beginning on page 52 for discussion of what constitutes a “superior offer.”

Additionally, the Merger Agreement may be terminated by AES, under certain circumstances:  (1) if we breach or fail to perform in any material respect any of our representations, warranties, covenants or other agreements under the Merger Agreement, which breach or failure to perform would result in a failure of a mutual condition or a condition of the obligation of AES and Merger Sub to consummate the Merger and cannot be cured by the earlier of (i) 30 calendar days after written notice thereof is given to us from AES and (ii) by the End Date; (2) if our the Board has effected a change of recommendation under the Merger Agreement; or (3) if we or any of our subsidiaries or their respective representatives have breached in any material respect adverse to AES any obligations relating to other acquisition proposals.

Termination Fees (Page 58)

The Merger Agreement provides that if it is terminated under specified circumstances, the Company will be required to pay AES a termination fee of $106 million.  These specified circumstances include (i) a termination by AES due to the Company or any of its subsidiaries or their respective representatives having breached in any material respect adverse to AES any obligations relating to other acquisition proposals or if the Board has made a change of recommendation regarding the Merger, (ii) a termination by the Company, prior to our shareholders adoption of the Merger Agreement and approval of the Merger, in order to accept a proposal that we determine (in good faith after consultation with our financial advisors and outside legal counsel) is, more favorable to the Company and our shareholders than that proposed by AES, or (iii) a termination by AES due to the Company’s willful breach or failure to perform in any material respect any of its representations, warranties, covenants or other agreements under the Merger Agreement which would result in a failure of a mutual condition or a condition of AES and Merger Sub obligation to consummate the Merger that cannot be cured by the earlier of 30 calendar days after written notice thereof by AES and the End Date, or by AES or the Company due to the Merger not occurring by the End Date or if our shareholders fail to adopt the Merger Agreement and approve the Merger, and prior to any such termination there was a publicly announced or disclosed acquisition proposal with respect to which the Company, within 12 months after such termination, entered into an agreement to consummate or shall have consummated an acquisition transaction.  If however, the Company had terminated the Merger Agreement and accepted an unsolicited acquisition proposal within the 30-day period immediately following the date of the Merger Agreement, the Company would have been required to pay AES a reduced termination fee of $53 million.

Specific Performance (Page 58)

The Company, AES and Merger Sub are each entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, in addition to any other remedy available to each party at law or in equity.  The Company, however, is not able to seek specific performance against AES’s financing sources.

Rights of Dissenting Shareholders (Page 59)

Under Ohio law, if the Merger Agreement is approved and adopted by our shareholders, any shareholder that does not vote in favor of approval and adoption of the Merger Agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the Ohio General Corporation Law (“OGCL”).  To perfect dissenters’ rights, a record holder must:

•

not vote his or her common stock in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement at the Annual Meeting;

•

deliver a written demand to us for payment of the fair cash value of his or her common stock on or before the tenth day following the Annual Meeting; and

•

otherwise comply with the provisions of Section 1701.85 of the OGCL.

We will not notify shareholders of the expiration of this ten-day period.  Common stock held by any shareholder who desires to dissent but fails to perfect or who effectively withdraws or loses the right to dissent under Section 1701.85 of the OGCL will be converted into, as of the effective time of the Merger, the right to receive the merger consideration, without interest and less any required withholding taxes.  A copy of Section 1701.85 of the OGCL is attached as Appendix C to this Proxy Statement.  A shareholder’s failure to follow exactly the procedures specified under Section 1701.85 of the OGCL will result in the loss of dissenters’ rights.

Market Prices of the Company Common Stock (Page 59)

The value offered in the Merger of $30.00 per share represents an 8.7% premium over the Company’s closing share price on April 19, 2011, the last trading day prior to announcement of the Merger Agreement. This represented a premium of 10.7% over the 30 day average of the Company’s closing price before the time of announcement, a premium of 12.3% over the 60 day average of the Company’s closing price  before the time of announcement and a premium of 13.4% over the 90 day average of the Company’s closing price before the time of announcement.  The closing sale price of our common stock on June 21, 2011 was $30.18 per share.  We encourage you to obtain the current trading prices for our common stock.

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING

The following are some questions that you may have regarding the Annual Meeting and answers to those questions.  We encourage you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Annual Meeting.  Additional important information is also contained in the appendices to, and the documents that we incorporate by reference into, this Proxy Statement.

Q:

Why am I receiving this Proxy Statement and proxy card?

A:

This Proxy Statement is being furnished to you and other shareholders of DPL in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting, and any adjournments or postponements of the meeting.  This Proxy Statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  This procedure reduces our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.  Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc., Householding Department, in writing at 51 Mercedes Way, Edgewood, New York 11717; or by telephone:  (800) 542-1061.

If you participate in householding and wish to receive a separate copy of this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of our Annual Report and/or Proxy Statement in the future, please contact Broadridge Financial Solutions, Inc., Householding Department as indicated above.

Broadridge Financial Solutions, Inc. will deliver promptly upon written or oral request a separate copy of this Proxy Statement or other annual disclosure documents to a shareholder at a shared address to which a single copy of this Proxy Statement was sent.

Q:

When and where is the meeting?

A:

We will hold the meeting at [_______] a.m. local time on [______________], at [___________________].

Q:

What will I be voting on?

A:

There are nine proposals that we expect to ask you to vote on at the Annual Meeting:

•

adoption of the Merger Agreement and approval of the Merger;

•

election of the three director nominees named in this Proxy Statement;

•

amendment to DPL’s Regulations approved by our Board of Directors that reduces the percentage of shareholder votes needed to amend certain sections of DPL’s Regulations;

•

non-binding (advisory) resolution to approve the compensation of DPL’s named executive officers, as described in the Compensation Discussion and Analysis section and related compensation tables (together with the accompanying narrative disclosure) in this 2011 Proxy Statement;

•

non-binding (advisory) resolution to determine whether the advisory vote on the compensation of DPL’s named executive officers should be held every one, two or three years;

•

non-binding (advisory) resolution to approve the compensation to be received by DPL’s named executive officers in connection with the Merger;

•

re-approval of the material terms of the performance goals under DPL’s Equity Performance and Incentive Plan;

•

non-binding ratification of the appointment of KPMG LLP as our independent public accounting firm; and

•

To approve the adjournment of the Annual Meeting to another time and place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement and approve the Merger, or act on any of the other proposals presented at the Annual Meeting.

Q:

Why was the previously scheduled Annual Meeting for April 27, 2011 postponed?

A:

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.

Q:

Do I need to vote again if had voted for the previously scheduled meeting for April 27, 2011?

A:

Any votes previously submitted pursuant to the initial proxy statement filed with the SEC on March 18, 2011 for the previously scheduled meeting, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Q:

How does the Board of Directors recommend that I vote?

A:

The Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement and the approval of the Merger, “FOR” the three director nominees described in this Proxy Statement, “EVERY ONE YEAR” on the proposal related to how frequently a non-binding advisory vote by shareholders on the compensation of DPL’s named executive officers should be held and “FOR” each of the other proposals.

You should read “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” for a discussion of the factors that the Board considered in deciding to recommend the adoption of the Merger Agreement and approval of the Merger.

Q:

Who is entitled to vote?

A:

The close of business on [_____________] has been fixed as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual Meeting.  Each such shareholder is entitled to one vote per common share.  As of the [____________] 2011 record date, there were [________] shares of Company common stock outstanding and entitled to vote, which included [________] shares of unvested restricted common stock that are entitled to one vote per unvested restricted common share.

Q:

How many votes is each share entitled to?

A:

Each share of common stock and restricted stock has one vote.  The enclosed proxy card shows the number of shares that you are entitled to vote.

Q:

How many votes are needed to approve each item?

A:

The affirmative vote of two-thirds of the outstanding shares of common stock is required to adopt the Merger Agreement and approve the Merger.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST” approval of this proposal.

The three director nominees receiving the highest numbers of votes cast will be elected to the Board.  Our Regulations require a member of the Board who fails to receive a majority of the votes cast in an uncontested election of directors to tender his or her resignation to the Board’s Nominating and Corporate Governance Committee.  This Committee is required to promptly evaluate all relevant factors relating to the election results and, subject to legal and regulatory requirements, decide whether to accept the resignation, reject the resignation or conditionally reject the resignation and retain the director in office, if the underlying causes of the failed vote can be promptly and completely cured.  Any director who tenders any such resignation, and any non-independent director, will not participate in the deliberations and decisions regarding the resignation.  The Nominating and Corporate Governance Committee’s decision is required to be publicly disclosed in a periodic or current report filed with the SEC.  The complete terms of this resignation policy are contained in Article II, Section 9 of our Regulations and are also referenced in the Board’s Corporate Governance Guidelines.  Each of these documents is available on our website at www.dplinc.com.

The frequency (every one, two or three years) that receives the greatest number of shareholder votes will constitute the frequency approved by shareholders.

The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of DPL on such proposal, represented in person or by proxy at the Annual Meeting, is necessary to approve each of the proposals other than the adoption of the Merger Agreement and the approval of the Merger, the election of directors and the non-binding proposal on how frequently an advisory vote by DPL shareholders should be held to approve the compensation of DPL’s named executive officers.

If a quorum is not present at the time of the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have power to adjourn the meeting in accordance with our regulations.

Under Ohio law, if a shareholder gives written notice to our President, a Vice President or our Corporate Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates.  In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, the Proxy Committee will vote such proxies cumulatively for the election of as many such nominees as possible and in such order as the Proxy Committee may determine.

Q:

What is a quorum?

A:

A majority of the shares of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, at the Annual Meeting constitutes a quorum for the purposes of the Annual Meeting.  Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

Q:

How do I vote?

A:

Shareholder of Record.  If you are a shareholder of record, you may have your shares of our common stock voted on matters presented at the Annual Meeting in any of the following ways:

•

over the Internet – the website for Internet voting is on your proxy card;

•

by using a toll-free telephone number noted on your proxy card;

•

by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•

in person – you may attend the Annual Meeting and cast your vote there; or

•

alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Corporate Secretary at the Annual Meeting before we begin voting.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Beneficial Owner.  If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.  Please note that if you are a beneficial owner and wish to vote in person at the Annual Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Annual Meeting.

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.  As such, any votes previously submitted pursuant to the initial proxy statement filed with the SEC on March 18, 2011, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Q:

What should I do now?

A:

Please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.  If you have Internet access, we encourage you to record your vote by Internet.  DO NOT return any stock certificates with your proxy.

Q:

How do proxies work?

A:

The Board of Directors is asking for your proxy.  Giving us your proxy means that you authorize the Proxy Committee, consisting of three Board members, to vote your shares at the Annual Meeting in the manner you direct.

You may vote for or against the adoption of the Merger Agreement and approval of the Merger or you may abstain from voting.  However, an abstention or a failure to vote on the adoption of the Merger Agreement and the approval of the Merger will have the same effect as a vote “AGAINST” approval of this proposal.  You may vote in favor of each director nominee or withhold your votes as to each nominee.  Should any nominee become unable to accept his or her nomination or election, the Proxy Committee will vote for the election of such other person as a director as the current directors may recommend in the place of such nominee.  In voting by proxy with regard to how frequently an advisory vote by DPL shareholders should be held to approve the compensation of DPL’s named executive officers, you may vote for any of the time periods identified in the proposal or abstain from voting.  In voting by proxy with regard to each of the other proposals, you may vote in favor of or against the proposal or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares “FOR” the proposal to adopt the Merger Agreement and approve the Merger, “FOR” the three director nominees described in this Proxy Statement, “EVERY ONE YEAR” on the proposal related to how frequently a non-binding advisory vote by shareholders on the compensation of DPL’s named executive officers should be held and “FOR” each of the other proposals specifically identified and described in this Proxy Statement.  In connection with any other business that may properly come before the Annual Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in the discretion of the Proxy Committee named in the proxy.

Even if you sign and return the enclosed proxy card, you may hand deliver a written revocation notice, or a later dated proxy, to our Corporate Secretary at the Annual Meeting before we begin voting.

Q:

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares of our common stock are registered directly in your name on our transfer books, you are considered, with respect to those shares of our common stock, the “shareholder of record.”  This Proxy Statement, and your proxy card, have been sent directly to you by the Company.

If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of our common stock held in street name.  In that case, this Proxy Statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the shareholder of record.  As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of our common stock by following their instructions for voting.

Q:

If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A:

Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners.  However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the Merger Agreement and approve the Merger and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters.  If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, which we refer to as broker non-votes, and the effect will be that the brokers and all other nominees will only be entitled to vote on the ratification of our independent public accountant, but not on any other proposal.  As a result, broker non-votes have the same effect as a vote against the adoption of the Merger Agreement and approval of the Merger.  Broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.  You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock.

Q:

What does it mean if I receive more than one proxy card?

A:

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account.  Please sign, date and return all proxy cards you receive.  If you choose to vote by phone or by Internet, please vote with respect to each proxy card you receive.  Only your latest dated proxy for each account will be voted.

Q:

Will my shares be voted if I do not submit a proxy by mail, Internet or telephone?

A:

If you are a registered holder and you do not submit a proxy, your shares will not be voted unless you vote in person at the Annual Meeting.

If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee would be entitled to vote on the ratification of our independent accountant, but not on any other proposal, including the adoption of the Merger Agreement and approval of the Merger, and the election of directors, because they are not “routine matters.”  As a result, your failure to instruct your broker or nominee how to vote your shares will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and approval of the Merger.  If your shares are held in street name, your broker, bank or nominee will include a voting instruction card with this Proxy Statement.  We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.

Q:

How do I vote shares of common stock that I hold through an Employee Qualified Plan of the Company?

A:

If you are a participant in the DPL Inc. Employee Stock Ownership Plan and/or The Dayton Power and Light Company Employee Savings Plan or The Dayton Power and Light Savings Plan for Collective Bargaining Employees (“Employee Qualified Plans”) and your shares are held in trust in connection with the Employee Qualified Plans, you may direct the trustee as to how to vote the shares of our common stock allocated to your account as of the record date.  Allocated common shares for which participants do not provide timely voting instructions are voted by the trustee in its discretion.  Participants of the Employee Qualified Plans may provide voting directions only with respect to allocated shares that have vested; the trustee in its discretion will vote unallocated shares.

Q:

What is the proposed Merger and what effects will it have on the Company?

A:

The proposed transaction is the acquisition of the Company by AES pursuant to the Merger Agreement.  If the proposal to adopt the Merger Agreement and approve the Merger, is approved by two-thirds of the outstanding shares of our common stock and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned direct or indirect subsidiary of AES.  As a result, the Company will no longer be a publicly held corporation, and you, as a former holder of our common stock, will no longer have any interest in our future earnings or growth.  In addition, following the Merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock, although the Company will have certain continuing reporting obligations under the Exchange Act with respect to certain of its outstanding indebtedness to the extent required under the relevant debt instruments.

Q:

Will I continue to receive my dividends until the Merger is consummated?

A:

Although the Company’s Board of Directors has the exclusive authority to declare a dividend, we currently anticipate that shareholders will continue to receive their quarterly dividends until the consummation of the Merger and will receive a prorated dividend for the quarter in which the Merger is consummated.

Q:

What will I receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive the per share merger consideration of $30.00 in cash, payable without interest, less any applicable withholding taxes, for each share of our common stock that you own.  For example, if you own 100 shares of our common stock, you will receive $3,000.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes.  You will not own any shares of the capital stock in the surviving corporation.  Please do NOT return your stock certificate(s) with your proxy.

Q:

When do you expect the Merger to be consummated?

A:

We are working toward consummating the Merger as soon as possible.  Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our shareholders of the proposal to adopt the Merger Agreement and approve the Merger, we expect the Merger to close in 6 to 9 months following the date of the Merger Agreement.

Q:

How does the per share merger consideration compare to the market price of our common stock prior to announcement of the Merger?

A:

The merger consideration offered in the Merger of $30.00 per share represents an 8.7% premium over the Company’s closing share price on April 19, 2011, the last trading day prior to announcement of the Merger Agreement.  On the same day, this represented a premium of 10.7% over the 30-day average of the Company’s closing price, a premium of 12.3% over the 60 day average of the Company’s closing price and a premium of 13.4% over the 90-day average of the Company’s closing price.

Q:

What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by the shareholders of the Company or if the Merger is not consummated for any other reason, the shareholders of the Company will not receive any payment for their shares of our common stock in connection with the Merger.  Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NYSE.  Under specified circumstances, the Company may be required to pay to AES a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fees” beginning on page 58.

Q:

Is the Merger expected to be taxable to me?

A:

If you are a U.S. Holder (as defined in “The Merger—U.S. Federal Income Tax Consequences” on page 40), your receipt of cash in exchange for your shares of our common stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes.  If you are a Non-U.S. Holder (as defined in “The Merger—U.S. Federal Income Tax Consequences” on page 41), your receipt of cash in exchange for your shares of our common stock in the Merger generally will not be subject to U.S. federal income tax, subject to certain exceptions.  The foregoing is not a complete summary of the potential tax considerations relating to the Merger.  We urge you to read “The Merger – U.S. Federal Income Tax Consequences” beginning on page 40 for a more detailed discussion of the U.S. federal income tax consequences of the Merger.  We also urge you to consult your own tax advisor with respect to the specific tax consequences to you of the Merger in light of your own particular circumstances.

Q:

Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A:

Yes.  In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, those of shareholders generally.  The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company.  These interests include, but are not limited to, the following:

•

the vesting and cashing out of all unvested shares of restricted stock, performance shares and restricted stock units held by our executive officers and directors, the distribution of the directors’ deferred equity account balances under the Company’s 2006 Equity Performance and Incentive Plan, the full funding of a rabbi trust with respect to the aggregate amounts credited to the accounts of all participants in the Company’s 2006 Deferred Compensation Plan for Non-Employee Directors and the Company’s 2006 Deferred Compensation Plan for Executives, the vesting and distribution of participants’ unvested Company contributions to the Company’s Supplemental Executive Defined Contribution Retirement Plan and the cashing out of shares of common stock in participants’ accounts under the DPL Inc. Employee Stock Ownership Plan and The Dayton Power and Light Company Employee Savings Plan;

•

pursuant to the Company’s Severance Pay and Change of Control Plan, the payment of severance payments (including, if applicable, a tax gross-up relating to parachute payment excise taxes resulting from such severance payments) in connection with a termination of employment without cause or a resignation for good reason that may occur in connection with or following the Merger; and

•

the officers of the Company immediately prior to the Effective Time of the Merger will, at the Effective Time of the Merger, be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

See “The Merger—Interests of Certain Persons in the Merger” beginning on page 34.

Q:

How can I change or revoke my vote?

A:

You have the right to revoke a proxy at any time before it is exercised, (i) by completing, signing and dating another proxy card and returning it by mail to or otherwise by giving written notice of revocation to our Corporate Secretary, at DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432, (ii) by submitting a proxy bearing a later date by phone or via the Internet (iii) or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting without voting will not, by itself, constitute revocation of a proxy.  See “The Merger—Revocability of Proxies” beginning on page 17.

Q:

What happens if I sell my shares of common stock before the Annual Meeting?

A:

The record date for shareholders entitled to vote at the Annual Meeting is earlier than both the date of the Annual Meeting and the consummation of the Merger.  If you transfer your shares of our common stock after the record date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting but will transfer the right to receive the per share merger consideration if the Merger is consummated to the person to whom you transfer your shares.

Q:

Who will solicit and pay the cost of soliciting proxies?

A:

All expenses in connection with this solicitation of proxies will be paid by us.  Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies.  We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies.  DPL will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners and will pay Innisfree M&A Incorporated a fee of approximately [____], plus out-of-pocket expenses.

Q:

Should I send in my stock certificates now?

A:

No.  If the proposal to adopt the Merger Agreement and approve the Merger, is approved, as soon as practicable after the consummation of the Merger you will be sent (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of your stock certificates in exchange for the merger consideration.  If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of our common stock in exchange for the per share merger consideration.  Please do NOT return your stock certificate(s) with your proxy.

Q:

Am I entitled to seek relief as a dissenting shareholder under the OGCL instead of receiving the per share merger consideration for my shares of Company common stock?

A:

Yes.  As a holder of Company common stock of record as of the record date for the Annual Meeting, you are entitled to seek relief as a dissenting shareholder under the OGCL in connection with the Merger if you take certain actions and meet certain conditions.  See “Rights of Dissenting Shareholders” on page 59.

Q:

Who can help answer any other questions I might have?

A:

If you have additional questions about the Merger or need assistance in submitting your proxy or voting your shares of our common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (877) 456-3442 or banks and brokers can call collect at (212) 750-5833.  You can also refer to “Where You Can Find More Information” beginning on page 109.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, and the documents to which we refer you in this Proxy Statement, as well as oral statements made or to be made by us, contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”.  All statements included or incorporated by reference in this Proxy Statement, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements.  These statements are based on management’s beliefs, assumptions, and expectations of future economic performance, taking into account the information currently available to management and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements.  These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions, which appear in a number of places in this Proxy Statement (and the documents to which we refer you in this Proxy Statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of consummating the Merger to which this Proxy Statement relates, plans for future growth, changes in the business and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers.  Investors are cautioned that such statements involve risks and uncertainties and outcomes and results outlined may vary materially from those projected in such forward-looking statements due to various factors beyond our control.  These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 8-K, 10-Q and 10-K, factors and matters contained or incorporated by reference in this document, and the following factors:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require us to pay a termination fee;

•

AES’s inability to obtain the necessary financing in connection with the Merger Agreement or the failure of that financing to be sufficient to consummate the Merger and the transactions contemplated thereby;

•

the inability to obtain the approval of the transaction by DPL’s shareholders;

•

the inability to obtain required regulatory approvals for the transactions contemplated by the Merger Agreement, or, if obtained, the risk that such approvals may impose unfavorable terms, conditions or restrictions;

•

the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities;

•

the inability to consummate the Merger due to the failure to satisfy other conditions to consummation of the Merger within the expected timeframe or at all;

•

the failure of the Merger to close for any other reason;

•

the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement, and the transactions contemplated thereby, including the Merger;

•

diversion of management’s attention from ongoing business concerns;

•

limitations placed on our ability to operate the business by the Merger Agreement;

•

the amount of the costs, fees, expenses, impairments, and other charges related to the Merger;

•

the effect of the announcement of the Merger on our business and customer relationships, standing with regulators, operating results and business generally;

•

the cost and availability of capital and any restrictions imposed by lenders or creditors;

•

adverse outcomes of pending or threatened litigation or governmental investigations unrelated to the Merger;

•

the effects on the companies of future regulatory or legislative actions, including changes in environmental and other laws and regulations to which AES, DPL or their respective subsidiaries and facilities are subject;

•

conduct of and changing circumstances related to third-party relationships on which DPL and its subsidiaries rely, including the level of creditworthiness of counterparties;

•

the volatility and unpredictability of stock market and credit market conditions;

•

fluctuations in interest rates;

•

variations between the stated assumptions on which forward-looking statements are based and DPL's actual experience;

•

changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which the companies have no control;

•

changes in general economic and market conditions, including demand and market prices for electricity, capacity, fuel and emission allowances; and

•

any downgrade in our credit ratings as a result of the Merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings “Summary Term Sheet,” “Questions and Answers About the Annual Meeting” and “The Merger” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 8-K, 10-Q and 10-K (see “Where You Can Find More Information” beginning on page 109).  We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

Any or all of our forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.  You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

THE ANNUAL MEETING

Date, Time and Place

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) will be held at [______________________] on [_____________], 2011 at 10:00 a.m. (local time).  This Proxy Statement is furnished to you and other shareholders of DPL in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting, and any adjournments or postponements of the meeting.

Purpose

At the Annual Meeting, you are being asked to consider and vote upon the following matters:

1.

The proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2011, by and among DPL, AES and Merger Sub, as it may be further amended from time to time (the “Merger Agreement”), and approve the Merger;

2.

The election of the three director nominees named in this 2011 Proxy Statement;

3.

An amendment to DPL’s Regulations approved by our Board of Directors that reduces the percentage of shareholder votes needed to amend certain sections of DPL’s Regulations;

4.

A non-binding (advisory) resolution to approve the compensation of DPL’s named executive officers, as described in the Compensation Discussion and Analysis section and related compensation tables (together with the accompanying narrative disclosure) in this 2011 Proxy Statement;

5.

A non-binding (advisory) resolution to determine whether the advisory vote on the compensation of DPL’s named executive officers should be held every one, two or three years;

6.

A non-binding (advisory) resolution to approve the compensation to be received by DPL’s named-executive officers in connection with the Merger;

7.

Re-approval of the material terms of the performance goals under DPL’s Equity Performance and Incentive Plan;

8.

The non-binding ratification of the appointment of KPMG LLP as our independent public accounting firm; and

9.

To approve the adjournment of the Annual Meeting to another time and place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement and approve the Merger, or act on any of the other proposals presented at the Annual Meeting.

At the Annual Meeting you also will be asked to consider and act upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Attendance, Voting and Proxies

All shareholders of record as of [_____________], 2011 are entitled and encouraged to attend and vote at the Annual Meeting in person.  In addition to voting in person at the Annual Meeting, voting may occur before the Annual Meeting by Internet, telephone or properly completing and mailing the enclosed proxy card.  The enclosed proxy card describes how to vote in each of these ways.  Shareholders whose shares are held by a bank, broker or other financial intermediary (i.e., in street name) should follow the voting instructions provided by the intermediary.

If you vote properly by the Internet, telephone or proxy card, you are authorizing the persons named on the proxy card (the “Proxy Committee”) to vote your shares in the manner directed in the proxy.  If no directions have been specified by marking or indicating the appropriate squares on the proxy, the shares will be voted (i) “FOR” the adoption of the Merger Agreement and approval of the Merger (ii) “FOR” the three director nominees described in this Proxy Statement, (iii) “EVERY ONE YEAR” on the proposal related to how frequently a non-binding advisory vote by shareholders on the compensation of DPL’s named executive officers should be held and (iv) “FOR” each of the other proposals specifically identified and described in this Proxy Statement.  In connection with any other business that may properly come before the Annual Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in the discretion of the Proxy Committee named in the proxy.

In voting with regard to the approval of the Merger Agreement and the approval of the Merger, shareholders may vote in favor of, vote against, or withhold their votes.  In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee.  Should any nominee become unable to accept his or her nomination or election, the Proxy Committee will vote for the election of such other person as a director as the current directors may recommend in the place of such nominee.  In voting by proxy with regard to how frequently an advisory vote by DPL shareholders should be held to approve the compensation of DPL’s named executive officers, shareholders may vote for any of the time periods identified in the proposal or may abstain from voting.  In voting by proxy with regard to each of the other proposals, shareholders may vote in favor of or against the proposal or may abstain from voting.

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.  As such, any votes previously submitted pursuant to the initial proxy statement filed with the SEC on March 18, 2011, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Revocability of Proxies

A shareholder delivering a proxy has the power to revoke it at any time prior to its exercise at the Annual Meeting, by doing any of the following:

•

delivering a written notice of revocation to our Corporate Secretary, at DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432, dated later than the proxy, before the vote is taken at the Annual Meeting;

•

delivering a duly executed proxy to our Corporate Secretary at the address above bearing a later date, before the vote is taken at the Annual Meeting;

•

submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before [____ a.m. Eastern Time] on [_____, 2011]; or

•

attending the Annual Meeting and voting in person (your attendance at the Annual Meeting without voting will not, by itself, constitute a revocation of your proxy).

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Corporate Secretary at the Annual Meeting before we begin voting.

Solicitation of Proxies and Expenses

All expenses in connection with this solicitation of proxies will be paid by us.  Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies.  We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies.  DPL will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners and will pay Innisfree M&A Incorporated a fee of approximately [____], plus out-of-pocket expenses.

Record Date and Quorum

The Board has fixed the close of business on [____________], 2011 as the record date for determining the holders of common shares entitled to notice of and to vote at the Annual Meeting.  Each such shareholder is entitled to one vote per common share.  As of the [___________], 2011 record date, there were [_________] shares of Company common stock outstanding and entitled to vote, which included [_________] shares of unvested restricted common stock that are entitled to one vote per unvested restricted common share.  The holders of a majority of the DPL common shares issued and outstanding and entitled to vote, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Required Vote

The affirmative vote of two-thirds of the outstanding shares of our common stock, is required to adopt the Merger Agreement and approve the Merger.  The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of DPL on such proposal, represented in person or by proxy at the Annual Meeting, is necessary to approve each of the other proposals except the election of directors and the non-binding proposal on how frequently an advisory vote by DPL shareholders should be held to approve the compensation of DPL’s named executive officers.  The frequency (every one, two or three years) that receives the greatest number of shareholder votes will constitute the frequency approved by shareholders.

The three director nominees named in this Proxy Statement that receive the greatest number of shareholder votes will be elected as our directors.  Our Regulations require a member of the Board who fails to receive a majority of the votes cast in an uncontested election of directors to tender his or her resignation to the Board’s Nominating and Corporate Governance Committee.  This Committee is required to promptly evaluate all relevant factors relating to the election results and, subject to legal and regulatory requirements, decide whether to accept the resignation, reject the resignation or conditionally reject the resignation and retain the director in office, if the underlying causes of the failed vote can be promptly and completely cured.  Any director who tenders any such resignation, and any non-independent director, will not participate in the deliberations and decisions regarding the resignation.  The Nominating and Corporate Governance Committee’s decision is required to be publicly disclosed in a periodic or current report filed with the SEC.  The complete terms of this resignation policy are contained in Article II, Section 9 of our Regulations and are also referenced in the Board’s Corporate Governance Guidelines.  Each of these documents is available on our website at www.dplinc.com.

Under Ohio law, if a shareholder gives written notice to our President, a Vice President or our Corporate Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates.  In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, the Proxy Committee will vote such proxies cumulatively for the election of as many such nominees as possible and in such order as the Proxy Committee may determine.

In connection with the proposed Merger, the DPL Board of Directors postponed the initial 2011 Annual Meeting of Shareholders that had been scheduled for April 27, 2011 in order to allow the Company to combine its annual meeting with the meeting of the Company’s shareholders required to vote on the proposed Merger.  As such, any votes previously submitted pursuant to the initial proxy statement filed with the SEC on March 18, 2011, will not be counted for the purposes of this meeting.  We encourage you to re-submit your votes in accordance with the instructions contained in this Proxy Statement.

Abstentions and Broker Non-Votes

Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.  Brokers and other nominees who do not receive shareholder instructions are entitled to vote on the ratification of our independent public accountant, but not on any other proposal.  As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement and the approval of the Merger.

Householding Information

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  This procedure reduces our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.  Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc., Householding Department, in writing at 51 Mercedes Way, Edgewood, New York 11717; or by telephone:  (800) 542-1061.

If you participate in householding and wish to receive a separate copy of this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of our Annual Report and/or Proxy Statement in the future, please contact Broadridge Financial Solutions, Inc., Householding Department as indicated above.

Broadridge Financial Solutions, Inc. will deliver promptly upon written or oral request a separate copy of this Proxy Statement or other annual disclosure documents to a shareholder at a shared address to which a single copy of this Proxy Statement was sent.

Other Information

You should NOT return your stock certificates or send documents representing DPL common stock with the proxy card.  If the proposal to adopt the Merger Agreement and approve the Merger, is approved, as soon as practicable following the consummation of the Merger you will receive instructions on how to surrender your DPL common stock in exchange for the per share merger consideration.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on [______], 2011:  Our Notice and Proxy Statement (and form of proxy card) for the Shareholder Meeting to be held on [_______], 2011, as well as our 2010 Annual Report, are available at www.proxyvote.com.  You may request copies of these documents and similar documents for future shareholder meetings by (i) calling 1-800-579-1639 and following the instructions; (ii) accessing www.proxyvote.com and following the instructions; or (iii) sending a blank email to sendmaterial@proxyvote.com with the 12-digit control number located on your proxy card in the email’s subject line.

PROPOSAL 1:  THE MERGER

The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A.  You should read the Merger Agreement carefully as it is the legal document that governs the Merger.

The Parties to the Merger

DPL

DPL Inc., or the Company, is a regional energy company.  The Company’s principal subsidiaries include The Dayton Power and Light Company (DP&L); Miami Valley Insurance Company (MVIC); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; MVIC is a Vermont captive insurance company providing insurance services to the Company and its subsidiaries; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier, selling to industrial, commercial and residential customers.  The Company, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which approximately 2,800 megawatts are coal-fired units and approximately 1,000 megawatts are natural gas and diesel peaking units.  The address of DPL’s principal executive offices is 1065 Woodman Drive, Dayton, Ohio 45432.  The telephone number for the principal executive offices is (937) 224-6000.  DPL’s common stock is listed on the NYSE, trading under the symbol “DPL.”

AES

The AES Corporation is a Fortune 200 global power company with generation and distribution businesses.  Through its diverse portfolio of thermal and renewable fuel sources, AES provides affordable and sustainable energy in 28 countries.  AES’s workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs.  AES’s 2010 revenues were approximately $16.6 billion and it owns and manages approximately $40.5 billion in total assets.  The address of AES’s principal executive offices is 4300 Wilson Boulevard, Suite 1100, Arlington, Virginia 22203.  AES’s common stock is listed on the NYSE, trading under the symbol “AES.”

Merger Sub

Dolphin Sub, Inc., or Merger Sub, is a newly formed Ohio corporation and a wholly owned subsidiary of AES that was formed solely for the purpose of consummating the Merger.  Merger Sub has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the Merger Agreement.  The principal office address of Merger Sub is c/o Porter Wright Morris & Arthur LLP, Fifth Third Center, One South Main Street, Dayton, OH 45402-2028 and its telephone number is (973) 449-6810.

Background of the Merger

As an electric utility with significant regional concentration of operations (particularly in its retail customer operations), DPL is impacted by the evolving regulatory environment for electric utilities in Ohio, increasing pressure on the Company’s earnings prospects related to capacity price volatility, customer switching to competing energy suppliers, energy margin compression, and increased environmental regulatory uncertainty that exposes the Company to potentially material capital expenditures with uncertainty in their recovery.  See “The Merger—Reasons for the Merger” and “The Merger—Recommendation of the Board of Directors” beginning on page 24.  DPL’s Board of Directors therefore regularly evaluates DPL’s business and operations, as well as the Company’s competitive position, strategic prospects and direction.  Beginning in 2008, it was evident to the DPL Board of Directors that only through merger or acquisition could DPL acquire the scale necessary to succeed in the changing energy industry.  In late 2008, the Board of Directors directed the Company’s financial advisor, UBS Securities LLC (“UBS”), to contact and discuss with selected financial sponsors and strategic investors their interest in a potential transaction with DPL, including a sale of DPL.  During this period, in connection with the possible sale of DPL and in accordance with DPL’s directives, UBS contacted approximately 12 parties, eight of which executed confidentiality agreements with DPL.  AES was not among the companies contacted by DPL during this process.

In December 2008, DPL received initial indications of interest from five parties (four financial sponsors and one strategic party), all of which expressed an interest in acquiring DPL.  These initial indications represented a value range of $24.00 to $28.00 per share.  Based on these preliminary indications, DPL selected two financial bidders and one strategic bidder to participate in the second round of DPL’s process.  The two financial bidders then provided verbal valuation ranges of $25.00 to $26.00 per share and $26.50 and $27.50 per share, respectively, in cash.  The strategic bidder proposed a transaction in which DPL’s shareholders would receive a combination of cash and stock with a value of $22.49 per DPL share (based on the bidder’s proposed exchange ratio and stock price at that time).  After evaluating these proposals, the DPL Board determined not to proceed with any of the three proposed transactions.  After this process was concluded, DPL was approached in 2010 by a large regional utility company seeking to engage in discussions regarding a potential transaction between the two companies.  Those discussions were subsequently terminated.

Concurrent with and subsequent to these discussions involving a potential sale of DPL, the DPL Board, with the assistance of DPL’s management and UBS, evaluated other strategic alternatives for the Company, including a review of potential acquisition targets.  The potential targets included electric and combination electric and gas utilities.  Beginning in the Spring of 2010, representatives of DPL and UBS participated in teleconference and in-person meetings with the chief executive officers of the target companies or the parent companies of the target companies.  None of these discussions resulted in a transaction.  The last of these approaches occurred as recently as February 2011.

In July of 2010, an AES senior executive contacted DPL to inquire about DPL’s interest in a potential transaction pursuant to which AES would acquire DPL.  Representatives of DPL met with a representative of AES in Indianapolis, Indiana on July 6, 2010.  During initial discussions, Mr. Paul Barbas, DPL’s President and Chief Executive Officer, communicated DPL’s interest in the potential acquisition of AES’ wholly owned affiliate, Indianapolis Power and Light. During a meeting of the DPL Board of Directors on July 28, 2010, with all directors present, Mr. Barbas advised the Board of the inquiry received from AES.  The DPL Directors authorized Mr. Barbas and members of DPL senior management to continue discussions with AES and to share with AES limited confidential due diligence information regarding DPL, subject to AES’s execution of a confidentiality agreement.  On July 30, 2010, a subsidiary of AES entered into a confidentiality agreement with DPL.  On September 13, 2010, Mr. Barbas and two senior executives of DPL met with Paul Hanrahan, President and Chief Executive Officer of AES along with two AES senior executives to discuss a potential business combination or other transaction between the two companies.  Both parties agreed that additional discussions between the parties were warranted.  During the fall of 2010, DPL provided financial and operational due diligence information to AES and discussed this information with AES’s representative at a meeting in Dayton, Ohio and during several teleconferences.  During this period, AES did not offer a price in connection with any potential acquisition of DPL and in late 2010, DPL shared no further information with AES due to the absence of a discussion between the parties regarding a price at which AES would propose to acquire DPL.

On January 25, 2011, during a teleconference among Mr. Barbas, Mr. Hanrahan and two other senior executives of AES, the parties discussed potentially renewing discussions regarding a potential transaction.  This discussion was followed by a February 10, 2011 meeting in Dayton, Ohio between Mr. Barbas and a senior executive of AES.

At a DPL Board meeting on February 16, 2011, with all but one director present, Mr. Barbas updated the DPL Board on his recent meeting with a senior executive of AES regarding AES’s interest in a potential transaction with DPL.

On February 22, 2011, Mr. Hanrahan contacted Mr. Barbas to express AES’s formal interest in acquiring DPL.  Mr. Hanrahan stated that, if AES were provided the opportunity to conduct more extensive due diligence on DPL, he believed AES could make a cash offer to acquire DPL and gave an initial indication of interests at a 20% premium to DPL’s stock price.

At a DPL Board meeting on February 22, 2011, with all directors present, Mr. Barbas updated the DPL Board regarding AES's interest in acquiring DPL.  At a Board meeting on February 23, 2011, with all directors present, the DPL Board authorized Mr. Barbas and the senior management team to continue to explore a potential transaction with AES.  On February 24, 2011, in a discussion with members of DPL senior management, AES senior executives clarified that, subject to AES’s completion of its due diligence investigation, AES believed it could make a cash offer to acquire DPL that would include a 20% premium to DPL’s 30-day average unaffected stock price.  In subsequent discussions, AES requested a period of exclusivity within which to conduct a more extensive due diligence investigation and prepare a formal proposal.  DPL did not agree to this request for exclusivity.

On March 2 and 3, 2011, Mr. Barbas and other members of DPL’s senior management met with representatives of AES to discuss in more detail a potential transaction between the two companies.  During these meetings, DPL’s representatives delivered management presentations regarding the Company and the AES representatives confirmed AES’s interest in moving forward with a potential transaction.

On March 3, 2011, Mr. Barbas updated the DPL Board on AES's interest in making a proposal to acquire the Company.  On March 4, 2011, the DPL Board held a meeting via teleconference, with all directors present, to further discuss AES’s proposal.  Several members of DPL’s senior management and representatives from DPL’s outside legal counsel, Cadwalader, Wickersham & Taft LLP (“Cadwalader”), and financial advisor participated in this meeting.  Mr. Barbas briefed the Board on his recent meeting with AES representatives and AES’s proposal to acquire DPL in an all-cash transaction at a 20% premium over the 30-day average unaffected market price.  The Board discussed the proposal and decided to continue permitting AES access to additional due diligence information.

Between March 3, 2011 and April 13, 2011, DPL granted AES and its advisors access to detailed due diligence information and the parties’ representatives participated in numerous teleconferences in connection with AES’s due diligence investigation.  AES’s due diligence investigation continued until shortly before the parties entered into the merger agreement.  This due diligence investigation included ongoing discussions among representatives of AES and members of DPL’s senior management regarding DPL’s business operations and strategy.

During this period, DPL’s Board and management continued to consider DPL’s current standalone strategy, the risks of pursuing the existing business strategy and potential alternatives, including the availability of alternative sale or acquisition transactions.  DPL’s Board and management also considered, among other things, a possible acquisition candidate with which management had preliminary discussions and whether a transaction with this party would be a more attractive opportunity for DPL than the AES proposal.

On March 8, 2011, AES’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), provided Cadwalader with a proposed form of merger agreement.  On March 9 and 10, 2011, DPL held telephonic meetings with its legal and financial advisors to discuss the draft merger agreement.  A number of provisions were identified in the initial draft, including proposed limitations on DPL’s ability to pay dividends prior to closing and other items related to the value to be received by DPL’s shareholders, the definition of material adverse effect and the allocation of risk between DPL and AES should certain changes in DPL’s business occur before the closing, and the allocation of other risks between DPL and AES.

On March 11, 2011, the DPL Board held a teleconference meeting, with all directors present, to discuss the progress of the negotiations with AES.  Several members of the Company’s senior management and representatives from DPL’s legal and financial advisors participated in the meeting.  At this meeting, Cadwalader reviewed with the Board the terms of the draft merger agreement, a summary of which had been provided to the Board.  Members of DPL’s senior management team reviewed with the Board a summary of the due diligence information that had been made available to AES.  The senior management representatives and Mr. Barbas also discussed the plans for additional due diligence and reported generally that the due diligence process had been conducted satisfactorily thus far.  On March 14, Cadwalader provided DPL’s comments on the proposed merger agreement to Skadden telephonically.

On March 18, 2011, the DPL Board met via teleconference, with all directors present, together with several members of DPL’s senior management and representatives from DPL’s legal and financial advisors.  During the meeting, a representative from Cadwalader provided an update on the status of the merger agreement negotiations and identified several open items that remained after Cadwalader’s discussion with Skadden, including: proposed restrictions on DPL’s ability to pay dividends prior to closing, the risk of AES completing its financing for the Merger and the proposed restrictions on DPL’s business pending the closing.  In addition, Cadwalader reviewed with the directors their fiduciary duties in a change of control transaction, such as the proposed transaction with AES, and answered questions with respect to the merger agreement, the negotiating process and the directors’ fiduciary duties.  UBS reviewed with the Board AES’s proposed debt financing structure, including a proposed financing at the AES and DPL levels.  The senior management representatives and Mr. Barbas also discussed the progress of discussions with AES and the on-going due diligence process as well as the proposed purchase price for the transaction.

On March 20, 2011, Skadden distributed a revised draft of the merger agreement.  On March 21, 2011, Mr. Barbas and another representative of DPL’s senior management met in Indianapolis, Indiana with members of AES’s senior management to discuss significant open matters in the merger agreement, including the proposed price.  During this meeting, DPL’s representatives presented their views and rationale for an increase in the value of the merger consideration previously proposed by AES.  In response to a request by DPL representatives that AES confirm its proposed price for DPL stock at 20% over the 30-day average unaffected price, AES’s representatives said that, based on the results of AES’s due diligence investigation and related assessment, AES was having difficulty in continuing to justify the 20% premium and suggested the possibility that DPL agree to forego any further dividends on common shares prior to closing as part of the transaction.  If the Merger were to close at the end of 2011, the anticipated dividend rate for DPL’s common stock would be $1.33 per share.  The DPL representatives rejected this proposal.  On March 22, 2011, Cadwalader and Skadden held a teleconference for counsel to discuss the merger agreement.

On March 23, 2011, representatives of AES and DPL met via teleconference, together with their respective legal counsel and other advisors, to discuss the merger agreement and the proposed transaction.  During this meeting, AES’s representatives indicated that AES would require additional time to review and evaluate certain newly-released, proposed environmental regulations and the potential financial impact of such proposed regulations on DPL.  On that same day, DPL’s Board of Directors held a lengthy meeting, with all directors present, together with members of senior management and representatives from DPL’s legal and financial advisors, to discuss the status of the negotiations with AES and progress of the transaction.  At that meeting, Mr. Barbas, provided an update on the negotiations with AES and noted that, while significant progress had been made, there were several items in the merger agreement that needed to be negotiated, including price.  A representative from Cadwalader reviewed with the directors their fiduciary duties, the merger agreement, and other outstanding items highlighted in materials that were previously circulated to the Board, and the potential timeline for concluding negotiation of the merger agreement.  UBS discussed with the Board the financial terms of the proposed transaction with AES.

On March 24, 2011, representatives of AES and DPL met via teleconference, together with their respective legal counsel and other advisors, to continue to discuss the merger agreement and open matters relating to the transaction.

On March 25, 2011, a member of AES’s senior management advised Mr. Barbas that AES would need additional time to continue its financial modeling to complete its valuation analysis for the transaction.

From March 25 to April 1, 2011, representatives of DPL and AES held further telephonic discussions regarding the potential financial impact on DPL of its anticipated environmental capital expenditures.

On April 1, 2011, a member of AES’s senior management called Mr. Barbas to communicate that AES had substantially completed its due diligence investigation and proposed to acquire DPL at a price of $30.00 per share in cash and would not require DPL to suspend the dividend.  The AES representative explained that AES’s revised proposal reflected AES’s updated valuation of DPL that included increased projected environmental capital expenditures, higher customer switching and lower projected margin associated with competitive retail sales.  That same day, DPL instructed UBS to follow-up with AES and its financial advisor, Bank of America Merrill Lynch (“BofA Merrill Lynch”), to express DPL’s dissatisfaction with the change in AES’s proposed price and to clarify AES’s rationale.  In accordance with such directives, UBS and BofA Merrill Lynch discussed the companies’ respective views regarding the potential financial impact on DPL of its off-system sales, environmental capital expenditures and customer switching and UBS explained that DPL believed the proposed merger price should be increased.  BofA Merrill Lynch explained to UBS how AES had arrived at its valuation and subsequently confirmed in writing that AES could not justify an increase in its revised proposed price.

On April 3, 2011, DPL’s Board of Directors met via teleconference, with all directors present, together with members of senior management and representatives from DPL’s legal and financial advisors, to discuss AES’s proposal.  Mr. Barbas summarized for the Board AES’s proposed revised proposal and UBS reviewed with the Board financial matters relating to AES’s proposed $30.00 merger price.  The Board then discussed certain risks that it believed DPL would continue to face in executing its business plan if it were to remain an independent company, including higher customer switching, increased capital expenditures and the evolving regulatory environment for electric utilities in Ohio.  See “The Merger—Reasons for the Merger” and “The Merger—Recommendation of the Board of Directors” beginning on page 24.  Mr. Barbas noted that it appeared that AES remained committed to the transaction and was prepared to resolve significant open items in the merger agreement.  The Board then instructed management and the Company’s advisors to seek an improvement in the price offered by AES and a resolution of the open items in the merger agreement.

On April 3, 2011, Mr. Barbas and a senior management representative of DPL contacted representatives of AES to explain that the Board was disappointed with the decreased purchase price offered by AES, was of the view that an increased purchase price should be offered by AES and wanted to receive AES’s response to the outstanding items in the merger agreement before responding to AES’s revised proposal.  Later that evening, AES’s representatives contacted DPL’s representatives to reiterate how AES had arrived at its valuation of DPL, communicate that AES’s $30.00 per share proposal represented fair value in AES’s view and to make clear that AES would not be willing to increase its proposed purchase price.

At a telephonic meeting held on April 5, 2011, with all directors present, DPL’s management provided the DPL Board with an update on the discussions with AES.  Mr. Barbas and several members of senior management reported to the Board on discussions they had with AES regarding the merger consideration and other outstanding items in the merger agreement.  A UBS representative reported on the continued, but unsuccessful, attempts to secure a price increase from AES and noted that, based on discussions with BofA Merrill Lynch, AES appeared willing to negotiate aspects of the proposed transaction that related to deal certainty.  UBS again discussed with the Board financial matters relating to the proposed $30.00 merger price.  The Board then discussed, among other things, the merger consideration offered by AES and DPL’s prospects as a standalone company based on DPL’s business plan and potential strategic alternatives available to DPL.  The Board concluded that it could not finalize a view on the potential merger price without having all of the open terms and conditions resolved.  The Board directed Mr. Barbas to inform AES that DPL was willing to move forward to determine if the non-price terms of the transaction could be agreed upon and, if so, the Board would then consider AES’s proposed price.

On April 5, 2011, Cadwalader provided Skadden with additional comments on the merger agreement.  Skadden distributed a revised draft of the merger agreement on April 6, 2011 and April 7, 2011 and Cadwalader provided additional comments on each of these revised drafts.  Between April 6 and April 8, 2011, representatives from senior management at DPL and representatives from AES conducted numerous meetings and teleconferences regarding the outstanding items in the merger agreement.

Between April 10, 2011 and April 12, 2011, representatives from DPL and AES held teleconferences to discuss the outstanding matters.  Skadden distributed a revised draft of the merger agreement on April 10, 2011 and Cadwalader provided additional comments on the document on April 12, 2011, which Skadden and Cadwalader discussed later that day.

On April 13, 2011, Mr. Barbas informed AES that DPL would put the proposed transaction on hold until the parties were able to resolve the outstanding items, including price.

On April 16, 2011, a member of AES’s senior management telephoned Mr. Barbas and stated that AES was willing to discuss further and resolve the outstanding items.

On April 17, 2011, Skadden distributed a further revised draft of the merger agreement and Mr. Hanrahan called Glenn Harder, DPL’s Chairman, and expressed AES’s willingness to accept certain of DPL’s proposed revisions to the draft merger agreement and also expressed AES’s willingness to sign the merger agreement shortly thereafter.  Mr. Harder expressed the DPL Board’s interest in receiving a proposal from AES which increased the value of the merger consideration.  Mr. Hanrahan responded that he believed that there was no room in AES’s economic model for the transaction to increase the merger consideration above $30.00 per share, but that he would review the matter again.  Mr. Harder noted that before DPL would proceed, AES would also need to make a proposal that DPL found acceptable regarding all open matters.  The following day a member of AES’s senior management responded to Mr. Barbas that, although AES’s proposed merger consideration could not be increased, AES was willing to resolve the remaining outstanding items to DPL’s satisfaction.

On April 18, 2011, Skadden distributed further revisions to the merger agreement.  The revised draft reflected agreements from AES on the key non-price terms.  Mr. Barbas and other members of senior management discussed with DPL’s advisors the resolution of the outstanding items in the revised merger agreement and AES’s proposed purchase price.  In accordance with DPL’s directives, UBS approached BofA Merrill Lynch and again requested that AES increase its proposed merger price.  BofA Merrill Lynch later communicated to UBS that AES would not increase its proposed merger price and indicated that no further price increases would be forthcoming from AES.  On April 18 and 19, 2011, Cadwalader and Skadden exchanged various comments on the non-price terms of the revised merger agreement, resulting in a final draft of the merger agreement.

On April 19, 2011, DPL’s Board of Directors held a meeting via teleconference, with all directors present, together with members of senior management and representatives from DPL’s legal and financial advisors, during which the Board reviewed, among other things, a summary of the negotiations of the proposed merger agreement outlining outstanding items, the terms and conditions of the proposed merger agreement and the proposed price for the merger consideration.  In addition, a representative of Cadwalader reviewed with the Board of Directors the directors’ fiduciary duties in considering and acting on the proposed merger agreement.  Also at this meeting, UBS reviewed with DPL’s Board UBS’s financial analysis of the $30.00 per share consideration and delivered to the Board of Directors an oral opinion, confirmed by delivery of a written opinion dated April 19, 2011, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations and qualifications described in its opinion, the $30.00 per share consideration to be received in the Merger by holders of DPL’s common stock was fair, from a financial point of view, to such holders.  The directors then engaged in discussions regarding the proposed transaction.  The directors noted the various factors that impact DPL’s ability to maximize shareholder value through the execution of its business plan as a standalone, independent company, including DPL’s scale relative to competitors, increased customer switching and competition in DPL’s markets, increasing capital expenditure requirements due to increasing environmental regulation of coal-fired generation facilities, the evolving Ohio regulatory environment, and electric margin compression resulting from decreased prices on commodities such as natural gas.  The directors also considered the likelihood that DPL could acquire other utility companies to achieve the scale that the Board and management believed would be necessary to position DPL to achieve greater value for shareholders than the value offered by the Merger.  Following these discussions, the DPL Board of Directors unanimously determined that the Merger was fair to and in the best interests of DPL and its shareholders, and approved and declared advisable the merger agreement, the Merger and the other transactions contemplated thereby, and resolved that the merger agreement be submitted for consideration by the shareholders of DPL at a rescheduled Annual Meeting of Shareholders, and recommended that the shareholders vote to adopt the merger agreement.

On the evening of April 19, 2011, the parties signed the merger agreement and announced the execution of the merger agreement the next morning, April 20, 2011.

Reasons for the Merger

In evaluating the Merger, the Board consulted with DPL’s management and legal and financial advisors and, in reaching its determination to recommend the Merger and the other transactions contemplated by the Merger Agreement, the Board considered various factors and benefits of the Merger, each of which the Board believed supported its recommendation.  In particular, the Board considered the following factors relating to the economic situation of the Company:

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the review of the Company’s business, current and projected future financial condition, current earnings and earnings prospects, as well as the current and prospective regulatory environment for the Company and the fact that the Company’s management anticipated a decline in earnings related to the impact of capacity prices, customers recently accelerated switching to competing energy suppliers, energy margin compression, uncertainty associated with Ohio’s regulatory construct and the impact of potential large environmental capital expenditures related to its generation fleet;

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the risks and uncertainties associated with maintaining the Company’s existence as a standalone, regional independent company and the opportunities presented by the Merger;

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the Company’s current intention to maintain its current dividend while seeking the required approvals for the Merger and to pay a prorated dividend for the quarter in which the Merger is consummated;

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the relationship of the merger consideration to the historical trading levels of the Company’s common stock including, the fact that the cash consideration of $30.00 per share to be paid to shareholders in the Merger represents a premium of approximately 8.7% over the per share closing price on the last trading day prior to the execution and delivery of the Merger Agreement, a premium of 10.7% over the 30-day average of the Company’s closing price, a premium of 12.3% over the 60-day average of the Company’s closing price and a premium of 13.4% over the 90-day average of the Company’s closing price;

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the risk and uncertainties associated with maintaining the dividend at its current level;

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the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, and potential employee attrition;

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costs and other issues associated with the risk that the Merger may not be completed in a timely manner or at all, including the risks of adverse regulatory or other governmental reactions, or that the financing contemplated by the financing commitments may not be obtained, along with the risk that the transaction could prompt regulatory or legislative actions that could prevent the Merger and adversely affect the ongoing regulatory position of the Company; and

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the efforts of the Company to obtain greater value for shareholders than the current proposed transaction with AES and the merger consideration over the course of a rigorous 18-month process that included considering other alternatives as well as the current proposed transaction with AES and the recognition by the Company that the proposed transaction with AES and the merger consideration were likely a greater value to shareholders than could be expected from any of the other alternatives available to the Company.

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to the commercial and regulatory environment of the Company:

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the fact that Ohio now permits customers to buy generation services from PUCO-certified competitive retail electricity suppliers (CRES) in the Company’s service territory, which may (i) increase customer switching and customer loss, reduce revenues and increase costs to retain or attract customers and/or (ii) increase customer switching through “governmental aggregation,” in which a municipality may contract with a CRES provider to provide generation service to the customers located within the municipal boundaries;

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the fact that low wholesale energy price levels relative to DPL tariff rates may lead to existing CRES providers becoming more active in the Company’s service territory;

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the fact that the Company is subject to extensive regulation with regard to its rate structure, and the fact that (i) the Company’s current rate structure will expire in 2012, and (ii) the Company could be subject to prevailing market prices for electricity and would not necessarily be able to charge rates that produced timely or full recovery of its expenses;

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the fact that (i) the Company’s operations and facilities (both wholly-owned and co-owned with others) are subject to a wide range of environmental regulations and laws by federal, state and local authorities relating to air quality, water quality, wastewater discharge, solid waste and hazardous waste, and additional environmental laws and regulations the Company may become subject to in the future, including the newly-released MACT regulation and its potential financial impact on environmental capital expenditures (ii) compliance with these laws, regulations and other requirements obligates the Company to expend significant funds and resources, which at some point could become prohibitively expensive and result in its shutting down (temporarily or permanently) or altering the operations of its facilities, (iii) if the Company is not able to timely obtain, maintain or comply with all licenses, permits, inspections and approvals required to operate its business, then its operations could be prevented, delayed or subject to additional costs, and (iv) the Company has non-controlling interest in several generating stations operated by its co-owners, and is responsible for its pro rata share of expenditures for complying with environmental laws, regulations and other requirements, but has limited control over the compliance measures and associated costs taken by its co-owners;

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the fact that the outcomes of the Company’s rate proceedings under Ohio Revised Code Chapter 4928, on a standalone basis, have no effect on the AES’s obligations under the Merger Agreement;

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the fact that the Merger removes the shareholders’ exposure to the risks inherent in continuing as a standalone public Company, including operational and regulatory risks associated with the Company’s potential construction of new electric generation facilities, risks of changes in government regulation at the federal and state levels, including, but not limited to, potential environmental-related restrictions that could reduce the value of the Company’s assets, and risks resulting from the sensitivity of the market value of the Company’s generating assets to the wholesale price of electricity;

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the fact that (i) there is a current trend of increasing legislative and regulatory initiatives with respect to coal-fired generation facilities, including initiatives regarding carbon emissions and climate change, and (ii) the combined company’s generation fleet will be more diverse than that of the Company as a standalone company, with significant non-carbon emitting capacity and a greater balance in terms of fuel mix;

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the fact that the Merger will result in the Company becoming part of an organization with (i) increased scale and scope in a variety of dimensions, with a more than tenfold increase in aggregate retail customers, megawatts in operation and employees, (ii) greater diversification of markets, regulatory jurisdictions and generation portfolio, and (iii) more diversified regulatory risk, with operations across several states and countries;

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the fact that the Merger will result in the Company becoming part of an organization (i) with a significant presence in each region it serves, (ii) that will own and operate approximately 44,000 megawatts of electric generation, (iii) that will have a diversified generation portfolio in terms of geography and fuel mix, (iv) that will have a stronger portfolio of utility businesses, with approximately 12 million retail electric customers and enhanced retail marketing capability, and (v) that is ultimately expected to enhance the financial strength and flexibility of the Company based on the organization’s increased scale and scope, which should have greater access to capital than the Company would as a standalone company;

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the fact that the Company will become part of an organization that is likely to benefit from a future recovery in the general economy and in power prices in particular and, given the current economic downturn and related decreases in power prices, likely to gain from a rebound in power prices;

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the fact that the Merger will combine complementary areas of expertise and allow the combined company to be able to draw upon the intellectual capital, technical expertise and experience of a larger workforce;

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the fact that the Company will become part of an organization with regulatory frameworks applicable to its franchised service areas that are generally favorable, provide for diversification of regulatory risk as identified above, and provide additional scale in dealing with the complexities of regulation and the interplay of regulation and deregulation at state and federal levels; and

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the expectation that the Merger could be completed on a timely basis.

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to fairness of process:

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 the fact that prior discussions with third parties were conducted on the Company’s behalf and that multiple alternatives were considered by the Company in the context of transforming the Company into a more competitive business while maximizing shareholder value, including remaining as a standalone Company as well as combining with a regional utility, and the timing and likelihood of actually achieving additional value from such alternatives;

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the fact that the Company’s legal and financial advisors were involved throughout the negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the negotiations in addition to those of management; and

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the fact that members of the Company’s management had no agreements with AES regarding future employment and would have been free to work with any competing bidders.

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to the merger consideration:

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the delivery by AES of letters setting forth the commitments and other arrangements regarding the financing AES contemplates using to consummate the acquisition;

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whether the merger consideration represents a premium to the value the Company’s Board of Directors believed, after consultation with management (including management’s presentation), would reasonably be likely to result from the execution of the Company’s current business plan or any identified modification or alternative to that business plan; and

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the opinion of UBS, dated April 19, 2011, to the Company’s Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $30.00 per share consideration to be received in the Merger by holders of the Company’s common stock, as more fully described under the caption “Opinion of DPL’s Financial Advisor.”

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to certain aspects of the Merger Agreement:

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the fact that the merger consideration is all cash, which will provide liquidity and certainty of value to the Company’s shareholders;

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the terms of the Merger Agreement, including the right of the Company’s Board of Directors to be able to (i) consider and negotiate a superior proposal, taking into account the limits on such opportunities that would be imposed by the terms of the Merger Agreement and (ii) change its recommendation to the Company’s shareholders regarding the Merger in the exercise of its fiduciary duties, in each case prior to our shareholders adoption of the Merger Agreement and approval of the Merger and subject to payment of a reasonable termination fee (as described below);

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the fact that, the financial and other terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provided reasonable flexibility to operate the Company’s business during the pendency of the Merger;

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the requirement to pay AES a termination fee of 3% under specified circumstances outlined in the Merger Agreement (or a 1.5% termination fee if the basis for termination of the Merger Agreement is DPL’s determination to enter into an alternative transaction with a third party that has submitted an alternative acquisition proposal during the 30-day period following the announcement of the Merger, as described above);

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the fact that AES’s obligation to consummate the Merger is not subject to any financing condition; and

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the fact that the Company has the ability to seek specific performance by AES of its obligations to consummate the Merger contained in the Merger Agreement.

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to shareholders:

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the Merger presents a means for the holders of large blocks of shares of the Company’s common stock to receive a premium price in cash for their holdings without adversely affecting the market price for shares of the Company’s common stock;

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the right of the Company’s shareholders to exercise dissenters’ rights in accordance with Ohio law;

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the Company’s ability under the terms of the Merger Agreement to continue to pay regular dividends to shareholders and a prorated dividend for the quarter in which the Merger is consummated; and

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the fact that the Company’s shareholders will not participate in any of the Company’s post-merger earnings or growth and will not benefit from any potential post-merger appreciation in the Company’s value.

In the course of reaching its determination and decisions, and making the recommendations described above, the Board considered the following factors relating to non-shareholder constituency considerations:

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the Board of Directors’ belief that AES will be sensitive to the needs of the communities the Company serves and will cause the Company to continue to be a good corporate citizen;

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the fact that AES has agreed to keep the Company’s and DP&L’s operating headquarters in the Dayton, Ohio area and to provide for corporate contributions and community support in the Dayton, Ohio area at levels substantially consistent with those set forth in the Company’s 2011 budget, for a period of at least two years following the Merger;

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the fact that after the consummation of the Merger through December 31, 2013, barring the Company experiencing a post-Merger material adverse effect, AES has committed to cause DPL Inc. and DP&L not to implement any involuntary workforce reductions that would result in DPL Inc. and DP&L employing substantially fewer individuals in the aggregate than are employed immediately before the consummation of the Merger;

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the fact that AES has committed to honor the Company's collective bargaining agreement in effect when the Merger is consummated for the duration of such agreement and, where employees are not covered by a collective bargaining agreement, AES will continue to provide, or cause to be provided, to each current and former Company employee, for a period of at least two (2) years following the consummation of the Merger, compensation and employee benefits (exclusive of equity-based compensation or benefits) that are no less favorable, in the aggregate, than the compensation and benefits provided to such current and former employees immediately before the consummation of the Merger;

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the effects of the Merger on customers, suppliers, and other constituencies of the Company and its subsidiaries, and on the communities in which the Company operates;

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the Board of Directors’ belief that AES is motivated to operate the Company and its businesses successfully, by meeting the needs of the Company’s customers, employees, and other constituencies;

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the Board of Directors’ belief that AES will continue the Company’s strategy of providing safe and reliable electric service to the Company’s utility customers and that AES’s plans for the Company will enable the Company to have adequate capital for utility operations and to meet any potential expansion requirements;

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the fact that the required regulatory approvals include, among others, review by FERC and by the PUCO;

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the fact that AES has a history of acquiring utility assets (including the acquisition of regulated utility assets in other states in the U.S.) and holding and operating such investments on a long-term basis;

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the fact that AES has the platform and expertise required to transform the Company’s business while maintaining existing strong relationships with regulators, employees, and customers; and

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the fact that AES has strong knowledge of the power sector and the transaction provides for a meaningful combination of scale in the Midwest region, which already includes AES’s ownership of Indianapolis Power & Light Company, headquartered in Indianapolis, Indiana.

The above discussion summarizes the material factors considered by the Board in its consideration of the Merger.  After considering these factors and focusing primarily on shareholder interests, the Board concluded that the positive factors relating to the Merger Agreement and the Merger substantially outweighed the potential negative factors.  In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger Agreement and the Merger, and the complexity of these matters, the Board, both individually and collectively, did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors.  Based upon the totality of the information presented to and considered by it, the Board unanimously approved the Merger Agreement and the Merger and determined to recommend that the Company’s shareholders vote in favor of adoption of the Merger Agreement and approval of the Merger.

Recommendation of the Board of Directors

After careful consideration, DPL’s Board of Directors, by unanimous vote:

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has determined that the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its shareholders;

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has approved the Merger Agreement and the Merger; and

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recommends that you vote “FOR” adoption of the Merger Agreement and approval of the Merger.

Opinion of DPL’s Financial Advisor

On April 19, 2011, at a meeting of DPL’s Board of Directors held to evaluate the proposed Merger, UBS delivered to DPL’s Board an oral opinion, confirmed by delivery of a written opinion dated April 19, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $30.00 per share consideration to be received in the Merger by holders of DPL common stock was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS.  This opinion is attached as Appendix B and is incorporated into this proxy statement by reference.  Holders of DPL common stock are encouraged to read UBS’ opinion carefully in its entirety.  UBS’ opinion was provided for the benefit of DPL’s Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger consideration from a financial point of view and did not address any other aspect of the Merger.  The opinion did not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to DPL or DPL’s underlying business decision to effect the Merger.  The opinion does not constitute a recommendation to any shareholder as to how to vote or act with respect to the Merger.  The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

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reviewed certain publicly available business and financial information relating to DPL;

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reviewed certain internal financial information and other data relating to DPL’s businesses and financial prospects that were not publicly available, including financial forecasts and estimates which reflected certain assumptions, and sensitivities to such assumptions, regarding long-term capacity and energy prices prepared by the management of DPL that DPL’s Board of Directors directed UBS to utilize for purposes of its analysis;

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conducted discussions with members of DPL’s senior management concerning DPL’s businesses and financial prospects;

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reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

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compared the financial terms of the Merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

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reviewed current and historical market prices of DPL common stock;

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reviewed the Merger Agreement; and

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conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of DPL’s Board of Directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion.  In addition, with the consent of DPL’s Board of Directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of DPL, and was not furnished with any such evaluation or appraisal.  With respect to the financial forecasts, estimates and assumptions referred to above, UBS assumed, at the direction of DPL’s Board of Directors, that such forecasts, estimates and assumptions had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of DPL’s management as to the future financial performance of DPL.  UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the direction of DPL’s Board of Directors, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $30.00 per share consideration to the extent expressly specified in UBS’ opinion, of the Merger Agreement or the form of the Merger.  In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the $30.00 per share consideration.  In rendering its opinion, UBS assumed, with the consent of DPL’s Board of Directors, that the parties to the Merger Agreement would comply with all material terms of the Merger Agreement and the Merger would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition of the Merger Agreement.  UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any material adverse effect on DPL or the Merger.  In 2008 and 2009, UBS assisted DPL in contacting third parties to solicit indications of interest in a possible transaction with DPL and, at the direction of DPL’s Board of Directors, held discussions with certain of these parties; however, in connection with the Merger, UBS was not authorized to, and it did not, solicit indications of interest in a transaction with DPL from any party.  Except as described in this summary, DPL’s Board of Directors imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion.  The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to DPL’s Board of Directors, UBS performed a variety of financial and comparative analyses which are summarized below.  The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion.  The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to DPL or the Merger.  These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion.  UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of DPL provided by DPL’s management in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates.  In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond DPL’s control.  Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The $30.00 per share consideration was determined through negotiations between DPL and AES and the decision by DPL to enter into the Merger was solely that of DPL’s Board of Directors.  UBS’ opinion and financial analyses were only one of many factors considered by DPL’s Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of DPL’s Board of Directors or management with respect to the Merger or the consideration payable in the Merger.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with DPL’s Board of Directors on April 19, 2011 in connection with UBS’ opinion relating to the proposed Merger.  The financial analyses summarized below include information presented in tabular format.  In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

DPL Financial Analysis

Selected Companies Analysis.  UBS reviewed selected financial and stock market data of DPL and the following five publicly traded companies, which companies were selected generally because, as is the case with DPL, they are U.S. electric utilities that derive a material portion of their income from unregulated power generation and the balance of their income from regulated electricity transmission and distribution, referred to as hybrid electric utilities:

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Ameren Corporation

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Constellation Energy Group, Inc.

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Exelon Corporation

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FirstEnergy Corp.

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Public Service Enterprise Group Incorporated

UBS reviewed, among other things, the enterprise values of the selected companies, calculated as diluted equity market value based on closing stock prices on April 18, 2011, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less available cash and cash equivalents, as a multiple of latest 12 months and estimated calendar years 2011 and 2012 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA.  UBS also reviewed equity market values based on closing stock prices of the selected companies on April 18, 2011 as a multiple of latest 12 months and estimated calendar years 2011 and 2012 net income.  UBS then compared these multiples derived for the selected companies with corresponding multiples implied for DPL based both on the closing price of DPL common stock on April 18, 2011 and the $30.00 per share consideration.  Financial data of the selected companies were based on publicly available research analysts’ consensus and other estimates, public filings and other publicly available information.  Estimated financial data of DPL were based both on internal estimates of DPL’s management, referred to as “Management Forecasts,” and publicly available research analysts’ consensus estimates, referred to as “Wall Street Consensus Estimates.”  Latest 12 months data of DPL were as of December 31, 2010 and based on DPL’s public filings.  This analysis indicated the following implied high, mean, median and low multiples for the selected companies, as compared to corresponding multiples implied for DPL:

	Implied Multiples for Selected Companies				Implied Multiples for DPL Based on Closing Stock Price on April 18, 2011		Implied Multiples for DPL Based on $30.00 Per Share Consideration
	High	Mean	Median	Low	Management Forecasts	Wall Street Consensus Estimates	Management Forecasts	Wall Street Consensus Estimates
Enterprise Value as Multiple of EBITDA:
LTM EBITDA	6.7x	5.5x	5.6x	4.3x	6.7x	6.7x	7.2x	7.2x
2011E EBITDA	6.7x	6.2x	6.3x	5.4x	7.0x	7.1x	7.5x	7.6x
2012E EBITDA	7.2x	6.7x	6.7x	6.1x	7.6x	7.1x	8.1x	7.5x

Equity Value as Multiple of Net Income:
LTM Net Income	14.1x	11.3x	11.2x	9.7x	11.2x	11.2x	12.2x	12.2x
2011E Net Income	12.1x	10.9x	10.6x	10.0x	12.0x	11.4x	13.1x	12.4x
2012E Net Income	13.7x	13.1x	13.3x	12.3x	13.8x	11.2x	15.0x	12.1x

Additionally, after reviewing the implied multiples observed for the selected companies, UBS applied calendar years 2011 and 2012 estimated EBITDA multiples of 5.5x to 6.5x and 6.0x to 7.0x, respectively, and calendar years 2011 and 2012 estimated net income multiples of 10.0x to 11.5x and 12.0x to 13.5x, respectively, to corresponding data of DPL.  This calculation indicated the following approximate ranges of implied theoretical values per outstanding share of DPL common stock, as compared to the per share consideration:

Implied Theoretical Approximate Per Share Equity Reference Ranges for DPL Based on:
2011E EBITDA	2012E EBITDA	2011E Net Income	2012E Net Income	Per Share Consideration
$19.75 - $25.00	$20.00 - $25.00	$23.00 - $26.25	$24.00 - $27.00	$30.00

Selected Transactions Analysis.  UBS reviewed, among other things, transaction values in the following three selected transactions, which transactions were selected generally because, as is the case with the Merger, they involve U.S. hybrid electric utilities:

Announcement Date	Acquiror	Target
2/11/10	FirstEnergy Corp.	Allegheny Energy, Inc.
9/18/08	MidAmerican Energy Holdings Company	Constellation Energy Group, Inc.
2/26/07	Investor Consortium	TXU Corp.

UBS reviewed enterprise values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less available cash and cash equivalents, as a multiple of latest 12 months EBITDA.  UBS also reviewed equity values in the selected transactions, calculated as the purchase price paid for the target company’s equity, as a multiple of latest 12 months net income.  UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for DPL based on the $30.00 per share consideration.  Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.  Financial data of DPL were based on DPL’s public filings.  This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for DPL:

	Implied Multiples for Selected Transactions				Implied Multiples for DPL Based on $30.00 Per Share Consideration
	High	Mean	Median	Low
Transaction Value as Multiple of Latest 12 Months EBITDA:	7.6x	6.4x	7.1x	4.5x	7.2x
Equity Value as Multiple of Latest 12 Months Net Income:	12.0x	9.7x	11.6x	5.5x	12.2x

Additionally, after reviewing the implied multiples observed for the selected transactions, UBS applied latest 12 months EBITDA multiples of 7.0x to 7.5x and latest 12 months net income multiples of 11.5x to 12.0x to DPL’s latest 12 months (as of December 31, 2010) EBITDA and net income, respectively.  This calculation indicated the following approximate ranges of implied theoretical values per outstanding share of DPL common stock, as compared to the per share consideration:

Implied Theoretical Approximate Per Share Equity Reference Ranges for DPL Based on:		Per Share Consideration
Latest 12 Months EBITDA	Latest 12 Months Net Income
$29.00 - $31.75	$28.25 - $29.50	$30.00

Discounted Cash Flow Analysis.  UBS performed a discounted cash flow analysis of DPL utilizing financial forecasts and estimates relating to DPL prepared by DPL’s management, referred to as the base case, and certain sensitivities to the assumptions reflected in the financial forecasts and estimates for DPL’s terminal year relating to long-term capacity and energy pricing, referred to as the sensitivity case.  UBS calculated a range of implied present values (as of December 31, 2010) of the standalone unlevered, after-tax free cash flows that DPL was forecasted to generate for fiscal years ending December 31, 2011 through 2014 and of terminal values for DPL based on DPL’s estimated EBITDA for the fiscal year ending December 31, 2014 under both the base case and the sensitivity case.  Implied terminal values were derived by applying to DPL's estimated EBITDA for the fiscal year ending December 31, 2014 a range of EBITDA terminal value multiples of 6.0x to 7.0x, which range was selected taking into consideration, among other things, EBITDA trading multiples for DPL and the selected hybrid electric utilities named above under the caption "Selected Companies Analysis."  Present values of cash flows and terminal values were calculated using discount rates ranging from 6.5% to 7.5%, which range was selected taking into consideration, among other things, a weighted average cost of capital calculation.  The discounted cash flow analysis indicated the following approximate ranges of implied theoretical present values per outstanding share of DPL common stock, as compared to the per share consideration:

Implied Theoretical Approximate Per Share Equity Reference Ranges for DPL Based on:		Per Share Consideration
Base Case	Sensitivity Case
$20.00 - $25.00	$22.25 - $27.50	$30.00

Sum-of-the-Parts Analysis.  UBS performed a “sum-of-the-parts” analysis of DPL’s various businesses and divisions by adding together separate ranges of implied theoretical enterprise values derived for DPL’s generation, transmission and distribution, and retail businesses and DPL’s corporate division.  UBS calculated a range of implied theoretical enterprise values for each business or division by applying selected ranges of calendar year 2011 estimated EBITDA multiples of 5.5x to 6.5x, 7.5x to 8.5x, 5.0x to 6.0x and 6.0x to 7.0x to DPL’s calendar year 2011 estimated EBITDA attributable to DPL’s generation business, transmission and distribution business, retail business and corporate division, respectively.  Estimated financial data of DPL were based on internal estimates of DPL’s management.  The sum-of-the-parts analysis indicated the following approximate range of implied theoretical values per outstanding share of DPL common stock, as compared to the per share consideration:

Implied Theoretical Approximate Per Share Equity Reference Range for DPL	Per Share Consideration
$22.25 - $27.25	$30.00

Miscellaneous

Under the terms of UBS’ engagement, DPL has agreed to pay UBS for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $14.9 million, of which approximately $3 million was payable upon issuance of UBS’ opinion, $2.2 million is payable upon approval of the Merger by DPL’s shareholders and $9.7 million is contingent upon consummation of the Merger.  In addition, DPL has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

In the past, UBS provided investment banking services to DPL and AES, for which UBS received compensation, including (i) certain strategic financial advisory services to DPL and (ii) having acted as co-manager for a high-yield bond offering of AES in 2009.  In addition, an affiliate of UBS acted as co-documentation agent for, and in the past and as of the date of UBS’ opinion was a participant in, certain credit facilities of AES, for which such UBS affiliate had received and, as of the date of UBS’ opinion, continued to receive fees and interest payments.  In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of DPL, AES and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities.

DPL’s Board of Directors selected UBS as its financial advisor in connection with the Merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS’ familiarity with DPL and its business.  UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Financial Projections

While the Company provides public guidance for its financial performance for the subsequent fiscal year, and periodically updates such guidance during the course of the subsequent fiscal year, it does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results for periods longer than one year.  The Company is especially cautious of making financial forecasts for periods longer than one fiscal year due to the unpredictability of underlying assumptions and estimates.  However, in connection with the evaluation of a possible transaction involving the Company, the Company provided AES, the board of directors and AES’s and the Company’s respective advisors certain non-public financial forecasts covering multiple years that were prepared by management of the Company and not for public disclosure.

A summary of these financial forecasts is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement and approve the Merger, but is being included because financial forecasts were made available to AES and its advisors.  We also provided these financial forecasts to our financial advisor in connection with its opinion. The inclusion of this information should not be regarded as an indication that the board of directors or any other person considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and these financial forecasts should not be relied upon as such.  Financial forecasts are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted.  The financial forecasts cover multiple years and such information by its nature becomes less predictive with each successive year.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

These financial forecasts were based on numerous variables and assumptions.  Such assumptions are inherently uncertain and may be beyond the control of the Company.  Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance and competition, capacity and commodity prices, the regulatory environment, environmental laws and regulations, including orders and decisions of the Public Utilities Commission of Ohio, general business and economic conditions and other factors described or referenced under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 15.

DPL Forecast Assumptions

DPL’s Base Case forward-looking financial information was based upon various assumptions, including, but not limited to, the following principal assumptions:

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for those customers that have not switched to a competitive retail electricity supplier, the Company will continue to recover energy efficiency, renewable, environmental, transmission, capacity, fuel and purchased power costs

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current ESP terms and standard service offer rates continue after 2012

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the Company will continue to recover provider-of-last-resort (POLR) charges from 100% of its retail distribution load after 2012

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distribution retail sales are assumed to increase 1% annually on a weather adjusted basis

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growth of competitive retail gross margin outside of DP&L service territory to $25 million

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approximately 50% of the Company’s retail distribution load will switch to take generation supply from a competitive retail electricity supplier with DPLER maintaining 80% of this switched load.  Management assumes the entire switched load is associated with industrial and commercial customers; that there is no residential switching

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commodity pricing is based on the forward markets at the time of preparation of the forecast

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capital expenditures are consistent with budgeted and approved levels

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no dividend rate increases

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repurchase $150 million of common stock from 2011 to 2013

Given commodity price volatility, the Company also created a modified 2014 projection (Sensitivity Case) reflecting higher commodity and capacity prices than in the Base Case.

No one has made or makes any representation to any shareholder regarding the information included in the financial forecasts set forth below. Readers of this Proxy Statement are cautioned not to rely on the forecasted financial information. The financial forecasts were prepared by the Company’s management based on various assumptions regarding, among other things, the timing of certain occurrences or impacts. We have not updated and do not intend to update or otherwise revise the financial forecasts to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events. The Company has made no representation to AES, Merger Sub or any of its affiliates or representatives in the Merger Agreement or otherwise, concerning these financial forecasts.

The financial projections are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Cautionary Statement Concerning Forward-Looking Statements” on page 15.

The following is a summary of the financial projections prepared by management of the Company and provided to AES and its advisors as well as the Board and the Company’s advisors.

DPL Inc. Forecasts

	Projected Fiscal Year				2014
	2011	2012	2013	2014	Sensitivity
	(in millions, except per share amounts)
EBITDA(1)	$618.7	$574.0	$564.6	$584.2	$638.3
Net Income from Ongoing Operations(2)	$270.5	$235.9	$225.2	$234.5	$269.3
Diluted EPS from Ongoing Operations(3)	$2.37	$2.11	$2.06	$2.17	$2.49
Average Diluted Shares Outstanding	114.1	111.7	109.4	108.2	108.2

	Projected Fiscal Year				2014
	2011	2012	2013	2014	Sensitivity
	(in millions, except per share amounts)
(1) GAAP to Non-GAAP EBITDA Reconciliation
Net income (GAAP)	$260.4	$235.9	$225.2	$234.5	$269.3
Income tax expense	132.6	126.4	120.5	125.7	145.0
Net interest expense (net of interest income)	81.2	59.1	60.1	60.3	60.3
Depreciation and amortization	144.5	152.6	158.8	163.7	163.7
EBITDA (non-GAAP)	$618.7	$574.0	$564.6	$584.2	$638.3

	2011	2012	2013	2014
(2) GAAP to Non-GAAP Net Income Reconciliation
Net income (GAAP)	$260.4	$235.9	$225.2	$234.5	$269.3
Debt purchase premium and write-off	10.1	-	-	-	-
Net income from Ongoing Operations (non-GAAP)	$270.5	$235.9	$225.2	$234.5	$269.3

(3) GAAP to Non-GAAP Diluted EPS Reconciliation
Diluted EPS (GAAP)	$2.28	$2.11	$2.06	$2.17	$2.49
Debt purchase premium and write-off	0.09	-	-	-	-
Diluted EPS from Ongoing Operations (non-GAAP)	$2.37	$2.11	$2.06	$2.17	$2.49

Interests of Certain Persons in the Merger

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, those of shareholders generally.  The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the shareholders of the Company.  These interests include, but are not limited to the following:

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the vesting and cashing out of all unvested shares of restricted stock, performance shares and restricted stock units held by our executive officers and directors, the distribution of a portion of the directors’ deferred equity account balances under the Company’s 2006 Equity Performance and Incentive Plan, the full funding of a rabbi trust with respect to the aggregate amounts credited to the accounts of all participants in the Company’s 2006 Deferred Compensation Plan for Non-Employee Directors and the Company’s 2006 Deferred Compensation Plan for Executives, the vesting and distribution of participants’ unvested Company contributions to the Company’s Supplemental Executive Defined Contribution Retirement Plan and the cashing out of shares of common stock in participants’ accounts under the DPL Inc. Employee Stock Ownership Plan and The Dayton Power and Light Company Employee Savings Plan;

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pursuant to the Company’s Severance Pay and Change of Control Plan, the payment of severance payments (including, if applicable, a tax gross-up relating to parachute payment excise taxes resulting from such severance payments) in connection with a termination of employment without cause or resignation for good reason that may occur following the Merger; and

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the officers of the Company immediately prior to the Effective Time of the Merger will, at the Effective Time of the Merger, be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

Set forth below are descriptions of the interests of the Company’s directors and executive officers, including interests in equity or equity-based awards, change of control severance arrangements and other compensation and benefit arrangements.  The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

The following table summarizes the outstanding stock options, restricted stock, performance shares and restricted stock units held by our directors, each of our named executive officers and all other executive officers as a group, in each case as of June 1, 2011, and the consideration that will be received by them pursuant to the Merger Agreement, assuming continued employment of the named executive officers and the other executive officers or service as a director through the Effective Time, and assuming that the Effective Time occurs on June 1, 2011.

	No. of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price of Unvested Options	No. of Shares of Restricted Stock	Aggregate No. of Restricted Stock Units	Aggregate No. of Performance Shares	Resulting Consideration
Directors
Robert D. Biggs	0	$-	0	$-	0	10,404	0	$312,120
Paul R. Bishop	0	$-	0	$-	0	39,246	0	$1,177,380
Frank F. Gallaher	0	$-	0	$-	0	8,802	0	$264,060
Barbara S. Graham	0	$-	0	$-	0	11,689	0	$350,670
Glenn E. Harder	0	$-	0	$-	0	16,970	0	$509,100
General Lester L. Lyles (Retired)	0	$-	0	$-	0	17,271	0	$518,130
Pamela B. Morris	0	$-	0	$-	0	6,316	0	$189,480
Dr. Ned J. Sifferlen	0	$-	0	$-	0	31,668	0	$950,040

Named Executive Officers
Paul M. Barbas	0	$-	0	$-	49,619	0	58,504	$3,243,690
Frederick J. Boyle	0	$-	0	$-	46,024	0	19,552	$1,967,280
Scott J. Kelly	0	$-	0	$-	29,487	0	11,782	$1,238,070
Daniel J. McCabe	0	$-	0	$-	41,890	0	12,538	$1,632,840
Gary G. Stephenson	0	$-	0	$-	52,990	0	15,589	$2,057,370
Douglas C. Taylor	0	$-	0	$-	0	0	0	$-

All Other Executive Officers as a Group	0	$-	0	$-	57,642	0	34,566	$2,766,240

Golden Parachute Compensation

The following two tables set forth certain information regarding the compensation for, respectively, each named executive officer and other executive officer of the Company that is based on or otherwise relates to the Merger, assuming the following:

•

the price per share paid by AES is $30.00;

•

the Merger closed on June 1, 2011, the last practicable date prior to the filing of this Proxy Statement; and

•

the named executive officers and other executive officers of the Company, respectively, were terminated without cause or resigned for good reason immediately following a change of control on June 1, 2011, which is the last practicable date prior to the filing of this Proxy Statement.

Whether or not a change of control has occurred, no payment will be made under the Severance Plan to a terminated executive officer unless he or she signs a release that waives claims against the Company and contains confidentiality and non-disparagement covenants and agrees to a non-solicitation clause that prohibits the solicitation of Company employees and retail customers for two years after termination.  See the section entitled “Employment Termination and Change of Control Payments” beginning on page 99 for more information regarding the employment termination and change of control arrangements the Company has with its named executive officers.

Named Executive Officers

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($) (4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Paul M. Barbas	$4,461,750	$3,243,690	$548,446	$124,160	$3,062,628	$20,010	$11,460,684
Frederick J. Boyle	$1,353,250	$1,967,280	$184,590(7)	$85,440	$1,154,150	$114,360	$4,859,070
Scott J. Kelly	$948,025	$1,238,070	$112,249	$85,440	$744,861	$286,110	$3,414,755
Daniel J. McCabe	$1,097,167	$1,632,840	$118,861	$85,440	$811,179	$41,070	$3,786,557
Gary G. Stephenson	$1,498,500	$2,057,370	$201,460	$85,440	$1,057,628	$7,350	$4,907,748
Douglas C. Taylor*	$-	$-	$-	$-	$-	$7,920	$7,920

*

Mr. Taylor, a named executive officer of the Company with respect to 2010, resigned as an executive officer of the Company on September 17, 2010 and terminated employment with the Company on December 1, 2010.

(1)

Cash severance (which is payable in a lump sum) is payable only if the executive is terminated without cause or resigns for good reason within a specified period of time following a change of control of the Company (two years for Mr. Barbas and one year for each other named executive officer).

(2)

Consists of the accelerated vesting of outstanding Company equity awards.  Such amounts are payable regardless of whether or not the executive’s employment is subsequently terminated.

(3)

Subject to footnote 7 below, represents the value of each executive’s account balance under the Company’s Supplemental Executive Defined Contribution Retirement Plan. These account balances will generally be paid out in a lump sum within 90 days of the consummation of the Merger.

(4)

Represents a lump sum cash allowance of $60,000 for Mr. Barbas and $40,000 for each other named executive officer, the value of Company paid outplacement services, and continued participation in the Company’s medical plan (three years for Mr. Barbas and two years for each other named executive officer) at the Company’s cost, which would be provided only if the executive is terminated without cause or resigns for good reason within a specified period of time following a change of control of the Company (two years for Mr. Barbas and one year for each other named executive officer). The medical plan coverage amounts are based on the highest monthly employee health insurance premium under the Company’s medical plan for 2011, or $1,560, for a total benefit value of $56,160 for Mr. Barbas and $37,440 for each other named executive officer (other than Mr. Taylor).

(5)

Represents the value of reimbursement for excise taxes (and any associated taxes) imposed on the executive’s change of control payments and benefits under the Severance Plan and any other Company plans or agreements. The amounts listed were calculated in accordance with Section 280G of the Internal Revenue Code, assume maximum federal, state and local marginal tax rates and assume cash liquidation of restricted stock and LTIP awards versus a conversion of such equity into a similar holding in a successor entity. Executives who receive such payments and benefits under our Severance Plan are subject to non-solicitation and other restrictive covenants. Since the Company expects to enforce these restrictive covenants in a change of control setting, the magnitude of the excise taxes (and associated taxes) may be reduced under Section 280G.

(6)

Represents the value of shares of common stock in each executive’s account under the DPL Inc. Employee Stock Ownership Plan and The Dayton Power and Light Company Employee Savings Plan. Such shares will be converted to cash upon consummation of the Merger regardless of whether or not the executive’s employment is subsequently terminated, and will remain subject to the respective terms of such plans.

(7)

This amount also includes $39,934 in salary deferred by Mr. Boyle under the Company’s 2006 Deferred Compensation Plan for Executives; such amount will be funded through a Company contribution to a grantor trust as described below following consummation of the Merger, and will remain distributable in accordance with the terms governing such deferral. Mr. Boyle is the only named executive officer with deferred salary under such plan.

All Other Executive Officers

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($) (4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Kevin W. Crawford	$700,198	$177,240	$11,801	$85,440	$-	$291,840	$1,266,519
Craig L. Jackson	$586,419	$115,980	$-	$85,440	$-	$121,470	$909,309
Teresa F. Marrinan	$859,963	$808,380	$90,834	$85,440	$604,171	$24,840	$2,473,628
Arthur G. Meyer	$1,115,458	$983,700	$1,521,644(7)	$367,378(8)	$1,539,519	$183,180	$5,710,879
Joseph W. Mulpas	$789,513	$502,170	$25,455	$85,440	$460,076	$9,720	$1,872,374
Bryce W. Nickel	$773,167	$178,770	$14,376	$85,440	$-	$223,590	$1,275,343

(1)

Cash severance (which is payable in a lump sum) is payable only if the executive is terminated without cause or resigns for good reason within one year following a change of control of the Company.

(2)

Consists of the accelerated vesting of outstanding Company equity awards.  Such amounts are payable regardless of whether or not the executive’s employment is subsequently terminated.

(3)

Subject to footnote 7 below, represents the value of each executive’s account balance under the Company’s Supplemental Executive Defined Contribution Retirement Plan. These account balances will generally be paid out in a lump sum within 90 days of the consummation of the Merger.

(4)

Represents a lump sum cash allowance of $40,000 for each executive officer, the value of Company paid outplacement services, and two years of continued participation in the Company’s medical plan at the Company’s cost, which would be provided only if the executive is terminated without cause or resigns for good reason within one year following a change of control of the Company. The medical plan coverage amounts are based on the highest monthly employee health insurance premium under the Company’s medical plan for 2011, or $1,560, for a total benefit value of $37,440 for each executive officer.

(5)

Represents the value of reimbursement for excise taxes (and any associated taxes) imposed on the executive’s change of control payments and benefits under the Severance Plan and any other Company plans or agreements. The amounts listed were calculated in accordance with Section 280G of the Internal Revenue Code, assume maximum federal, state and local marginal tax rates and assume cash liquidation of restricted stock and LTIP awards versus a conversion of such equity into a similar holding in a successor entity. Executives who receive such payments and benefits under our Severance Plan are subject to non-solicitation and other restrictive covenants. Since the Company expects to enforce these restrictive covenants in a change of control setting, the magnitude of the excise taxes (and associated taxes) may be reduced under Section 280G.

(6)

Represents the value of shares of common stock in each executive’s account under the DPL Inc. Employee Stock Ownership Plan and The Dayton Power and Light Company Employee Savings Plan. Such shares will be converted to cash upon consummation of the Merger regardless of whether or not the executive’s employment is subsequently terminated, and will remain subject to the respective terms of such plans.

(7)

This amount represents the following: $153,540, the value of Mr. Meyer’s account balance under the Company’s Supplemental Executive Defined Contribution Retirement Plan, which will be paid out in a lump sum within 90 days of the consummation of the Merger; $860,143, the estimated value of Mr. Meyer’s accrued benefits under the Company’s Supplemental Executive Retirement Plan, which would be paid in a lump sum in the event of a termination of employment in a change of control setting; $221,760, the value of deferred performance shares under the Company’s LTIP, which will be paid out in a lump sum in connection with the consummation of the Merger; and $286,201, the value of Mr. Meyer’s vested benefits under the DP&L Key Employees Deferred Compensation Plan (“KEDCP”), which, in the event of a change of control, would be funded through a Company contribution to a grantor trust as described below and paid in accordance with the provisions of the KEDCP. The Company’s Chief Executive Officer may in his discretion approve an early distribution of all or a portion of an executive officer’s vested KEDCP account in the event of an employment termination or a change of control. In addition, if an executive officer is terminated for any reason after a change of control, the officer may request that 90% of his vested KEDCP account be paid to him in a lump sum within ten days after his request (the remaining 10% of the account is forfeited by making such a withdrawal).

(8)

Upon his termination of employment for any reason, Mr. Meyer is entitled to lifetime Company paid health insurance coverage for himself and his dependents under the Company’s Executive Healthcare Plan; included in the tabular amount for Mr. Meyer is $281,938 in respect of this benefit. The Executive Healthcare Plan amount for Mr. Meyer assumes a monthly payment of $1,020, which is increased based on the assumed health care cost trend rates for 2011 set forth in Note 7 to the Company’s financial statements filed with the SEC February 18, 2011, as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for Mr. Meyer’s actuarially determined life expectancy, and then discounted to December 31, 2010 (the latest date for which such discount is practicably determinable) at 4.96% per year.

Additional Benefits

In addition to the foregoing, our directors and executive officers are entitled to certain additional benefits in relation to the Merger.

First, upon consummation of the Merger, each of our directors will be entitled to a distribution of their deferred equity account balances under the Company’s 2006 Equity Performance and Incentive Plan, all of which are already vested.  As of June 1, 2011, the value of these vested equity account balances were: Robert D. Biggs $214,800, Frank F. Gallaher $264,060, Barbara S. Graham $214,800, Glenn E. Harder $276,300, General Lester L. Lyles (Retired) $276,300, Pamela B. Morris $189,480 and Dr. Ned J. Sifferlen $276,300.  The actual amount of the distribution may vary based on account activity and dividend payments during the period preceding the Merger.  In addition, upon consummation of the Merger, the directors’ deferred cash account balances will be funded through a Company contribution to a grantor trust, as described below.

Second, upon consummation of the Merger, each of our executive officers will be entitled to vesting of unvested amounts credited to them under the Company’s Supplemental Executive Defined Contribution Retirement Plan that are attributable to Company contributions.  As of June 1, 2011, these unvested account balances were: Paul M. Barbas $548,446, Daniel J. McCabe $118,861, Douglas C. Taylor $0, and Joseph W. Mulpas $25,455.  The actual balance of the unvested amount may vary based on account activity and investment experience during the period preceding the Merger.  These account balances will generally be paid out in a lump sum within 90 days of the consummation of the Merger.

Third, effective as of consummation of the Merger, the Company will make a contribution to a grantor trust to fully fund certain benefits that will or may become payable to our directors and executive officers by reason of the consummation of the Merger or their subsequent termination of employment.  The amount of such contribution is expected to be approximately $2,500,000.

Finally, the Company has agreed to adopt a retention program with an aggregate payout not in excess of $2 million, with the consent of AES (not to be unreasonably withheld), for key employees (including executive officers) selected by Mr. Barbas prior to consummation of the Merger. Craig Jackson, Vice President and Treasurer, has received a $100,000 retention award under this program.

Treatment of Equity-Based Awards

Stock Options.  There will be no outstanding stock options to acquire the Company’s common stock immediately prior to the consummation of the Merger.

Restricted Stock.  At the Effective Time, each outstanding share of restricted stock will be converted into the right to receive a cash payment equal to $30.00 payable without interest, less any applicable withholding taxes.

Restricted Stock Units.  Upon consummation of the Merger, each outstanding service-based restricted stock unit will be converted into the right to receive a cash payment equal to $30.00 payable without interest, less any applicable withholding taxes.

Performance Shares.  Upon consummation of the Merger, each outstanding performance share will be converted into the right to receive a cash payment equal to $30.00 for the target number of shares of the Company’s common stock denominated by the performance shares multiplied by a fraction, the numerator of which is the number of days in the applicable performance period elapsed through and including the date of the consummation of the Merger and the denominator of which is the number of days in the applicable performance period, less any applicable withholding taxes.

Financing

The Merger and related transactions under the Merger Agreement, including the assumption of approximately $1.2 billion in net debt of DPL and its subsidiaries  represent a total transaction value of approximately $4.7 billion on an enterprise value basis.  The total amount of funds necessary to consummate the Merger, including the payment of the aggregate merger consideration, is anticipated to be approximately $3.5 billion, which includes the payment of customary fees and expenses in connection with the proposed Merger and the financing arrangements described below.  This amount is expected to be funded by permanent financing package consisting of AES Facility (described below), the AES Notes (described below), cash on hand at AES and additional permanent financing intended to replace the commitments under the DPL Bridge Facility (as defined below).  Obtaining financing is not a condition to the completion of the Merger.

Commitment Letters

In connection with executing the Merger Agreement, on April 19, 2011, AES entered into two commitment letters (the “AES Commitment Letter” and the “DPL Commitment Letter”, and collectively, the “Commitment Letters”) with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”, and together with Bank of America, the “Commitment Parties”).

Under the AES Commitment Letter, subject to the terms and conditions set forth therein, Bank of America committed to provide to AES an aggregate principal amount of $2.05 billion in senior unsecured bridge loans with a one-year term with rollover (and together with certain rollover loans and exchange notes, the “AES Bridge Facility”).  Under the DPL Commitment Letter, subject to terms and conditions set forth therein, Bank of America committed to provide to DPL an aggregate principal amount of $1.25 billion in senior unsecured bridge loans with a one-year maturity (the “DPL Bridge Facility”).  AES has subsequently entered into joinder agreements to the Commitment Letters (the “Joinder Agreements”) whereby JPMorgan Chase Bank, National Association, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, BNP Paribas, Credit Agricole Corporate and Investment Bank, The Bank of Nova Scotia and Union Bank, N.A. (each an “Additional Bank Party”, and collectively, the “Additional Bank Parties”) have joined either the DPL Commitment Letter, or the AES Commitment Letter, or both the Commitment Letters (each according to specific terms and conditions) as Commitment Parties.  Each Additional Bank Party committed to provide a portion of the aggregate principal amount of either the AES Bridge Facility or the DPL Bridge Facility (collectively, the “Bridge Facilities”) or both the Bridge Facilities.  The aggregate principal amounts committed by Bank of America in the Commitment Letters were proportionately reduced by the amounts committed by the Additional Bank Parties pursuant to the Joinder Agreements.

As of the date hereof, the aggregate commitments under the AES Bridge Facility have been reduced dollar-for-dollar to zero by the gross proceeds from the AES Loan (as defined below) and the gross proceeds from the offering of the AES Notes (as defined below). The DPL Commitment Letter is subject to documentary and other customary closing conditions. If AES chooses to draw under the DPL Bridge Facility, it may refinance all or a portion of the DPL Bridge Facility at a later date. The proceeds of any borrowings under the DPL Bridge Facility will be used to pay a portion of the aggregate merger consideration to be paid pursuant to the Merger Agreement and costs and expenses related to the Merger.

AES Permanent Financing

On May 27, 2011, AES entered into a $1.05 billion credit agreement (the “AES Credit Agreement”), dated as of May 27, 2011, among AES, as borrower, the banks listed therein, Bank of America, as administrative agent, Merrill Lynch, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book-runners, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as co-syndication agents and Barclays Capital, BNP Paribas, Credit Agricole CIB, Scotia Capital and Union Bank, N.A., as co-managers.  The AES Credit Agreement provides for borrowings in an aggregate principal amount of up to $1.05 billion (the “AES Facility”; and the loan thereunder, the “AES Loan”).  On June 1, 2011, AES drew down on the AES Facility by taking an AES Loan of $1.05 billion.  The proceeds of the AES Facility will be used for general corporate purposes, including, but not limited to, at the borrower’s election the financing of a portion of the aggregate merger consideration to be paid under the Merger Agreement and related expenses in connection with the Merger.

On June 15, 2011, AES announced and closed a private offering of $1.00 billion aggregate principal amount of 7.375% senior notes due 2021 (the “AES Notes”) to qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S of the Securities Act of 1933, as amended.  AES plans to use the net proceeds from the sale of the Notes to fund a portion of the aggregate merger consideration to be paid under the Merger Agreement and related expenses in connection with the Merger.

As of the date hereof, the aggregate commitments under the AES Bridge Facility have been reduced dollar-for-dollar to zero by the gross proceeds from the AES Loan and the gross proceeds from the offering of the AES Notes. The aggregate commitments under the DPL Bridge Facility would be reduced dollar-for-dollar by the gross proceeds raised from any permanent financing rasied to replace the DPL Bridge Facility.

Indemnification and Insurance

Under the Merger Agreement, AES has agreed to cause the Surviving Corporation to honor all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees of the Company or its subsidiaries, which rights will survive the Merger and will continue in full force and effect to the extent permitted by law.  In addition, AES has agreed, to the fullest extent permitted by law, to indemnify the Company’s and its subsidiaries’ current and former directors, officers and employees in connection with any claim, action, suit, proceeding or investigation, in connection with any action or omission relating to their position with the Company or its Subsidiaries occurring or alleged to have occurred before the Effective Time of the Merger.  For a period of six (6) years from the Effective Time of the Merger, AES has agreed to cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the closing date of the Merger maintained by the Company and its subsidiaries with respect to matters arising on or before the Effective Time.  See “The Merger Agreement—Indemnification and Insurance” beginning on page 53.

Regulatory and other Governmental Approvals

Certain regulatory requirements imposed by U.S. and state regulatory authorities must be complied with before the Merger is consummated.

Antitrust

Under the provisions of the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be consummated until notifications have been submitted to the FTC and the DOJ, and specified waiting period requirements have been satisfied.  The initial waiting period is 30 days after both parties have filed the applicable notifications, but this period may be extended if the reviewing agency issues a request for additional information and documentary material, referred to as a “second request.”  If the reviewing agency issues a second request, the parties may not consummate the Merger until 30 days after both parties substantially comply with the second request, unless the waiting period is terminated earlier by the reviewing agency or extended with the parties’ consent.  On May 18, 2011, the Company and AES each filed their respective Premerger Notification and Report Forms with the FTC and the DOJ under the HSR Act.  Those filings initiated a statutory 30-day waiting period, which expired on June 14, 2011, when early termination of the waiting period was granted.

Public Utilities Commission of Ohio

The Merger is required to be approved by the Public Utilities Commission of Ohio (“PUCO”).  The PUCO will  approve the transaction only if it concludes that the transaction will promote public convenience and result in the provision of adequate service at reasonable rates.  DPL and AES have filed with PUCO on May 18, 2011, and expect a 6 to 9 month review of the merger application.

FERC

The Merger is required to be approved under the Federal Power Act (“FPA”), which requires the Federal Energy Regulatory Commission (“FERC”) to approve the transaction if it finds that the proposed transaction will be consistent with the public interest in terms of the impacts of the proposed transaction on competition, rates and regulation and creating potential cross subsidies.  DPL and AES have filed with FERC on May 18, 2011, and expect a 2 to 3 month review of the merger application.  A completed application will be deemed approved after 180 days, unless FERC tolls for good cause the completed application for further consideration, which may or may not occur as part of FERC’s review.

Federal Communications Commission

DPL directly owns certain entities that hold licenses issued by the Federal Communications Commission (“FCC”) for the operation of radio systems used for internal communications associated with power generation and distribution.  FCC approval is required prior to the transfer of control of any entity holding such FCC licenses.  The FCC will review whether the transfer of control of these entities is in the public interest, and if consented to then the consents are noted in an FCC Public Notice.  DPL and AES expect to promptly file transfer of control applications with the FCC.

Vermont Department of Banking, Insurance, Securities and Health Care Administration

DPL filed a notice with the Commissioner of the Vermont Department of Banking, Insurance, Securities and Health Care Administration of the transaction with AES.  By letter dated May 18, 2011, the Vermont Department of Banking, Insurance, Securities and Health Care Administration issued a formal approval with respect to the Merger.

Litigation Relating to the Merger

The following lawsuits have been filed in connection with the proposed Merger.  Each of these lawsuits seeks, among other things, one or more of the following:  to enjoin the defendants from consummating the proposed Merger until certain conditions are met, or to rescind the Merger and for rescissory damages, or to recover damages if the Merger is consummated, or to commence a sale process and/or obtain an alternative transaction, or to promptly notice an annual shareholder meeting, or to recover an unspecified amount of other damages and costs, including attorneys’ fees and expenses, or a constructive trust or an accounting from the individual defendants for benefits they allegedly obtained as a result of their alleged breach of duty or an injunction specifically preventing DPL from paying a termination fee.

On April 21, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming DPL, each member of DPL’s board of directors, AES and Merger Sub as defendants.  The lawsuit filed by Patricia A. Heinmullter is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that DPL, AES and Merger Sub aided and abetted such breach.

On April 25, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming each member of DPL’s board of directors and AES as defendants and naming DPL as a nominal defendant.  The lawsuit filed by The Austren Trust is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES aided and abetted such breach.

On April 26, 2011, a lawsuit was filed in the United States District Court for the Southern District of Ohio, Western Division, naming each member of DPL’s board of directors, AES and Merger Sub as defendants and naming DPL as a nominal defendant.  The lawsuit filed by Stephen Kubiak is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES and Merger Sub aided and abetted such breach.

On April 26, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming each member of DPL’s board of directors, AES and Merger Sub as defendants and naming DPL as a nominal defendant.  The lawsuit filed by Sandra Meyr is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES and Merger Sub aided and abetted such breach.  On May 31, 2011, the Court granted the plaintiff’s voluntary motion to dismiss the lawsuit without prejudice.

On April 27, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming each member of DPL’s board of directors and AES as defendants and naming DPL as a nominal defendant.  The lawsuit filed by Thomas Strobhar is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES aided and abetted such breach.

On April 27, 2011, another lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming DPL, each member of DPL’s board of directors, AES and Merger Sub as defendants.  The lawsuit filed by Laurence D. Paskowitz is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that DPL, AES and Merger Sub aided and abetted such breach.

On April 28, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming DPL and each member of DPL’s board of directors as defendants.  The lawsuit filed by Payne Family Trust is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES.

On May 4, 2011, a lawsuit was filed in the United States District Court for the Southern District of Ohio, Western Division, naming DPL, each member of DPL’s board of directors, AES and Merger Sub as defendants.  The lawsuit filed by Patrick Nichting is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that DPL, AES and Merger Sub aided and abetted such breach.

On May 6, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming DPL, each member of DPL’s board of directors, AES and Merger Sub as defendants.  The lawsuit filed by Robin Mahaffey, Jerome R. Baxter, and Donald and Patricia Aydelott is a purported class action on behalf of Plaintiffs and an alleged class of DPL shareholders.  Plaintiffs allege, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that DPL and AES aided and abetted such breach.

On May 10, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming each member of DPL’s board of directors and AES as defendants and naming DPL as a nominal defendant.  The lawsuit filed by Glenda E. Hime, Donald D. Foreman, Donald Moberly, James Sciarrotta, Barbara H. Sciarrotta, Robert Krebs and Frances Krebs is a purported class action on behalf of Plaintiffs and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiffs allege, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES aided and abetted such breach.

On May 20, 2011, a lawsuit was filed in the United States District Court for the Southern District of Ohio, Western Division, naming DPL, each member of DPL’s board of directors, AES and Merger Sub as defendants.  The lawsuit filed by Ralph B. Holtmann and Catherine P. Holtmann is a purported class action on behalf of Plaintiffs and an alleged class of DPL shareholders.  Plaintiffs allege, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that DPL, AES and Merger Sub aided and abetted such breach.

On May 24, 2011, a lawsuit was filed in the Court of Common Pleas of Montgomery County, Ohio, naming each member of DPL’s board of directors and AES as defendants and naming DPL as a nominal defendant.  The lawsuit filed by Maxine Levy is a purported class action on behalf of Plaintiff and an alleged class of DPL shareholders and a purported derivative action on behalf of DPL.  Plaintiff alleges, among other things, that DPL’s directors breached their fiduciary duties in approving the proposed Merger of DPL and AES and that AES and Merger Sub aided and abetted such breach.

On June 13, 2011, the three actions pending in the United States District Court for the Southern District of Ohio were consolidated. On June 14, 2011, the United States District Court of the Southern District of Ohio granted plaintiff Nichting’s motion to appoint lead and liaison counsel.

A number of other similar putative class action lawsuits by purported shareholders of DPL on behalf of themselves and other shareholders of DPL and/or derivative lawsuits by purported shareholders of DPL on behalf of DPL may be filed in federal or state court in Ohio.  Such complaints may name as defendants DPL and its directors and, in certain cases, AES and Merger Sub.

The complaints may allege, among other things, that DPL’s directors breached their fiduciary duties to shareholders of DPL in connection with DPL’s entry into the proposed Merger with AES and that DPL, AES and Merger Sub aided and abetted the directors’ purported breaches of fiduciary duties.  The complaints may seek, among other things, class action status, an order enjoining the proposed transaction, compensatory damages, and attorneys’ fees and expenses.

DPL is vigorously defending against all of the claims referred to above.

U.S. Federal Income Tax Consequences

The following discussion sets forth the material U.S. federal income tax consequences to beneficial owners (“holders”, and each, a “holder”) of shares of our common stock who exchange such shares for cash in connection with the Merger.  This discussion is general in nature and does not address all aspects of U.S. federal income taxation that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances.  In addition, this discussion does not address any consequences arising under any U.S. federal tax laws other than those pertaining to income taxation (such as estate and gift tax laws) or any consequences arising under the tax laws of any state, local or foreign jurisdiction.

This discussion addresses only those holders that hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address tax considerations applicable to any holder of shares of our common stock that may be subject to special treatment under U.S. federal income tax law, including: a bank, thrift or other financial institution; a tax-exempt organization; a retirement plan or other tax-deferred or tax-advantaged account; a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity); an insurance company; a mutual fund; a small business investment company; a real estate investment trust; a regulated investment company; a dealer or broker in stocks and securities, or currencies; a trader in securities that elects mark-to-market treatment; a holder of shares of our common stock who is subject to the alternative minimum tax provisions of the Code; a holder of shares of our common stock that received the shares through the exercise of a warrant or a stock option, including an employee stock option, through a tax qualified retirement plan or otherwise as compensation; a person that has a functional currency other than the U.S. dollar; a person that holds shares of our common stock as part of a hedge, straddle, synthetic security, constructive sale, conversion or other integrated transaction; a U.S. expatriate; a controlled foreign corporation; a passive foreign investment company; and a corporation that accumulates earnings to avoid U.S. federal income tax.  Except with respect to the potential application of Section 304 of the Code, this discussion does not address the tax considerations applicable to a holder of shares of our common stock that owns an equity interest, actually or constructively, in AES after the Merger.  In addition, this discussion assumes that shares of our common stock are not United States real property interests within the meaning of Section 897 of the Code.  If a partnership (including any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  A partnership that is a holder of shares of our common stock, and the partners in such partnership, are urged to consult their own tax advisors regarding the tax consequences of exchanging shares of our common stock for cash in connection with the Merger.

This discussion is based upon the Code, the Treasury regulations promulgated thereunder, administrative rulings and practice, and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect.  We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) or any other taxing authority with respect to the statements made, and the conclusions reached, in this discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion is for general information purposes only.  It is not intended to be, and should not be construed as, legal or tax advice to any particular holder of shares of our common stock.  This discussion is not intended to constitute a complete description of all tax consequences relating to the Merger.  We urge you to consult your own tax advisor with respect to the specific tax consequences to you of the Merger in light of your own particular circumstances, including the U.S. federal estate and gift and other non-income tax consequences and the state and local or foreign tax consequences of the Merger.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect to be treated as a domestic trust under applicable Treasury regulations.

In general, subject to the discussion below regarding the potential application of Section 304 of the Code, the exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.  Upon the exchange of shares of our common stock for cash in connection with the Merger, a U.S. Holder will recognize gain or loss, if any, equal to the difference between the amount of cash received and such holder’s adjusted tax basis in the shares exchanged therefor.  Gain or loss, as well as holding period, will be determined separately for each block of shares of our common stock (i.e., shares acquired at the same cost in a single transaction).  Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the applicable U.S. Holder’s holding period for the shares of our common stock is more than one year at the time of the exchange.  Under current law, long-term capital gain recognized by a noncorporate U.S. Holder generally is taxed at a preferential rate of U.S. federal income tax.  There are limitations on the deductibility of capital losses.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” generally means a beneficial owner of shares of our common stock that is not a U.S. Holder or a partnership (including any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

Subject to the discussion below regarding the potential application of Section 304 of the Code, any gain realized by a Non-U.S. Holder who exchanges shares of our common stock for cash in connection with the Merger generally will be exempt from U.S. federal income tax, unless: (i) the gain, if any, is effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such holder in the

United States); or (ii) such holder is a nonresident alien individual that will be present in the United States for 183 days or more during the taxable year of the Merger, and certain other requirements are met.  Unless an applicable income tax treaty provides otherwise, gain described in clause (i) directly above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the applicable Non-U.S. Holder recognizing such gain were a U.S. Holder, and, if such Non-U.S. Holder is a corporation, such holder’s gain also may be subject to branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty).  Gain recognized by a Non-U.S. Holder described in clause (ii) directly above generally will be subject to U.S. federal income tax at a 30% rate (unless an applicable income tax treaty provides otherwise), but generally may be offset by U.S. source capital losses.

Potential Application of Section 304 of the Code

If, contrary to our expectations, Section 304 of the Code applies to a holder of shares of our common stock, the amount and character of income that such holder will recognize with respect to the Merger could differ adversely and materially from the treatment discussed above.  Section 304 generally will apply to a holder of shares of our common stock only if such holder, together with other holders of shares of our common stock, own, taking into account certain constructive ownership rules, stock of DPL with at least 50% of the vote or 50% of the value of all DPL stock (determined immediately prior to the Merger) and stock of AES meeting the same 50% thresholds (determined immediately after the Merger).  If Section 304 applies to a holder of shares of our common stock, to the extent such holder would otherwise be treated for U.S. federal income tax purposes as selling DPL shares to AES for cash, such holder will instead be treated as receiving cash from AES in deemed redemption of shares of AES common stock of equal value to such holder’s applicable DPL shares.  In addition, unless the deemed redemption satisfies certain tests set forth in Section 302(b) of the Code which takes into account certain constructive ownership rules, such holder will not recognize any loss with respect to the redemption, and the entire amount of cash received by such holder with respect to the redemption generally will constitute a “distribution” to the extent of AES’s and DPL’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), then a tax-free return of capital to the extent of allowable adjusted tax basis, and then capital gain.  Under current law, a distribution generally will be taxed to a noncorporate U.S. Holder at a preferential rate of U.S. federal income tax, but generally will be subject to U.S. federal income tax withholding at a 30% rate in the case of a Non-U.S. Holder (unless an applicable income tax treaty provides otherwise).  Each holder of shares of our common stock is urged to consult its own tax advisor regarding the tax consequences to such holder of Section 304’s potential application, including, in the case of corporate holders, the potential application of Section 1059 of the Code.

Dissenting Shareholders

A holder of shares of our common stock who receives in the same taxable year in which the Merger occurs a cash payment from us upon perfecting dissenters’ rights with respect to the Merger generally will have the same U.S. federal income tax consequences with respect to such transaction as a U.S. Holder or a Non-U.S. Holder, as applicable, will have with respect to the exchange of shares of our common stock for cash pursuant to the Merger.  The U.S. federal income tax consequences to a holder of shares of our common stock who receives a payment with respect to dissenters’ rights in a different taxable year than the one in which the Merger occurs are unclear.  A holder of shares of our common stock that may exercise dissenters’ rights with respect to the Merger is urged to consult its own tax advisor regarding the U.S. federal income tax consequences to such holder of perfecting dissenters’ rights.  For more detail regarding dissenters’ rights, see “Rights of Dissenting Shareholders” on page 59.

Information Reporting and Backup Withholding Tax

Payments made to a holder of shares of our common stock upon such holder’s exchange of shares for cash in connection with the Merger will be reported to the recipient and the IRS to the extent required by the Code and applicable Treasury regulations.  In addition, a noncorporate holder of shares of our common stock may be subject to backup withholding tax at the applicable rate (currently 28%) with respect to cash payments received upon the exchange of shares of our common stock in connection with the Merger.  Backup withholding generally will not apply, however, to a holder of shares of our common stock who (i) furnishes a correct taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed Substitute Form W-9, which will be included with the letter of transmittal); (ii) certifies under penalties of perjury on an appropriate and properly completed IRS Form W-8 that such holder is not a U.S. person; or (iii) otherwise establishes that such holder is exempt from backup withholding tax.  Each Non-U.S. Holder is urged to consult its own tax advisor to determine which IRS Form W-8 is appropriate in such holder’s case.  Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules from a payment to a holder of shares of our common stock generally will be allowed as a refund or credit against such holder’s U.S. federal income tax liability, provided that such holder timely and properly furnishes the required information to the IRS.

Rights of Dissenting Shareholders

Under Ohio law, if our shareholders adopt the Merger Agreement and approve the Merger, any shareholder that does not vote in favor of adoption of the Merger Agreement and approval of the Merger, may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the OGCL.  To perfect dissenters’ rights, a record holder must:

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not vote his or her common stock in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement at the Annual Meeting;

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deliver a written demand to us for payment of the fair cash value of his or her common stock on or before the tenth day following the Annual Meeting; and

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otherwise comply with Section 1701.85 of the OGCL.

We will not notify shareholders of the expiration of this ten-day period.  Common stock held by any shareholder who desires to dissent but fails to perfect or who effectively withdraws or loses the right to dissent under Section 1701.85 of the OGCL will be converted into, as of the effective time of the Merger, the right to receive the merger consideration, without interest, less any required withholding taxes.  A copy of Section 1701.85 of the OGCL is attached as Appendix C to this Proxy Statement.  A shareholder’s failure to follow exactly the procedures specified under Section 1701.85 of the OGCL will result in the loss of dissenters’ rights.  See “Rights of Dissenting Shareholders” beginning on page 59.

Effects of the Merger

If we consummate the Merger, you will be entitled to receive $30.00 in cash, payable without interest, less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly asserted your rights under Ohio law as a dissenting shareholder with respect to the Merger.  Upon consummation of the Merger, your shares of common stock will no longer be outstanding and will automatically be cancelled and cease to exist.  As a result, you will not own any shares of the Surviving Corporation and you will no longer have any interest in our future earnings or growth.  As a result of the Merger, we will cease to be a publicly traded company and will be wholly owned, directly or indirectly, by AES.  Following the consummation of the Merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock, although the Company will have certain continuing reporting obligations under the Exchange Act with respect to certain of its outstanding indebtedness to the extent required under the relevant debt instruments.

THE MERGER AGREEMENT

The following is a summary of certain material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and which we incorporate by reference herein.  This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you.  We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement.  This section is not intended to provide you with any factual information about us.  Such information can be found elsewhere in this Proxy Statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information” on page 109.

The description of the Merger Agreement in this Proxy Statement has been included to provide you with information regarding its terms.  The Merger Agreement contains representations and warranties made by and to the Company, AES, and Merger Sub as of specific dates.  The statements embodied in those representations and warranties were made solely for purposes of the Merger Agreement among the parties and in many cases are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement, including qualifications set forth on the disclosure schedules to the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  These representations and warranties do not survive consummation of the Merger.  Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Regulations

At the Effective Time of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned direct or indirect subsidiary of AES.  As the Surviving Corporation, the Company will continue to exist following the Merger, however, your shares of Company common stock will no longer be outstanding and will automatically be cancelled and cease to exist.

The directors of Merger Sub immediately prior to the Effective Time will, at the Effective Time of the Merger, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.  The officers of the Company immediately prior to the Effective Time of the Merger will, at the Effective Time of the Merger, be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

The articles of incorporation and code or regulations of the Company, as in effect immediately prior to the Effective Time of the Merger shall be amended and restated as of the Effective Time of the Merger to be in the form of (except with respect to the name of the Company) the articles of incorporation and code of regulations of Merger Sub, and as amended shall be the articles of incorporation and code of regulations of the Surviving Corporation until amended in accordance with their terms and applicable law.

Effective Time; Structure

At the Effective Time (as defined below) of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned direct or indirect subsidiary of AES.  The “Effective Time” will occur at the time that the parties file a certificate of merger on the closing date of the Merger (or such later time, as agreed upon by the parties and specified in the certificate of merger in accordance with the relevant provisions of the OGCL).  The closing date will occur on or during the period beginning on the third (3rd) business day (the “initial date”) after satisfaction or waiver of the conditions to the Merger (other than those conditions that are to be satisfied at the closing) set forth in the Merger Agreement (or such other date as the Company and AES may agree), as described below under “The Merger Agreement—Conditions to the Merger,” through the date which is seventeen (17) business days after the initial date, with AES entitled to select the exact closing date during this period (or on such other date as the Company and AES may agree).

Under the Merger Agreement, the Merger Agreement may be terminated by either us or AES, under certain circumstances, if the Merger has not been consummated on or prior to the 12-month anniversary of the date of the Merger Agreement, April 19, 2012 (referred to as the “End Date”) provided that either party may extend the End Date until July 19, 2012, with written notice, if there is an injunction or other restraint against closing or a required regulatory approval is not yet received but all other conditions to closing are satisfied.

Treatment of DPL Inc. Common Stock

At the Effective Time of the Merger, the outstanding shares of the Company’s common stock, other than shares held by shareholders who assert rights as dissenting shareholders under Ohio law and shares held by AES, Merger Sub, the Company or any Subsidiary of the Company, together with associated preferred share purchase rights under the Company’s Shareholders Rights Plan, will be converted into the right to receive the merger consideration of $30.00 per share in cash, payable without interest, less any applicable withholding taxes.

Treatment of Merger Sub Common Stock

At the Effective Time of the Merger, the outstanding shares of Merger Sub common stock will be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation, so that AES will own all the outstanding shares of the Surviving Corporation (i.e., the Company) following the Merger.

Treatment of DPL Inc. Warrants

There will not be any adjustment to the merger consideration by reason of the issuance of additional shares of Common Stock pursuant to the exercise of the Company’s outstanding warrants or other convertible securities.

Equity Awards

Stock Options.  There will be no outstanding stock options to acquire the Company’s common stock immediately prior to the consummation of the Merger.

Restricted Stock.  At the Effective Time, each outstanding share of restricted stock will be converted into the right to receive a cash payment equal to $30.00 payable without interest, less any applicable withholding taxes.

Restricted Stock Units.  Upon consummation of the Merger, each outstanding service-based restricted stock unit will be converted into the right to receive a cash payment equal to $30.00 payable without interest, less any applicable withholding taxes.

Performance Shares.  Upon consummation of the Merger, each outstanding performance share will be converted into the right to receive a cash payment equal to $30.00 for the target number of shares of the Company’s common stock denominated by the performance shares multiplied by a fraction, the numerator of which is the number of days in the applicable performance period elapsed through and including the date of the consummation of the Merger and the denominator of which is the number of days in the applicable performance period, less any applicable withholding taxes.

Exchange and Payment Procedures

Prior to the Effective Time, AES will designate a bank or trust company that is reasonably acceptable to the Company to act as the paying agent.  At or prior to the Effective Time of the Merger, AES will deposit, or cause to be deposited, with the paying agent a cash amount sufficient for the paying agent to make payment of the aggregate per share merger consideration deliverable to the holders of shares of our common stock (other than shareholders who properly assert rights as dissenting shareholders under Ohio law, AES, Merger Sub, the Company and any subsidiary of the Company).  AES will make available, or will cause to be made available, any additional amounts necessary to make payments to shareholders who assert rights as dissenting shareholders but withdraw or otherwise lose their demand to payment of fair cash value under the OGCL.

As soon as practicable after the Effective Time of the Merger, each record holder of shares of our common stock (entitled to payment of the merger consideration) will be sent a letter of transmittal from the paying agent, describing how such holder may exchange its shares of our common stock for the merger consideration.

Please do not return your stock certificates with the enclosed proxy card, and do not forward your stock certificates to the paying agent until you receive instructions to do so from the paying agent.

You will not be entitled to receive the per share merger consideration until you deliver a completed and executed letter of transmittal to the paying agent.  If your shares are certificated, you must also surrender your stock certificates to the paying agent.  In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for those shares of our common stock so transferred may be paid to other than the person in whose name the surrendered certificate or uncertificated shares are registered if (i) the certificate is properly endorsed and is otherwise in proper form for transfer, and (ii) the person requesting such payment pays any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of the certificate or uncertificated shares, or establishes to the satisfaction of the Surviving Corporation that the tax has been paid or is not payable.

No interest or will be paid or accrued on the cash payable as merger consideration upon your surrender of your certificate or certificates.  AES, the Surviving Corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration.  Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the Effective Time of the Merger, there will be no transfers on our stock transfer books of shares of common stock that were outstanding immediately before the Effective Time of the Merger.  If, after the Effective Time of the Merger, any person presents to the Surviving Corporation, AES or the paying agent any certificate, such certificate will be canceled and, subject to compliance with the exchange procedures set forth in the Merger Agreement, exchanged for the cash amount to which such person is entitled pursuant to the Merger Agreement.

Any portion of the merger consideration deposited with the paying agent that remains unclaimed by former record holders of our common stock for nine (9) months after the Effective Time of the Merger will be delivered to AES.  Therefore, record holders of our common stock (entitled to payment of the merger consideration) who have complied with the above exchange and payment procedures may only look to AES and the Surviving Corporation for payment of the merger consideration.  None of the Surviving Corporation, AES, the paying agent or any other person will be liable to any former record holders of our common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have a lost certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by AES, post a bond in such reasonable amounts as AES or the Surviving Corporation may require as indemnity against any claim that may be made against AES or the Surviving Corporation with respect to such lost, stolen or destroyed certificate.  These procedures will be described in the letter of transmittal that you will receive from the paying agent, which should be read carefully in its entirety.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to AES and Merger Sub, and representations and warranties made by AES and Merger Sub to the Company.  These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement.  In particular, the representations that the Company made are qualified by disclosure contained in filings that the Company made with the SEC on or after January 1, 2010 and before the second (2nd) business day immediately prior to the date of the Merger Agreement to the extent the relevance of the disclosure is reasonably apparent (and excluding forward-looking disclosures contained in such filings), as well as by a confidential disclosure schedule that the Company delivered to AES and Merger Sub concurrently with the signing of the Merger Agreement.  In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to shareholders, or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact.  For the foregoing reasons, you should not read the representations and warranties given by the parties in the Merger Agreement or any description thereof as characterizations of the actual state of facts or condition of DPL, AES or Merger Sub.  The Company’s material representations and warranties relate to, among other things:

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the Company’s and its subsidiaries’ proper organization, good standing and qualification to do business;

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the Company’s and its subsidiaries’ capitalization, including the number of outstanding shares of the Company’s and its subsidiaries’ common stock and preferred stock, stock options and other equity-based interests;

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the Company’s corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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enforceability of the Merger Agreement against the Company;

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required consents and approvals of governmental entities in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

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the absence of violations of or conflicts with the Company’s and its subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement;

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the compliance with SEC requirements of the Company’s and its subsidiaries’ SEC filings since January 1, 2010, including the accuracy of and compliance with GAAP and SEC requirements of the financial statements contained therein;

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the adequacy of the Company’s disclosure controls and procedures and internal controls over financial reporting;

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compliance with any filings (other than immaterial filings) required to be made by the Company or any of its subsidiaries since January 1, 2009, with the FERC under the FPA or the Public Utility Holding Company Act of 2005, the North American Electric Reliability Corporation, the Department of Energy, any regional transmission organization and the PUCO under applicable law;

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the absence of undisclosed liabilities;

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the absence of certain changes or events since December 31, 2010 through the date of the Merger Agreement;

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legal proceedings and investigations;

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permits and compliance with applicable legal requirements;

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regulatory proceedings;

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tax matters;

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matters relating to employee benefit plans;

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employment and labor matters affecting the Company or its subsidiaries;

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environmental matters;

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title to, and other matters relating to, real property and assets;

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intellectual property;

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insurance;

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material contracts and performance of obligations and the absence of any default thereunder;

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the Company’s trading policies in commodity transactions;

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the required vote of the Company’s shareholders in connection with the required adoption of the Merger Agreement and approval of the Merger;

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exemption from any state anti-takeover statutes;

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amendment of the Company’s Shareholders Rights Plan so that the Merger does not give rise to any right under the Shareholders Rights Plan;

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the receipt by the Board of an opinion from DPL’s financial advisor; and

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absence of undisclosed brokers’ fees.

Many of the Company’s representations and warranties are qualified by a materiality standard or a “Company Material Adverse Effect” standard.  For the purposes of the Merger Agreement, “Company Material Adverse Effect” means an event, change, effect or occurrence that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities, operations or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to consummate the Merger.

However, a Company Material Adverse Effect will not include or be determined by taking into account, either alone or in combination, any event, change, effect or occurrence:

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in or affecting the economy or the financial, securities or commodities markets in the United States or elsewhere in the world, the industries in which the Company or its subsidiaries operate generally (provided that this will be excluded only if such event, change, effect or occurrence does not have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other relevant entities engaged in the relevant business in Ohio or other relevant geographical areas); or

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resulting from or arising out of:

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any changes or developments in international, national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products including any changes or developments resulting from or arising out of:

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changes in commodities prices or hedging markets;

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decisions made by the Company’s customer base relating to its selection of a power supplier; or

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proceedings relating to or governed by Ohio Revised Code Chapter 4928.

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any changes or developments in national, regional, state or local electric transmission or distribution systems or decreases in planned spending with respect thereto;

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the negotiation, execution, announcement or the existence of, or compliance with, the Merger Agreement or the transactions contemplated by the Merger Agreement, including any litigation or administrative proceedings and related comments resulting therefrom, any adverse change in customer, employee or shareholder relationships resulting therefrom or any possible union activity;

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any taking of any action at the written request of AES or Merger Sub or with the written consent of AES or Merger Sub;

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any adoption, implementation, promulgation, repeal, modification, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional or state governmental entity, including PJM and the Midwest Independent Transmission System Operator, Inc.;

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any changes in GAAP or accounting standards or interpretations thereof (provided that this will be excluded only if such event, change, effect or occurrence does not have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other relevant entities engaged in the relevant business in Ohio or other relevant geographical areas);

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acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism (provided that this will be excluded only if such event, change, effect or occurrence does not have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other relevant entities engaged in the relevant business in Ohio or other relevant geographical areas);

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any decline in the market price, or change in trading volume, of the Company’s common stock;

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any reduction in the credit rating of the Company or any of its subsidiaries to the extent attributable to the expected consummation of the Merger or the transactions contemplated by the Merger Agreement;

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any change resulting from or arising out of the identity of, or any facts or circumstances relating to, AES, Merger Sub or their respective subsidiaries;

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any failure by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period;

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any hurricane, earthquake, flood or other natural disasters or acts of God; or

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any change resulting from weather conditions.

The Merger Agreement also contains customary representations and warranties made by AES and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedule AES delivered in connection with the Merger Agreement.  The representations and warranties of AES and Merger Sub relate to, among other things:

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their organization, valid existence and good standing and authority to carry on their business;

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their corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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enforceability of the Merger Agreement as against AES and Merger Sub;

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required consents and approvals of governmental entities in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

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the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger and the other transactions contemplated by the Merger Agreement;

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the absences of governmental investigations and litigation against AES and Merger Sub that would reasonably be expected to prevent, delay or impair their ability to perform their respective obligations under the Merger Agreement and to consummate the Merger in a timely fashion;

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lack of ownership of the Company’s common stock;

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no vote of AES shareholders;

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absence of undisclosed broker’s fees;

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availability of sufficient funds at closing to pay the aggregate merger consideration and all fees and expenses required to be paid by AES and Merger Sub in connection with the Merger;

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capitalization of Merger Sub;

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accuracy of the information supplied by AES and Merger Sub for inclusion in this Proxy Statement; and

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the solvency of the Surviving Corporation following the consummation of the Merger.

Many of AES and Merger Sub’s representations and warranties are qualified by a “Parent Material Adverse Effect” standard.  For the purposes of the Merger Agreement, “Parent Material Adverse Effect” means any event, change, effect or occurrence that, individually or in the aggregate, is or would reasonably be expected to prevent, delay or impair the ability of AES and the Merger Sub to perform their respective obligations under the Merger Agreement and to consummate the Merger and the transactions contemplated by the Merger Agreement in a timely fashion.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the Effective Time of the Merger.

Conduct of Business Pending the Merger

Under the Merger Agreement, the Company has agreed that, subject to certain exceptions in the Merger Agreement and disclosure schedules the Company delivered in connection with the Merger Agreement or as required by law, unless AES gives its prior written approval (which cannot be unreasonably withheld, delayed or conditioned), from and after the date of the Merger Agreement and until the Effective Time of the Merger or the date, if any, on which the Merger Agreement is earlier terminated:

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the Company and its subsidiaries will conduct their business in the ordinary course of business in a manner consistent with past practice; and

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the Company and its subsidiaries will use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of key officers and employees, preserve their assets and properties, and preserve their relationships with governmental entities, customers, suppliers, and others having significant business dealings with them.

The Company has also agreed (on behalf of itself and its subsidiaries) that during the same time period, except as otherwise contemplated by the Merger Agreement and disclosure schedules the Company delivered in connection with the Merger Agreement, the Company and its subsidiaries will not (unless AES gives its prior written consent, which will not be unreasonably withheld):

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make changes to organizational documents;

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set aside or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its subsidiaries), except for (i) quarterly cash dividends paid with respect to the Company’s common stock not to exceed the current dividend rate and otherwise consistent with past practice, (ii) quarterly cash dividends paid with respect to the Company’s Subsidiary’s preferred stock not to exceed the current dividend rate and otherwise consistent with past practice, (iii) dividends paid by a subsidiary of the Company to the Company or to another wholly owned subsidiary of the Company and (iv) a special dividend on the Company’s common stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to the current dividend rate multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter;

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split, combine or reclassify, issue or authorize any securities in lieu of or substitution for shares of its capital stock, except for any such transaction in the ordinary course by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after giving effect to such transaction;

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adopt a plan of complete or partial liquidation, dissolution, merger, restructuring, recapitalization or other reorganization, other than the Merger and other than those expressly permitted by the Merger Agreement or conducted by the Company’s wholly owned subsidiaries in the ordinary course of business that do not adversely affect the Company;

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except for transactions between the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, in each case in the ordinary course of business that do not adversely affect the Company, redeem, repurchase, defease or cancel or otherwise acquire any indebtedness for borrowed money of the Company or any of its subsidiaries other than (i) at or within 120 days of stated maturity, (ii) any required amortization payments and mandatory prepayments and (iii) indebtedness for borrowed money arising in connection with the amending or refinancing of certain indebtedness, as disclosed on the Company’s disclosure schedule or as otherwise contemplated by the Merger Agreement;

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except for those transactions between the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, in each case in the ordinary course of business that do not adversely affect the Company, acquire or agree to acquire (including by merger, consolidation, purchase or otherwise) any person or assets for consideration valued in excess of $2.0 million individually or $10.0 million in the aggregate;

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make any capital expenditures not (i) made in accordance with and not exceeding the amounts included in the Company’s capital expenditures budgets for 2011 or 2012 (except to the extent that any capital expenditures to be made on a transmission or distribution project when taken together with all other capital expenditures already made during the current year on such projects would cause the aggregate amount of capital expenditures made on such projects to exceed $130 million in 2011 and $110 in 2012), (ii) incurred in connection with repair or replacement of facilities destroyed or damaged, (iii) required by law or governmental entities, nor (iv) required by partner obligations at facilities that are partially owned by the Company or its subsidiaries or otherwise required by an emergency in order to restore or maintain the provision of energy (to be determined in the Company’s reasonable discretion), provided further, that, for any proposed transmission or distribution project involving capital expenditures in excess of $1 million, the Company must consult first with AES and use its commercially reasonable efforts to incorporate the views of AES;

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sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any person, property, facilities or assets, except (i) among the Company and its wholly owned subsidiaries, (ii) among the Company’s wholly owned subsidiaries, (iii) the disposition of obsolete equipment or assets or other assets being replaced (including allowing ceasing use of, abandoning, or allowing to lapse any intellectual property rights owned or used by the Company or its subsidiaries, in each case in the ordinary course of business), (iv) dispositions in amounts less than $2.0 million individually or $10.0 million in the aggregate, (v) pledges and mortgages of property acquired by the Company and any of its subsidiaries as required pursuant to a Company debt instrument or any debt instrument of any of its subsidiaries or (vi) as otherwise disclosed in the disclosure schedules provided by the Company in connection with the Merger Agreement;

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except as required by the terms of a Company benefit plan, as required by law, in the ordinary course of business consistent with past practice or as otherwise permitted under the Merger Agreement, (i) increase the compensation or other benefits (including equity based awards) payable to directors, executive officers, managers or employees (other than as required by a collective bargaining agreement), (ii) enter into any employment, change of control, severance or retention agreement with any current or future employee, (iii) establish, adopt, accelerate any rights under or amend any benefit plan;

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enter into, accelerate, amend or renew any agreements with labor unions without (i) prior consultation with AES and the transition committee, using its commercially reasonable efforts to incorporate the views of AES and the transition committee – see “The Merger Agreement—Other Covenants and Agreements” beginning on page 55, and (ii) the consent of AES to such terms and conditions to any such agreement which are not customary (such consent may not be unreasonably withheld, conditioned or delayed);

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increase the number of employees in the aggregate by more than the headcount projected in the Company’s budget, or reduce the number of employees in a manner that implicates the WARN Act or other applicable laws;

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except for those transactions between the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, in each case in the ordinary course of business that do not adversely affect the Company or otherwise provided for in the Merger Agreement or in the Company’s disclosure schedule, issue, sell, pledge, dispose of or encumber, or authorize any of the foregoing with respect to; of any shares of its capital stock or other ownership interests of the Company or any of its subsidiaries (including any rights, warrants or options to acquire or relating to such interests), other than (a) issuances of the Company’s common stock upon exercise of outstanding Company options or settlement of outstanding restricted stock units, (b) sales of the Company’s common stock upon exercise of options or vesting of awards with respect to Company common stock if necessary to effectuate an optionee direction, (c) grants of equity compensation awards in the ordinary course, and (d) issuances of the Company’s common stock upon exercise of outstanding Company warrants, provided that no additional “matching shares” will be issued;

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except for those transactions between the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, in each case in the ordinary course of business that do not adversely affect the Company, directly or indirectly, purchase, redeem, or otherwise acquire any shares of the capital stock or any rights or options to acquire any such shares of the Company or any subsidiary of the Company, other than pursuant to the terms of the Company’s benefits plan or the express terms of an equity award;

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except as provided in the Company’s disclosure schedule or otherwise provided for in the Merger Agreement, incur any indebtedness for borrowed money become liable under guarantees, enter into “keep well” arrangements or other agreements to maintain the financial condition of another person, or issue any debt securities, other than (A) in the ordinary course of business on terms that allow prepayment without penalty or (B) in connection with certain refinancing of existing indebtedness, where such actions are not reasonably likely to cause the Company’s credit rating to be downgraded, except that in the case of (A), such indebtedness may not exceed $50 million in the aggregate;

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make any material change in the Company’s financial accounting policies or procedures, unless required by law, SEC rule or policy or GAAP;

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except as provided in the Company’s disclosure schedule, materially amend or terminate the established Company trading policies or fail to monitor compliance by the Company or any of its subsidiaries with such trading policies consistent with past practices;

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initiate, settle or compromise any claim or action relating to a material amount of taxes (except for any settlement relating to the IRS audit of the Company’s 2008 income tax return in an amount not to exceed $5 million), make, change or revoke any material tax election, change any method of tax accounting not required by GAAP, enter into any closing agreement affecting material tax liability or material refund, file any material amended tax return or claim for material refund, or extend or waive application of any statute of limitations regarding the assessment or collection of any material taxes, provided that the Company must also use its reasonable efforts to consult with AES in advance of certain of the foregoing as set forth in the Merger Agreement;

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pay or settle any material legal proceedings, other than payments or settlements (i) that do not exceed $10 million in the aggregate in any consecutive 12-month period, (ii) that have become due and payable prior to the date of the Merger Agreement or (iii) that are reflected or reserved against in, or contemplated by, the most recent financial statements of the Company (in amounts not in excess of the amounts so reflected, reserved or contemplated) provided that the exceptions in (i) or (ii) will not apply to proceedings relating to the Merger Agreement;

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enter into any new lines of business or conduct any business outside of the United States, or any States in which the Company is currently conducting business except in the ordinary course of business consistent with past practice and except for the expansion of the Company’s retail business;

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enter into any material agreements or modify or amend any existing material agreements with governmental entities, except that the Company may (i) renew permits, (ii) enter into or amend agreements in the ordinary course of business consistent with past practice, (iii) enter into or amend agreements relating to or governed by Ohio Revised Code Chapter 4928, or (iv) enter into or amend agreements relating to or governed by federal law, including the Federal Power Act and federal environmental laws (except that with regards to clause (iii) and (iv) the Company may only do so after consultation with AES and after using its commercially reasonable efforts to incorporate the views of AES);

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fail to maintain insurance in such amounts and against such risks and losses as are reasonable for the nature of the property so insured consistent with past practice;

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make any changes relating to or take any actions relating to the regulated rates of the Company (including filings related to or governed by Revised Code Chapter 4928), make any other filing with respect to material rate changes (in a manner that may impact its revenue for more than one year), or join any regional transmission organization to which it did not already belong, without the consent of AES (which will not be unreasonably withheld, conditioned or delayed); in addition, before making any change relating to its requested rates, the Company and its subsidiaries have agreed, on a reasonable basis, to consult with AES and use commercially reasonable efforts to incorporate the views of AES, except that the Company will not be obligated to discuss or consult with AES with respect to any of the foregoing if, in the opinion of the Company’s outside counsel, to do so would be inconsistent with applicable law;

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except as provided in the Company’s disclosure schedule, enter into, terminate or materially modify or amend any contract, which would be (i) a Company material contract, (ii) any agreement or practice relating to fuel procurement that is not in the ordinary course of business consistent with past practice, (iii) any agreement with the other owners of the facilities that are partially owned by the Company or any of its subsidiaries, (iv) a power sale contract with a term of longer than five years or (v) a coal purchase contract with a term longer than five years, except that any of the foregoing shall only apply to the extent permitted by applicable law and the Company or any of its subsidiaries may enter into any power sale contract awarded in a competitive procurement process; or

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except as otherwise provided in the Merger Agreement, enter into, modify, amend or terminate any contract, which would reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Shareholders Meeting

The Company has agreed to call and hold a meeting of the Company’s shareholders, as promptly as practicable, for the purpose of obtaining the shareholders’ adoption of the Merger Agreement and approval of the Merger.  The Company is required to use commercially reasonable efforts to solicit shareholder proxies in favor of the approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, unless there has been a change of recommendation in accordance with the terms of the Merger Agreement (as described below).

Limitation on Considering Other Acquisition Proposals

The Company has agreed that neither it nor any of its subsidiaries nor any of their respective officers and directors will, and that it will use its reasonable best efforts to cause its and its subsidiaries’ respective representatives not to directly or indirectly:

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solicit, initiate, seek or knowingly encourage or facilitate (including by way of furnishing information) any inquiries or the making or submission of any acquisition proposal;

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furnish any nonpublic information regarding the Company or any of its subsidiaries to any person other than AES or Merger Sub in connection with or in response to an acquisition proposal;

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engage or participate in any discussions or negotiations with any person other than AES or Merger Sub with respect to any acquisition proposal;

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approve, endorse or recommend any acquisition proposal; or

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enter into any letter of intent, agreement in principle or other agreement providing for any acquisition transaction.

However, at any time prior to the Company’s shareholders adoption of the Merger Agreement and approval of the Merger, the Company is permitted to furnish nonpublic information regarding the Company or its subsidiaries to, or enter into or participate in discussions or negotiations with, any person in response to:

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an unsolicited, written acquisition proposal that the Board of Directors of the Company concludes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably lead to a superior offer as defined below; or

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an unsolicited inquiry relating to an acquisition proposal by a person that the Board of Directors of the Company determines is credible and reasonably capable of making a superior offer.

In those circumstances the Company is required, upon receipt of an acquisition proposal or inquiry relating to an acquisition proposal, to promptly, and in no event later than 48 hours after receipt of the proposal or inquiry, as described below, notify AES and provide non-public information only pursuant to a customary confidentiality agreement with the person making the proposal or inquiry that is no less favorable to the Company than the confidentiality agreement entered into with AES; provided that:

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the confidentiality agreement does not restrict the Company from complying with its disclosure obligations under the Merger Agreement; and

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such furnished information is delivered promptly to AES, to the extent such information has not been previously furnished or made available by the Company to AES.

The Company must advise AES orally and in writing of its receipt of any acquisition proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an acquisition proposal within 48 hours after receiving such acquisition proposal or request.  The Company must also indicate the identity of the person making or submitting such acquisition proposal or request.  If the acquisition proposal is given in writing, the Company must provide AES a copy of such acquisition proposal, along with any draft agreements.  If the acquisition proposal is given orally, the Company must provide a reasonably detailed summary of any such proposal or request.  In addition, the Company must keep AES reasonably informed, on a prompt basis, with respect to the status of any such acquisition proposal.

Board Recommendation and Adverse Recommendation Change

The Merger Agreement also provides that the Company’s Board of Directors will not:

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(i) withhold, withdraw, qualify or modify, or resolve to or publicly propose to withhold, withdraw, qualify or modify, in a manner adverse to AES, its recommendation to the Company’s shareholders to adopt the Merger Agreement and approve the Merger (ii) following the date any acquisition proposal or any material modification thereto is first made public, sent or given to the shareholders of the Company, fail to issue a press release that expressly reaffirms its recommendation that shareholders adopt the Merger Agreement and approve the Merger within five (5) business days following AES’s written request to do so or (iii) approve, adopt or recommend any acquisition proposal (each such action being a “change of recommendation”); or

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approve, adopt or recommend, or publicly propose to approve, adopt or recommend, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract or any tender offer related to any acquisition proposal.

Notwithstanding these restrictions, prior to the adoption of the Merger Agreement and approval of the Merger by the Company’s shareholders, the Company’s Board of Directors may make a change of recommendation and/or terminate the Merger Agreement in order to enter into an agreement for a superior offer (upon payment of the termination fee – See “The Merger Agreement—Termination Fees” beginning on page 58.) if, and only if, (i) the acquisition proposal is made to the Company by a third-party, and such offer is not withdrawn; (ii) the Board of Directors determines after consultation with its financial advisors and outside legal counsel that such offer constitutes a superior offer and (iii) the Board of Directors has provided to AES five (5) business days prior written notice of its intent to take such action (which notice must include the reasonable details regarding the cause for, and nature of, the change of recommendation) and, if requested by AES, negotiated in good faith with AES during such five (5) business day period regarding revisions to the Merger Agreement which would avoid such change of recommendation and/or termination.

An “acquisition proposal” means any bona fide offer, inquiry, proposal or indication of interest received from a third-party (other than an offer, inquiry, proposal or indication of interest by a party to the Merger Agreement) relating to any acquisition transaction.

An “acquisition transaction” means any transaction or series of transactions involving:  (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company other than the transactions contemplated by the Merger Agreement; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “Group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of any class of equity securities of the Company; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole; or (d) any liquidation or dissolution of the Company or any of its subsidiaries.

A “superior offer” means an acquisition proposal (provided that for purposes of this definition, references to twenty percent (20%) in the definition of acquisition transaction shall be deemed to be references to fifty percent (50%)) that the Company’s Board of Directors determines, in good faith after consultation with its financial advisors and outside legal counsel taking into account all financial, legal and regulatory terms and conditions of the acquisition proposal (including any conditions to and expected timing of consummation and, any risks of non-consummation of such acquisition proposal) to be more favorable to the Company and its shareholders (in their capacity as shareholders) as compared to the transactions contemplated by the Merger Agreement, including the Merger, and to any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by AES.

Employee Benefits

AES has agreed to the following:

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To continue to provide to each current and former Company employee, other than employees covered by collective bargaining agreements, for a period of at least two (2) years, compensation and employee benefits (exclusive of equity-based compensation or benefits) that are no less favorable, in the aggregate, than the compensation and benefits provided to such current and former employees immediately before the Effective Time, provided that AES will be entitled to make modifications to the extent they do not result in compensation and benefits for such Company employees that are less favorable in the aggregate than that which is then provided to similarly situated employees of AES, and provided further that neither the Company nor AES is prohibited from terminating the employment of any Company employee to the extent permitted by applicable laws.

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Notwithstanding the provisions above, (i) for the period beginning at the Effective Time and ending December 21, 2013, AES will cause the Dayton Power and Light Retirement Income Plan to remain in effect in respect of Company employees (exclusive of those employed subject to a collective bargaining agreement) hired before January 1, 2011 and participating therein immediately before the Effective Time and (ii) if benefit accruals in respect of such Company employees are reduced or eliminated under The Dayton Power and Light Retirement Income Plan after December 31, 2013, such Company employees will be fully vested in their benefit accrued under such plan as of the effective time of such reduction or elimination.

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For purposes of vesting, eligibility to participate and accrual and level of benefits under the employee benefit plans of AES and its subsidiaries providing benefits to employees of the Company after the Effective Time, each employee will be credited with his or her years of service with the Company and its subsidiaries under the employee benefit plans of AES to the same extent that he or she was entitled to credit for service under the Company’s similar benefit plans prior to the Effective Time, provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or to benefit accrual under a defined benefit pension plan.  Each employee will be immediately eligible to participate in AES’s new employee benefit plans to the extent coverage under such new plan is comparable to an old benefit plan under which the employee participated immediately before the Effective Time.  In addition, for new plans of AES providing medical, dental, pharmaceutical or vision benefits to any employee of the Company, preexisting condition exclusions and actively-at-work requirements of such new plan will be waived to the extent they were waived under the Company’s old plan in which such employee participated immediately prior to the Effective Time, and eligible expenses incurred by an employee during the portion of the plan year of the old plan ending on the date such employee’s participation in the corresponding new plan begins will be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee for the applicable year as if such amounts had been paid in accordance with such new plan.

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To honor its obligations with the unions representing bargaining unit employees of the Company, and to continue all terms and conditions of employment to such represented employee under their respective collective bargaining agreements through the expiration, modification or termination of those agreements in conformity with applicable law.

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To pay, or cause the Surviving Corporation to pay, when such payments would have been due in the ordinary course, amounts due under the Company’s annual bonus plans with respect to fiscal year 2011 to eligible employees (to the extent not already paid by the Company prior to the Effective Time).

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To cause the Company and its subsidiaries not to implement before December 31, 2013 any involuntary workforce reductions that would result in the Company and its subsidiaries employing substantially fewer individuals in the aggregate than they employed immediately before the Effective Time (exclusive of officers and management employees who are covered by change in control agreements).  The foregoing prohibition will not apply if a material adverse effect on the Surviving Corporation or any of its subsidiaries or any of their respective material assets shall have occurred and is continuing, nor will it prohibit AES, the Surviving Corporation or any of their respective subsidiaries from terminating the employment of any Company employee to the extent permitted by applicable laws.

In addition, the Company has agreed to adopt a retention program with a maximum aggregate payout not in excess of $2 million, with the consent of AES (not to be unreasonably withheld), for key employees selected by Mr. Barbas prior to the closing.

Indemnification and Insurance

AES will cause the Surviving Corporation to honor from and after the Effective Time of the Merger all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current and former directors, officers and employees of the Company and its subsidiaries as provided in their respective articles of incorporation, codes of regulations or other organizational documents, or in any agreement to which the Company or any of its subsidiaries is a party to, which rights will survive the Merger and will continue in full force and effect to the extent permitted by law.  For a period of six (6) years from the Effective Time of the Merger, AES will cause the Surviving Corporation to maintain in effect the rights to exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its subsidiaries’ articles of incorporation, codes of regulations or similar organization documents in effect as of the date of the Merger Agreement or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors, officers or employees in effect immediately before the Effective Time, and will not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time of the Merger were current or former directors, officers, or employees of the Company or any of its subsidiaries.  At the Effective Time of the Merger, AES will assume, become jointly and severally liable for, and will honor, guarantee and stand surety for, and will cause the Surviving Corporation and the subsidiaries of AES to honor, in accordance with their terms, the indemnification and related obligations of the Surviving Corporation described above without limit as to time.

Without limiting the foregoing, from and after the Effective Time, AES and the Surviving Corporation each will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing), the Company’s and its subsidiaries’ current and former, directors, officers and employees and each person who served as a director, officer, member, trustee, or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its subsidiaries (each, an “Indemnified Party”) against any costs or expenses (including advances of attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action, arising out of, relating to or in connection with any action or omission relating to their position with the Company or its subsidiaries occurring or alleged to have occurred whether before or at the Effective Time of the Merger (including acts or omissions in connection with such persons approving the Merger Agreement and the transactions contemplated thereby and serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company).

In addition, the parties have agreed that for a period of six (6) years from the Effective Time of the Merger, AES will maintain in effect (on terms and conditions no less advantageous to the Indemnified Parties) the coverage provided by the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries as of the closing of the Merger with respect to matters arising on or before the Effective Time of the Merger (provided that, after the Effective Time, AES will not be required to pay annual insurance premiums in excess of 250% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of such coverage), or at AES’s option and direction, the Company will purchase, a six-year “tail” insurance policy on terms and conditions no less advantageous to the Indemnified Parties and coverage not materially less favorable than described above.

AES will also cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys’ fees that may be incurred by any Indemnified Party in enforcing the foregoing obligations.  Further, the rights of the Indemnified Parties described above are in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or code of regulations or other organizational documents of the Company or any of its subsidiaries or the Surviving Corporation, any other indemnification arrangement, the OGCL or otherwise.

Company Cooperation with Financing

Although AES has agreed that its and Merger Sub’s obligation to consummate the Merger is not conditioned on either AES or Merger Sub obtaining any financing, the Company has agreed to, and has agreed to cause its subsidiaries to, at the sole expense of AES, use its reasonable best efforts to provide cooperation as may be reasonably requested by AES in connection with the financing of the transactions contemplated by the Merger Agreement, if any.  However, such requested cooperation may not (i) unreasonably interfere with the ongoing operations of the Company or any of its subsidiaries, (ii) cause any representation or warranty in the Merger Agreement to be breached, (iii) cause any closing condition to fail to be satisfied or otherwise cause any breach of the Merger Agreement, (iv) require the Company or any of its subsidiaries to pay any out-of-pocket fees or expenses prior to the closing that are not promptly reimbursed by AES as set forth in the Merger Agreement, (v) involve any binding commitment by the Company or any of its subsidiaries that is not conditioned on the occurrence of the closing and does not terminate without liability to the Company or any of its Subsidiaries upon the termination of the Merger Agreement or (vi) cause any director, officer or employee of the Company or any of its subsidiaries to incur any personal liability.

Regulatory Approvals; Consents; Reasonable Best Efforts

Subject to the terms and conditions of the Merger Agreement, each of the Company, AES, and Merger Sub has agreed to use its reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws and regulations to consummate the Merger, including (i) preparing and filing, in consultation with the other party, all documentation to effect all necessary actions or non-actions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including the Merger and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger.

In addition, each of the Company and AES has agreed to use its reasonable best efforts to make or cause to be made, as promptly as practicable (but in no event later than 30 days after the date of the Merger Agreement), (i) all necessary filings with the FTC and DOJ, pursuant to the HSR Act or with the FERC, the FCC, and the PUCO, pursuant to their enabling statutes, and the Vermont Insurance Department with respect to the transactions contemplated by the Merger Agreement, (ii) cooperate and consult with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other governmental entities in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and

(B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, including the Merger, including taking all such further action as may be necessary to resolve any objections as the FTC or DOJ, the FERC, the FCC, the SEC or the PUCO, may assert under any applicable regulatory law with respect to the transactions contemplated by the Merger Agreement, including the Merger, so as to enable the closing to occur as soon as reasonably possible (and in any event no later than the End Date) and (iv) subject to applicable legal limitations and the instructions of any governmental entity, keep each other apprised of the status of matters relating to the consummation of the transactions contemplated by the Merger Agreement, including the Merger, including promptly furnishing the other with copies of notices or other communications received by the Company or AES, as the case may be, or any of their respective subsidiaries, from any third party or any governmental entity with respect to the transactions contemplated by the Merger Agreement, including the Merger.

In the event any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transactions contemplated by the Merger Agreement, including the Merger on the grounds that they violate the HSR Act or any other competition or relevant regulatory law, each party will (i) give the other party prompt notice of any such action or proceeding by or before any governmental entity with respect to any of the transactions contemplated by the Merger Agreement, including the Merger, (ii) keep the other party informed as to the status of any such action or proceeding or threat thereof and (iii) cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement, including the Merger.

However, the Merger Agreement does not require either party to dispose of any asset, or agree to limitations on how it may conduct its business in a particular manner or agree to accept any other condition or take any other action required to resolve objections, if any, of FTC or DOJ, the FERC or the PUCO, if the disposition, or limitations on how it may conduct business or other condition would reasonably be expected to have (i) for the Company, a Company Material Adverse Effect or (ii) for AES, a material adverse effect on the business of AES and its subsidiaries, taken as a whole, after giving effect to the Merger and the terms and conditions of the required approvals (provided, however, that for the purpose of determining whether a potential adverse effect on AES and its subsidiaries would constitute a material adverse effect on the business of AES and its subsidiaries, AES and its subsidiaries, taken as a whole, will be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company, together with each of its subsidiaries, taken as a whole).  Further, the Company and AES will consult with each other prior to agreeing to any Merger requirements, conditions or limitations imposed or sought by any of the foregoing governmental agencies or regulators.

AES agrees not to, and to cause its subsidiaries not to, enter into a definitive agreement to acquire (i) any regulated electric or gas distribution utility in Ohio, other than the proposed transaction with the Company, that would present a material risk of materially delaying or making it more difficult for AES, Merger Sub or the Company to obtain the required approval of the PUCO with respect to the Merger, or (ii) significant electric generation assets of clearly sufficient magnitude in the relevant market, that would present a material risk of materially delaying or making it more difficult for AES, Merger Sub or the Company to obtain the required approval of FERC with respect to the Merger.

Other Covenants and Agreements

The Merger Agreement contains additional agreements among the Company, AES and Merger Sub relating to:

•

providing the representatives of AES reasonable access to the Company’s employees, properties, books, contracts and records;

•

taking actions necessary to exempt the transactions contemplated by the Merger Agreement from the effect of any takeover statutes;

•

the issuance of press releases or other public statements relating to the Merger Agreement and/or the Merger;

•

obtaining consents or waivers from lenders with respect to credit facilities and letter of credit facilities of the Company and any of its subsidiaries containing change in control provisions, and refinancing of certain existing debt;

•

the maintenance of The Dayton Power and Light Company name and the Company’s and The Dayton Power and Light Company’s operating headquarters in the Dayton, Ohio area for a period of at least two (2) years following the Merger;

•

causing The Dayton Power and Light Company to provide corporate contributions and community support in the Dayton, Ohio area for a period of at least two (2) years following the Effective Time of the Merger at levels  substantially consistent with those set forth in the Company’s 2011 budget;

•

providing AES with the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the Merger, including the right of AES to consent to the settlement of such litigation (which consent AES may not unreasonably withhold, condition or delay);

•

the Company’s ability to exercise complete control and supervision (consistent with the terms of the Merger Agreement) over its operations prior to the effective time of the Merger; and

•

the formation of a transition committee comprised of three (3) members appointed by AES and two (2) members appointed by the Company, tasked with monitoring compliance with the terms of the Merger Agreement, liaising with the Company’s management team regarding the transactions contemplated by the Merger Agreement and making recommendations to the parties with respect to certain decisions that may be required in advance of closing.  The transition committee will meet as often as the members deem necessary (but in any event at least two (2) times per month and upon the call of either party).

Conditions to the Merger

The obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•

the Company’s shareholders have adopted the Merger Agreement and approved the Merger;

•

there is in effect no restraining order, injunction or other order by any court that prevents, or any applicable state or federal law that prohibits, consummation of the Merger; and

•

the FERC approval and an order of the PUCO approving the Merger, or determining that no approval is required, has been obtained, and any applicable waiting period under the HSR Act has expired.

The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of AES and Merger Sub are true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Parent Material Adverse Effect set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•

each of AES and Merger Sub has performed, in all material respects, all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time; and

•

AES has delivered to the Company a certificate, dated the closing date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions related to its representations and warranties and performance of its obligations and covenants have been satisfied.

The obligations of AES and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

(i) the representation and warranties of the Company regarding the Company’s capitalization, the Company’s corporate authority and the enforceability of the Merger Agreement, the required vote of the Company’s shareholders, the exemption from any state takeover statutes and the amendment of the Company’s rights plan, are true and correct in all respects, both when made and at and as of the third (3rd) business day (the “initial date”) after satisfaction or waiver of the conditions to the Merger (other than those conditions that are to be satisfied at the closing) set forth in the Merger Agreement)), as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) all other representation and warranties of the Company are true and correct both when made and at and as of the initial date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of any  representation or warranty described in this clause (ii) to be so true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

the Company has performed, in all material respect, all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time;

•

a Company Material Adverse Effect has not occurred from the date of the Merger Agreement to the initial date;

•

the Company has delivered to AES a certificate, dated the closing date and signed by its Chief Executive Officer or Chief Financial Officer certifying to the effect that the conditions related to its representations and warranties, performance of its obligations and covenants, and the absence of a Company Material Adverse Effect have been satisfied; and

•

(i) the Company’s and AES’s approvals required under the terms of the Merger Agreement have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the transactions contemplated by the Merger Agreement, including the Merger) at or prior to the Effective Time, and such approvals have become Final Orders (as defined below) and (ii) such Final Orders of the FERC, the FTC, the DOJ or the PUCO do not impose terms or conditions that would individually or in the aggregate reasonably be expected to have, (x) for the Company, a Company Material Adverse Effect or, (y) for AES, a material adverse effect on the business of AES and its subsidiaries, taken as a whole, after giving effect to the Merger and the terms and conditions of the Company’s and AES’s approvals (provided that for the purpose of determining whether a potential adverse effect on AES and its subsidiaries would constitute a material adverse effect for the purposes of this clause, AES and its subsidiaries, taken as a whole, will be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company, together with each of its subsidiaries, taken as a whole).

•

For the foregoing purposes, “Final Order” means action by the relevant governmental entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated by the Merger Agreement may be consummated has expired and as to which all conditions to the consummation of the transactions contemplated by the Merger Agreement prescribed by law, regulation or order required to be satisfied at or prior to the Effective Time have been satisfied.

Termination

The Company and AES may mutually agree to terminate the Merger Agreement before consummating the Merger, even after the Company’s shareholders adopt the Merger Agreement and approve the Merger.

In addition, either the Company or AES may terminate the Merger Agreement if, under certain circumstances:

•

the Merger has not been consummated on or prior to the 12-month anniversary of the date of the Merger Agreement, April 19, 2012 (referred to as the “End Date”) provided that either party may extend the End Date until July 19, 2012, with written notice, if there is an injunction or other restraint against closing or a required regulatory approval is not yet received but all other conditions to closing are satisfied;

•

any governmental entity has enjoined or otherwise prohibited the consummation of the transactions and such restraint or prohibition is final and not appealable; or

•

the Company’s shareholders fail to adopt the Merger Agreement and approve the Merger, so long as the failure to obtain the shareholder approval is not caused by the Company’s breach of the Merger Agreement.

The Merger Agreement may be terminated by AES, if:

•

the Company breaches or fails to perform in any material respect its representations, warranties, covenants or other agreements under the Merger Agreement, which breach or failure to perform would result in a failure of a mutual condition or a condition of the obligation of AES and Merger Sub to consummate the Merger and cannot be cured by the earlier of (i) 30 calendar days after written notice thereof is given to us from AES and (ii) by the End Date;

•

our Board has effected a change of recommendation under the Merger Agreement; or

•

the Company or any of its subsidiaries or their respective representatives have breached in any material respects adverse to AES any obligations relating to other acquisition proposals.

The Merger Agreement may be terminated by the Company, if:

•

AES breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements under the Merger Agreement, which breach or failure to perform would result in a failure of a mutual condition or a condition of the obligation of the Company to consummate the Merger and cannot be cured by the earlier of (i) 30 calendar days after written notice thereof given by the Company and (ii) the End Date; or

•

at any time prior to the Company’s shareholders’ adoption of the Merger Agreement and approval of the Merger, if the Board of Directors determines to accept a superior proposal, but only if (i) (A) an acquisition proposal is made to the Company by a third party, and such offer is not withdrawn; (B) the Board of Directors determines after consultation with its financial advisors and outside legal counsel that such offer constitutes a superior offer and (C) the Board of Directors has provided AES five (5) business days prior written notice of its intent to take such action and, if requested by AES, negotiated in good faith with AES during such five (5) business day period regarding revisions to the Merger Agreement which would avoid such company change of recommendation and/or termination; and (ii) the applicable termination fee is paid concurrently with such termination.

Effect of Termination

In the event of the termination of the Merger Agreement pursuant to the provisions above, the Merger Agreement will terminate (other than those provisions that survive termination as specified in the Merger Agreement relating to fees and expenses, governing law, jurisdiction, specific performance and confidentiality) and there will be no liability on the part of the Company or AES to the other except (i) under such provisions of the Merger Agreement that survive termination, (ii) for liability arising out of fraud or intentional or material breach of the Merger Agreement or (iii) as provided for in the confidentiality agreement between the Company and AES, in which such cases the aggrieved party will be entitled to all rights and remedies available at law or in equity.

Termination Fees

The Merger Agreement provides that the Company will be required to pay AES a termination fee of $106 million, if the Merger Agreement is terminated in the following circumstances:

•

by AES, if the Company or any of its subsidiaries or their respective representatives have breached in any material respect adverse to AES, any obligations relating to other acquisition proposals;

•

by AES, if our Board has effected a change of recommendation under the Merger Agreement; or

•

by the Company, prior to our shareholders adoption of the Merger Agreement and approval of the Merger, in order to accept a proposal that we determine (in good faith after consultation with our financial advisors and outside legal counsel) is, more favorable to the Company and our shareholders than that proposed by AES (unless the Company had terminated the Merger Agreement and accepted an unsolicited acquisition proposal within the 30-day period immediately following the date of the Merger Agreement, in which case the Company would have been required to pay the reduced termination fee described below).

The Merger Agreement provides that the Company will be required to pay AES a termination fee of $53 million if the Company would have terminated the Merger Agreement and entered into a superior offer with a person from whom the Company received an unsolicited written acquisition proposal during the 30-day period immediately following the date of the Merger Agreement.

The Merger Agreement provides that the Company will be required to pay AES a termination fee of $106 million, if the Merger Agreement is terminated in the following circumstances:

•

by AES, if the Company willfully breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements under the Merger Agreement which would result in a failure of a mutual condition or a condition of the obligation of AES or Merger Sub to consummate the Merger that cannot be cured by the earlier of 30 calendar days after written notice thereof by AES and the End Date; or

•

by the Company or AES, if (i) the Merger has not been consummated by the End Date is not extended or if (ii) the Company’s shareholders fail to adopt the Merger Agreement and approve the Merger; and

•

prior to any such termination, (i) a third-party made an acquisition proposal which was publicly announced or disclosed (or a third-party publicly announced a bona fide intention, whether or not conditional, to make an acquisition proposal) and (ii) within 12 months after such termination, the Company entered into an agreement to consummate or shall have consummated an acquisition transaction.

Upon payment of the termination fee, the Company will have no further liability to AES or its shareholders with respect to the Merger Agreement or Merger, except that neither party will be released from liability for any intentional breach of the Merger Agreement or fraud.

Specific Performance

Each party is entitled to seek specific performance (in addition to any other remedy that may be available to them, including monetary damages) in order to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement.  In addition, the parties agree that, prior to the closing, the Company will be entitled to seek specific performance to cause AES and Merger Sub to consummate the transactions and effect a closing, if (i) all of the mutual conditions to effect the Merger and all conditions to the obligation of AES to effect the Merger have been satisfied, and (ii) AES and Merger Sub fail to complete the closing by the closing date.

Amendment and Waiver

Any provision of the Merger Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, AES and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective.  However, after the Company’s shareholders adopt the Merger Agreement and approve the Merger, if any such amendment or waiver requires further approval of the shareholders of the Company under applicable law or in accordance with the rules and regulations of the New York Stock Exchange, the effectiveness of the amendment or waiver will be subject to such further approval of the shareholders.

MARKET PRICES OF THE COMPANY COMMON STOCK

DPL common stock is listed on the NYSE and is traded under the ticker symbol “DPL”.  As of [_______], 2011, there were [______] common shareholders of record.  The following table sets forth the high and low sales prices of shares of DPL common stock as reported on the NYSE, and the quarterly cash dividends declared per share for the periods indicated.

	DPL Common Stock
	High	Low	Dividend
2009
First Quarter	$23.28	$19.27	$0.285
Second Quarter	$23.46	$21.18	$0.285
Third Quarter	$26.53	$22.79	$0.285
Fourth Quarter	$28.68	$25.16	$0.285
2010
First Quarter	$28.47	$26.51	$0.303
Second Quarter	$28.18	$23.80	$0.303
Third Quarter	$26.65	$23.95	$0.303
Fourth Quarter	$27.51	$25.33	$0.303
2011
First Quarter	$27.64	$25.44	$0.333
Second Quarter (through June 21, 2011)	$30.42	$25.60	$0.333(1)

(1)

The dividend was paid on June 1, 2011, to shareholders of record at the close of business on May 16, 2011.

The closing sale price of DPL common stock on the NYSE on April 19, 2011, the last trading day before we announced the execution of the Merger Agreement, was $27.59.  The $30.00 per share to be paid for each share of DPL common stock in the Merger represents a premium of approximately 8.7% to the closing price on April 19, 2011.

Dividend Policy

DPL pays dividends on its common stock after its board of directors authorizes them and DPL declares them. There are no contractual limitations on DPL paying common stock dividends, other than those set forth in the Merger Agreement. The Merger Agreement permits DPL to continue to pay its regular quarterly dividend but imposes restrictions on increasing the rate of such dividends beyond the amounts already authorized by DPL’s Board.

On December 8, 2010, DPL’s Board of Directors authorized a quarterly dividend rate increase of approximately 10%, increasing the quarterly dividend per DPL common share from $.3025 to $.3325.  If this dividend rate is maintained, the annualized dividend would increase from $1.21 per share to $1.33 per share.

Quarterly dividends were declared on DPL common stock during 2009 and 2010 in the amounts set forth above.

RIGHTS OF DISSENTING SHAREHOLDERS

The following summary is a description of the steps you must take if you desire to seek relief as a dissenting shareholder with respect to the Merger.  The summary is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the OGCL, a copy of which is attached as Appendix C to this Proxy Statement.  We recommend that you consult with your own counsel if you have questions with respect to your rights under Section 1701.85.

Under Section 1701.85 of the OGCL, you are entitled to seek relief as a dissenting shareholder and to have the “fair cash value” of your shares of Company common stock determined by a court and paid in cash.  The “fair cash value” of a share of Company common stock is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay.  The “fair cash value” is determined as of the day prior to the day on which the vote of the shareholders to adopt the Merger Agreement is taken.  When determining the “fair cash value,” any appreciation or depreciation in market value resulting from the proposed Merger is excluded.  In no event can the “fair cash value” of a share of Company common stock exceed the amount specified in your demand as discussed below.  Shareholders should note that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, are not opinions as to, and do not otherwise address, fair value under Section 1701.85 of the OGCL.

To seek relief as a dissenting shareholder, you must satisfy each of the following conditions:

•

you must be the record holder of the shares of Company common stock as to which you wish to seek relief as a dissenting shareholder, which we refer to as the dissenting shares, at the close of business on [______], 2011; if you have a beneficial interest in shares of Company common stock held of record in the name of any other person for which you desire to seek relief as a dissenting shareholder, you must cause the shareholder of record to timely and properly act to be in compliance with Section 1701.85 of the OGCL;

•

you must not vote in favor of adoption of the Merger Agreement.  You waive your right to seek relief as a dissenting shareholder if you vote for adoption of the Merger Agreement;

•

on or before the tenth day (you will not be notified of such date by us in writing under separate cover) following the shareholders’ vote adopting the Merger Agreement, you must deliver a written demand to the Company for the “fair cash value” of the dissenting shares; the written demand must specify your name and address, the number of shares of Company common stock as to which relief is sought and the amount that you claim as the “fair cash value” of the shares of Company common stock for which you are seeking relief; and

•

if the dissenting shares are certificated and if requested by the Company, you must deliver to the Company your certificates for the dissenting shares within 15 days from the date of the sending of such request.  The Company will then endorse the certificates with a legend that demand for the “fair cash value” has been made and promptly return the certificates to you; if the dissenting shares are uncertificated, the Company will make an appropriate notation of your demand in its shareholder records.

If you sign and return the enclosed proxy card or vote by submitting a proxy by telephone or the internet, without voting “ABSTAIN” or expressly directing that your shares of Company common stock be voted “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger, you will effectively waive your right to seek relief as a dissenting shareholder because such shares represented by the proxy will be voted “FOR” the proposal to adopt the Merger Agreement.  Accordingly, if you desire to seek relief as a dissenting shareholder with respect to the Merger, you must either (1) refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the internet, “FOR” the proposal to adopt the Merger Agreement and approve the Merger or (2) check either the “AGAINST” or the “ABSTAIN” box next to the proposal to adopt the Merger Agreement and approve the Merger on the enclosed proxy card or vote in person, or by submitting a proxy by telephone or the internet, “AGAINST” or “ABSTAIN” on such proposal.  A vote or proxy “AGAINST” the proposal to adopt the Merger Agreement will not, in and of itself, constitute a demand for the “fair cash value” of the dissenting shares.

If you and the Company cannot agree on the “fair cash value” of your dissenting shares, either you or the Company may, within three months after delivery of your written demand, file or join in a petition in the Court of Common Pleas of Montgomery County, Ohio, for a determination of (i) your entitlement to be paid the “fair cash value” of the dissenting shares and (ii) the amount of such “fair cash value.”

If you seek relief as a dissenting shareholder, your rights and obligations as a dissenting shareholder to receive the “fair cash value” of your dissenting shares and to sell such dissenting shares, and the right and obligation of the Company to purchase such shares and to pay the “fair cash value” of them will terminate if:

•

for any reason, the Merger is not consummated;

•

you fail to deliver a timely and appropriate written demand upon the Company;

•

you do not, upon request of the Company, make timely and appropriate surrender of the certificates evidencing your certificated dissenting shares for endorsement of a legend that demand for the “fair cash value” of such shares of Company common stock has been made and the Company delivers timely written notice to you of such termination;

•

you withdraw your demand with the consent of the Board;

•

you and the Company have not agreed upon the “fair cash value” of your dissenting shares and neither you nor the Company has timely filed or joined in an appropriate petition in the Court of Common Pleas of Montgomery County, Ohio; or

•

you otherwise fail to comply with the requirements of Section 1701.85 of the OGCL.

From the time of delivery of a demand under Section 1701.85 until either the termination of your rights as a dissenting shareholder or the purchase of your shares by the Company, all rights accruing from your shares, including voting, dividend and distribution rights, will be suspended.

Any shareholder who elects to seek relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL should mail such shareholder’s written demand upon the Company to DPL Inc., c/o General Counsel 1065 Woodman Drive, Dayton, Ohio 45432.

In view of the complexity of these provisions of the OGCL, the Company’s shareholders who may wish to seek relief as dissenting shareholders should consult their legal and financial advisors.

PROPOSAL 2:  ELECTION OF DIRECTORS

Our Regulations divide the Board into three classes, with the members of each class serving staggered three-year terms.  The Board currently consists of nine members.  The terms of Paul M. Barbas, Barbara S. Graham and Glenn E. Harder expire this year.

The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has unanimously nominated each of Mr. Barbas, Ms. Graham and Mr. Harder for election to a term of three years expiring at the 2014 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.  Each of Mr. Barbas, Ms. Graham and Mr. Harder has consented to be named as a director nominee and to serve as a director if elected.  Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the Board may recommend in place of such nominee.  Management does not anticipate that such an event will occur.

Information About the Director Nominees and the Continuing Directors

Set forth on the next three pages are the names, ages and backgrounds of all current directors, including the three director nominees, as well as the specific experiences, qualifications, attributes and skills that led the Board to conclude that these individuals should continue serving as directors of the Company at this time.  The information set forth in this Proxy Statement regarding the director nominees and other directors continuing in office is based on information furnished by them.

DIRECTOR CLASS OF 2011

PAUL M. BARBAS

Age 54.  Director of DPL and DP&L since October 2006; President and Chief Executive Officer of DPL and DP&L since October 2006.  Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation (a diversified utility company) from December 2005 to September 2006; Executive Vice President of Chesapeake Utilities Corporation from December 2004 to December 2005; President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation from August 2003 to December 2004; Executive Vice President of Allegheny Power (an energy company) from July 2001 to August 2003; and President of Allegheny Ventures from 1999 to 2001.  Prior to 1999, Mr. Barbas held a variety of executive positions within GE Capital.  Mr. Barbas serves as an Executive Committee Member of The Dayton Development Coalition, Chairman of the Montgomery County, Ohio Workforce Investment Board and Board Member of the Edison Electric Institute.

Mr. Barbas brings a tremendous knowledge of our Company to the Board having managed the day-to-day operations of our business as President and Chief Executive Officer for over four years and serving as a director during that same time period.  Mr. Barbas has developed key relationships with all members of our Board and executive management, which provide the Board with the benefits of management’s business perspectives. Mr. Barbas has extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies prior to joining DPL.  Mr. Barbas is active in the Dayton, Ohio community, serves on the Boards of local organizations and brings strong leadership skills to the Board.

BARBARA S. GRAHAM

Age 62.  Director of DPL and DP&L since 2005. Partner, Graham & Company (a financial consulting firm) since July 2003; Senior Vice President, Pepco Holdings, Inc. (utility holding company) from June 2002 to July 2003; Senior Vice President of Shared Services and Chief Information Officer, Conectiv (electric and gas utility) from January 1999 to June 2002; Senior Vice President, Conectiv from March 1998 to January 1999; Chief Financial Officer, Conectiv from 1995 to 1998.  Ms. Graham is a Director of O.P. Schuman & Sons, Inc. and a Director and Executive Committee Member of Swingin’ With A Star (a non-profit organization).

Ms. Graham has over 21 years of experience in audit, tax and financial positions, including serving in executive management positions at various utility companies for 15 years and working for a top national auditing firm for 12 years.  She is a Certified Public Accountant and through her training and experiences has acquired extensive experience in financial matters and in overseeing business matters for public companies.  Having served as a director of DPL for over five years and currently serving as Chair of our audit committee and one of our two audit committee financial experts, Ms. Graham has in-depth knowledge of DPL’s organization and operations and provides the Board with expertise in the areas of finance and accounting, as well as strong leadership skills.

GLENN E. HARDER

Age 60.  Director of DPL and DP&L since 2004; Chairman since July , 2006.  President of GEH Advisory Services, LLC (a business consulting firm) since October 2002; Executive Leader, Business Services of Baptist State Convention of North Carolina (the largest non-profit organization in North Carolina, involving over 4,000 churches and over one million members) from February 2004 to April 2006; Executive Vice President and Chief Financial Officer of Coventor, Inc. (a software company) from May 2000 through October 2002; Executive Vice President and Chief Financial Officer of Carolina Power and Light from October 1994 through March 2000.  Prior to that, Mr. Harder held a variety of financial positions during his 16 years with Entergy Corporation, including Vice President of Financial Strategies, Vice President of Accounting and Treasurer.

Mr. Harder has worked for over 27 years in the utility industry in various financial and accounting oversight roles, including as Executive Vice President and Chief Financial Officer of a public utility company.  Mr. Harder holds an advanced business degree (with an emphasis on accounting and finance) and practiced as a licensed Certified Public Accountant for approximately 10 years.  Mr. Harder has served as a director of DPL for over six years and has led and guided the Board as Chairman for four of those years.  Mr. Harder also serves as Vice Chair of our audit committee and one of our two audit committee financial experts.  Through these roles, Mr. Harder has developed extensive knowledge of, and experience in, the organization and operations of DPL.  Mr. Harder provides the Board with expertise in financial and accounting matters, as well as strong leadership skills.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE DIRECTOR NOMINEES NAMED ABOVE.

DIRECTOR CLASS OF 2012

PAUL R. BISHOP

Age 68.  Director of DPL and DP&L since 2003.  Chairman and Chief Executive Officer, H-P Products, Inc., Louisville, Ohio (manufacturer of central vacuum, VACUFLO, and fabricated tubing and fittings for industry) since July 2000; President, H-P Products, Inc. from March 1976 to July 2000.  Mr. Bishop is a Director of H-P Products, Inc., a Trustee of the Aultman Health Foundation and a Trustee Emeritus of Mt. Union College Board.  Mr. Bishop served as a director of Hawk Corporation from May 1993 to December 2010.

Mr. Bishop brings strong leadership skills to the Board, having served in top executive positions and overseen the operations at H-P Products, Inc. for 35 years, including over ten years as the Chairman and Chief Executive Officer.  He has served on the Boards or in leadership roles of various other organizations, including those listed under his biography above and the Young President’s Organization, Stark Development Board and Greater Stark County United Way.  Mr. Bishop has served as a director of DPL for over seven years (and is currently Vice Chair) and brings extensive experience with the operations and affairs of DPL to the Board, including a strong understanding of executive compensation.

FRANK F. GALLAHER

Age 65.  Director of DPL and DP&L since August 2007.  Managing Member, Gallaher & Associates, LLC (a consulting and oil and gas investments firm) since September 2003; Mr. Gallaher retired in September 2003 from Entergy Corp. (an electric utility) after thirty-four years of service with varying executive management positions, including:  Executive Vice President, Operations; President, Gulf States Utilities; Chief Utility Operating Officer; and President, Fossil Operations and Transmission.

Mr. Gallaher served in various executive management positions at another public utility and brings to the Board strong leadership skills and extensive experience in all areas of electric utility operations as a result of working for 34 years at that utility, including in the areas of generation, transmission, distribution, customer service, regulatory affairs and environmental compliance.  Mr. Gallaher holds advanced degrees in electrical engineering, business administration and law and is a registered professional engineer.  Mr. Gallaher provides financial expertise to the Board, including an understanding of accounting, financial management and financial statements.

GENERAL LESTER L. LYLES (RETIRED)

Age 65.  Director of DPL and DP&L since 2004.  Independent consultant since October 2003; Commander of Air Force Materiel Command from April 2000 to October 2003 and the 27th Vice Chief of Staff of the United States Air Force from 1999 to 2000.  General Lyles is a Director of General Dynamics Corporation, Precision Castparts Corp., Battelle Memorial Institute, USAA and KBR, Inc., a Managing Partner of Four Seasons Ventures, LLC and also serves on the President’s Intelligence Advisory Board.  General Lyles served as a director of MTC Technologies, Inc., as a public company, from October 2003 to June 2008.

General Lyles (Retired) had a distinguished career in the United States Air Force, serving in various leadership positions that provided him with extensive experience in executive management, logistics and financial budgets.  Immediately prior to his retirement from the United States Air Force, he served for approximately three years as the top commander of Wright-Patterson Air Force Base, one of DPL’s largest customers.  General Lyles (Retired) serves on the Boards of various other organizations and was appointed by President Obama to serve on the President’s Intelligence Advisory Board.  He has served as a director of DPL for over six years and provides the Board with valuable leadership and management skills and experience.

DIRECTOR CLASS OF 2013

ROBERT D. BIGGS

Age 68.  Director of DPL and DP&L since 2004; Executive Chairman, DPL and DP&L from May 2004 to June 2006.  Retired Managing Partner, PricewaterhouseCoopers LLP, Indianapolis, Indiana (a services firm), since October 1999; Managing Partner, PricewaterhouseCoopers LLP, from July 1992 to October 1999.

Mr. Biggs served as the Managing Partner of one of the largest national auditing firms with responsibility for planning and directing the numerous operations of its business.  He also was an audit partner at this firm overseeing the auditing of financial statements of publicly held corporations.  Mr. Biggs is a Certified Public Accountant with extensive finance knowledge.  Serving as a director of DPL for over six years (including as Executive Chairman for over two of those years), Mr. Biggs has in-depth knowledge of DPL’s organization and operations, and brings extensive experience in financial and auditing matters, as well as strong leadership skills, to the Board.

PAMELA B. MORRIS

Age 62.  Director of DPL and DP&L since 2008.  President and Chief Executive Officer of CareSource Management Group Co., Dayton, Ohio (a healthcare management company) since April 1999.  President and Chief Executive Officer of CareSource, Dayton, Ohio (a healthcare company) since January 1986.  Ms. Morris also serves on the Board of Directors of each of the CareSource family companies.  Ms. Morris serves on the Boards of Trustees of United Way of Greater Dayton, Hospice of Dayton, Inc., Downtown Dayton Partnership and the CareSource Foundation and is also a Member of the Dayton Business Committee.

Ms. Morris founded and has served for over 25 years as the President and Chief Executive Officer of CareSource, a Dayton, Ohio healthcare organization, and brings strong executive leadership skills and experience to the Board.  The CareSource organization is subject to extensive state and federal regulation, which enables her to lend insight into the highly regulated nature of DPL’s business.  Ms. Morris also chairs CareSource’s enterprise risk management committee and brings extensive experience in risk management matters to the Board, as well as relevant experience in human resources, workforce training and development and employee engagement matters.  In addition, Ms. Morris also brings valuable experience and perspective from serving as a member or trustee of the Board of each of her healthcare organization’s subsidiary companies and of various local charities and other organizations.

DR. NED J. SIFFERLEN, Ph.D.

Age 69.  Director of DPL and DP&L since 2004. President Emeritus, Sinclair Community College since September 2003; President, Sinclair Community College from September 1997 to August 2003.  Dr. Sifferlen is a Director of Premier Health Partners; Chair of Good Samaritan Hospital; and Chair of the Dayton Montgomery County Scholarship Program.

Dr. Sifferlen brings strong leadership skills to the Board, having served in various executive management positions at Sinclair Community College in Dayton, Ohio, including as President and Chief Executive Officer, Provost and Chief Operating Officer, Dean of Business and Vice President of Administration.  Dr. Sifferlen holds advanced degrees in education and taught college accounting for six years.  He has served, and continues to serve, on various not-for-profit Boards in the Dayton, Ohio area and provides the Board with extensive experience and knowledge in corporate governance and audit committee matters.  Dr. Sifferlen has served as a director of DPL for over six years and brings in-depth knowledge of DPL’s organization and operations to the Board.

Information about the Executive Officers (who are not directors of the Company)

Set forth below are the names, ages, background and experience of our current executive officers who are not also Company directors.  Pursuant to our Regulations, executive officers are elected annually by the Board and hold office for one year or until their successors are chosen and qualified.

Frederick J. Boyle, age 53.  Senior Vice President and Chief Financial Officer, DPL and DP&L since December 2010; Senior Vice President, Chief Financial Officer and Treasurer, DPL and DP&L from May 2009 to December 2010; Senior Vice President, Chief Financial Officer, Treasurer and Controller, DPL and DP&L from December 2008 to May 2009; Vice President, Finance, Chief Accounting Officer and Controller, DPL and DP&L from June 2008 to November 2008; Vice President, Chief Accounting Officer and Controller, DPL and DP&L from July 2007 to June 2008; Vice President and Chief Accounting Officer, DPL and DP&L from June 2006 to July 2007; Vice President of Finance – Growth Markets, Direct Energy (an energy services company) from October 2005 to June 2006; Chief Financial Officer, Accent Energy (an energy services company) from January 2003 to September 2005; Vice

President of Financial Services – Corporate Development, American Electric Power (an electric utility company) from 1999 to 2002.  Mr. Boyle serves on the Board of the United Way of Dayton and also is a member of the American Institute of Certified Public Accountants.  Mr. Boyle joined us in 2006.

Kevin W. Crawford, age 48.  Vice President, Plant Operations, DPL and DP&L since February 2010; Vice President, Climate Change Initiatives, DPL and DP&L from October 2008 to February 2010; Vice President, Power Production, DP&L from July 2007 to October 2008; Director, Power Production, DP&L from June 2003 to July 2007.  Mr. Crawford also served in various other supervisory positions with us since he joined DP&L in 1988.  In addition, Mr. Crawford serves as a Director of the Incenta Federal Credit Union.

Craig L. Jackson, age 38.  Vice President and Treasurer, DPL and DP&L since December 2010; Vice President and Assistant Treasurer, DPL and DP&L from January 2010 to December 2010; Assistant Treasurer, DPL and DP&L from June 2008 to January 2010; Director, Financial Planning and Business Development, DPL and DP&L from June 2007 to June 2008; Manager, Financial Planning and Risk, DPL and DP&L from July 2004 to May 2007.  Mr. Jackson also serves on the Board of Rebuilding Together Dayton.  Mr. Jackson joined DPL in 2004.

Scott J. Kelly, age 46.  Senior Vice President, DPL and DP&L since February 2010; Senior Vice President, Service Operations, DPL and DP&L from July 2007 to February 2010; Vice President, Service Operations, DPL and DP&L from March 2007 to July 2007 (oversight of all customer service operations); Director – Engineering and Business Development, DP&L from January 2002 to February 2007 (responsible for all functions of system and central dispatch operations, design engineering and major accounts).  In addition, Mr. Kelly has served in other supervisory positions since joining DP&L in 1994.  Mr. Kelly also serves as Board President of the Big Brothers and Big Sisters organization.

Teresa F. Marrinan, age 49.  Senior Vice President, Business Planning and Development, DPL and DP&L since September 2010; Senior Vice President, Commercial Operations, DPL and DP&L from February 2010 to September 2010; Vice President, Commercial Operations, DPL and DP&L from August 2007 to February 2010; Managing Director of Portfolio Management, DP&L from April 2007 to August 2007; Director of Portfolio Management, DP&L from September 2006 to April 2007; Head Trader, DP&L from October 2005 to September 2006; Risk Manager, DP&L from October 1997 to October 2005.  In addition, Ms. Marrinan has served in other supervisory positions since joining DP&L in 1984.  Ms. Marrinan also serves as the Board President of the Cox Arboretum Foundation and on the Board of Foodbank.

Daniel J. McCabe, age 54.  Senior Vice President and Chief Administrative Officer, DPL and DP&L since February 2009; Senior Vice President, Human Resources and Administration, DPL and DP&L from July 2008 to February 2009; Senior Vice President, Human Resources, DPL and DP&L from July 2007 to July 2008; Vice President, Human Resources, DPL and DP&L from March 2007 to July 2007; Vice President, Global Managed Services Operations and Chief of Staff, Worldwide Customer Services, NCR Corporation (an information technology company) from April 2005 to March 2007; Vice President of Human Resources Global Service Delivery, NCR Corporation from January 2004 to April 2005; Vice President of Human Resources for the Financial Solutions Division, NCR Corporation from June 1999 to January 2004.  Mr. McCabe is a Member of University of Dayton’s Corporate Executive Council and Advisory Council for the School of Arts and Sciences.  Mr. McCabe also serves as a Director of the Boy Scouts of America – Miami Valley Council, as a Director and President of the DP&L Foundation and as a Trustee for the Dayton Area Chamber of Commerce.  Mr. McCabe joined us in 2007.

Arthur G. Meyer, age 61.  Senior Vice President and General Counsel, DPL and DP&L since September 2010; Senior Vice President, Corporate and Regulatory Affairs, DPL and DP&L from July 2007 to September 2010; Vice President, Corporate and Regulatory Affairs, DPL and DP&L from January 2005 to July 2007; Vice President and Corporate Secretary, DPL and DP&L from August 2002 to December 2004; Vice President, Legal and Corporate Affairs, from November 1997 to August 2002.  Mr. Meyer is the Chairman of the Ohio Electric Utility Institute, Chairman of the Montgomery County Transportation Improvement District, a Director and the Treasurer of the Capitol Square Foundation and a Member of the Greater Dayton Public Television Citizen Advisory Committee.  Mr. Meyer joined DP&L in 1992.

Joseph W. Mulpas, age 39.  Vice President, Controller and Chief Accounting Officer, DPL and DP&L since May 2009.  Mr. Mulpas held various positions with Deloitte & Touche LLP (an accounting firm) from June 1994 to April 2009, including Partner, Audit & Enterprise Risk Services, Senior Manager, Audit & Enterprise Risk Services and various other positions in the Energy Resource area.  Mr. Mulpas was also a Partner with Deloitte LLP (the parent company of Deloitte & Touche LLP and other subsidiaries) from September 2007 to April 2009.  Mr. Mulpas joined us in 2009.

Bryce W. Nickel, age 54.  Vice President, Service Operations, DPL and DP&L since February 2010; Vice President, Transmission and Distribution Operations, DP&L from July 2007 to February 2010; Director, Reliability Operations, DP&L from December 2002 to July 2007.  In addition, Mr. Nickel has served in various other supervisory positions with us since joining DP&L in 1981.  Mr. Nickel also serves as a Trustee of Greater Dayton Public Television.

Gary G. Stephenson, age 46.  Executive Vice President, Operations, DPL and DP&L since February 2010; Senior Vice President, Generation and Marketing, DPL and DP&L from July 2007 to February 2010; Vice President, Commercial Operations, DPL and DP&L from September 2004 to July 2007; Vice President, Commercial Operations, InterGen (a merchant energy company) from April 2002 to September 2004; Vice President, Portfolio Management, PG&E National Energy Group (successor to PG&E Energy Trading) from January 2000 to April 2002; Director, Portfolio Management, PG&E Energy Trading from January 1998 to December 1999.  Mr. Stephenson is a Director of the Ohio Valley Electric Corporation.  Mr. Stephenson joined us in 2004.

CORPORATE GOVERNANCE

Board of Directors

While our Regulations provide that the authorized size of our Board is set at ten directors, the number of authorized directors may be decreased to nine directors or increased to twelve directors by either the affirmative vote of two-thirds of the shareholders at a meeting of shareholders called for that purpose and for the purpose of electing directors or by the affirmative vote of a majority of the number of authorized directors.  Presently, the authorized size of the Board of Directors is nine members.  The Board is divided into three classes.  The term of each directorship is three years, and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually.  Our Board also serves as the Board of directors for our principal subsidiary, The Dayton Power and Light Company (“DP&L”).

Our Regulations permit our Board to elect a Chairman of the Board and require it to elect a President of the Company.  Both the Chairman and the President must be chosen from among the directors and the Board must designate either the Chairman or the President to serve as the Chief Executive Officer.  The Board does not have a policy on whether the roles of the Chairman and the Chief Executive Officer should be separate.  Although our Regulations permit these positions to be held by the same person, our Board has separated the positions of Chairman and Chief Executive Officer at this time.  Glenn E. Harder serves as Chairman and Paul M. Barbas serves as President and Chief Executive Officer.  Mr. Harder as Chairman, among other things, leads and guides the Board in reviewing and deciding matters which exert major influence on the manner in which the Company’s business is conducted, oversees and evaluates the performance of senior management and acts in a general advisory capacity to Mr. Barbas in all matters concerning the interests and management of the Company.  By contrast, Mr. Barbas as Chief Executive Officer is responsible for, among other things, managing the day-to-day operations of the Company, acting as the primary Company spokesperson and formulating strategy for the Company, subject to the Board’s approval.  This structure allows Mr. Harder and Mr. Barbas to focus on the Company’s opportunities, risks and other challenges in their oversight and management roles.

During 2010, the Board held 15 meetings.  Each of our current directors attended 75% or more of the regular and special Board and Board committee meetings on which such director served.  The Board encourages all directors to attend our Annual Meeting of Shareholders.  All of our directors attended our 2010 Annual Meeting of Shareholders on April 28, 2010.

Independence

The Board uses the independence standards set forth in Section 303A.02 of the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of its members.  In applying these standards, the Board considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of the Company’s directors.

Our current directors include Paul M. Barbas; Robert D. Biggs; Paul R. Bishop; Frank F. Gallaher; Barbara S. Graham; Glenn E. Harder; General Lester L. Lyles (Retired); Pamela B. Morris; and Dr. Ned J. Sifferlen.  The Board has affirmatively determined that, presently, all of our current directors, other than Paul M. Barbas, our President and Chief Executive Officer, are independent pursuant to the NYSE listing standards referenced above.

In assessing the independence of our directors, the Board considered the following relationships and determined that these relationships did not preclude its findings of independence under the independence standards set forth in Section 303A.02 of the NYSE listing standards.

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Mr. Biggs served as our Executive Chairman from May 2004 to June 2006.  Mr. Biggs also served as the Managing Partner of the accounting firm PricewaterhouseCoopers LLP until October 1999, and this firm provides internal auditing services to DPL and DP&L.

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Mr. Gallaher’s son is employed by a large national company that provides telephone and other services to DPL and DP&L.

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Ms. Graham owns an interest in a company that has entered into a license agreement with DP&L.

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Ms. Morris serves as President and Chief Executive Officer of CareSource Management Group Co. and in similar capacities for its affiliated companies.  Some of these companies are within DP&L’s service area and receive tariffed electric service from DP&L.  One of these companies has entered into a specific contract with a subsidiary of DPL for retail electric service.  Ms. Morris also serves on the Board of the United Way of Greater Dayton, an organization to which we make charitable contributions.

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Ms. Morris and Dr. Sifferlen currently serve on the Boards of various local non-profit organizations that receive DP&L tariffed electric service.

Additional information about all of our current directors is located starting on page 61 of this Proxy Statement.

Executive Sessions

In accordance with NYSE listing standards, our non-management directors meet regularly without management present.  Since July 2006, Glenn E. Harder, the Chairman of the Board, has presided over all Board executive sessions.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for our governance.  The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines from time to time and for recommending any changes to the Board for approval.  The Corporate Governance Guidelines are available on our website at www.dplinc.com within the “About” section.

Board Committees

The Board has established the following committees:  Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each committee has its own charter.  The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

The membership of the existing Board committees and the functions of each Board committee are described below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Paul M. Barbas
Robert D. Biggs
Paul R. Bishop		X	X*
Frank F. Gallaher	X	X**
Barbara S. Graham	X****		X
Glenn E. Harder	X***		X
General Lester L. Lyles (Retired)		X	X**
Pamela B. Morris		X	X
Dr. Ned J. Sifferlen	X	X*

*	Chair
**	Vice Chair
***	Audit Committee Financial Expert and Vice Chair
****	Audit Committee Financial Expert and Chair

Audit Committee

The Audit Committee oversees our auditing, accounting, financial reporting, legal and regulatory compliance and disclosure and internal control functions and appoints and oversees our independent public accounting firm and approves its services.  The Audit Committee ensures that the independent public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions and that appropriate action is taken on their recommendations.

The Audit Committee also oversees the Company’s risk management practices and assists our Board in fulfilling its oversight responsibilities in this area.  The Company’s Enterprise Risk Management Committee implements the enterprise risk management strategy approved by the Audit Committee and manages the Company’s enterprise risk management function and risk management practices on a day-to-day basis.  The Enterprise Risk Management Committee identifies and assesses a broad range of risks to our Company and explores ways to mitigate those risks.  The Enterprise Risk Management Committee is comprised of all Company executive officers and reports directly to our Audit Committee on risk management matters.  The Audit Committee in turn reports to the full Board.  Risk oversight by the Audit Committee includes:

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Reviewing the Company’s Enterprise Risk Management Policy and Commodity Risk Management Policy and reviewing with management the plans, activities, staffing and organization of the Company’s enterprise risk management function and those areas of the Company that utilize or implement the Commodity Risk Management Policy;

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In consultation with the Company’s independent auditors and internal audit group, periodically reviewing the integrity and quality of the Company’s risk management processes and discussing significant risk exposure and the steps management has taken to monitor, control, mitigate and report such exposures; and

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With assistance from our Compensation Committee, assessing the risks identified within the Company’s executive compensation program.

As part of the Company’s risk management, Company management reviewed with the Audit Committee the Company’s 2010 executive officer compensation programs and management and employee compensation programs to assess the programs’ risks, and concluded that the programs did not create risks that are reasonably likely to have a material adverse effect on the Company.  The risk assessments are discussed starting on pages 90 and 91 of this Proxy Statement.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and currently consists of the following independent directors:  Barbara S. Graham, Chair; Glenn E. Harder, Vice Chair; Frank F. Gallaher; and Dr. Ned J. Sifferlen.  The Board has determined that each member of the Audit Committee meets the independence requirements contained in the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act, and is financially literate as defined in the NYSE listing standards.  In addition, the Board has determined that Ms. Graham and Mr. Harder qualify as “audit committee financial experts” within the meaning of SEC regulations as both have accounting or related financial management experience under applicable NYSE listing standards.  The Audit Committee is permitted to form one or more subcommittees to carry out any of its duties and responsibilities.  Such subcommittees must be composed only of “independent” directors as determined under NYSE listing standards and the Exchange Act.  In 2010, the Audit Committee appointed its Chair, Barbara S. Graham, to serve as a sub-committee of the Audit Committee to approve all permitted non-audit services performed by the Company’s independent public accounting firm.  Any such approvals by the sub-committee must be presented for ratification at the next scheduled Audit Committee meeting.  A current copy of the Audit Committee charter, which describes all of the Audit Committee’s responsibilities, is posted on our website at www.dplinc.com within the “About” section.

During 2010, the Audit Committee met on eight occasions.  The Report of the Audit Committee appears on page 73.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving annual and long-term corporate goals and objectives relevant to the compensation of our executive officers, approving and recommending to the Board executive officer compensation opportunities and assisting the Audit Committee in evaluating compensation plans and programs for risk.  It also annually evaluates the performance of the Chief Executive Officer and other executives in light of approved goals and objectives.  The Chief Executive Officer assists the Compensation Committee by recommending the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee.  Other management personnel, including our senior Human Resources executive, may also provide advice and counsel to the Compensation Committee and to our Chief Executive Officer on compensation matters from time to time.  However, no officer has a role in approving his or her own compensation.  The Compensation Committee also assists the Nominating and Corporate Governance Committee in periodically reviewing the compensation of our directors and recommending changes in such compensation to our Board.  The Compensation Committee’s charter describes all of the Compensation Committee’s responsibilities and is posted on our website at www.dplinc.com within the “About” section.

The Compensation Committee is permitted to form one or more subcommittees to carry out any of its duties and responsibilities.  Such subcommittees must be composed only of “independent” directors as determined under NYSE listing standards.  There are no subcommittees of the Compensation Committee existing at this time.  The Compensation Committee is also empowered to obtain the advice and assistance of external legal, accounting, financial or other advisors in connection with determining or recommending executive and director compensation.

The Compensation Committee has contracted directly with the compensation consulting firm Towers Watson (formerly Towers Perrin) under a master services agreement to provide executive compensation related services to it from time to time and has sole authority to approve the fees and the terms of service.  The full Board of Directors also has separately contracted with Towers Watson under a master services agreement to provide consulting services unrelated to executive officer compensation to the Board or Company management from time to time and the Board has the authority to approve the fees and terms of service.

Under the Company’s policy on compensation consultant independence, executive compensation services requested of Towers Watson by a Compensation Committee member or management must be approved by the Compensation Committee or its Chair and any other services requested by the Board or management must be approved by the Board of Directors or its Chairman.  In addition, the policy requires Towers Watson to provide information to the Compensation Committee concerning all the work it has performed for the Compensation Committee, the full Board of Directors and management.  The Compensation Committee also has the right under the compensation consultant independence policy to amend the policy or require Towers Watson to refrain from providing services to the full Board or management if the Compensation Committee or full Board believes that the services may result in a conflict of interest or influence Towers Watson’ independence or objectivity.

The Compensation Committee engaged Towers Watson to assist it in determining and recommending executive compensation for 2010.  Towers Watson provided to the Compensation Committee the following services relating to executive officer compensation:  market compensation data and analyses concerning compensation levels; incentive plan design review; tally sheets and wealth accumulation analysis; executive perquisite analysis; information on current compensation trends, regulatory issues, and developments and risks assessment processes; assistance with the Company’s proxy statement for its annual meeting of shareholders; and calculations regarding the number of performance shares earned by Company officers pursuant to the terms of the Company’s long-term incentive plan.

In 2010, Company management requested that Towers Watson provide, and Towers Watson provided to management, the following consulting services that were unrelated to the services provided to the Compensation Committee in connection with determining and recommending executive officer and director compensation:  long-term incentive plan valuations; services related to the Company’s health care benefits; a review of a proposed sales compensation plan related to one of the Company’s subsidiaries; and workers’ compensation liability pricing services.  The amount of these services did not exceed $120,000 in the aggregate.  The Compensation Committee concluded that the provisions of these services by Towers Watson did not pose any actual or potential conflict of interest with the executive compensation services that Towers Watson provided to it.

The Compensation Committee is currently comprised of the following independent directors:  Paul R. Bishop, Chair; General Lester L. Lyles (Retired), Vice Chair; Barbara S. Graham; Glenn E. Harder; and Pamela B. Morris.  Our Board has determined that each member of the Compensation Committee meets the independence requirements under NYSE listing standards, qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and qualifies as a “non-employee director” for purposes of the SEC’s Section 16 rules.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves, or has served, as an officer or employee of the Company or otherwise has any interlocking relationship with the Company, nor has any interlocking relationship existed in the past.

The Compensation Committee met on six occasions during 2010.  The Compensation Committee Report on Executive Compensation appears on page 90.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to enable the Board to meet its fiduciary obligations to the Company and our shareholders.  Among its duties, the Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors, including nominees recommended by shareholders and the qualification criteria for directors, oversees evaluation of the Board, provides input on setting goals and developing strategies to achieve employee diversity and reviews and evaluates the implementation of these strategies.

The Nominating and Corporate Governance Committee also develops and oversees the implementation of corporate governance policies, annually assesses and makes recommendations to the Board regarding Board structure and shareholder protections, annually reviews the Board’s responsibilities to consider whether any policy revisions are appropriate, reviews compliance with our director share ownership guidelines and assists the Compensation Committee by evaluating our Chief Executive Officer.  During intervals between Board meetings, the Nominating and Corporate Governance Committee exercises all of the powers of the Board, except as provided in the Nominating and Corporate Governance Committee’s Charter.  A copy of our Nominating and Corporate Governance Charter, which describes all of the Nominating and Corporate Governance Committee’s responsibilities, is posted on our website at www.dplinc.com within the “About” section.

The Nominating and Corporate Governance Committee currently consists of the following independent directors:  Dr. Ned J. Sifferlen, Chair; Frank F. Gallaher, Vice Chair; Paul R. Bishop; General Lester L. Lyles (Retired); and Pamela B. Morris.  The Nominating and Corporate Governance Committee met on seven occasions during 2010.

Shareholder Communications

Shareholders and other interested persons may contact the non-management or independent directors individually or as a group by writing to such director(s) at DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.  Shareholders may also send communications to one or more members of the Board by writing to such director(s) or to the whole Board at that same address.  The Corporate Secretary delivers all such communications to the Chairman of the Board of Directors.

Code of Business Conduct and Ethics

All directors, officers, and employees are expected to act ethically at all times and in accordance with our Code of Business Conduct and Ethics.  This Code satisfies the definition of “code of ethics” pursuant to the rules and regulations of the SEC and complies with the requirements of the NYSE.  The Code of Business Conduct and Ethics approved by our Board is posted on our website at www.dplinc.com within the “About” section.

Any changes or waivers to the Code of Business Conduct and Ethics for our officers or directors may only be made by the Board or a committee of the Board and must be disclosed promptly to shareholders.  We intend to disclose any such changes or waivers to the Code of Business Conduct and Ethics made by the Board or a committee of the Board on our website at www.dplinc.com within the “About” section.

Related Person Transactions

We have a written policy with respect to the review, approval and ratification of “related person transactions.” This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $75,000 in any fiscal year; (ii) we are a participant and (iii) any “related person” (defined as a director, director nominee, an executive officer, someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest.  Under the policy, our governance counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee.  The Audit Committee will review all related person transactions referred to it and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions.  Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders will be approved.  If we become aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

We have determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in our proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of ours, the related compensation would have been reported in our proxy statement if he or she was a “named executive officer” and our Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in our proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rated basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Company is not aware of any transaction or series of transactions involving any of our directors, executive officers or security holders who are known to us to own of record or beneficially more than five percent of our common securities, or any immediate family member (as described in Item 404 of Regulation S-K under the Exchange Act) of such director, executive officer or security holder, that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports with the SEC of their ownership and changes of ownership of our securities.  We believe that during 2010, all Section 16(a) filing requirements applicable to our directors and executive officers were timely met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the beneficial ownership of our common shares by each person or group known by us to own more than 5% of our common shares, as of June 1, 2011.  Beneficial ownership includes shares over which a person or group has voting or investment power, and shares which a person or group has the right to acquire voting or investment power within 60 days.  The information in this table is based, in part, on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

	Common Shares Beneficially Owned
Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	8,084,603(1)	7.0%

(1)

The Name and Address information and the Amount and Nature of Beneficial Ownership information are based on a Schedule 13G filed with the SEC February 2, 2011, which reported BlackRock, Inc. having the sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of 8,084,603 shares held by various of its subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common shares, as of June 1, 2011, by each of our current directors (including the three director nominees named in this Proxy Statement), each person named in the Summary Compensation Table under “Executive Compensation” further below, and all of our current directors and executive officers as a group.  Beneficial ownership includes shares over which a person has voting or investment power, and shares which a person has the right to acquire voting or investment power within 60 days.

Title of Class	Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Common	Paul M. Barbas	85,823(3)(4)	<1%
Common	Frederick J. Boyle	55,425(3)(4)	<1%
Common	Scott J. Kelly	44,430(3)(4)(7)	<1%
Common	Daniel J. McCabe	65,681(3)(4)	<1%
Common	Gary G. Stephenson	71,598(3)(4)(7)	<1%
Common	Douglas C. Taylor	264(3)	<1%
Common	Robert D. Biggs	12,163(5)(6)	<1%
Common	Paul R. Bishop	47,755(6)	<1%
Common	Frank F. Gallaher	11,177(5)(7)	<1%
Common	Barbara S. Graham	13,448(5)(6)	<1%
Common	Glenn E. Harder	16,970(5)(6)	<1%
Common	General Lester L. Lyles (Retired)	17,271(5)(6)	<1%
Common	Pamela B. Morris	21,316(5)(7)	<1%
Common	Dr. Ned J. Sifferlen	34,968(5)(6)(7)	<1%
Common	Current Directors and Executive Officers as a group	591,758(3)(4)(5)(6)(7)(8)(9)	<1%

(1)

Unless otherwise noted, we believe that each person has sole voting power and sole investment power over the shares listed.  Fractional shares have been rounded down to the nearest whole share for presentation purposes.

(2)

Ownership percentages are based on our common stock outstanding as of June 1, 2011.  Shares of our common stock that were not outstanding, but which a person has the right to acquire within 60 days of June 1, 2011, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person.  However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(3)

Includes allocated common shares held under trust in connection with the DPL Inc. Employee Stock Ownership Plan and/or The Dayton Power and Light Company Employee Savings Plan (“Employee Qualified Plans”):  Mr. Barbas − 667 shares; Mr. Boyle – 3,812 shares; Mr. Kelly – 9,537 shares; Mr. McCabe – 1,369 shares; Mr. Stephenson – 245 shares; and Mr. Taylor – 264 shares; and current directors and executive officers as a group – 44,118 shares.  Participants of the Employee Qualified Plans are entitled to direct the trustee as to how to vote shares allocated to their accounts.  Allocated common shares for which participants do not provide timely voting instructions are voted by the trustee.  Participants of the Employee Qualified Plans have investment power only over their allocated shares that have vested.

(4)

Includes unvested shares of restricted common stock with voting rights:  Mr. Barbas – 36,019 shares; Mr. Boyle – 41,113 shares; Mr. Kelly – 26,748 shares; Mr. McCabe – 38,465 shares; Mr. Stephenson – 47,953 shares; and current directors and executive officers as a group – 236,639 shares. Individuals have no investment power over unvested shares of restricted common stock.

(5)

Includes restricted stock units which are settled in common shares that a recipient could receive within 60 days of June 1, 2011:  Mr. Biggs – 7,160 units; Mr. Gallaher – 8,802 units; Ms. Graham – 7,160 units; Mr. Harder – 9,210 units; Gen. Lyles – 9,210 units; Ms. Morris – 6,316 units; Dr. Sifferlen – 9,210 units; and current directors and executive officers as a group – 57,068 units.  These individuals have no voting or investment power over their restricted stock units.

(6)

Includes restricted stock units held under a master trust for non-employee directors under the 1991 Amended Directors’ Deferred Compensation Plan. These restricted stock units are settled in common shares upon the person ceasing to be a non-employee director of the Company:  Mr. Biggs – 3,244 units; Mr. Bishop – 39,246 units; Ms. Graham – 4,529 units; Mr. Harder – 7,760 units; Gen. Lyles – 8,061 units; Dr. Sifferlen – 22,458 units; and current directors and executive officers as a group – 85,298 units.  These individuals have no voting or investment power over their restricted stock units.

(7)

Includes shares jointly held with spouse (Mr. Kelly – 8,145 shares; Mr. Stephenson – 23,400 shares; Mr. Gallaher – 2,375 shares; Dr. Sifferlen – 3,300 shares; and current directors and executive officers as a group – 45,836 shares) or shares held by a trust under which the individual and his or her spouse share voting power and investment power (Ms. Morris – 15,000 shares and current directors and executive officers as a group – 16,428 shares).

(8)

Includes common shares deferred under our Long-Term Incentive Plan, which an individual could receive within 60 days of June 1, 2011:  current directors and executive officers as a group – 7,392 shares.  Individuals have no voting or investment power over these deferred common shares.

(9)

This group of 19 persons includes all current directors and executive officers listed under “Information About the Director Nominees, the Continuing Directors and the Executive Officers” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as an independent committee to provide oversight of our financial accounting and reporting processes, system of internal controls and compliance with laws and regulations.  The Audit Committee is governed by a written charter that has been approved and adopted by the Board of Directors.

The Audit Committee of our Board of Directors is currently comprised of four independent directors.  The Board has determined that each member of the Audit Committee is an “independent director” pursuant to Section 303A.02 of the New York Stock Exchange (“NYSE”) listing standards and meets the independence requirements contained in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  In addition, the Board of Directors has determined that each member of the Audit Committee meets the NYSE standards of financial literacy.  Moreover, the Board of Directors has determined that at least two members of the Audit Committee have accounting or related financial management experience pursuant to the listing standards of the NYSE, and that Ms. Graham and Mr. Harder meet the definition of an “audit committee financial expert” based on the criteria set forth under SEC rules.

Pursuant to Section 303A.07 of the NYSE listing standards and the Charter of the Audit Committee, no director may serve as a member of the Audit Committee if he or she serves on the audit committees of more than three other public companies, unless the Board of Directors determines that such simultaneous service would not impair such director’s ability to serve effectively on the Audit Committee.  We have determined that each member of the Audit Committee is in compliance with this NYSE listing standard and the Audit Committee Charter.

Our management has primary responsibility for our reporting process and for preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  Our independent public accountant, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committee reviewed the audited financial statements and had discussions with management and KPMG LLP.  Additionally, the Audit Committee held discussions with KPMG LLP on matters required by Statement on Auditing Standards No. 61, as amended.  The Audit Committee received from KPMG LLP written disclosure and a letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with audit committees concerning independence.  This information was discussed with KPMG LLP.

Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2010, be included in the DPL Inc. Annual Report on Form 10-K for fiscal year ended December 31, 2010.

This Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference in any such filings.

DPL Inc. Audit Committee

Barbara S. Graham, Chair
Glenn E. Harder, Vice Chair
Frank F. Gallaher
Dr. Ned J. Sifferlen

COMPENSATION OF DIRECTORS

Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, is responsible for recommending the compensation program for directors.  A director who is also an employee of the Company does not receive additional compensation for service as a director.  The following table shows the annual compensation program for non-employee directors that has been in place since 2007.

Annual Board Cash Retainer (for service on our Board and the DP&L Board)	$54,000
Annual Board Equity Retainer (paid in restricted stock units of DPL Inc.)	$54,000
Chairman of the Board Annual Cash Retainer	$125,000
Committee Chair Annual Cash Retainer	$10,000
Board Meeting and Committee Meeting Cash Fees (per in-person meeting)	$1,500
Board Meeting and Committee Meeting Cash Fees (per telephonic meeting)	$750

The following table sets forth compensation earned by non-employee directors of the Board during the fiscal year ending December 31, 2010.  Mr. Barbas, who serves as a director and our President and Chief Executive Officer, did not receive additional compensation for his services as a director.  All of the directors named below are currently serving on the Board.

Director Compensation – 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul M. Barbas	N/A	N/A	N/A	N/A	N/A
Robert D. Biggs	$ 72,000	$54,187	$0	$5,273	$131,460
Paul R. Bishop	$ 96,250	$54,187	$0	$5,013	$155,450
Frank F. Gallaher	$ 87,750	$54,187	$0	$3,594	$145,531
Barbara S. Graham	$ 97,750	$54,187	$0	$3,794	$155,731
Glenn E. Harder	$212,750	$54,187	$0	$3,093	$270,030
General Lester L. Lyles (Retired)	$ 85,500	$54,187	$0	$2,594	$142,281
Pamela B. Morris	$ 85,500	$54,187	$0	$5,594	$145,281
Dr. Ned J. Sifferlen	$ 97,750	$54,187	$0	$4,832	$156,769

(1)

Represents the grant date fair market value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), of $54,187 for the 1,969 restricted stock units granted to each non-employee director on April 28, 2010, as part of the 2010 annual Board retainer.  The number of restricted stock units granted to each non-employee director on April 28, 2010 was computed by dividing the value of the current annual Board equity retainer of $54,000 by $27.42, which was the average closing market price of the Company’s common stock over the 180-day period preceding the grant date of April 28, 2010.  The grant date fair value reported in the table for each non-employee director was computed by multiplying the 1,969 restricted stock units granted to the director by the closing market price of the Company’s common stock on April 27, 2010, the date immediately preceding the grant date, of $27.52 per share.

(2)

The aggregate number of stock awards outstanding as of December 31, 2010 for each non-employee director was 2,040, which consisted of the restricted stock units awarded to the director as part of the 2010 Board retainer and dividends declared and paid on those restricted stock units that were reinvested as additional restricted stock units.

(3)

No options were awarded to directors in 2010.  Of all the non-employee directors, only Mr. Biggs had option awards (for 75,000 Company common shares) that were awarded prior to 2010 and were outstanding as of December 31, 2010.

(4)

The amounts shown include: (i) perquisites and personal benefits, (ii) amounts reimbursed for the payment of taxes, (iii) charitable matching program payments and (iv) dividends credited in 2010 on stock awards of restricted stock units that were not factored into the grant date fair value of the stock awards.  The amount of each of these four categories of All Other Compensation for each non-employee director was less than $10,000.  Of the total amounts shown, the following non-employee directors received the following amounts for reimbursement of taxes:  Mr. Biggs – $658; Mr. Bishop – $395; Mr. Harder – $475; and Dr. Sifferlen – $78, and the following non-employee directors received the following charitable matching program payments for 2010 pursuant to a Company charitable matching program available to all directors and employees under which the Company matches contributions to certain organizations up to $2,000 per year:  Mr. Biggs – $2,000; Mr. Bishop – $2,000; Mr. Gallaher – $1,000; Ms. Graham – $1,200; Ms. Morris – $2,000; and Dr. Sifferlen – $2,000.  The amount shown for Ms. Morris also includes an additional charitable matching program payment of $1,000 for year 2009, which was not included in the 2009 compensation reported for her in the Director Compensation table for that year.

Restricted stock units issued to directors in connection with the Company’s current director compensation program are issued under the Company’s Equity Performance and Incentive Plan and governed by individual award agreements.  The number of restricted stock units awarded to each director is computed by dividing the cash value of the annual Board equity retainer by the average closing market price of the Company’s common stock over the 180-day period preceding the grant date.  Generally, restricted stock units are awarded on the date of the Company’s annual meeting of shareholders and vest on April 15 of the following year.  If a director’s service on the Board is terminated due to death or disability, or if a change in control of the Company occurs, the restricted stock units vest immediately.  A director that ceases to be a Board member for any other reason before the vesting date is entitled to a pro-rated portion of his or her restricted stock units.  Restricted stock units are settled in Company common stock.  Any unvested restricted stock units are forfeited.  Restricted stock units do not have voting rights.  Dividend equivalents are earned on restricted stock units as declared and paid and are reinvested in additional restricted stock units.  Each director has the right to defer all or a portion of his or her restricted stock units upon vesting.  Directors who have deferred restricted stock units are entitled to receive Company common stock upon their retirement or resignation from the Board.  Payments are made at the election of the director in a lump sum (mandatory for account balances less than $100,000) or in annual installments over a period of up to five years.

To ensure that non-employee directors’ financial interests are aligned with the long-term interests of the Company and its shareholders, pursuant to our Corporate Governance Guidelines, each non-employee director is expected to hold a minimum of five times the amount of his or her annual equity Board compensation in Company common stock.  Each non-employee director is given five years to acquire this level of stock ownership and individual circumstances impacting compliance with this policy will be considered. The guidelines do not include any repercussions for not satisfying stock ownership levels.  As of the June 1, 2011 date used to measure director ownership of Company securities reflected on page 72 of this Proxy Statement, each non-employee director had either satisfied these ownership guidelines or had time remaining to do so.  The average stock price of Company common stock during the prior 12 months is used to determine satisfaction of the guidelines.

The Company maintains the 2006 Deferred Compensation Plan for Non-Employee Directors, which generally enables directors to defer all or a portion of their director cash fees earned in a particular year.  If a director elects to defer any amount, such deferred amounts are included as compensation for purposes of the Director Compensation Table, but are not considered compensation for tax purposes in the year earned.  Deferred compensation plan account balances accrue earnings based on investment options selected by the director, which include units of certain publicly traded mutual funds.  DPL common stock is not an investment option under this plan.  Deferred compensation plan account balances are paid in cash generally following retirement or resignation from the Board, in a lump sum or in annual installments over a period of up to five years as determined by the director’s deferral election form.

NOMINATION PROCESS

Role of the Nominating and Corporate Governance Committee

We have established a set of Corporate Governance Guidelines, which includes qualification criteria the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors.  Our Corporate Governance Guidelines are available on our website at www.dplinc.com.  In making recommendations of nominees pursuant to the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee takes into consideration factors it deems appropriate, including the potential candidate’s character and other personal attributes, education, experience, knowledge and skills, the composition and needs of the Board and whether the candidate is “independent” as determined under the listing standards of the NYSE and the requirements of the Exchange Act.  Our directors must be ethical individuals of proven judgment and competence.

The Nominating and Corporate Governance Committee does not have a formal diversity policy.  However, as noted in the Corporate Governance Guidelines, the committee and Board seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and our shareholders, and believe that it is essential that Board members have a diversity of experience, expertise, viewpoints, skills and specialized knowledge.  A candidate’s professional and personal background should enable him or her to acquire the knowledge and insight necessary to effectively fulfill the duties of a director.  In evaluating a candidate, the Nominating and Corporate Governance Committee considers the extent of an individual’s leadership experience in business and administrative activities; expertise in the industries in which we operate; his or her integrity; his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board; and whether he or she has the requisite time available for service as a Board member and is capable of serving the interests of shareholders.  In assessing whether a candidate has the appropriate time to devote to Board service, the Nominating and Corporate Governance Committee will consider the number of Boards of directors on which such candidate already serves.  The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates, whether they are recommended by us or by our shareholders.

Our Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively, which includes an assessment of its director nominee procedures and practices.  The Nominating and Corporate Governance Committee also conducts its own annual self-evaluation and assesses the Board to determine whether it and the Board are functioning effectively in these areas.

The Nominating and Corporate Governance Committee may retain a director search firm to help identify director candidates.  Although the committee has retained a director search firm in the past, it did not retain a search firm for purposes of the election of directors to which this Proxy Statement relates.

Candidates Proposed by Shareholders for Consideration

The Nominating and Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by shareholders.  A shareholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide:  (i) evidence in accordance with the provisions of Regulation 14a-8 under the Exchange Act of compliance with the shareholder eligibility requirements and (ii) all information regarding the candidate(s) that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board including, without limitation, name, age, business and residence addresses, principal occupation or employment, and stock ownership.  Shareholders should send the required information to DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.

In order for a recommendation to be considered by the Nominating and Corporate Governance Committee for the 2012 Annual Meeting of Shareholders, the Corporate Secretary must receive the recommendation no later than the close of business local time on February 23, 2012.  Such recommendations must be sent via registered, certified or express mail (or other means that allows the shareholder to determine when the recommendation was received by us).  Upon receipt of a properly submitted shareholder recommendation, the Corporate Secretary will send to the proposed nominee a Director Nominee Biographical Data questionnaire for completion.  The Corporate Secretary will then send any shareholder recommendations, along with the completed Director Nominee Biographical Data questionnaire(s), to the Nominating and Corporate Governance Committee for consideration at a future Nominating and Corporate Governance Committee meeting.  Individuals recommended by shareholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.

In addition, our Regulations permit shareholders the opportunity to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected in accordance with the notice of the meeting.  Shareholders intending to nominate a person for election as a director must comply with the requirements set forth in our Regulations, which were filed with the SEC as Exhibit 3(b) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are available at our website at www.dplinc.com and can also be obtained, without charge, upon written request to our Corporate Secretary, whose address is DPL Inc., c/o Corporate Secretary, 1065 Woodman Drive, Dayton, Ohio 45432.  The Regulations require that we receive written notification from the record shareholder containing the information described in the second preceding paragraph above and any other information required by the Regulations no later than the close of business 50 days prior to the meeting.  If, however, less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder must send the notice to us no later than the tenth business day after notice of the meeting date is made.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis (CD&A) is designed to help you understand how and why the Company compensates its named executive officers in the manner it does and to provide context for the detailed compensation tables and narrative descriptions that start on page 92.  Throughout this Proxy Statement, the individual who served as our President and Chief Executive Officer (our “CEO”) and the individual who served as our Chief Financial Officer during fiscal year 2010, as well as the other individuals included in the compensation tables, are referred to as the “named executive officers.”  The names and positions of our named executive officers for 2010 are set forth in the table below.  All of the named executive officers are executive officers of the Company as of the date of this Proxy Statement, except Mr. Taylor who resigned as an executive officer of the Company in September 2010.

Name	Position
Paul M. Barbas	President and Chief Executive Officer
Frederick J. Boyle	Senior Vice President and Chief Financial Officer
Scott J. Kelly	Senior Vice President
Daniel J. McCabe	Senior Vice President and Chief Administrative Officer
Gary G. Stephenson	Executive Vice President, Operations
Douglas C. Taylor	Former Senior Vice President, General Counsel and Corporate Development

Executive Summary

The following executive summary provides a brief overview of the more detailed disclosures set forth in this Compensation Discussion and Analysis.

•

Our executive officer pay philosophy is generally to provide competitive market compensation to reward individual and Company short-term and long-term performance and to attract and retain qualified executive officers.

•

We provide our executive officers with base salaries, performance-based annual cash incentives, equity incentives (including performance-based long-term equity incentives), a perquisite allowance, supplemental retirement, deferred compensation, severance and change of control benefits.  Executive officers are also eligible for other Company benefits generally available to full-time management employees.

•

The key elements of 2010 executive officer compensation were (1) base salaries (used to attract and retain), (2) performance-based annual cash incentives based on corporate, business unit and individual objectives (used to incentivize short-term performance) and (3) equity awards, including performance-based long-term equity incentives based on the three-year total return that our shareholders receive on our stock relative to the stock of other companies (used to incentivize long-term performance).

•

Our Board of Directors makes all final compensation decisions based on the recommendations of our Compensation Committee.

•

The Compensation Committee has retained the global compensation consulting firm Towers Watson to help it determine and recommend executive officer compensation.  We adopted a Policy on Compensation Consultant Independence in 2009 that requires that all requests for Towers Watson’s executive compensation services be approved by the Compensation Committee or its Chair.

•

In 2010, Towers Watson provided the Compensation Committee with a competitive pay analysis of the compensation established by other companies and their executive officers that were similar to DPL and its executive officers.  We reviewed this market data and other factors, such as budgetary considerations, internal pay comparisons and the role of each executive officer, when determining and recommending 2010 executive officer compensation.  We considered +/- 15th around the 50% percentile of the market data to be a market competitive range for our executive officers’ target compensation, with the possibility of actual incentive payments above or below that range for superior or diminished performance.

•

We established target total 2010 compensation (consisting of the key compensation elements of base salaries and target cash and equity incentive payments for annual and long-term performance) for each of the named executive officers (except Mr. Stephenson) within the competitive ranges of the market data we received from Towers Watson.  Mr. Stephenson was promoted to Executive Vice President, Operations in February 2010 and his target total 2010 compensation was set below the market competitive range for his comparable benchmarked position due to his brief tenure in this new position, but at levels that reflected Mr. Stephenson’s strong experience and skill sets and our desire to retain him and properly motivate his performance for the Company and its shareholders.

•

The 2010 performance goals for executive officers under our annual cash incentive plan related to achievement in the Company’s earnings per share, the Company’s cash flow from operations, the earnings before interest and taxes of the Company’s Transmission/Distribution Operations and Generation/Commercial Operations business units and select individual objectives for each executive officer.  The Company achieved $2.50 of earnings per share in 2010, which was above its target performance for the year.  Similarly, the Company’s cash flow from operations (adjusted for cash payments to its pension plan during 2010) and its earnings before interest and taxes for its Transmission/Distribution Operations business unit (adjusted for a reallocation of transmission revenues from that business unit) also exceeded targeted performance for the year.  The Company’s earnings before interest and taxes for its Generation/Commercial Operations business unit (adjusted for a reallocation of transmission revenues to that business unit) also performed well, resulting in performance above threshold, but below target, measures.  Based on these results, as well as the performance of their 2010 individual objectives, the named executive officers earned annual cash incentives above their targeted payouts.

•

The performance metric for executive officers under their long-term equity incentive awards granted in 2010 was the Company’s total shareholder return from 2010 to 2012 relative to the total shareholder return of the Company’s strategic peer companies for the same period.  The results of this long-term performance award will not be determined until after the end of the performance period on December 31, 2012.  The long-term equity incentive award granted in 2008 to the named executive officers for the 2008 to 2010 performance period was also based on Company total shareholder return during that period.  The performance for this period was below the threshold performance level and resulted in no payments to the named executive officers.

•

Pursuant to restricted stock matching programs that the Company had established for executive officers in previous years to further align their interests with those of our shareholders, the named executive officers received shares of restricted stock in 2010 based on their acquisitions of Company common stock.  The Board of Directors also awarded Mr. Boyle 6,003 shares of Company common stock in 2010 in recognition of Mr. Boyle’s outstanding leadership and management of the Company’s financial matters and for retention purposes.

•

We provided a $20,000 cash allowance to each of our named executive officers in 2010 and other limited perquisites.  Going forward, the Compensation Committee will not recommend an annual cash allowance to any executive officer appointed after December 31, 2010.

•

As in prior years, we made a contribution in 2010 to the account of each named executive officer under a supplemental defined contribution retirement plan that the Company maintains to replace retirement benefits to our executive officers that are lost due to tax regulations that limit their participation in the qualified defined benefit retirement plan that is generally available to all of our employees.

•

Mr. Taylor resigned as an executive officer of the Company in September 2010.  To ensure certainty and clarity with respect to Mr. Taylor’s resignation, and to secure his assistance in effectively transitioning his duties to his successor, the Company and Mr. Taylor entered into a separation agreement under which Mr. Taylor was entitled to separation payments and benefits from the Company.

•

Under the oversight of the Company’s Audit Committee, the Company’s Enterprise Risk Management Committee conducted a risk assessment of the Company’s executive officer compensation plans in place during 2010 and found that these plans were not reasonably likely to have a material adverse effect on the Company.

•

As summarized above, we believe that we established our 2010 executive compensation program within appropriate market competitive and risk parameters and aligned it with the interests of our shareholders by tying the program to the short-term and long-term performance of our Company and ensuring the attraction and retention of qualified executive officers to achieve Company performance.

Goals and Objectives of our Standardized Executive Officer Compensation Program

We have a comprehensive standardized compensation program applicable to all executive officers, including the named executive officers.  Our executive officer compensation program is designed to:

•

Align with our general pay philosophy of providing competitive market compensation to reward individual and Company performance and to attract and retain qualified executives;

•

Link a significant amount of executive officer compensation to Company annual and long-term performance through incentive plans; and

•

Provide the Compensation Committee with a logical framework to measure and pay for executive officer performance that is fairly and consistently applied.

The key elements of our executive compensation program in 2010 were base salaries, performance-based annual cash incentives and equity awards, including performance-based long-term equity incentives.  A discussion of the 2010 compensation established under our executive compensation program for each of the named executive officers is located below.

Approach to Executive Officer Compensation

To achieve our compensation goals, we use the 50th percentile of select compensation market data as an initial reference when establishing executive officer:  (i) base salaries; (ii) target total cash compensation, which is a combination of base salaries and target cash incentive payments for annual performance; and (iii) target total direct compensation, which is a combination of target total cash compensation and target equity incentive payments for long-term performance.

We use the 50th percentile of select market data to adequately compete with other companies for executive talent and consider +/- 15% around the 50th percentile to be a market competitive range for executive officer base salaries, target total cash compensation and target total direct compensation.  We may establish or pay compensation above or below these ranges to recognize budgetary considerations, internal pay equity and individual factors, such as the executive officer’s role, tenure, experience, responsibilities, contributions and potential contributions to the Company and the need for retaining the executive officer in light of the marketplace for his or her experience and skills.  In setting 2010 executive officer compensation, we also recognized and reviewed the general economic conditions at the time and its effect on market compensation levels, as well as the restricted stock awards and matching programs that had been granted to the executive officers in prior years.

Our base salaries and non-performance based awards and benefits are primarily designed to attract and retain our executives and our performance-based incentives are primarily designed to link compensation with performance.  Our annual cash incentive compensation is intended to reward short-term performance and our equity-based long-term incentive compensation is intended to reward long-term performance.  Through this approach, we seek to recognize and balance an executive’s achievements in managing the day-to-day business and challenges of our Company and the accomplishment of our annual and long-term Company objectives.

Executive Officer Compensation Process

Compensation Committee and Management.  In February 2010, the Compensation Committee approved the “DPL Compensation Principles,” a set of compensation principles approved as an amendment to the Compensation Committee Charter.  These principles are intended to balance appropriate risk-taking with incenting the right behaviors to drive short and long term Company performance.  Under the guidance of these “DPL Compensation Principles,” the Compensation Committee oversees the Company’s executive officer compensation program and plans, approves annual and long-term executive officer goals and objectives; approves and recommends to the Board executive officer compensation base salaries and opportunities; and evaluates the performance of the executive officers in light of previously established goals and objectives.  Our CEO recommends to the Compensation Committee base salaries and incentive compensation opportunities for the other executive officers.  Our CEO also solicits individual goals from the executive officers, reviews those goals and then makes individual goal recommendations for these executive officers to the Compensation Committee.  In 2010, other members of management, consistent with their roles within the Company, also provided information and advice to our CEO and the Compensation Committee on the following matters:  the Company’s 2010 operating plan that was used to establish 2010 financial performance goals under our annual incentive plan; peer group, payout schedules and incentive opportunity recommendations for our incentive plans; regulatory developments affecting executive officer compensation; stock ownership guidelines; eliminating the cash perquisite allowance for new executive officers; and risk assessment as it relates to our executive officer compensation program.  None of our executive officers, including the CEO, has any direct role in recommending or approving his or her own compensation or award levels and no executive officer is present at any Compensation Committee meeting where his or her performance or compensation is being discussed or determined.

Compensation Consultant.  The Compensation Committee has contracted directly with the global compensation consulting firm Towers Watson under a master services agreement to provide executive compensation related services to it from time to time and has sole authority to approve the fees and the terms of service.  The full Board of Directors also has separately contracted with Towers Watson under a master services agreement to provide consulting services unrelated to executive officer compensation to the Board or Company management from time to time and the Board has the authority to approve the fees and terms of service.

Under the Company’s policy on compensation consultant independence that was adopted in 2009, executive compensation services requested of Towers Watson by a Compensation Committee member or management must be approved by the Compensation Committee or its Chair and any other services requested by the Board or management must be approved by the Board of Directors or its Chairman.  In addition, the policy requires Towers Watson to provide information to the Compensation Committee concerning all the work it has performed for the Compensation Committee, the full Board of Directors and management.  The Compensation Committee also has the right under the compensation consultant independence policy to amend the policy or require Towers Watson to refrain from providing services to the full Board or management if the Compensation Committee or full Board believes that the services may result in a conflict of interest or influence Towers Watson’s independence or objectivity.

The Compensation Committee engaged Towers Watson to assist it in determining and recommending executive compensation for 2010.  Towers Watson provided to the Compensation Committee the following services relating to executive officer compensation:  market compensation data and analyses concerning compensation levels; incentive plan design review; tally sheets and wealth accumulation analysis; executive perquisite analysis; information on current compensation trends, regulatory issues and developments, and risks assessment processes; assistance with the Company’s proxy statement for its annual meeting of shareholders; and calculations regarding the number of performance shares earned by Company officers pursuant to the terms of the Company’s long-term incentive plan.  The information provided by Towers Watson was given to and used by the Compensation Committee, our CEO and our senior Human Resources executive to assist them in their compensation review, analysis, decisions and recommendations.  At the request of the Compensation Committee, Towers Watson attends Compensation Committee and select Board meetings.

Benchmarking.  Consistent with its use in prior years, the Compensation Committee used market data provided by Towers Watson in connection with benchmarking and setting 2010 executive officer compensation.  The market data included information from energy companies, general industry companies and our strategic peer companies.  The Compensation Committee believed that this information would provide a broad and useful set of compensation data to fulfill its goal of attracting and retaining executives from the energy and general industry sectors in which it competes for executive talent.  The positions of all of the named executive officers were benchmarked against comparable positions in the energy industry and our strategic peer companies.  The positions of Messrs. Barbas, Boyle, McCabe and Taylor were also benchmarked against general industry compensation data since those executive officer positions could be recruited more broadly from other industries.

The energy industry and general industry data continued to be based on Towers Watson’s Energy Services Executive Database (the “Energy Benchmarking Survey”) and Towers Watson’s General Industry Executive Compensation Database (the “General Benchmarking Survey”), respectively.  Towers Watson reported to us that the Energy Benchmarking Survey database contained the 98 energy companies listed on Appendix D of this Proxy Statement located on page D-1 and the General Benchmarking Survey included data from the 428 companies listed on Appendix E of this Proxy Statement located on page E-1.  We had also used these surveys in connection with establishing prior years’ executive officer compensation.

Our strategic peer companies are primarily electric utilities of relatively similar size and strategic positioning to our Company and consisted of the 23 companies listed on Appendix D of this Proxy Statement on page D-1 of this Proxy Statement.

Benchmarking data is adjusted by Towers Watson to account for size differences between our Company and the other companies.  In addition, to the extent that an executive officer’s additional job functions and responsibilities were not reflected in his or her respective benchmarked job category, the market data may be increased or decreased to account for the additional or reduced responsibilities and job functions in an amount based on Towers Watson’s experience in these matters.  The market data for the following named executive officers was increased for 2010 to account for their respective additional responsibilities:  Mr. Kelly for his responsibilities at the time in our customer service areas and Mr. Taylor in the area of corporate development.

For each benchmarked executive officer position, we considered as our initial reference the range between the lowest and highest of the 50th percentiles of the strategic peer group, energy industry, and general industry market data.  This range was used to help ensure that our executive officer compensation was competitive and appropriate relative to our strategic peer companies, as well as to the broader group of energy and general industry companies in which our executive officers could potentially seek employment.  We considered +/- 15% around this range (the “Target Competitive Range”) to be a market competitive range for executive officer base salaries, target total cash compensation and target total direct compensation.  We also established compensation for a named executive officer below his Target Competitive Range to recognize individual and other factors.  The setting of our named executive officer base salaries; annual incentive opportunities and resulting target total cash compensation; and long-term incentive opportunities and resulting target total direct compensation is discussed further below.

Impact of Tax and Accounting Requirements.  Section 162(m) of the Internal Revenue Code generally limits the Company’s income tax deduction for compensation paid to certain of its executive officers to $1 million, unless the compensation is based upon certain performance objectives or otherwise excluded from the limitation, such as is the case with our long-term incentive performance share awards.  We have undertaken to qualify certain components of our incentive compensation to executive officers for the performance exception to non-deductibility.  However, the Company may choose to forego the deductions on occasion if it determines such action to be in the best business interests of the Company to recognize and motivate executive officers as circumstances warrant.  In 2010, all the compensation paid to our named executive officers was deductible under Section 162(m).  In addition, when determining whether to offer a particular form of equity compensation to executives, the Compensation Committee takes into account the accounting implications associated with that form of compensation.

Stock Ownership Guidelines.  The Company has stock ownership guidelines for officers to help align the interests of our executive officers and shareholders.  Company securities that qualify for the guidelines include earned performance shares, restricted stock, common shares (including those held in our ESOP and 401(k) plans) and any of the foregoing that are deferred by the officer under a Company plan.  Officers are required to maintain ownership of Company securities in accordance with the guidelines set forth below.  To help further align our Chief Executive Officer’s interest with the interests of our shareholders, the Chief Executive Officer’s stock ownership guideline was increased in 2010 from 4X his base salary to 5.5X his base salary.

Position	Ownership as a Multiple of Base Salary
Chief Executive Officer	5.5x
Executive Vice President or Senior Vice President	2x
Vice President	1x

Each officer is required to retain at least 50% of any after-tax shares he or she receives from restricted stock awards or under our long-term incentive plan until the officer satisfies these stock ownership guidelines.  An officer may, if approved by our CEO and senior Human Resources executive, be excused from these guidelines if he or she is under a hardship situation or is within three years of retiring from the Company.  No requests for, or approvals of, any excusals have been made under our stock ownership guidelines.  Given the short tenure of many of the Company’s executives, the Company’s Board of Directors anticipated a period of several years before executives would meet the guidelines.  As such, the terms of the stock ownership guidelines do not at this time include any repercussions for not complying with the guidelines.  As of the June 1, 2011 date used to measure management’s ownership of Company securities reflected on page 72 of this Proxy Statement, Mr. Barbas, who has been our President and Chief Executive Officer for less than five years, has acquired approximately 67% of the stock necessary to satisfy the increased stock ownership guideline established for him in 2010 and the other named executive officers (excluding Mr. Taylor who resigned in 2010) have fully satisfied their guidelines that have been in place for them since 2007.  The average stock price of Company common stock during the prior 12 months is used to determine satisfaction of the guidelines.

Executive Compensation Program Elements

Our executive compensation program is designed to create a balance between fixed and variable pay, short-term and long-term compensation and cash and equity-based compensation.  We do not target an element or form of compensation to be a particular percentage of total compensation.  Rather, the Compensation Committee reviews the weighting of each element of compensation in the context of the market data, budgetary considerations, internal pay equity and each executive officer’s individual factors to ensure that such weightings conform to our compensation goals and our philosophy of linking a significant portion of an executive’s pay to performance and attracting and retaining qualified executives.  Weightings among executive officers may vary depending on these factors.

The key elements of compensation provided to our named executive offices in 2010 were:

•

Base Salaries;

•

Opportunities to earn annual performance-based cash incentives under our Executive Incentive Compensation Plan; and

•

Opportunities to earn long-term performance-based equity incentives and other equity awards under our Equity Performance and Incentive Plan.

The Company also provided its executive officers with a Severance Pay and Change of Control Plan, an Executive Cash Perquisite Allowance and other limited perquisites, a Supplemental Executive Defined Contribution Retirement Plan, a Pension Restoration Plan and Executive Deferred Compensation Plans.  In addition, one of our named executive officers was entitled to payments in 2010 under the Company’s discontinued Management Stock Incentive Plan, based on awards made in prior years.  Named executive officers were also eligible for Company benefits that were generally available to all full-time management employees of the Company, including The Dayton Power and Light Company Employee Savings Plan (a 401(k) plan which includes Company matching contributions of Company common stock); the DPL Inc. Employee Stock Ownership Plan; The Dayton Power and Light Company Retirement Income Plan; charitable contribution matching program; health, dental and vision coverage; Company-paid life insurance; disability insurance; tuition reimbursement; paid holidays, vacation and illness time; and other benefits.

Base Salaries

Base salaries are designed to attract and retain experienced and qualified executives and to provide executives with fixed cash compensation for services rendered during the year.  The Compensation Committee typically approves base salary rate adjustments at its February meeting and periodically at times throughout the year to reflect changes in job scope or responsibility.

The 2010 base salary rates for the named executive officers were set in February 2010 after reviewing the compensation market data from Towers Watson and our CEO’s base salary recommendations for executive officers other than himself.  The base salary rates were established after consideration of the market data for the executive officers’ respective job functions, budgetary considerations, internal pay comparisons and the executive officers’ prior compensation levels, experience in their respective fields and with our Company, past and potential contributions, demand for skill sets in the marketplace and our desire to retain these individuals.  Other than Mr. Stephenson’s 2010 base salary rate, the 2010 base salary rates for the named executive officers were set within the Target Competitive Ranges for the named executive officers’ respective benchmarked positions.  Mr. Stephenson was promoted to Executive Vice President, Operations in February 2010 and his 2010 base salary rate was set below the Target Competitive Range for his comparable benchmarked position because of his brief tenure in that position, but at a level that reflected Mr. Stephenson’s position as Executive Vice President, his strong experience and skill sets and our desire to retain him.

The following table shows for each named executive officer the annual base salary rate that took effect in February 2010, the annual base salary rate that was in effect immediately prior to February 2010 and the percentage increase between those two annual base salary rates.  The actual base salary amounts paid to the named executive officers for 2010 are set forth under the “Salary” column of the Summary Compensation Table on page 92.

Annual Base Salary Rates

Name	2009 Annual Base Salary Rate	2010 Annual Base Salary Rate	Percentage Increase
Mr. Barbas	$675,000	$675,000	0%
Mr. Boyle	$330,000	$350,000	6.1%
Mr. Kelly	$268,000	$280,000	4.5%
Mr. McCabe	$273,000	$293,000	7.3%
Mr. Stephenson	$319,400	$365,000*	14.3%*
Mr. Taylor	$291,200	$300,000	3.0%

*

Mr. Stephenson’s 2010 annual base salary rate and percentage increase reflect, in part, his promotion to Executive Vice President in February 2010.

Annual Performance-Based Cash Incentives

Overview.  All of our named executive officers participated in our Executive Incentive Compensation Plan (“EICP”) for 2010.  The EICP is an annual performance-based cash incentive plan that rewards achievement of annual corporate, business unit and individual performance goals.  The EICP is designed to recognize and reward the contributions of individual executives as well as the contributions of the executive officer group to overall corporate success.  The Compensation Committee believes that this type of annual cash incentive plan helps achieve our short-term Company objectives by focusing our officers on short-term performance targets that impact Company performance and shareholder return.  The Compensation Committee establishes our CEO’s target annual incentive opportunity and performance goals under the EICP and, after reviewing our CEO’s recommendations, also approves and adopts annual incentive opportunities and performance goals for the other named executive officers.

The Compensation Committee’s intent is that these EICP performance goals should require strong performance levels relative to current business conditions, with actual performance either exceeding or falling below target performance in any given year.  Maximum performance levels should be achieved only if performance results are exceptional.  Performance results must achieve threshold performance for any payout to occur.  Target payouts under the EICP are doubled for performance at the maximum level and reduced in half for performance at threshold, with an opportunity to receive a payout if performance is in between set levels of performance.  However, no payouts under the EICP may be made for any year in which the Company has reduced the dividend on its common stock.

Target Annual Incentive Opportunities.  Target annual incentive opportunities under the EICP are set annually as a percentage of base salary after reviewing the target total cash compensation market data provided by Towers Watson, budgetary considerations, internal pay comparisons and the executive officers’ prior compensation levels, experience in their respective fields and with our Company, past and potential contributions, demand for skill sets in the marketplace and our desire to retain these individuals.  Target total cash compensation is a combination of base salary and target annual incentive cash compensation under the EICP, and represents the target amount of compensation in the form of cash for day-to-day duties and annual performance that the Compensation Committee believes is appropriate to meet the Company’s compensation goals when determining executive officer compensation for the year.

Except for Mr. Stephenson, the 2010 target total cash compensation for the named executive officers was set within the Target Competitive Ranges for their respective benchmarked job positions.  Mr. Stephenson was promoted to Executive Vice President, Operations in February 2010 and his 2010 target total compensation was set below the market competitive range for his comparable benchmarked position because of his brief tenure in that position, but at levels that reflected Mr. Stephenson’s Executive Vice President position, his strong experience and skill sets and our desire to retain him and properly motivate his performance for the Company and its shareholders.

The resulting 2010 target annual incentive opportunities (expressed as a percentage of base salary) for the named executive officers that were approved by the Compensation Committee at its February 2010 meeting are set forth in the table below.

Name	2010 Target EICP Opportunity (% of base salary)
Mr. Barbas	75%
Mr. Boyle	50%
Mr. Kelly	45%
Mr. McCabe	45%
Mr. Stephenson	60%
Mr. Taylor	45%

Overview of Performance Goals.  Performance goals under the EICP may vary annually to reflect the Company’s business plans and market conditions.  The 2010 EICP performance goals for the named executive officers related to (i) the corporate financial measures of diluted earnings per share (EPS) and cash flow from operations (CFFO); (ii) the financial measure of earnings before interest and taxes (EBIT) for our Generation/Commercial Operations business unit; (iii) the financial measure of EBIT for our Transmission/Distribution Operations business unit; and (iv) individual operational and strategic tasks specific to each executive officer’s responsibilities.  The weighting among these EICP performance goals for each of the named executive officers was as follows:

Officer	EPS	CFFO	Generation/Commercial Operations EBIT	Transmission/Distribution Operations EBIT	Individual Goals
Mr. Barbas	55%	15%	0%	0%	30%
Mr. Boyle	50%	15%	10%	5%	20%
Mr. Kelly	45%	10%	0%	0%	45%
Mr. McCabe	45%	10%	10%	5%	30%
Mr. Stephenson	55%	15%	0%	0%	30%
Mr. Taylor	45%	10%	10%	5%	30%

The performance goal weightings reflected the continued emphasis on corporate and business unit goals that align an executive officer’s performance in relevant areas of responsibility and influence with overall Company performance and executive team-building.  Since our Chief Executive Officer and Executive Vice President are responsible for more overall Company-wide performance, they did not have business unit financial goals.  Similarly, the performance goals for our Chief Financial Officer were more heavily weighted toward corporate financial measures to reflect his broader responsibility for overall Company performance.  Mr. Kelly’s performance goals did not include business unit EBIT goals and were more heavily weighted in the area of individual performance to reflect his focus on improving the operations of one of our Company’s subsidiaries that does not affect the two business units noted above.  The Compensation Committee believed that the weightings of the EICP performance goals for our Chief Executive Officer and other named executive officers would emphasize the Company’s objective of overall Company performance and at the same time continue to recognize and reward strong performance for business unit and individual objectives.

2010 EICP goals and objectives were established at the Compensation Committee’s February meeting.  Initial performance measures for the EICP goals were also established at the Compensation Committee’s February meeting based, in part, on the Company’s operating plan for the year at that time.  The Company’s 2010 operating plan, and corresponding performance measures for the 2010 EICP corporate and business unit financial goals, were revised in April 2010, to account for the uncertain status at that time of DP&L’s filing with the Public Utilities Commission of Ohio to recover costs associated with studying and developing distribution system updates and the implementation of advanced metering infrastructure.  Final financial performance measures were developed and recommended by our CEO, with assistance from our Chief Financial Officer, based on our finalized 2010 corporate operating plan in April 2010.

Corporate Financial Goals.  As noted above, EICP corporate financial goals for 2010 related to diluted earnings per share (EPS) and cash flow from operations (CFFO).  EPS is an indicator of a company’s net income and profitability from operations and CFFO is an indicator of how effectively a company generates cash from its operations.  The Compensation Committee recommended the continued use of diluted earnings per share as a corporate financial goal for 2010 because it believed that investors are focused on earnings per share when measuring Company performance and profitability and thus an EPS goal would align the interests of management with our investors.  The Compensation Committee also recommended the continued use of the CFFO corporate financial goal because liquidity is also important for our Company and of interest to our investors, and the use of the CFFO corporate financial measure was designed to emphasize and align management goals with those liquidity interests.  In sum, the Compensation Committee believed that strong EPS and CFFO performance were important measures to gauge overall Company performance and to align named executive officer financial goals with shareholder interests in corporate profitability and liquidity.  To account for $40 million in Company cash contributions to our pension plan in 2010, the Compensation Committee adjusted the Company’s actual 2010 CFFO for purposes of measuring performance under the EICP.  The Compensation Committee concluded that the impact of the pension plan cash contributions was not reflective of core operating results upon which executive officer performance should be measured.

The Company’s 2010 actual EPS and adjusted CFFO are listed in the table below.  The Company’s 2010 EPS and unadjusted CFFO are included in the 2010 audited financial statements of the Company filed with the SEC as part of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2010.  The Company’s EPS and unadjusted CFFO for 2010 are labeled in our 2010 audited financial statements, respectively, as “Total Diluted” under the “Earnings per share of common stock” section of the Company’s Consolidated Statement of Results of Operations and as “Net cash provided by operating activities” in the Company’s Consolidated Statements of Cash Flows.

The following table shows the 2010 EICP corporate financial goals, the performance measures used to measure these goals and our year-end results and the payout for each goal as a percentage of the target payout for the goal.  Please note the performance measures and results for the corporate financial goals, as well as for the business unit financial goals detailed further below, are provided in the limited context of the Company’s 2010 compensation program and should not be understood to be a statement of the Company’s expectations or estimates of results of operations or compensation goals for 2011 or any other year.

Corporate Financial Goals – 2010

Corporate Financial Goal	Threshold	Target	Maximum	Result	Payout %
Diluted Earnings Per Share (EPS)	$2.26	$2.43	$2.60	$2.50	141%
Cash Flow From Operations, as adjusted (CFFO) ($ in millions)	$427.2	$474.7	$522.2	$504.2	162%

Business Unit Financial Goals.  The EBIT business unit financial goals approved by our Compensation Committee were shared by all of our named executive officers except Mr. Barbas, Mr. Stephenson and Mr. Kelly, as noted above.  Our Generation/Commercial Operations and Transmission/Distribution Operations business units are central to the Company’s business and strong performance and financial results in these business units are important for overall Company success.

EBIT is an indicator of a business unit’s profitability from its operations and, for the Company’s purposes, constitutes earnings from continuing operations for a reporting period before interest expense and income tax expense for that reporting period.  The Compensation Committee believed that continued strong performance by our named executive officers in achieving EBIT for our two key operational areas was important for overall Company performance.  During 2010, we reallocated certain transmission revenues from the Company’s Transmission/ Distribution Operations business to its Generation/Commercial Operations business as part of a Company review of our revenue allocations.  Accordingly, the Compensation Committee adjusted the target and actual EBIT amounts of these business units for purposes of measuring performance under the EICP.  The following table shows the 2010 EICP business unit financial goals, the performance measures used to measure these goals and our year-end results (as adjusted) and the payout for each goal as a percentage of the target payout for the goal.

Business Unit Financial Goals – 2010

Business Unit Financial Goal	Threshold	Target	Maximum	Result	Payout %
Generation/Commercial Operations EBIT, as adjusted ($ in millions)	$374.4	$416.0	$457.6	$406.0	88%
Transmission/Distribution Operations EBIT, as adjusted ($ in millions)	$67.2	$74.7	$82.2	$92.9	200%

CEO Individual Goals.  Individual goals for our CEO are determined by the Compensation Committee after consultation with our CEO.  For 2010, our CEO’s individual goals consisted of three strategic tasks that the Compensation Committee determined were important for our CEO to achieve in 2010.  These tasks involved the Company’s overall strategic initiatives, customer satisfaction levels and regulatory challenges.  The Compensation Committee measured Mr. Barbas’ customer satisfaction goal using set levels of performance and his other goals with a qualitative assessment of the quality, success and implementation of the goals.  In 2010, Mr. Barbas led the Company in making important progress with its strategic initiatives, achieved customer satisfaction at targeted levels and was successful in addressing the Company’s regulatory challenges.  Based on these results and Mr. Barbas’ performance in accomplishing them, the Compensation Committee determined that Mr. Barbas met his individual strategic goals at target performance.

Individual Goals for Other NEOs.  The Compensation Committee believes that the CEO is in the best position to recommend executive officer individual goals that align with the strategic and functional responsibilities of these officers.  Annually, each executive officer (other than the CEO) submits his or her proposed goals to our CEO for his review.  Our CEO reviews these goals and submits individual goals for these executive officers to the Compensation Committee for its approval.  For 2010, the individual goals recommended by our CEO were approved by the Compensation Committee and consisted of strategic and operational tasks related to the named executive officers’ business areas. Our CEO and the Compensation Committee believed that these goals were important for 2010 Company performance and for also positioning the Company in 2010 for strong performance in future years.

Mr. Boyle had two strategic goals relating to the Company’s (i) strategic initiatives and (ii) regulatory challenges under Ohio electric energy legislation that went into effect in 2008.  These goals were measured using a qualitative assessment of the quality, success and implementation of the objectives.  In 2010, Mr. Boyle made significant and important contributions with respect to addressing the Company strategic initiatives and regulatory challenges.  Based on these results and Mr. Boyle’s performance in accomplishing them, the Compensation Committee determined that Mr. Boyle met his strategic goals at target performance.

Mr. Kelly had three strategic goals relating to (i) developing a business plan for one of the Company’s subsidiaries, (ii) together with Mr. Stephenson (as noted below), improving that subsidiary’s business and (iii) assisting with one of the Company’s regulatory challenges.  Development of the subsidiary business plan was measured based on whether or not it was approved by our Board and improvement in the subsidiary’s business was measured using set performance measures.  Mr. Kelly’s regulatory objective was measured using a qualitative assessment based on the quality, success and implementation of the objective.  In 2010, Mr. Kelly successfully developed a subsidiary business plan that was approved by our Board and helped successfully accomplish his regulatory objective.  However, Mr. Kelly did not achieve threshold performance with respect to the business of the Company subsidiary due, in part, to uncontrollable conditions in the subsidiary’s market.  Based on these results, the Compensation Committee determined that Mr. Kelly met his goals, in the aggregate, below threshold performance.  However, to recognize Mr. Kelly’s accomplishments and excellent results with the subsidiary’s business despite unfavorable market conditions, the Compensation Committee used its discretion to award him additional compensation under the EICP as noted further below.

Mr. McCabe had three operational/strategic goals relating to the Company’s (i) strategic workforce plan, (ii) supply relationships and (iii) business continuity planning.  Mr. McCabe’s supply relationship goal was measured using set performance measures and his other goals were measured based on the quality, success and implementation of the goals.  In 2010, Mr. McCabe successfully utilized strategic workforce plans to guide workforce activities among the Company’s business areas, achieved supplier relationships above 2010 target measures and completed a Company-wide business continuity plan.  Based on these results and Mr. McCabe’s performance in accomplishing them, the Compensation Committee determined that Mr. McCabe met his operational/strategic goals, in the aggregate, above target performance.

Mr. Stephenson had four operational goals relating to (i) the Company’s customer satisfaction levels, (ii) its safety and regulatory compliance, (iii) its regulatory challenges and (iv) similar to Mr. Kelly as noted above, improving the business of one of the Company’s subsidiaries.  Mr. Stephenson’s customer satisfaction, safety and regulatory compliance and subsidiary goals were measured with set levels of performance.  Mr. Stephenson’s regulatory goal was measured using a qualitative assessment of the quality, success and implementation of the goal.  In 2010, Mr. Stephenson met his customer satisfaction and regulatory challenge objectives at target performance and his safety and regulatory compliance goals at varying levels of performance.  However, similar to Mr. Kelly, Mr. Stephenson did not achieve threshold performance with respect to the business of the Company subsidiary due, in part, to uncontrollable conditions in the subsidiary’s market.  Based on these results, the Compensation Committee determined that Mr. Stephenson met his operational/strategic goals, in the aggregate, below target performance.  However, to recognize Mr. Stephenson’s accomplishments and excellent results with the subsidiary’s business despite unfavorable market conditions, the Compensation Committee used its discretion to award him additional compensation under the EICP as noted further below.

Mr. Taylor had two strategic goals related to the Company’s strategic initiatives and regulatory compliance, which were to be measured using a qualitative assessment of the quality, success and implementation of the goals.  Mr. Taylor resigned as an executive officer of the Company in September 2010 and his performance under the EICP was not evaluated.

2010 Award Determinations.  After the end of each fiscal year, an executive officer’s initial EICP value is calculated based on the performance of all of the officer’s EICP goals for the previous year.  The Compensation Committee then assigns each executive officer an individual contribution factor of between 0.5 and 1.5, which is used as a multiplier to reduce, maintain or increase the initial EICP value based on the performance of the officer.  Use of individual contribution factors allows the Compensation Committee, in part, to recognize outstanding individual performance and the manner in which goals are accomplished (e.g., promotion of teamwork, reflecting our corporate values, level of risk incurred by the Company).

Messrs. Barbas, Boyle and McCabe were each assigned an individual contribution factor of 1.0 for their 2010 performances, resulting in no increase or decrease of their initial EICP award amounts.  As noted above, while Mr. Kelly and Mr. Stephenson did not achieve their shared goal related to the business of one of the Company’s subsidiaries, their performances and the subsidiary’s results were nonetheless excellent given unfavorable market conditions.  In recognition of their performance, and after reviewing our CEO’s recommendations, Mr. Kelly was assigned an individual contribution factor of 1.25 and Mr. Stephenson was assigned an individual contribution factor of 1.13.  These individual contribution factor assignments resulted in Mr. Kelly and Mr. Stephenson receiving additional bonus payments of $31,416 and $32,959, respectively, over and above their initial EICP award amounts.

The following table shows the cash incentive amounts paid to our named executive officers for 2010 performance under the EICP.  Other than the $31,416 and $32,959 additional bonus payments paid to Mr. Kelly and Mr. Stephenson, respectively, the EICP amounts are included under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 92.  The amount of the additional bonus payments paid to Mr. Kelly and Mr. Stephenson are included under the “Bonus” column of the Summary Compensation Table.

Name	2010 EICP Cash Award Paid to Officer
Mr. Barbas	$668,024
Mr. Boyle	$233,969
Mr. Kelly	$157,079
Mr. McCabe	$176,062
Mr. Stephenson	$286,487
Mr. Taylor	N/A

Equity Compensation under the Equity and Performance Incentive Plan

Overview.  The Company’s Equity and Performance Incentive Plan (“EPIP”) authorizes various types of awards, including performance shares, restricted stock, common stock, stock options and cash.  Since its adoption, only performance shares, restricted stock and common stock have been awarded to executive officers under the EPIP and no other forms of compensation, including stock options or cash, have been awarded under the EPIP to executive officers.  The Compensation Committee provides opportunities to earn long-term incentive compensation under the EPIP to align executives’ interests with the interests of our shareholders, to promote teamwork among the participants toward accomplishment of long-term Company goals and to attract and retain executives by allowing them to share in the Company’s success.  Performance shares are awarded annually under our long-term incentive plan developed under the EPIP and restricted stock and common stock may be awarded from time to time.

Long-Term Performance-Based Incentives.  We use our Long-Term Incentive Plan (the “LTIP”) developed under the EPIP to motivate and reward executive officers for long-term Company performance, to provide an opportunity for executive officers to increase stock ownership in the Company and to help retain our executive officers.  The Board typically grants performance share awards on an annual basis under the LTIP that can be earned at the end of a three-year period if market performance conditions are met.  The Compensation Committee believes that awards under the LTIP provide a clear link to the long-term interests of shareholders because awards are paid only if the Company realizes superior total shareholder return relative to comparable energy companies over a multi-year period.  The multi-year performance time period also creates overlapping award cycles that serve as an effective retention device.  Upon a change of control event or a termination of employment due to death or disability, an executive officer is entitled to his or her target performance shares prorated to the date of the event.  Upon a Company approved retirement, an executive officer is entitled to the number of performance shares (prorated to the date of the retirement) that the officer would have been entitled to receive had he or she remained employed by the Company throughout the performance period.  We provide pro rata vesting of LTIP performance awards for these events to recognize the executive officer’s performance through the date of the event.  We apply a change of control vesting feature to our LTIP performance share awards also to provide executive officers the same opportunities as our other shareholders who would be free to realize the value created at the time of a change of control transaction by selling their stock.

LTIP awards are based on the Company’s total shareholder return relative to a composite of energy industry peers over a three-year period.  Total shareholder return is determined by measuring the appreciation of the Company’s share price over a three-year period, adding the value of dividends declared and paid over that time period and then dividing that amount by the Company’s share price at the beginning of the time period.  Total shareholder return relative to our peers is used because the Compensation Committee believes that it effectively measures the benefit that the Company’s shareholders realize on their investment in our common stock compared to investment opportunities in other similar companies and provides an effective link between pay and long-term performance.  The LTIP program motivates the executive officer to increase total shareholder return to enhance his or her overall compensation under the program.  Not only is the LTIP earned in shares of Company common stock, but an executive officer will earn more common shares as our total shareholder return increases compared to our peers.  As a result, the Compensation Committee believes that the LTIP effectively aligns the executive officers’ interests with those of our shareholders.

A new three-year LTIP cycle begins each year and at the end of the three-year cycle the Company’s total shareholder return is compared with a group of peer companies to determine the number of shares earned relative to a predetermined payout schedule.  The Compensation Committee periodically evaluates the companies included in our strategic peer group to determine appropriate long-term performance comparisons.  For LTIP cycles commencing with the 2008-2010 cycle, including the 2010-2012 LTIP cycle award granted in 2010, companies in our Strategic Peer Group were used for comparison purposes.  The companies in our Strategic Peer Group are primarily electric utilities of relatively similar size and similar strategic positioning to our Company, and are companies that the Company competes with in the capital markets.  When it established the 2010-2012 LTIP cycle, the Compensation Committee believed that comparison to the companies in our Strategic Peer Group would provide an appropriate indicator of the relative long-term performance of the Company.

The table below sets forth the Strategic Peer Group companies for the 2010-2012 LTIP cycle.  These companies are the same companies included in the Strategic Peer Group for the 2009-2011 LTIP cycle that was established in 2009.

Strategic Peer Group

ALLETE, Inc.	El Paso Electric Company	Northwestern Corporation	SCANA Corporation
Alliant Energy Corporation	Great Plains Energy Incorporated	NSTAR	TECO Energy, Inc.
Avista Corporation	Hawaiian Electric Industries Inc.	NV Energy, Inc.	UniSource Energy Corporation
Black Hills Corporation	IDACORP, Inc.	Pepco Holdings, Inc.	Westar Energy, Inc.
Cleco Corporation	Integrys Energy Group, Inc.	Pinnacle West Capital Corporation	Wisconsin Energy Corporation
CMS Energy Corporation	Northeast Utilities	Portland General Electric Company

Payouts under the LTIP are made at the conclusion of each three-year cycle.  With the assistance of Towers Watson and its review of market practices, the Compensation Committee approved the payout schedule set forth below for the 2010-2012 LTIP cycle based on our goal of linking pay to long-term performance of the Company.  This payout schedule has been consistently used for each three-year cycle since the adoption of our current LTIP in 2006.

LTIP Payout Schedule

Percentile Rank Versus Peers	% of Target Shares Earned
90th percentile	200%
75th percentile	150%
50th percentile	100%
40th percentile	50%
Below 40th percentile	0%

For an executive officer to receive any performance shares, our total shareholder return for the cycle must place the Company at or above the 40th percentile of the LTIP comparator group of companies.  LTIP participants may receive a portion of their target performance shares between set levels of performance above the 40th percentile.

Each participating executive officer is generally awarded a target LTIP opportunity as a percentage of his or her base salary for a new LTIP cycle established each year.  Executive officers’ LTIP opportunities are multiplied by their annual base salary rates to establish target LTIP values.  To calculate the number of target performance shares that could be earned at the end of the 2010-2012 LTIP cycle, the target LTIP values for the 2010-2012 LTIP cycle were divided by the average closing market price of the Company’s shares of common stock over the 180-day period preceding the award date of February 24, 2010.  For LTIP cycles prior to the 2009-2011 LTIP cycle, we had used the grant date closing market price of the Company’s common stock to calculate the number of target performance shares for the LTIP cycles, but changed to a rolling 180-day average closing market price commencing with the 2009-2011 LTIP cycle to help mitigate the effect of short-term stock price volatility on the grants of long-term LTIP awards.

In connection with establishing 2010 target long-term incentive opportunities for executive officers, the Compensation Committee reviewed the market data provided by Towers Watson for target total direct compensation.  Target total direct compensation is a combination of base salary, target annual incentive cash compensation under our EICP and target long-term incentive equity compensation under the LTIP, and represents the target amount of total direct compensation for a named executive officer that the Compensation Committee believes is appropriate to meet the Company’s compensation goals when determining executive officer compensation for the year.

Except for Mr. Stephenson, the 2010 target total direct compensation for all the named executive officers was set within the Target Competitive Ranges for their respective benchmarked job positions.  Mr. Stephenson was promoted to Executive Vice President, Operations in February 2010 and his 2010 target total direct compensation was set below the market competitive range for his comparable benchmarked position because of his brief tenure in that position, but at levels that reflected Mr. Stephenson’s Executive Vice President position, his strong experience and skill sets and our desire to retain him and properly motivate his performance for the Company and its shareholders.

The resulting 2010-2012 LTIP target incentive opportunities (expressed as a percentage of base salary) for the named executive officers that were approved by the Compensation Committee at its February 2010 meeting are set forth in the table below.

Name	Target 2010-2012 LTIP Opportunity (% of base salary)
Mr. Barbas	150%
Mr. Boyle	100%
Mr. Kelly	75%
Mr. McCabe	80%
Mr. Stephenson	85%
Mr. Taylor	90%

The grant date fair values of the 2010-2012 LTIP cycle awards granted in 2010 are included in the amounts reflected in the “Stock Awards” column for 2010 in the Summary Compensation Table on page 92.

To determine the actual number of performance shares earned at the end of a cycle, the Company’s total shareholder return at the end of the cycle is compared against the payout schedule for that cycle.  The 2008-2010 LTIP cycle ended on December 31, 2010.  Our relative total shareholder return performance for the 2008-2010 LTIP cycle was below the 40th percentile of our comparator peer group for this cycle.  This performance resulted in no performance shares being awarded to the named executive officers.

Other Stock Awards.  The Board may grant other stock awards under the EPIP from time to time to reward individual performance and promotions, to promote stock ownership of our Company and to attract and retain executive officers.  As described below, the Board granted one common stock award to a named executive officer and granted restricted stock awards to all the named executive officers pursuant to restricted stock matching programs that had been established in previous years.

In 2010, the Board granted 1,019 shares of Company restricted stock to Mr. Barbas (“CEO Match Shares”) pursuant to a restricted stock matching program that was established for him in 2008 to recognize his leadership and help further align his interests with shareholders and as a retention tool.  Under the matching program, the Company agreed to match each share of common stock purchased by Mr. Barbas in the open market through May 2010 with a share of Company restricted stock, up to a maximum of 25,000 shares.

The Board also granted shares of Company restricted stock to the other named executed officers (“Match Shares”) pursuant to a restricted stock matching program established for them in 2009.  Under the program, the Company agreed to match shares of Company common stock acquired in the open market by the executive officer for a three-year period ending September 17, 2012 (the “Match Period”) with shares of Company restricted stock based upon the value of all Company common shares purchased by the executive officer during the Match Period.  The match percentage varies based upon the total value of stock purchased as a percentage of the executive officer’s 2009 base salary.  The table set forth below shows for each named executive officer the number of Match Shares granted for 2010.  Mr. Taylor forfeited all of his Match Shares upon his resignation from the Company in December 2010.

Name	# of Match Shares Granted in 2010
Mr. Barbas	N/A
Mr. Boyle	173
Mr. Kelly	2,839
Mr. McCabe	45
Mr. Stephenson	29,215
Mr. Taylor	56

CEO Match Shares and Match Shares generally vest three years after they are granted as long as the executive officer has been continuously employed by the Company or a subsidiary until that time and still owns the acquired Company shares to which such shares relate.  CEO Match Shares and Match Shares also vest upon a change of control or the holder’s death or disability.  We provide vesting of restricted stock for these events to recognize the executive officer’s performance through the date of the event.  We apply a change of control vesting feature to provide executive officers the same opportunities as our other shareholders who would be free to realize the value created at the time of a change of control transaction by selling their stock.  The restricted stock matching programs established by the Compensation Committee are discussed further in the narrative following the Summary Compensation Table on page 92.

On February 24, 2010, the Board granted 6,003 shares of fully vested Company common stock under the EPIP to Mr. Boyle.  This stock award was granted in recognition of Mr. Boyle’s outstanding leadership and management of the Company’s financial matters and to help ensure the retention of Mr. Boyle.  The Compensation Committee awarded equity (rather than cash) to Mr. Boyle to further align his interests with those of our shareholders, and calculated the amount of shares awarded based on the dollar amount that the Compensation Committee determined was necessary to recognize Mr. Boyle’s performance and achieve its retention objectives.

The grant date fair values of the stock awards granted to the named executive officers for 2010 are included under the “Stock Awards” column of the Summary Compensation Table on page 92.

Severance Pay and Change of Control Plan

We have a Severance Pay and Change of Control Plan.  This plan provides benefits to certain executive officers, including the named executive officers, when their employment is terminated under certain circumstances, including after a change of control of the Company.  Prior to the adoption of this plan, the manner in which each executive officer would be compensated either as a result of a voluntary or involuntary termination or upon a change of control varied and was based on negotiated terms in individual employment agreements and change of control agreements.  We believe that a severance pay and change of control plan is important for the recruitment and retention of executive officers.  We also believe it is important to provide severance payments to bring certainty and clarity when a separation from service occurs.  In addition, because executive officers are vulnerable to discharge upon a change of control, a provision in the Severance Pay and Change of Control Plan covering a change of control helps to ensure continued employment and dedication of our executive officers despite the concerns they may have regarding their own continued employment before or after a change of control.  To reduce these concerns, our current plan offers executive officers certain market competitive multiples of compensation and benefits in the event of termination in the context of a change of control.

The Company’s severance and change of control arrangements are established separately from, and do not affect, our other compensation elements.  We seek to offer severance and change of control benefits and terms that are reasonable and appropriate relative to the marketplace and that accomplish our purposes discussed above.  Among the benefits offered, we provide conditional tax gross-up payments for taxes incurred by executive officers on their change of control payments and benefits if such payments and benefits are more than 110% of the safe harbor amount that would not subject the payments and benefits to these taxes.  Based on market and good corporate governance practices, the Board determined in 2009 that any new participant in the Severance Pay and Change of Control Plan on or after January 1, 2010 would not be entitled to tax gross-up benefits provided under the plan.

Mr. Taylor was not entitled to any payments or benefits under the Severance Pay and Change of Control Plan in connection with his resignation from the Company in December 2010.  However, to ensure certainty and clarity with respect to Mr. Taylor’s resignation, and to secure his assistance in effectively transitioning his duties to his successor, the Company agreed to pay Mr. Taylor certain payments and benefits that the Compensation Committee considered necessary to achieve those purposes.  The amount of separation payments and benefits paid to Mr. Taylor or accrued by the Company in 2010 is included in the “All Other Compensation” column of the Summary Compensation Table on page 92 and is further described on page 103 of this Proxy Statement.  Additional information about the Severance Pay and Change of Control Plan and the amounts of estimated payments and other benefits that could be received by our other named executive officers under the plan is located starting on page 99.

Perquisites and Other Compensation and Related Plans

Perquisites.  For attraction and retention purposes, the Company provides its current executive officers an annual cash perquisite allowance of $20,000 and may provide other limited perquisites to executive officers from time to time.  In recognition of good corporate governance practices, the Board will not provide an annual cash perquisite allowance to any executive officer appointed on or after January 1, 2011.  The Board believes it is appropriate to maintain the annual cash perquisite allowance for executive officers appointed prior to January 1, 2011, because the appointment of such officers occurred at a time when the cash perquisite allowance was an expected element of their compensation.  An executive officer may use the cash perquisite allowance to purchase the perquisites that he or she desires, such as financial planning, additional life insurance or disability benefits.  The Compensation Committee believes that the cash perquisite allowance and other limited perquisites the Company paid in 2010 were reasonable for its compensation purposes.

Supplemental Executive Defined Contribution Retirement Plan.  We maintain a Supplemental Executive Defined Contribution Retirement Plan (“SEDCRP”) to replace retirement benefits to our executive officers that are lost due to tax regulations which limit executive officer participation in our qualified defined benefit retirement plan (“DP&L Retirement Income Plan”) available to all employees.  A description of the SEDCRP is in the narrative following the “Nonqualified Deferred Compensation – 2010” table located on page 98 of this Proxy Statement.

Management Stock Incentive Plan.  Until 2000, stock incentive unit awards were granted to key employees under the Company’s Management Stock Incentive Plan (the “MSIP”).  Although these awards were discontinued in 2000, Mr. Kelly received a cash payout in 2010 pursuant to MSIP awards granted to him from 1997 to 2000 that vested and were paid out in equal installments from 2003 to 2010.  This cash payment to Mr. Kelly in 2010 is included under the “All Other Compensation” column of the Summary Compensation Table on page 92.  The MSIP is discussed further in the narrative following that table.

Pension Restoration Plan.  The Company maintains a Pension Restoration Plan that restores benefits under the DP&L Retirement Income Plan to an executive officer that are lost due to the executive officer’s election to defer base salary into the Company’s deferred compensation plans.  The Pension Restoration Plan was adopted to provide make-up benefits to executive officers who otherwise would have received a reduced benefit from the DP&L Retirement Income Plan.  Although each executive officer of the Company is entitled to participate in the Pension Restoration Plan, no officer actively participates at this time.

Deferred Compensation Plans for Executive Officers.  The Company maintains plans that allow its executive officers, including the named executive officers, to defer the receipt of all or a portion of their earned pre-tax base salaries and incentive compensation payments.  We believe that providing these types of plans is an important recruitment and retention tool that can be provided by the Company at a relatively low cost.  A description of our deferred compensation plans for executive officers is in the narrative following the “Nonqualified Deferred Compensation – 2010” table located on page 98 of this Proxy Statement.

Risk Assessment of Executive Officer Compensation Program

Our Audit Committee is responsible for assessing risks associated with the Company’s executive compensation program and reporting its assessment to the Compensation Committee.  The Compensation Committee reviews the Audit Committee’s risk assessment results in connection with its recommendations to the full Board on executive officer compensation.  At the request of the Audit Committee, Company management reviewed our executive officer compensation program to assess the program’s potential risks to the Company.  After reviewing management’s findings, the Audit Committee concluded that it did not believe that the Company’s 2010 executive officer compensation program encouraged our named executive officers to take excessive or unnecessary risks.  The Compensation Committee reviewed the findings of Company management and the conclusions of the Audit Committee.  Among other factors:

•

We believed that our 2010 executive officer compensation program contained an appropriate balance between fixed and incentive-based pay, and between short-term and long-term pay, that was consistent with industry practice, and that the 2010 base salary amounts established for the Company’s named executive officers were a sufficient component of total direct compensation to help discourage unnecessary risk-taking.

•

Corporate and business unit performance goals for 2010 under our EICP (our annual cash incentive plan) were based on the Company’s operational plan that was reviewed and approved by the Board.  We believed that these goals were attainable without the need to take unnecessary or inappropriate risks.  Short-term performance goals for 2010 included a mix, weighting and sharing of corporate, business unit and individual objectives among executives which helped to ensure that one objective did not overly influence or create undue short-term incentives for the executive officers and that we believed correlated to the creation of shareholder value.  Assuming achievement of at least a minimum level of performance, payouts under the EICP result in some compensation at levels below full target performance (rather than an all-or-nothing approach).  Payouts are also capped at 200% of target to protect against excessively large short-term incentives.  The Compensation Committee also has discretion under our annual cash incentive plan, through the use of a multiplier, to modify the size of any award based on those factors it deems appropriate, such as whether an executive has caused the Company to incur unnecessary or excessive risk.

•

Our executive compensation program contains a significant amount of long-term, equity-based incentives in the form of performance shares and restricted stock that contain one or more time-based and performance-based conditions and focus our executive officers on ensuring the long-term viability and success of the Company.  Three-year performance share grants are made annually, which results in executive officers always having unvested long-term stock awards that could decrease significantly in value if our business is not managed for the long term and overlapping performance periods so any risks taken to increase payout under one award could jeopardize potential payouts under other awards.  Assuming achievement of at least a minimum level of performance, payouts under our long-term incentive plan result in some performance share award at levels below full target performance (rather than an all-or-nothing approach).  Payouts are also capped at 200% of target to protect against excessively large payouts.

•

We have executive officer stock ownership guidelines in place to ensure that each executive has a significant amount of personal wealth tied to the performance of our stock.  In addition, executive officers are required to retain at least 50% of any after-tax performance shares and restricted stock until the stock ownership guidelines are met.

As part of its risk oversight function, our Audit Committee anticipates that it will continue to monitor the Company’s executive compensation program to ensure that it does not encourage excessive or unnecessary risk-taking by our executive officers.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board of Directors its inclusion into the 2011 Proxy Statement for submission to all shareholders.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Paul R. Bishop, Chair
General Lester L. Lyles (Retired), Vice Chair
Barbara S. Graham
Glenn E. Harder
Pamela B. Morris

Risk Assessment of Management and Employee Compensation Programs

In addition to the risk assessment of the Company’s executive officer compensation program described in the preceding Compensation Discussion and Analysis section of this Proxy Statement, the Company’s Enterprise Risk Management Committee also reviewed the Company’s 2010 management and employee compensation programs to assess the programs’ risks, and reported its findings and conclusions to the Company’s Audit Committee.

The Enterprise Risk Management Committee developed a risk assessment process for its review of 2010 management and employee compensation programs, which included:

•

Identifying features of plans and programs that could induce management and other employees to take risks that are reasonably likely to have a material adverse effect on the Company;

•

Establishing appropriate standards of materiality;

•

Indentifying short-term and long-term risks facing the Company;

•

Identifying management and other employee compensation plans and programs that do not pose a material risk to the Company; and

•

Identifying mitigating factors that limit risks of certain compensation plans.

After assessing the risk of the Company’s management and employee compensation programs within the risk assessment framework described above, the Enterprise Risk Management Committee concluded that the 2010 management and employee compensation plans did not create risks that are reasonably likely to have a material adverse effect on the Company.  These findings were based on the overall alignment of shareholder interests with the plans, risk mitigation features included in the plans and the absence of other features that could induce unreasonable risk.  The Audit Committee reviewed and adopted the Enterprise Risk Management Committee’s risk assessment conclusions with respect to the 2010 management and employee compensation plans.

Executive Compensation

Set forth below is certain information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, each of our next three most highly compensated executive officers for 2010 who were serving as executive officers at the end of 2010 and one former executive officer who resigned in 2010 (collectively, the “named executive officers”).  Compensation information for a named executive officer is given for the earliest of the last three completed years that the officer was a named executive officer of the Company and all subsequent completed years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total

Paul M. Barbas President & CEO	2010	$675,000	$0	$949,269	$668,024	$39,472	$250,281	$2,582,046
	2009	$683,654	$0	$1,174,913	$447,633	$30,407	$216,000	$2,552,607
	2008	$574,423	$0	$1,425,029	$593,000	$22,162	$209,284	$2,823,898

Frederick J. Boyle SVP & Chief Financial Officer	2010	$346,923	$0	$484,606	$233,969	$42,114	$113,981	$1,221,593
	2009	$330,192	$0	$1,162,959	$154,252	$32,988	$65,833	$1,746,224
	2008	$236,677	$30,000	$77,312	$111,700	$23,295	$48,871	$527,855

Scott J. Kelly SVP	2010	$278,154	$31,416	$264,970	$125,663	$67,211	$79,411	$846,825

Daniel J. McCabe SVP & Chief Administrative Officer	2010	$289,923	$0	$214,424	$176,062	$38,457	$108,277	$827,143
	2009	$280,154	$0	$1,247,652	$114,479	$30,165	$53,116	$1,725,566
	2008	$252,600	$0	$166,484	$141,395	$22,233	$52,110	$634,822

Gary G. Stephenson EVP, Operations	2010	$357,985	$32,959	$980,759	$253,528	$33,862	$126,237	$1,785,330
	2009	$328,223	$0	$596,797	$184,465	$26,520	$72,951	$1,208,956
	2008	$298,631	$0	$196,308	$193,321	$14,588	$69,674	$772,522

Douglas C. Taylor Former SVP, General Counsel & Corporate Develop.	2010	$300,954	$0	$247,177	$0	$0	$499,877	$1,048,008
	2009	$299,285	$0	$708,521	$128,663	$20,636	$53,729	$1,210,834
	2008	$264,423	$0	$349,554	$164,502	$0	$119,717	$898,196

(1)

The amounts under this column relate to additional performance-based bonus amounts paid to these officers that exceeded the amounts they earned under the Company’s Executive Incentive Compensation Plan (EICP) for meeting pre-established EICP annual performance goals.

(2)

Represents the aggregate grant date fair market values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).  See Note 10 to the Company’s financial statements that were filed with the SEC February 18, 2011, as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for assumptions made in determining the valuations for stock awards reported for 2008, 2009 and 2010.  LTIP performance share awards granted in 2010, 2009 and 2008 and Career Grant restricted stock awards granted in 2009 under the Company’s Equity Performance and Incentive Plan (EPIP) are subject to performance conditions.  The grant date fair values of the LTIP performance share awards included in the table above were based upon the probable outcome that such awards would be earned at target performance levels.  The grant date fair values of the Career Grant restricted stock awards included in the table above were based on the probable outcome that such awards would be fully earned, in each case consistent with the estimate of aggregate compensation costs to be recognized over the applicable service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.  The supplemental table set forth below shows the grant date fair market value of each of the LTIP performance share awards granted in 2008, 2009 and 2010 to the named executive officers, assuming that the maximum performance level under the award is achieved.  Upon his resignation from the Company in December 2010, Mr. Taylor forfeited all of his outstanding stock awards.

	2008	2009	2010
Paul M. Barbas	2008-2010 LTIP: $1,270,058	2009-2011 LTIP: $2,018,627	2010-2012 LTIP: $1,843,124
Frederick J. Boyle	2008-2010 LTIP: $154,623	2009-2011 LTIP: $657,937	2010-2012 LTIP: $637,118
Scott J. Kelly	2008 compensation not reported in the Summary Compensation Table	2009 compensation not reported in the Summary Compensation Table	2010-2012 LTIP: $382,271
Daniel J. McCabe	2008-2010 LTIP: $332,968	2009-2011 LTIP: $408,202	2010-2012 LTIP: $426,666
Gary G. Stephenson	2008-2010 LTIP: $392,615	2009-2011 LTIP: $477,571	2010-2012 LTIP: $564,786
Douglas C. Taylor	2006-2008 LTIP: $72,012	2009-2011 LTIP: $522,519	2010-2012 LTIP: $491,477
2007-2009 LTIP: $268,888
2008-2010 LTIP: $358,209

(3)

Amounts shown include cash awards earned by named executive officers for meeting pre-established annual performance measures under our EICP.  Due to his resignation from the Company in 2010, Mr. Taylor was not paid an EICP annual incentive payment for 2010.

(4)

The amounts shown reflect the aggregate increase in the actuarial value of the named executive officers’ benefits under all pension plans established by the Company, determined using assumptions consistent with those used in the Company’s financial statements.  The aggregate change in the actuarial value of Mr. Taylor’s benefits was negative $20,636.  Pursuant to SEC rules, if a change in pension value is negative, the negative amount is not disclosed as part of the Summary Compensation Table.  The Company did not provide above market or preferential earnings on nonqualified deferred compensation in 2008, 2009 or 2010.

(5)

See the two supplemental tables set forth below for a description of the amounts shown here for 2010.  Detailed information about “All Other Compensation” for 2008 and 2009 can be found in our prior Proxy Statements filed with the SEC.

The following supplemental table sets forth the compensation elements of the 2010 “All Other Compensation” column of the Summary Compensation Table.

All Other Compensation – 2010

Name	Perquisites & Other Personal Benefits (a)	Reimbursements of Taxes (b)	Payments/ Accruals on Termination (c)	Registrant Contributions to Defined Contribution Plans (d)	Dividends Paid on Restricted Stock (e)	MSIP (f)	Total
Paul M. Barbas	$25,599	$2,603	$0	$166,704	$55,375	$0	$250,281
Frederick J. Boyle	$22,933	$675	$0	$52,845	$37,528	$0	$113,981
Scott J. Kelly	$21,193	$790	$0	$30,812	$19,495	$7,121	$79,411
Daniel J. McCabe	$24,086	$1,436	$0	$35,609	$47,146	$0	$108,277
Gary G. Stephenson	$21,790	$1,114	$0	$62,973	$40,360	$0	$126,237
Douglas C. Taylor	$21,658	$1,199	$455,713	$2,000	$19,307	$0	$499,877

(a)

See details for this column in the “Perquisites and Other Personal Benefits – 2010” supplemental table set forth below.

(b)

Represents amounts for reimbursements of taxes owed with respect to certain perquisites and personal benefits.

(c)

Represents amounts paid or accrued by the Company in connection with termination of employment.

(d)

Includes (i) for each named executive officer, the maximum annual $2,000 matching contribution paid by the Company under the Company’s qualified defined contribution plan, which plan and matching benefit are available to all Company employees and (ii) for each named executive officer (other than Mr. Taylor who resigned from the Company in 2010), the Company’s 2010 contribution to the Supplemental Executive Defined Contribution Retirement Plan.

(e)

Represents dividends paid on unvested restricted stock awards that were not factored into the grant date fair value of the awards.

(f)

Represents a cash payout in 2010 under our Management Stock Incentive Plan for awards granted in prior years that vest and are paid out in cash ratably over a period of five years beginning in the sixth year from the year of grant.

The following supplemental table sets forth a summary of the perquisites and other personal benefits paid to named executive officers for 2010 and included in the “All Other Compensation – 2010” supplemental table above.

Perquisites and Other Personal Benefits – 2010

Name	Cash Perquisite Allowance	Personal Travel (i)	Charitable Contribution Matches (ii)	Total
Paul M. Barbas	$20,000	$3,599	$2,000	$25,599
Frederick J. Boyle	$20,000	$933	$2,000	$22,933
Scott J. Kelly	$20,000	$1,093	$100	$21,193
Daniel J. McCabe	$20,000	$1,986	$2,100	$24,086
Gary G. Stephenson	$20,000	$1,540	$250	$21,790
Douglas C. Taylor	$20,000	$1,658	$0	$21,658

(i)

Amounts reflect actual out-of-pocket costs paid by the Company or paid by the individual and reimbursed by the Company for the incremental expense of personal airline travel, lodging, food and beverage and recreational activity expenses in connection with select and limited out-of-town business trips on which spouses and other family members accompanied the named executive officers.

(ii)

Amounts reflect charitable matching contributions pursuant to a Company charitable matching program available to all directors and employees under which the Company matches contributions to certain organizations up to $2,000 per year.  The amount for Mr. McCabe also reflects an additional $100 matching contribution pursuant to a special matching program established by the Company in 2010 for earthquake relief in Haiti.

Participation Agreements

As indicated in the “Compensation Discussion and Analysis” section of this Proxy Statement starting on page 76, the key components of compensation paid to our executive officers that are reflected in the Summary Compensation Table were established under our executive officer compensation program.  The executive officer compensation program and its key components, such as our Executive Incentive Compensation Plan (EICP), Equity and Performance Incentive Plan (EPIP) and Long-Term Incentive Plan (LTIP), are described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

All executive officers sign agreements (“Participation Agreements”) electing to participate in our executive officer compensation program.  In connection with the adoption of the program in 2006, the Participation Agreements of certain executive officers, including certain named executive officers, contained provisions waiving a majority of these officers’ rights under pre-existing employment and other agreements.  In consideration of their signing the Participation Agreements, these officers retained certain vested and other compensation elements awarded uniquely to them in prior years.  Executive officers also may be entitled to other compensation and benefits, such as signing bonuses and relocation expenses, in connection with their hiring or pursuant to their Participation Agreements.  These compensation and benefits are included in the compensation tables in this Proxy Statement for the year paid.  As a condition to participation in our executive officer compensation program, each executive officer agrees not to, during his or her employment and for a period of two years following termination of employment, solicit Company employees, interfere with the Company’s employee relationships or solicit the Company’s retail customers.

Mr. Barbas signed a Participation Agreement on September 8, 2006, which granted to him the opportunity to participate in our executive officer compensation program, a signing bonus and reimbursement for expenses associated with his relocation to the Dayton, Ohio area.

Mr. Boyle signed a Participation Agreement on June 30, 2006, which granted to him the opportunity to participate in our executive officer compensation program.

Mr. Kelly signed a Participation Agreement on March 27, 2007, which granted to him the opportunity to participate in our executive officer compensation program.

Mr. McCabe signed a Participation Agreement effective January 13, 2007, which granted to him the opportunity to participate in our executive officer compensation program and a signing bonus.

Mr. Stephenson signed a Participation Agreement on February 27, 2006, which granted to him the opportunity to participate in our executive officer compensation program and allowed him to keep his right to receive amounts payable through 2007 under our prior cash-based long-term incentive plan.

Mr. Taylor signed a Participation Agreement on January 3, 2008, which granted to him the opportunity to participate in our executive officer compensation program and to receive reimbursement for his costs in relocating to the Dayton, Ohio area.  In connection with his resignation from the Company in 2010, Mr. Taylor entered into a Separation Agreement dated as of September 17, 2010, pursuant to which Mr. Taylor and the Company agreed to their respective rights, duties and obligations in connection with Mr. Taylor’s resignation.  The form and amount of separation payments and benefits under the Separation Agreement paid to Mr. Taylor or accrued by the Company in 2010 is included in the “All Other Compensation” column of the Summary Compensation Table on page 92 and is further described on page 103 of this Proxy Statement.

Management Stock Incentive Plan

Mr. Kelly was a participant in the Management Stock Incentive Plan (“MSIP”) maintained by the Company.  Under the MSIP, stock incentive units (“SIUs”) were granted by the Compensation Committee to select MSIP participants.  Each SIU represented one Company common share.  SIUs were earned based on the achievement of performance criteria set by the Compensation Committee and vested over time (subject to acceleration of earning and vesting on the occurrence of certain events or at the discretion of our Chief Executive Officer or the Compensation Committee).  Earned SIUs were credited to a participant’s account under the MSIP and were entitled to dividend equivalents, which were reinvested as additional SIUs.

New awards, and future dividends on all awards, under the MSIP were discontinued in 2000.  MSIP awards became vested, and were paid out in cash, ratably over a period of years beginning in the sixth year from the year of grant.  The actual payout of an award was calculated using an average of the month-end closing Company stock price for the three months preceding the payment date.  An individual generally had to be employed by the Company on the vesting date in order to receive a vested MSIP award.  Mr. Kelly received cash payouts pursuant to awards previously granted to him from 1997 to 2000.  The cash payout amounts of MSIP awards that vested and were paid to Mr. Kelly in 2010 are included under the “All Other Compensation” column of the Summary Compensation Table for that year and were the last payouts to Mr. Kelly under the MSIP.

Grants of Plan-Based Awards – 2010

The following table sets forth certain information about the non-equity and equity-based awards made to the named executive officers during 2010.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul M. Barbas
EICP	2/24/10	$253,125	$506,250	$1,012,500
2010-2012 LTIP	2/24/10				18,869	37,738	75,476		$921,562
CEO Match Shares	3/31/10							1,019	$ 27,707
Frederick J. Boyle
EICP	2/24/10	$87,500	$175,000	$350,000
2010-2012 LTIP	2/24/10				6,523	13,045	26,090		$318,559
Common Shares	2/24/10							6,003	$161,601
Match Shares	3/31/10							41	$ 1,115
Match Shares	6/30/10							45	$ 1,076
Match Shares	9/30/10							43	$ 1,124
Match Shares	12/31/10							44	$ 1,131
Scott J. Kelly
EICP	2/24/10	$63,000	$126,000	$252,000
2010-2012 LTIP	2/24/10				3,914	7,827	15,654		$191,135
Match Shares	3/31/10							148	$ 4,024
Match Shares	6/30/10							220	$ 5,258
Match Shares	9/30/10							2,436	$ 63,653
Match Shares	12/31/10							35	$ 900
Daniel J. McCabe
EICP	2/24/10	$65,925	$131,850	$263,700
2010-2012 LTIP	2/24/10				4,368	8,736	17,472		$213,333
Match Shares	6/30/10							27	$ 645
Match Shares	9/30/10							11	$ 263
Match Shares	9/30/10							7	$ 183
Gary G. Stephenson
EICP	2/24/10	$109,500	$219,000	$438,000
2010-2012 LTIP	2/24/10				5,782	11,564	23,128		$282,393
Match Shares	3/31/10							39	$ 1,060
Match Shares	6/30/10							29,176	$697,306
Douglas C. Taylor
EICP	2/24/10	$67,500	$135,000	$270,000
2010-2012 LTIP	2/24/10				5,032	10,063	20,126		$245,738
Match Shares	3/31/10							18	$ 489
Match Shares	6/30/10							19	$ 454
Match Shares	9/30/10							19	$ 496

Each of the named executive officers was granted an annual performance-based cash incentive award under our Executive Incentive Compensation Plan (“EICP”) for 2010 that was based on achievement of annual corporate, business unit and individual goals.  The EICP is more thoroughly described starting on page 82 in the “Compensation Discussion and Analysis” section of this Proxy Statement.  Mr. Taylor forfeited his 2010 EICP award upon his resignation from the Company in 2010.

Each of the named executive officers was granted an award of performance shares under our Long-Term Incentive Plan (“LTIP”) for the 2010-2012 LTIP cycle.  The LTIP is a long-term performance-based equity incentive plan and is more thoroughly described starting on page 86 in the “Compensation Discussion and Analysis” section of this Proxy Statement.  Generally, each officer must be employed by the Company or a subsidiary at the end of the applicable cycle in order to receive the LTIP award for that cycle.  Each officer earns dividends and has voting rights only on the earned performance shares that he or she receives at the end of the cycle.  The LTIP performance share awards reported in the table above are subject to a market performance condition and the grant date fair values of such awards included in the table are based upon the probable outcome that such awards would be earned at target performance, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.  LTIP performance share awards are valued based on the closing market price of the Company’s common stock on the business day immediately preceding the grant date.  Mr. Taylor forfeited his 2010-2012 LTIP award upon his resignation from the Company in 2010.

All of our named executive officers received matching restricted stock awards in 2010 pursuant to restricted stock matching programs under our Equity and Performance Incentive Plan (“EPIP”) that were established by the Board in prior years.  The EPIP is an equity and incentive plan approved by our shareholders in 2006 and is more thoroughly described starting on page 86 in the “Compensation Discussion and Analysis” section of this Proxy Statement.  A copy of the EPIP is attached as Appendix G to this Proxy Statement.  All outstanding shares of Company restricted stock are entitled to dividends as declared and paid on Company common stock and have the same voting rights as Company common stock.  Restricted stock awards are valued based on the grant date closing market price of the Company’s common stock.

Under a restricted stock matching program established in 2008 for Mr. Barbas, the Company agreed to match each share of common stock purchased by Mr. Barbas through May 6, 2010 with a share of Company restricted stock (“CEO Match Shares”), up to a maximum of 25,000 shares.  Mr. Barbas received CEO Match Shares in 2010 under the program.

Under a restricted stock matching program established in 2009 for executive officers (other than Mr. Barbas), the Company agreed to match shares of Company common stock acquired by the executive officer through September 17, 2012, with shares of Company restricted stock (“Match Shares”) based on the following table.

Value of all Company common shares purchased by the executive officer during the Match Period (as a % of 2009 base salary)	Match Shares (as a % of all Company common shares purchased by the executive officer during the Match Period)
Less than or equal to 25%	25%
25%+ to 50%	50%
50% + to 100%	75%
100%+ to 200%	125%

Messrs. Boyle, Kelly, McCabe, Stephenson and Taylor received Match Shares of Company restricted stock in 2010 under the program.  Mr. Taylor forfeited all of his Match Shares upon his resignation from the Company in December 2010.

CEO Match Shares and Match Shares are automatically granted to named executive officers on the last day of each quarter based on acquisitions of Company common stock made by the named executive officers in the quarter during the term of the respective program (two years for the CEO Match Shares program and three years for the Match Shares program).  In 2010, the Board approved awarding, both prospectively and retroactively during the applicable restricted stock matching program’s term, CEO Match Shares and Match Shares based on purchases of Company common stock in dividend reinvestment plans.   Match Shares and CEO Match Shares generally vest three years after they are granted as long as the named executive officer remains continuously employed by the Company or a subsidiary until the vesting date and still owns the acquired Company common shares to which the matched shares relate.

On February 24, 2010, Mr. Boyle was granted 6,003 shares of fully vested Company common stock under the EPIP.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth a summary of all option and stock awards of the named executive officers that were outstanding as of December 31, 2010.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Paul M. Barbas				36,019(2)(3)	$926,048	41,684 (5)	$1,071,696
Frederick J. Boyle				16,872(3)	$433,779	28,153 (5)(6)	$723,814
Scott J. Kelly	10,000 (1)	$29.63	1/1/2011	6,548(3)	$168,349	19,970 (5)(6)	$513,429
Daniel J. McCabe				26,723(3)	$687,048	20,724 (5)(6)	$532,814
Gary G. Stephenson				34,215(3)(4)	$879,668	24,918 (5)(6)	$640,642
Douglas C. Taylor				0	N/A	0	N/A

(1)

Mr. Kelly’s 10,000 options vested ratably from December 31, 2001 through December 31, 2005, became exercisable on January 1, 2006 and expired on January 1, 2011.

(2)

Includes 9,000 shares of restricted stock that generally vest on September 30, 2011, and 10,000 shares of restricted stock that generally vest on December 31, 2011, in each case assuming Mr. Barbas remains continuously employed by the Company or a subsidiary until the applicable vesting date.

(3)

Includes shares of restricted stock that generally vest as set forth in the following supplemental table, assuming the individual remains continuously employed by the Company or a subsidiary until the applicable vesting date.

	Vesting Date
Name	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Paul M. Barbas	16,000	1,019	0	0	0
Frederick J. Boyle	16,699	41	45	43	44
Scott J. Kelly	3,709	148	220	2,436	35
Daniel J. McCabe	26,678	0	38	7	0
Gary G. Stephenson	0	39	29,176	0	0

(4)

Includes 5,000 shares of restricted stock that generally vest on August 1, 2011, assuming Mr. Stephenson remains continuously employed by the Company or a subsidiary until the vesting date.

(5)

Includes performance share awards for the 2009-2011 cycle under the Company’s Long-Term Incentive Plan, assuming threshold performance, which generally vest on December 31, 2011, assuming the individual remains continuously employed by the Company or a subsidiary until the vesting date:  Mr. Barbas – 22,815 shares; Mr. Boyle – 7,436 shares; Mr. Kelly – 4,529 shares; Mr. McCabe – 4,614 shares; and Mr. Stephenson – 5,398 shares.

Includes performance share awards for the 2010-2012 cycle under the Company’s Long-Term Incentive Plan, assuming threshold performance, which generally vest on December 31, 2012, assuming the individual remains continuously employed by the Company or a subsidiary until the vesting date:  Mr. Barbas – 18,869 shares; Mr. Boyle – 6,523 shares; Mr. Kelly – 3,914 shares; Mr. McCabe – 4,368 shares; and Mr. Stephenson – 5,782 shares.

(6)

Includes shares of restricted stock that generally vest on September 16, 2014, assuming the individual remains continuously employed by the Company or a subsidiary until the vesting date and a Company performance condition is met:  Mr. Boyle – 14,194 shares; Mr. Kelly – 11,527 shares; Mr. McCabe – 11,742 shares; and Mr. Stephenson – 13,738 shares.

(7)

These values are based on the closing market price of Company common stock on December 31, 2010 of $25.71 per share.

Options Exercises and Stock Vested – 2010

The following table sets forth certain information concerning the named executive officers’ vesting of stock awards during 2010.  No option awards were exercised by the named executive officers in 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul M. Barbas	10,000	$257,100
Frederick J. Boyle	6,003	$161,601
Scott J. Kelly	0	N/A
Daniel J. McCabe	2,000	$54,460
Gary G. Stephenson	1,000	$26,960
Douglas C. Taylor	0	N/A

Pension Benefits – 2010

The following table sets forth the number of years of credited service and the estimated present value of accumulated benefit (in each case, computed as of the pension plan measurement date used for our fiscal year ended December 31, 2010 audited financial statements) for the named executive officers under The Dayton Power and Light Company Retirement Income Plan (the “DP&L Retirement Income Plan”).  During 2010, no payments or benefits under this plan were paid to any of the named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Paul M. Barbas	DP&L Retirement Income Plan	3	$92,041
Frederick J. Boyle	DP&L Retirement Income Plan	4	$117,031
Scott J. Kelly	DP&L Retirement Income Plan	15	$294,946
Daniel J. McCabe	DP&L Retirement Income Plan	3	$90,855
Gary G. Stephenson	DP&L Retirement Income Plan	5	$100,463
Douglas C. Taylor	DP&L Retirement Income Plan	2	$0

The DP&L Retirement Income Plan is a qualified defined benefit plan that provides retirement benefits to employees of the Company, including the named executive officers, who have attained age 21 and completed at least one year of service.  In general, employees receive pension benefits in an amount equal to (a) 1.25% of the average of the employee’s highest three consecutive annual base salaries for the five years immediately preceding the employee’s termination of employment, plus 0.45% of such average base salary pay in excess of the employee’s Social Security wages, multiplied by (b) the employee’s years of service (not exceeding 30 years).  No extra years of service are credited under the terms of the DP&L Retirement Income Plan.  Generally, an employee’s normal pension retirement benefits are fully available on his or her 65th birthday.  If an employee is no longer employed by the Company prior to vesting in the DP&L Retirement Income Plan (five years), the employee forfeits his or her pension benefits.  Early retirement benefits are available to employees at any time once they reach age 55 and have 10 years of vesting service.  However, if pension payments start before reaching age 62, the monthly benefit is reduced by 3/12% for each month before age 62.  If an employee receives early retirement benefits before age 65, the employee is entitled to receive $187.50 per month until age 65 in addition to the regular pension benefit.  Generally, pension benefits under the DP&L Retirement Income Plan are paid in monthly installments upon retirement; however, such benefits may be paid in a lump sum depending on the amount of pension benefits available to the employee.  Employees have a right to choose a surviving spouse benefit option.  If this option is chosen, pension benefits to the employee are reduced.  Mr. Taylor had no vested benefits under the DP&L Retirement Plan when he resigned from the Company in December 2010 and forfeited his balance upon his resignation.

See Note 7 to the Company’s financial statements that were filed with the SEC February 18, 2011, as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a discussion of the assumptions made in quantifying the present values of the accumulated benefit reflected in the table above for the DP&L Retirement Income Plan.  Note 7 begins on page 102 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Nonqualified Deferred Compensation – 2010

The following table sets forth information concerning compensation deferred by our named executive officers under our Supplemental Executive Defined Contribution Retirement Plan (“SEDCRP”).

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Paul M. Barbas SEDCRP	$0	$164,704	$44	$0	$523,805
Frederick J. Boyle SEDCRP	$0	$50,845	$13,798	$0	$138,250
Scott J. Kelly SEDCRP	$0	$28,812	$10,767	$0	$107,486
Daniel J. McCabe SEDCRP	$0	$33,609	$10,636	$0	$113,134
Gary G. Stephenson SEDCRP	$0	$60,973	$10,390	$0	$199,434
Douglas C. Taylor SEDCRP	$0	$0	$4,861	$0	$0

(1)

All contributions set forth in this column were made under the Company’s Supplemental Executive Defined Contribution Retirement Plan and are also reported under the “All Other Compensation” column for 2010 in the Summary Compensation Table.

(2)

None of the aggregate earnings set forth in this table are included in the Summary Compensation Table because such aggregate earnings were not above-market earnings.

(3)

Of the SEDCRP balance amounts shown, the following amounts were reported as compensation under the “All Other Compensation” column for 2009 in the Summary Compensation Table:  Mr. Barbas - $131,645; Mr. Boyle – $35,888; Mr. McCabe – $21,372; and Mr. Stephenson – $38,830.  Mr. Taylor forfeited all of his SEDCRP amounts upon his resignation from the Company in 2010 because such amounts were not vested.  We had reported $26,229 as compensation for Mr. Taylor under the “All Other Compensation” column for 2009 in the Summary Compensation Table.  The following SEDCRP amounts were reported as compensation under the “All Other Compensation” column for 2008 in the Summary Compensation Table:  Mr. Barbas – $142,200; Mr. Boyle – $26,505; Mr. McCabe – $25,049; Mr. Stephenson – $39,708; and Mr. Taylor – $31,425.  Mr. Kelly’s 2008 and 2009 compensation amounts were not required to be reported in the Summary Compensation Table.

The SEDCRP is a nonqualified defined contribution retirement plan that provides additional retirement benefits to certain executive officers, including the named executive officers, beyond the dollar limitation on compensation imposed under U.S. tax laws.  Each year, the Company records a contribution for each named executive officer equal to 15% of the officer’s annual base salary and EICP cash bonus award that exceeds the annual compensation limits imposed by the tax laws ($245,000 in 2010).  Vesting for these benefits occurs after five years of Company service under the same terms as The Dayton Power and Light Company Retirement Income Plan or upon death, disability or a change of control.  SEDCRP amounts are credited to an account for the participant and hypothetical investments are made and credited as designated by the participant.  Investment options include tracking units of publicly traded mutual funds.  DPL stock is not an eligible investment option.  Participants may change their investment selections quarterly.  Upon a separation of service from the Company, an executive generally receives a lump sum payment in full of his vested account balance six months after the separation.  If separation of service is due to retirement from the Company, the vested account balance is paid in five equal annual installments beginning six months after retirement, except if the vested account balance is $100,000 or less, in which case it is paid as a lump sum six months after retirement.  Subject to IRS limitations, upon a participant’s disability, or if a change of control occurs, the account balance is paid as a lump sum within 90 days of the event, and if separation of service is due to death, the account balance is paid as a lump sum within 60 days’ notice of the participant’s death.

We also maintain the 2006 Deferred Compensation Plan for Executives (the “DCP”), which allows executive officers to defer the receipt of all or a portion of their earned pre-tax base salaries and incentive compensation cash payments.  The DCP was adopted in 2006 and all deferrals made after December 2006 were made under the DCP.  If an executive officer elects to defer any amount of his or her cash compensation, such deferred amounts are not reported (for tax purposes) as compensation in the year earned and are credited to the individual’s deferred compensation plan account.  The DCP is an unfunded plan.  Deferred amounts under the DCP are credited to a separate account for the participant and hypothetical investments are made and credited as designated by the participant.  Company stock is not an eligible investment option under the DCP.  Deferred compensation plan account balances accrue earnings based on the investment options selected by the participant.  Participants may change their investment selections quarterly.  Plan account balances generally are paid following the termination of the participant’s employment with us (subject to a hardship exception for early withdrawal).  Payments are paid in a lump sum or in installments over a period of up to 20 years, as determined by the participant’s deferral election form.

Our current LTIP has a deferral feature that grants to each named executive officer the right to defer receipt of earned performance shares under the LTIP pursuant to a written election completed by the executive.  Any performance shares so deferred are credited to an account in the executive officer’s name and are 100% vested at all times.  Deferred performance shares earn dividend equivalents as declared and paid on Company common stock that are reinvested in additional performance shares.  Deferred performance shares are not entitled to voting rights until distribution to the participant.  The minimum deferral period is the lesser of one year and termination of employment, subject to a hardship exception for early withdrawal.  Payment of deferred performance shares is made in a lump sum (mandatory for account balances less than $500) or in annual installments over a period of up to 20 years, as provided in the executive officer’s deferral election form.  There are certain circumstances (e.g., the executive officer’s account is less than $500 at termination of employment or a change of control has occurred) which require an immediate payment of common shares to the executive officer regardless of his or her deferral election form.

Employment Termination and Change of Control Payments

Set forth below are a discussion and two tables describing payments that could be made to named executive officers (other than Mr. Taylor who resigned his executive officer position with the Company on September 17, 2010) due to the termination of their employment with us or in the context of a change of control of our Company.  The discussion describes generally the payments and benefits that these named executive officers are entitled to receive under our Severance Pay and Change of Control Plan (the “Severance Plan”) and other plans and agreements that contain termination and change of control provisions (excluding plans and agreements that do not discriminate in scope, terms or operation in favor of executive officers and are generally available to all Company salaried employees).  The first table summarizes the types of payments and benefits, as applicable, that the named executive officers would be entitled to under various scenarios.  The second table sets forth the values of these payments and benefits, on a per item basis, assuming that the named executive officers’ terminations of employment or a change of control occurred on December 31, 2010.  Mr. Taylor was not entitled to any payments of benefits under our Severance Plan upon his resignation from the Company in 2010.  A description of the payments and benefits paid, or payable, to Mr. Taylor in connection with his resignation from the Company is set forth further below.

If the Company terminates a named executive officer without cause and not due to death or disability, and not within a change of control setting, the named executive officer is entitled to receive under our Severance Plan an amount equal to his annual base salary rate then in effect and target Executive Incentive Compensation Plan (“EICP”) cash award for the year.  In addition, the named executive officer would be entitled to six months of Company paid outplacement services and to continued participation, at the Company’s cost, in the Company’s medical plan for twelve months or until the named executive officer becomes eligible for coverage under another medical plan (subject to IRS limitations).  Cash severance payments to a named executive outside of a change of control setting are payable in equal installments over a twelve-month period according to the Company’s payroll policies, assuming there are no IRS restrictions impacting the payments.

If, in connection with a change of control of our Company and within a period of time (two years for our CEO and one year for each other named executive officer), a named executive officer is terminated without cause and not due to death or disability, or resigns for good reason, the named executive officer is entitled to receive under the Severance Plan (i) an applicable multiple (three times for our CEO and two times for each other named executive officer) of his annual base salary rate then in effect, of his target EICP cash award for the year and of a $20,000 perquisite allowance amount, (ii) annual contributions (three years for our CEO and two years for each other named executive officer) that the Company would have made for the named executive officer under our Supplemental Executive Defined Contribution Retirement Plan (the “SEDCRP”), (iii) an additional amount equal to his target EICP cash award pro-rated to the date of termination, (iv) vesting of his target equity awards under our Equity and Performance Incentive Plan pro-rated to the date of termination, (v) six months of Company paid outplacement services and (vi) subject to IRS limitations, continued participation in the Company’s medical plan (three years for our CEO and two years for each other named executive officer) at the Company’s cost.  A named executive officer also would be entitled to receive an additional payment to reimburse him for excise taxes (and any associated taxes) imposed on his change of control payments and benefits under the Severance Plan and any other Company plans or agreements if such payments and benefits exceed 110% of the safe harbor amount that would not subject the executive to these taxes.  If the amount of the change of control payments and benefits are equal to or less than 110% of the safe harbor amount, the change of control payments and benefits to the executive officer will be reduced to the extent necessary to avoid imposition of excise taxes.  By paying an executive’s excise and associated taxes, the executive is able to retain the same amount that he would have received had the excise taxes not been imposed.  The Company has announced that it will not offer this tax gross-up benefit to any new participant in the Severance Plan on or after January 1, 2010.

Under the Severance Plan,

•

“cause” is generally defined as (i) any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002), (ii) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any asset or business opportunity of the Company, (iii) a conviction of, or entering into a plea of no contest to, a felony, (iv) an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the Company has given notice of a material violation thereof, or (v) a breach of a written covenant or agreement with the Company, which is material and which is not cured within 30 days after written notice thereof from the Company;

•

“good reason” is generally defined as, following a change of control, (i) a demotion or a material reduction in the participant’s position, duties, responsibilities, and status with the Company, (ii) a material reduction by the Company of a participant’s base salary, or (iii) the relocation of the Company’s principal executive offices more than 50 miles from their current location or requiring a participant to be based at a location more than 50 miles from his or her location on the date of the change in control; and

•

“change of control” is generally defined as the consummation of any change of control of DPL, or its principal subsidiary, DP&L, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, as determined by the Board of Directors of DPL in its sole discretion, including, subject to specified exceptions, any of the following:  (i) a person becoming the beneficial owner of 25% or more of the combined voting power of the then outstanding voting stock of DPL or DP&L if the acquisition of such beneficial ownership is not approved by the Board of Directors of DPL prior to the acquisition or 50% or more of such combined voting power in all other cases, subject to specified exceptions; (ii) the consummation of certain mergers, consolidations, combinations or share acquisitions involving DPL or DP&L; (iii) a sale, lease, exchange or other transfer or disposition of all or substantially all of the assets of DPL or DP&L; (iv) Board members (or their successors) ceasing to constitute a majority of the Board of Directors of DPL or DP&L; or (v) shareholder approval of a complete liquidation or dissolution of DPL or DP&L.

Cash severance payments payable to a named executive officer in a change of control setting are generally payable in a lump sum as soon as practicable after the termination date, assuming there are no IRS restrictions impacting the payments.  Whether or not a change of control has occurred, no payment will be made under the Severance Plan to a terminated named executive officer unless he signs a release that waives claims against the Company and contains confidentiality and non-disparagement covenants and agrees to a non-solicitation clause that prohibits the solicitation of Company employees and retail customers for two years after termination.  A copy of our Severance Plan was filed with the SEC on February 22, 2008, as part of our Annual Report on Form 10-K for fiscal year ended December 31, 2007.

Aside from our Severance Plan, the following Company plans and agreements (excluding plans and agreements that do not discriminate in scope, terms or operation in favor of executive officers and are generally available to all Company salaried employees) contain provisions that provide or enhance payments or benefits to named executive officers due to termination and/or a change of control.

•

A named executive officer’s unvested target performance share awards granted under our current Long-Term Incentive Plan become vested upon, and prorated to the date of, a change of control or termination of employment due to death or disability.  Upon a Company approved retirement, an executive officer is entitled to the number of performance shares (prorated to the retirement date) that the officer would have been entitled to had he or she remained employed by the Company through the performance period.  Performance share awards that vest upon a change of control or termination due to death or disability are generally paid as soon as practicable following the applicable event.  Performance share awards that vest upon a Company approved retirement are generally paid as soon as practicable following the end of the awards’ performance periods.  Our Board of Directors also has discretion to vest performance share awards in the case of unforeseeable emergency or other special circumstances.

•

Unvested restricted stock awards granted under our Equity and Performance Incentive Plan and governed by individual award agreements fully vest upon death, disability or a change of control, as long as the individual is employed by the Company or any of its subsidiaries when the event occurs.  Our Board of Directors also has discretion to vest restricted stock awards upon normal or early retirement or in the case of unforeseeable emergency or other special circumstances.

•

Under our SEDCRP, a participant’s unvested Company SEDCRP contributions fully vest upon a change of control or a participant’s death or disability.  Subject to IRS limitations, account balances are generally paid out in a lump sum within 90 days of a change of control or a participant’s disability.  If separation of service is due to death, account balances are generally paid out in a lump sum within 60 days’ notice of the participant’s death.  Upon termination of employment for any other reason, each named executive officer is entitled to his vested benefits under the SEDCRP in accordance with the provisions of the plan.

The following table sets forth a summary of the types of payments and benefits discussed generally above that named executive officers (other than Mr. Taylor) would be entitled to receive under various scenarios in connection with employment termination or a change of control of the Company.

Types of Change of Control and Termination Payments and Benefits

Benefit	Voluntary Termination	For Cause Termination	Termination Due to Death	Termination Due to Disability	Without Cause Termination	Change of Control	Change of Control and Subsequent Termination (3)
Cash Severance:
Annual Base Salary and Target EICP Award	None	None	None	None	1x	None	CEO 3x Officers 2x
Additional Target EICP Award	None	None	None	None	None	None	Pro Rata
$20,000 Allowance Amount	None	None	None	None	None	None	CEO 3x Officers 2x
SEDCRP Contributions	None	None	None	None	None	None	CEO 3x Officers 2x
Equity Awards:
Restricted Stock	Forfeited	Forfeited	Vests (2)	Vests (2)	Forfeited	Vests	Vests
LTIP Performance Shares	Pro Rata (1)	Forfeited	Pro Rata Target	Pro Rata Target	Forfeited	Pro Rata Target	Pro Rata Target
Retirement Benefits:
SEDCRP Unvested Amounts	None	None	Vest (2)	Vest (2)	None	Vest	Vest
SEDCRP Vested Amounts	Full Benefits	Full Benefits	Full Benefits	Full Benefits	Full Benefits	Full Benefits	Full Benefits
Other Benefits:
Medical Plan Coverage	None	None	None	None	12 months	None	CEO 3 years Officers 2 years
Outplacement Services	None	None	None	None	6 months	None	6 Months
Tax Gross-Ups	None	None	None	None	None	None	Excise and associated taxes

(1)

Pro rata vesting occurs only if the voluntary termination is a Company approved retirement.

(2)

Vesting occurs upon the occurrence of the event of death or disability, as applicable.

(3)

For amounts under this column that are payable under our Severance Plan, the named executive officer must be terminated without cause and not due to death or disability, or must resign with good reason within two years (CEO) or one year (other named executive officers).

The following table sets forth in detail the value of the payments and benefits discussed generally above that each named executive officer (other than Mr. Taylor) would have been entitled to receive, on a per item basis, due to a change of control of our Company or an employment termination on December 31, 2010.  Payment amounts reflected in the table are based on the closing market price of Company common stock on December 31, 2010 of $25.71 per share.

Value of Change of Control and Termination Payments and Benefits – December 31, 2010

Benefit	Voluntary Termination	For Cause Termination	Termination Due to Death (4)	Termination Due to Disability (5)	Termination Without Cause	Change of Control	Change of Control and Subsequent Termination (6)
Annual Salary and Target EICP Award
Paul M. Barbas	$0	$0	$0	$0	$1,181,250	$0	$3,543,750
Frederick J. Boyle	$0	$0	$0	$0	$525,000	$0	$1,050,000
Scott J. Kelly	$0	$0	$0	$0	$406,000	$0	$812,000
Daniel J. McCabe	$0	$0	$0	$0	$424,850	$0	$849,700
Gary G. Stephenson	$0	$0	$0	$0	$584,000	$0	$1,168,000
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Additional Pro-Rated Target EICP Award
Paul M. Barbas	$0	$0	$0	$0	$0	$0	$506,250
Frederick J. Boyle	$0	$0	$0	$0	$0	$0	$175,000
Scott J. Kelly	$0	$0	$0	$0	$0	$0	$126,000
Daniel J. McCabe	$0	$0	$0	$0	$0	$0	$131,850
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	$219,000
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Cash Allowance
Paul M. Barbas	$0	$0	$0	$0	$0	$0	$60,000
Frederick J. Boyle	$0	$0	$0	$0	$0	$0	$40,000
Scott J. Kelly	$0	$0	$0	$0	$0	$0	$40,000
Daniel J. McCabe	$0	$0	$0	$0	$0	$0	$40,000
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	$40,000
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Supplemental Executive Defined Contribution Retirement Plan Value
Paul M. Barbas	$0	$0	$0	$0	$0	$0	$421,313
Frederick J. Boyle	$0	$0	$0	$0	$0	$0	$84,000
Scott J. Kelly	$0	$0	$0	$0	$0	$0	$48,300
Daniel J. McCabe	$0	$0	$0	$0	$0	$0	$53,955
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	$101,700
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Restricted Stock Awards
Paul M. Barbas	$0	$0	$926,048	$926,048	$0	$926,048	$926,048
Frederick J. Boyle	$0	$0	$798,707	$798,707	$0	$798,707	$798,707
Scott J. Kelly	$0	$0	$464,708	$464,708	$0	$464,708	$464,708
Daniel J. McCabe	$0	$0	$988,935	$988,935	$0	$988,935	$988,935
Gary G. Stephenson	$0	$0	$1,232,872	$1,232,872	$0	$1,232,872	$1,232,872
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Pro Rated LTIP Awards (1)
Paul M. Barbas	$1,105,496	$0	$1,105,496	$1,105,496	$0	$1,105,496	$1,105,496
Frederick J. Boyle	$366,702	$0	$366,702	$366,702	$0	$366,702	$366,702
Scott J. Kelly	$222,332	$0	$222,332	$222,332	$0	$222,332	$222,332
Daniel J. McCabe	$233,018	$0	$233,018	$233,018	$0	$233,018	$233,018
Gary G. Stephenson	$284,130	$0	$284,130	$284,130	$0	$284,130	$284,130
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Unvested Supplemental Executive Defined Contribution Retirement Plan Amounts
Paul M. Barbas	$0	$0	$523,805	$523,805	$0	$523,805	$523,805
Frederick J. Boyle	$0	$0	$0	$0	$0	$0	$0
Scott J. Kelly	$0	$0	$0	$0	$0	$0	$0
Daniel J. McCabe	$0	$0	$113,134	$113,134	$0	$113,134	$113,134
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	$0
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Vested Supplemental Executive Defined Contribution Retirement Plan Amounts
Paul M. Barbas	$0	$0	$0	$0	$0	$0	$0
Frederick J. Boyle	$138,250	$138,250	$138,250	$138,250	$138,250	$138,250	$138,250
Scott J. Kelly	$107,486	$107,486	$107,486	$107,486	$107,486	$107,486	$107,486
Daniel J. McCabe	$0	$0	$0	$0	$0	$0	$0
Gary G. Stephenson	$199,434	$199,434	$199,434	$199,434	$199,434	$199,434	$199,434
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0

Benefit	Voluntary Termination	For Cause Termination	Termination Due to Death (4)	Termination Due to Disability (5)	Termination Without Cause	Change of Control	Change of Control and Subsequent Termination (6)
Medical Plan Coverage (2)
Paul M. Barbas	$0	$0	$0	$0	$18,720	$0	$56,160
Frederick J. Boyle	$0	$0	$0	$0	$18,720	$0	$37,440
Scott J. Kelly	$0	$0	$0	$0	$18,720	$0	$37,440
Daniel J. McCabe	$0	$0	$0	$0	$18,720	$0	$37,440
Gary G. Stephenson	$0	$0	$0	$0	$18,720	$0	$37,440
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Outplacement Services
Paul M. Barbas	$0	$0	$0	$0	$8,000	$0	$8,000
Frederick J. Boyle	$0	$0	$0	$0	$8,000	$0	$8,000
Scott J. Kelly	$0	$0	$0	$0	$8,000	$0	$8,000
Daniel J. McCabe	$0	$0	$0	$0	$8,000	$0	$8,000
Gary G. Stephenson	$0	$0	$0	$0	$8,000	$0	$8,000
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Excise Tax Gross-Ups (3)
Paul M. Barbas	$0	$0	$0	$0	$0	$0	$2,674,933
Frederick J. Boyle	$0	$0	$0	$0	$0	$0	$918,893
Scott J. Kelly	$0	$0	$0	$0	$0	$0	$689,477
Daniel J. McCabe	$0	$0	$0	$0	$0	$0	$690,323
Gary G. Stephenson	$0	$0	$0	$0	$0	$0	$960,642
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
Total
Paul M. Barbas	$1,105,496	$0	$2,555,349	$2,555,349	$1,207,970	$2,555,349	$9,825,755
Frederick J. Boyle	$504,952	$138,250	$1,303,659	$1,303,659	$689,970	$1,303,659	$3,616,992
Scott J. Kelly	$329,818	$107,486	$794,526	$794,526	$540,206	$794,526	$2,555,743
Daniel J. McCabe	$233,018	$0	$1,335,087	$1,335,087	$451,570	$1,335,087	$3,146,355
Gary G. Stephenson	$483,564	$199,434	$1,716,436	$1,716,436	$810,154	$1,716,436	$4,251,218
Douglas C. Taylor	$0	$0	$0	$0	$0	$0	$0
TOTAL	$2,656,848	$445,170	$7,705,057	$7,705,057	$3,699,870	$7,705,057	$23,396,063

(1)

Pro rata vesting occurs in connection with a voluntary termination only if the voluntary termination is a Company approved retirement.  The values in the table were calculated assuming target performance.

(2)

The Medical Plan Coverage amounts are based on the highest monthly employee health insurance premium under the Company’s medical plan for 2011 ($1,560).

(3)

Executive officers who receive benefits within the change of control provisions under our Severance Plan are subject to non-solicitation and other restrictive covenants.  Since the Company expects to enforce these restrictive covenants in a change of control setting, the magnitude of the excise taxes and resulting gross-up amounts may be reduced under Section 280G.  The Excise Tax Gross-Ups – Section 280G amounts listed in this table were calculated in accordance with Section 280G of the Internal Revenue Code, assume maximum federal, state and local marginal tax rates and assume cash liquidation of restricted stock and LTIP awards versus a conversion of such equity into a similar holding in a successor entity.

(4)

Vesting of Restricted Stock and Long-Term Incentive Plan Awards and SEDCRP benefits occurs upon the event of death.

(5)

Vesting of Restricted Stock Awards, Long-Term Incentive Plan Awards and SEDCRP benefits occurs upon the event of disability.

(6)

For amounts under this column that are payable under our Severance Plan, the named executive officer must be terminated without cause and not due to death or disability, or must resign with good  reason within two years (CEO) or one year (other named executive officers).

Mr. Taylor’s Separation Agreement

In connection with his resignation as an executive officer of the Company on September 17, 2010 and his resignation from the Company on December 1, 2010, Mr. Taylor was not entitled to any payments or benefits under our Severance Plan.  Under a separation agreement executed as of September 17, 2010, Mr. Taylor agreed to provide reasonable cooperation and assistance in the transition of his duties and to customary release of claims, confidentiality, non-disparagement and non-solicitation provisions, and the Company agreed to provide Mr. Taylor (i) base salary compensation until December 1, 2010 at his then current annual base salary rate of $300,000; (ii) a separation payment in the amount of $435,000 (calculated as the amount of his then current annual base salary rate plus the amount of his 2010 target annual cash incentive award under the EICP), payable in substantially equal installments in accordance with payroll policies; (iii) paid medical insurance premiums for 12 months after December 1, 2010 in an aggregate amount of $12,713; and (iv) paid outplacement services for six months after September 17, 2010 in an aggregate amount of $8,000.  If Mr. Taylor breaches his obligations under the separation agreement, the Company is entitled to obtain reimbursement of these payments and benefits.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2010, with respect to our equity compensation plans under which shares of our equity securities may be issued.

Plan category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted Average Exercise price of outstanding options, warrants and rights	(c) Number of Securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders:	351,500	$28.04	5,148,500
DPL Inc. Stock Option Plan (1)
DPL Inc. 2006 Equity and Performance Incentive Plan (EPIP) (2)			3,901,186
Long-Term Incentive Plan – Performance Shares (LTIP)	278,334	N/A
Non-Employee Director Restricted Stock Units	16,320	N/A
Management Long-Term Incentive Plan – Performance Shares (MLTIP)	104,124	N/A
Equity compensation plans not approved by security holders:
Directors’ Deferred Stock Compensation Plan (3)	142,850	N/A	See Note (3)
Total	893,128		9,269,077

(1)

With the approval of the EPIP by shareholders on April 26, 2006, the Company announced its intention that no new awards would be granted under the DPL Inc. Stock Option Plan.  Shares relating to awards that are forfeited or terminated under the DPL Inc. Stock Option Plan may be used for awards granted under the EPIP.

(2)

Performance shares and restricted stock units settled as common stock will be issued from Company treasury stock without consideration.  The Company believes that it has sufficient treasury stock to satisfy all performance shares and restricted stock units authorized under the EPIP.  The number of securities remaining available for future issuance under the EPIP also includes 219,391 shares of restricted stock subject to forfeiture.

(3)

The Directors’ Deferred Stock Compensation Plan previously provided for the annual award of our common shares to non-employee directors for their services as directors.  All shares awarded under the Directors’ Deferred Stock Compensation Plan are held under a master trust.  The Directors’ Deferred Stock Compensation Plan does not have a stated maximum number of shares.  We have provided for our obligations under the Directors’ Deferred Stock Compensation Plan by market purchases of our common shares by the trustee of the master trust.  Accordingly, issuance of shares to directors under this plan will not increase the number of our common shares issued.

PROPOSAL 3:  APPROVAL OF AN AMENDMENT TO THE COMPANY’S REGULATIONS REDUCING THE PERCENTAGE OF SHAREHOLDER VOTES REQUIRED TO AMEND CERTAIN SECTIONS OF THE COMPANY’S REGULATIONS

We are asking our shareholders to approve an amendment to DPL Inc.’s Regulations (By-laws) that will reduce the voting percentage necessary (from a supermajority of 66 2/3% to a majority of greater than 50%) to amend certain sections of our Regulations.

On October 27, 2010, our Board of Directors unanimously approved and adopted, subject to shareholder approval, an amendment to DPL Inc.’s Regulations.  If approved by shareholders, this amendment will reduce from a supermajority (66 2/3%) to a majority the percentage of votes required to approve the following acts:  (a) change the manner in which directors are elected; (b) change the authorized number of directors; (c) change the process by which individuals are nominated to serve on the Board of Directors; (d) change the vote required to remove a director before term expiration; and (e) change the vote required to amend the Regulations.

In general, our supermajority vote provisions were designed to ensure that a director could not be removed by a vote of shareholders representing less than two-thirds of the shares outstanding and entitled to vote.  The supermajority vote provisions also allowed the existing Board to control the size of the Company’s Board in order to limit actions by minority shareholders who may attempt to increase the size of the Board or remove directors to create vacancies that the minority shareholders could seek to fill.  While our Board believes these actions should not be taken without the support of a substantial proportion of our shareholders, the Board has determined that amending the Regulations to eliminate the supermajority vote requirements is advisable and is in the best interests of the Company and its shareholders.

We have attached as Appendix F a copy of the Company’s Regulations that show the requested changes to Article II, Sections 3 and 5; and Article VIII.

The Board of Directors unanimously voted to make these changes because it believes the action of a majority of our shareholders should control the manner in which the Company is governed.  To be responsive to the needs of shareholders, it is important to amend our governing rules, so that the will of a majority of our shareholders is clearly heard.  This proposal was adopted by our Board, subject to shareholder approval, as a part of the Board’s continuing commitment to improve the Company’s transparency and to enhance corporate governance.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S REGULATIONS REDUCING THE PERCENTAGE OF SHAREHOLDER VOTES REQUIRED TO AMEND CERTAIN SECTIONS OF THE COMPANY’S REGULATIONS.

PROPOSAL 4:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing our shareholders with an advisory vote on executive compensation (a “say-on-pay” vote) as required by Section 14A of the Securities Exchange Act of 1934, which was added to the Exchange Act by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The say-on-pay vote is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement starting on page 76, the tabular disclosure regarding such compensation starting on page 92, and the accompanying narrative disclosure following the tabular disclosure.

The Company believes its executive compensation program is focused on aligning the interests of our executive officers with the interests of our shareholders through annual and long-term pay-for-performance compensation and on attracting and retaining qualified executive officers to achieve Company performance.  The pay-for-performance component of our executive officer program is reflected in the results of our 2010 performance and corresponding incentive payments.

The Company’s 2010 corporate financial goals of earnings per share and cash flow from operations, as well as one of the two Company business unit financial goals related to earnings before interest and taxes, were accomplished above target performance measures and the second Company business unit financial goal related to earnings before interest and taxes was accomplished above threshold performance.  In addition, the named executive officers’ 2010 individual goals were met in the range of 0% to 200% of target performance.  These performances resulted in varying levels of annual incentive payouts among the named executive officers.  Conversely, the long-term performance goals established for the period starting January 2008 and ending December 2010 were not accomplished and accordingly no long-term incentive payouts were made to the named executive officers for these goals.

The Board encourages you to review carefully the named executive officer compensation information in this Proxy Statement and cast a vote either to approve or disapprove, on an advisory basis, the Company’s executive compensation program through the following resolution:

RESOLVED, that the shareholders of DPL Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in DPL Inc.’s 2011 annual meeting proxy statement filed with the Securities and Exchange Commission on [________], 2011.

While this say-on-pay vote does not bind the Board to any particular action, the Board values the input of the Company’s shareholders and will take into account the outcome of this vote in considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE, ALL AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 5:  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Company is also providing its shareholders with an advisory vote on the frequency with which the Company’s shareholders shall have the advisory vote on executive compensation (the “say-on-pay” vote) that is also required by Section 14 of the Securities Exchange Act of 1934.  The Company’s initial say-on-pay vote under Section 14A is included in this Proxy Statement as Proposal 4.

An advisory vote on the frequency of the say-on-pay vote is distinct from the say-on-pay vote.  The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur:  every one, two or three years.  In addition, shareholders may abstain from voting.  The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

The Board believes an annual frequency (i.e., every one year) is the best frequency for the say-on-pay vote.  An advisory shareholder vote on executive compensation every year will allow our shareholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the Company’s annual proxy statement.

The Board invites you to vote on the following resolution by marking on your proxy card your preference as to the frequency of holding say-on-pay votes, or you may mark “abstain”:

RESOLVED, that the shareholders of DPL Inc. determine, on an advisory basis, that the frequency with which the DPL Inc. shall have an advisory shareholder vote on the compensation of the DPL Inc.’s named executive officers set forth in the DPL Inc.’s proxy statement is:

Choice 1 – every one year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting.

While this advisory vote does not bind the Board to any particular action, the Board values the input of the Company’s shareholders and will take into account the outcome of this vote in determining the frequency of future say-on-pay votes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “EVERY ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A NON- BINDING ADVISORY SHAREHOLDER VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION SHOULD OCCUR.

PROPOSAL 6:  ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

The Company is providing our shareholders with an advisory vote on the compensation that may be payable to the Company’s named executive officers in connection with the Merger (a “say-on-golden parachute compensation” vote), as required by Section 14A of the Securities Exchange Act of 1934, which was added to the Exchange Act by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The say-on-golden parachute compensation vote is a non-binding vote on the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” on page 35 of this Proxy Statement, including the associated narrative discussion, and the agreements or understanding pursuant to which such compensation may be paid or become payable.

The Board encourages you to review carefully the named executive officer golden parachute compensation information disclosed in this Proxy Statement and cast a vote either to approve or disapprove, on an advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger through the following resolution:

RESOLVED, that the shareholders of DPL Inc. approve, on an advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation,” including the associated narrative discussion, and the agreements or understanding pursuant to which such compensation may be paid or become payable, all as set forth in DPL Inc.’s 2011 annual meeting proxy statement filed with the Securities and Exchange Commission on [______], 2011.

The vote on this Proposal 6 is a vote separate and apart from the vote on Proposal 1 to approve the Merger.  Accordingly, you may vote to approve Proposal 1 on the Merger and vote not to approve this Proposal 6 on golden parachute compensation and vice versa.  Because the vote is advisory in nature only, it will not be binding on either the Company or AES regardless of whether the Merger is approved.  Accordingly, as the compensation to be paid in connection with the Merger is contractual with the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the Merger is approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION TO BE RECEIVED BY THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AS DISCLOSED PURSUANT TO ITEM 402(T) OF REGULATION S-K IN THE TABLE ENTITLED “GOLDEN PARACHUTE COMPENSATION”, INCLUDING THE ASSOCIATED NARRATIVE DISCUSSION, AND THE AGREEMENTS OR UNDERSTANDING PURSUANT TO WHICH SUCH COMPENSATION MAY BE PAID OR BECOME PAYABLE, ALL AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 7:  RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE DPL INC. EQUITY AND PERFORMANCE INCENTIVE PLAN

On December 8, 2010, our Board unanimously approved and adopted, subject to the approval of our shareholders at the 2011 Annual Shareholders Meeting, a resolution to continue to use the performance objectives set forth in Article II, Section 2.18 of the DPL Inc. Equity and Performance Incentive Plan, as amended and restated through December 31, 2007 (the “EPIP”).  Once every five years, Section 162(m) of the Internal Revenue Code (“IRC”) requires DPL Inc. to secure shareholder approval of the metrics used or potentially used to measure performance under its equity incentive compensation plans in order for DPL Inc. to retain deductibility of certain “performance-based” compensation expenses for tax purposes.  If shareholders approve this proposal, the Company will continue to use or potentially use one or more of the following performance objectives listed under Article II, Section 2.18 of the EPIP to measure performance under the EPIP:

(a) appreciation in value of shares; (b) total shareholder return; (c) earnings per share; (d) operating income; (e) net income; (f) pretax income; (g) earnings before interest, depreciation and amortization; (h) pro forma net income; (i) return on equity; (j) return on designated assets; (k) return on capital; (l) economic value added; (m) revenues; (n) expenses; (o) operating cash flow; (p) free cash flow; (q) cash flow return on investment; (r) operating margin or net profit margin; (s) any of the above criteria as compared to the performance of a published or special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s Utility Index.

A copy of the EPIP, as amended and restated through December 31, 2007, is attached to this Proxy Statement as Appendix G and can also be reviewed on the SEC’s website at www.sec.gov.  Any shareholder who desires to obtain a copy of the EPIP may do so by written request to DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432, Attention:  Corporate Secretary.

THE BOARD RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

At the DPL Inc. Annual Shareholders Meeting in April 2006, shareholders approved the DPL Inc. Equity and Performance Incentive Plan (EPIP) as a part of the Company’s revised program to compensate its executive team.  Rather than negotiate individual employment agreements with each executive staff member, the Company adopted a series of plans which control the manner in which executive staff members (including named executive officers) qualify for and earn their compensation.  One of those plans is the EPIP.  The EPIP plan creates a funding mechanism for the payment of various equity incentive compensation based upon the accomplishment of certain performance objectives as selected under Article II, Section 2.18 of the EPIP.  In order to enhance Company profitability, we want to continue the opportunity to deduct certain “performance-based” compensation expenses from the Company’s income tax return.  To do so, under Section 162(m) of the IRC, we are required to secure shareholder consent for the continued use of the performance objectives that DPL uses or could use to evaluate executive performance under the EPIP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE DPL INC. EQUITY AND PERFORMANCE INCENTIVE PLAN.

PROPOSAL 8:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee has approved the appointment of KPMG LLP to be our independent public accountant until December 31, 2012 and has entered into an agreement with KPMG LLP, which, among other things, contains a contractual provision that subjects the parties to alternative dispute resolution procedures and grants each party the right to terminate the agreement with prior notice.  The Audit Committee entered into a long-term agreement with KPMG LLP, in part, to receive what it believes is favorable pricing for independent public accounting services from KPMG LLP.

Although not required by law, the Board believes it is appropriate to seek shareholder ratification of the appointment of KPMG LLP to be our independent public accountant for the year ending December 31, 2011.  If ratification is not obtained, the Audit Committee intends to continue using KPMG LLP as our independent public accountant at least through the end of the fiscal year ending December 31, 2011, but will consider shareholder input for future years.

A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions from shareholders.

Before appointing KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as an independent public accountant for us, which included a review of KPMG LLP’s performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee expressed satisfaction with KPMG LLP in these respects.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Audit and Non-Audit Fees

The following table presents the aggregate fees invoiced for professional services rendered to us by KPMG LLP, our principal independent public accountant, for 2010 and 2009.  Other than as set forth below, no professional services were rendered or fees invoiced by KPMG LLP during 2010 or 2009.  The Audit Committee approved the services and fees set forth below.

KPMG LLP	Fees Invoiced 2010	Fees Invoiced 2009
Audit Fees (1)	$$1,269,200	$$1,394,680
Audit-Related Fees (2)	40,000	$46,000
Tax Fees (3)	930	$7,870
All Other Fees (4)	15,000	–
Total	$$1,325,130	$$1,448,550

(1)

Audit fees relate to professional services rendered for the audit of our annual financial statements and the reviews of our quarterly financial statements.

(2)

Audit-related fees relate to services rendered to us for assurance and related services.

(3)

Tax fees consisted principally of tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.

(4)

Other fees relate to services rendered under an agreed upon procedure engagement related to environmental studies.

Pre-Approval Policies and Procedures of the Audit Committee

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms for such services, to be performed for us by independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.  The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors.  The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level.  Any material service not included in the approved list of services must be separately pre-approved by the Audit Committee.  In addition, all audit and permissible non-audit services in excess of the pre-approved cost level, whether or not such services are included on the pre-approved list of services, must be separately pre-approved by the Audit Committee.  The Audit Committee may form and delegate to a subcommittee, consisting of one or more of its independent members, its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  In 2010, the Audit Committee appointed its Chair, Barbara S. Graham, to serve as a sub-committee of the Audit Committee to approve all permitted non-audit services performed by the Company’s independent public accounting firm.  Any such approvals by the sub-committee must be presented for ratification at the next scheduled Audit Committee meeting.

PROPOSAL 9: ADJOURNMENT OF THE MEETING

Adjournment of the Meeting

Although it is not currently expected, the meeting may be adjourned to another time and place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement and approve the Merger, or act on any of the other proposals presented at the Annual Meeting.  If there are sufficient proxies available, DPL may ask its shareholders to vote upon any other proposals set forth in this Proxy Statement, including the proposals to elect directors to the DPL Board of Directors, ratify the appointment of KPMG LLP as DPL’s independent registered public accounting firm for 2011, and consider the adjournment of the meeting to solicit additional proxies, but not on any proposal where there are insufficient votes to adopt.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the DPL Board of Directors to vote in favor of granting discretionary authority to the proxies or attorneys-in-fact to adjourn the meeting for the purpose of soliciting additional proxies. If DPL shareholders approve the adjournment proposal, we could adjourn the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies or authorized a proxy by telephone or via the Internet. Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the meeting requires an affirmative vote of the holders of a majority of the shares of DPL common stock present in person or by proxy at the meeting and entitled to vote on the proposal. No proxy that is specifically marked “AGAINST” adoption of the Merger Agreement and approval of the Merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER, OR ACT ON ANY OF THE OTHER PROPOSALS PRESENTED AT THE ANNUAL MEETING.

Shareholder Proposals for 2012 Annual Meeting

A proposal by a shareholder intended for inclusion in our proxy materials for the 2012 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by us at 1065 Woodman Drive, Dayton, Ohio 45432, Attn:  Corporate Secretary, on or before February 23, 2012, in order to be considered for such inclusion.

Shareholder nominations of persons for election as directors that are intended to be submitted at the 2012 Annual Meeting of Shareholders will be considered untimely if not received by us at the above address in accordance with the advance notice provisions of our Regulations, which are available on our website at www.dplinc.com or in print to any shareholder who requests a copy from us.  Under this advance notice provision, shareholder nominations of persons for election as directors must be received by us not less than 50 days before the meeting date, except that if less than 60 days’ notice or public disclosure of the meeting date is given or made to shareholders, then shareholder nominations will be considered untimely if not received by us by the 10th business day after notice of the meeting is made.  Any other shareholder proposals that are intended to be submitted at the 2012 Annual Meeting of Shareholders outside of the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act if not received by us at the above address on or before May 8, 2012.  If we do not receive notice of any of the matters referenced above by the applicable date, the Proxy Committee will vote on the matter, if presented at the meeting, in its discretion.

Other Business

The Board does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, it is intended that the holders of proxies will vote on the matters in their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors” section of our website at www.dplinc.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432, Attention:  Corporate Secretary, on DPL’s website at www.dplinc.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [______], 2011.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors,

GLENN E. HARDER
Chairman

Dated:  [______], 2011

Appendix A
Agreement and Plan of Merger

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

DPL INC.,

THE AES CORPORATION

and

DOLPHIN SUB, INC.

Dated as of April 19, 2011

Table of Contents

		Page
	Article I

	THE MERGER
Section 1.1	The Merger	1
Section 1.2	Closing	1
Section 1.3	Effective Time	1
Section 1.4	Effects of the Merger	1
Section 1.5	Articles and Regulations of the Surviving Corporation	2
Section 1.6	Directors	2
Section 1.7	Officers	1
Section 1.8	Subsequent Actions	1

	Article II

	TREATMENT OF SHARES
Section 2.1	Effect on Stock	1
Section 2.2	Exchange of Shares	3
Section 2.3	Dissenters Rights	4
Section 2.4	Stock Options and Other Stock-Based Awards	5
Section 2.5	Adjustments	6
Section 2.6	Consent of Surviving Corporation	6

	Article III

	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1	Qualification, Organization, Subsidiaries, etc.	7
Section 3.2	Stock	8
Section 3.3	Corporate Authority Relative to this Agreement; No Violation	8
Section 3.4	SEC Reports, Financial Statements and Utility Reports	9
Section 3.5	No Undisclosed Liabilities	11
Section 3.6	Absence of Certain Changes or Events	11
Section 3.7	Discontinued Business	11
Section 3.8	Investigations; Litigation	11
Section 3.9	Compliance with Law; Permits	11
Section 3.10	Regulatory Proceedings	12
Section 3.11	Tax Matters	12
Section 3.12	Employee Benefit Plans	13
Section 3.13	Employment and Labor Matters	14
Section 3.14	Environmental Laws and Regulations	14
Section 3.15	Real Property	16
Section 3.16	Condition of Assets	16
Section 3.17	No Ownership of Nuclear Power Plants	17
Section 3.18	Insurance	18
Section 3.19	Intellectual Property	18
Section 3.20	Material Contracts	18
Section 3.21	Affiliate Transactions	18
Section 3.22	Trading	18
Section 3.23	Required Vote of the Company Shareholders	18
Section 3.24	Antitakeover Statutes; Rights Plan	18
Section 3.25	Opinion of Financial Advisor	19
Section 3.26	Finders or Brokers	19
Section 3.27	No Additional Representations	19

i

	Article VIII

	MISCELLANEOUS
Section 8.1	Survival	38
Section 8.2	Expenses	38
Section 8.3	Counterparts; Effectiveness	38
Section 8.4	Governing Law	38
Section 8.5	Jurisdiction; Specific Enforcement	38
Section 8.6	WAIVER OF JURY TRIAL	39
Section 8.7	Notices	39
Section 8.8	Disclosure Schedules	67
Section 8.9	Assignment; Binding Effect	67
Section 8.10	Severability	40
Section 8.11	Entire Agreement; No Third-Party Beneficiaries	40
Section 8.12	Amendments; Waivers	40
Section 8.13	Obligations of the Parent and of the Company	40
Section 8.14	Headings	40
Section 8.15	Interpretation	40
Section 8.16	Further Assurances	41
Section 8.17	Definitions	41

Index of Defined Terms

Page

Action	54
Adjusted Option	8
affiliates	69
Agreement	1
business day	69
Captive Insurer	17
Captive Insurer Financial Statements	17
Captive Insurer Policy	29
Certificate	5
Certificate of Merger	2
Closing	2
Closing Date	2
Code	5
Compact	50
Company	1
Company Acquisition Proposal	47
Company Acquisition Transaction	47
Company Approvals	15
Company Benefit Plans	22
Company Change of Recommendation	46
Company Common Stock	3
Company Disclosure Schedule	10
Company Employees	24
Company Equity Awards	14
Company Joint Venture	11
Company Leased Real Property	27
Company Material Adverse Effect	11
Company Material Contract	30
Company Organizational Documents	10
Company Owned Real Property	27
Company Permits	19

Company Permitted Lien	15
Company Preferred Stock	12
Company Real Property Leases	27
Company Recommendation	14
Company RSUs	9
Company SEC Documents	16
Company Shareholder Approval	31
Company Shareholders’ Meeting	48
Company Stock Option	7
Company Stock Plans	7
Company Superior Offer	47
Company Termination Fee	63
Company Trading Policies	31
Confidentiality Agreement	45
Continuation Period	49
Contract	30
Contrary Action	53
control	69
Discontinued Business	19
Dissenters Determination Date	7
Dissenting Shareholder	7
Dissenting Shares	7
DOJ	51
DP&L	16
Effective Time	2
Eligible Company Employee	50
End Date	61
Environment	26
Environmental Law	26
ERISA	22
Exchange Act	15
Exchange Fund	4
Exchange Ratio	8
Excluded Party	63
Facilities	28
FCC	15
FERC	15
FERC Approval	15
Final Order	61
Final Order Waiting Period	61
FPA	15
FTC	51
GAAP	17
Governmental Entity	15
Hazardous Materials	27
HSR Act	15
Indemnified Party	54
Initial Date	2
Initial Period	63
Inquiry	45
Intellectual Property Rights	29
knowledge	69
Law	19
Laws	19
Lien	15
Merger	1
Merger Consideration	3

Merger Sub	1
Net Company Position	31
New Plans	49
Non-Service-Based RSUs	9
NYSE	8
OGCL	1
Old Plans	50
Parent	1
Parent Approvals	33
Parent Common Stock	8
Parent Disclosure Schedule	32
Parent Material Adverse Effect	33
Paying Agent	4
Permitted Encumbrances	27
person	69
Proxy Statement	18
PUCO	15
Regulatory Law	53
Representatives	44
Represented Employee	50
Requisite Regulatory Approvals	59
Restraints	59
Restricted Shares	8
Rights	3
Sarbanes-Oxley Act	16
SEC	16
Service-Based RSUs	8
Share	3
Shareholders Rights Plan	31
Shares	3
Solvent	36
Subsidiaries	69
Subsidiaries’ Equity Interests	12
Surviving Corporation	2
Takeover Laws	31
Tax Return	22
Taxes	22
Transactions	1
Transition Committee	56
UBS	32
Union	24
Vermont Department	17
WARN Act	24
Warrant Agreement	13
Warrants	13

v

AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2011 (the “Agreement”), by and among DPL Inc., an Ohio corporation (the “Company”), The AES Corporation, a Delaware corporation (“Parent”), and Dolphin Sub, Inc., an Ohio corporation and a wholly-owned direct or indirect subsidiary of the Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as a direct or indirect wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, the Board of Directors of the Company has (i) determined that it is advisable and in the best interests of the Company and its shareholders, and declared it advisable to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger (the “Transactions”), (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions and (iii) resolved to recommend adoption of this Agreement and approval of the Transactions, including the Merger by the shareholders of the Company;

WHEREAS, the Board of Directors of Parent has (i) determined that it is in the best interests of Parent and its shareholders, and declared it advisable, to enter into this Agreement and consummate the Transactions and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions;

WHEREAS, Parent or its relevant Subsidiary, as the sole shareholder of Merger Sub, has approved this Agreement and the Transactions, including the Merger; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions, including the Merger, and also to prescribe certain conditions to the Transactions, including the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

Section 1.1

The Merger.  At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law (the “OGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the OGCL as the surviving corporation in the Merger (the “Surviving Corporation”) and a direct or indirect wholly-owned subsidiary of Parent.

Section 1.2

Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., at 10:00 a.m. local time, on the third (3rd) business day immediately following the date on which the last of the conditions set forth in Article VI hereof is satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions) (such third business day immediately following the date on which the last of the conditions set forth in Article VI hereof is satisfied or waived, the “Initial Date”).  At the election of Parent, the “Closing Date” may be at any time during the period beginning on the Initial Date through the date which is seventeen (17) business days after the Initial Date, or such other place, date and time as the Company and Parent may agree in writing.

Section 1.3

Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the parties shall file a certificate of merger or other appropriate document providing for the Merger (the “Certificate of Merger”) in a form mutually agreed upon by Parent and the Company (acting reasonably), executed in accordance with, and containing such information as is required by, the relevant provisions of the OGCL, with the Secretary of State of the State of Ohio and shall make all other filings or recordings required under the OGCL.  The Merger shall become effective upon the filing of the Certificate of Merger in accordance with the OGCL, or at such later time as is agreed by the parties hereto and specified in the Certificate of Merger in accordance with the relevant provisions of the OGCL (such date and time is hereinafter referred to as the “Effective Time”).

Section 1.4

Effects of the Merger.  The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the OGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation, all as provided under the OGCL and the other applicable Laws.

Section 1.5

Articles and Regulations of the Surviving Corporation.  At the Effective Time, the articles of incorporation and code of regulations of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company) the articles of incorporation and code of regulations of Merger Sub, and as so amended shall be the articles of incorporation and code of regulations of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.  For the avoidance of doubt, the name of the Surviving Corporation shall be the name of the Company.

Section 1.6

Directors.  Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

Section 1.7

Officers.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the articles of incorporation and code of regulations of the Surviving Corporation.

Section 1.8

Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

TREATMENT OF SHARES

Section 2.1

Effect on Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a)

Conversion of Company Common Stock.  Subject to Sections 2.1(b), Section 2.3 and Section 2.4, each issued and outstanding share of common stock, par value $.01 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Share”), together with the associated preferred share purchase rights (the “Rights”) under the Shareholders Rights Plan shall thereupon be canceled and, subject to the provisions of Section 2.1(b), shall be converted automatically into and shall thereafter represent the right to receive cash in the amount of thirty dollars ($30.00) per share (the “Merger Consideration”), payable without interest, to the holder of such share of Company Common Stock.  As of the Effective Time, all such shares of Company Common Stock and Rights shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Common Stock, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, to be paid in consideration therefor upon surrender, in accordance with Section 2.2(b), of the certificate formerly evidencing such share.  Throughout this Agreement, the term “Shares” refers to the Shares together with the associated Rights.

(b)

Cancellation of Shares.  Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time or held by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c)

Conversion of Merger Sub Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of stock of the Surviving Corporation.  No capital stock of the Merger Sub will be issued or used in the Merger.

Appendix A-2

Section 2.2

Exchange of Shares.

(a)

Paying Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock, the Restricted Shares and Company RSUs, for the payment of the Merger Consideration in each case in accordance with this Article II.  At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent for the benefit of the holders of all of the foregoing shares an amount in cash sufficient to pay the aggregate amount of Merger Consideration deliverable pursuant to Section 2.1(a) and Section 2.4, other than in respect of Dissenting Shares or shares canceled pursuant to Section 2.1(b) (such cash amount being hereinafter referred to as the “Exchange Fund”).  Notwithstanding anything to the contrary contained hereto, the Paying Agent shall not disburse any part of the Exchange Fund prior to the Dissenters Determination Date. Pending its disbursement in satisfaction of such obligations, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1.0 billion.  Upon the date that is one (1) business day after the Dissenters Determination Date, the Paying Agent shall disburse to Parent that portion of the Exchange Fund (if any) attributable to Dissenting Shares. If a Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, payment of fair cash value pursuant to Section 1701.85 of the OGCL with respect to any Dissenting Shares, (i) such Company Common Stock shall cease to be Dissenting Shares and (ii) Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (x) the number of Dissenting Shares for which the Dissenting Shareholder has withdrawn its demand for, or lost its rights to, payment of fair cash value pursuant to Section 1701.85 of the OGCL and (y) the Merger Consideration. Parent shall or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 2.1(a) and Section 2.4.  Nothing contained in this Section 2.2(a) and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock, the Restricted Shares and Company RSUs, to receive the Merger Consideration.

(b)

Payment Procedures.  As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Common Stock, (i) a certificate or certificates (each, a “Certificate”), which as of the Effective Time represented outstanding shares of Company Common Stock, the Restricted Shares or the Company RSUs, that were canceled or converted and became instead the right to receive the Merger Consideration pursuant to Section 2.1(a) or Section 2.4, (ii) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (iii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavits of loss in lieu thereof) for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall, subject to Section 2.3, be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

(c)

Withholdings.  Each of Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, from any consideration payable or otherwise deliverable under this Agreement, such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Law with respect to the making of such payment.  To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the person(s) to whom such amounts would otherwise have been paid.

(d)

No Further Ownership Rights in Company Common Stock; Closing of Transfer Books.  Subject to Section 2.3, from and after the Effective Time, the holders of shares of Company Common Stock, the Company Stock Options, the Restricted Shares and Company RSUs outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, Company Stock Options, Restricted Shares or Company RSUs, except as otherwise provided herein and by applicable Law.  The Merger Consideration paid in respect of shares of Company Common Stock, the Company Stock Options, the Restricted Shares and Company RSUs upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to

Appendix A-3

have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, the Company Stock Options, the Restricted Shares and Company RSUs previously represented by such Certificates. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to the Shares, the Company Stock Options, the Restricted Shares and Company RSUs that were outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  Subject to the penultimate sentence of Section 2.2(d), if, after the Effective Time, Shares, Company Stock Options, Restricted Shares or Company RSUs are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e)

Termination of Exchange Fund.  At any time commencing nine (9) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.  Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any person previously entitled thereto.

(f)

No Liability.  Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)

Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as Parent or the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby, deliverable in respect thereof pursuant to this Agreement.

(h)

Uncertificated Shares.  In the case of outstanding Shares that are not represented by Certificates, the parties shall make such adjustments to this Section 2.2 as are necessary or appropriate to implement the same purpose and effect that this Section 2.2 has with respect to Shares that are represented by Certificates.

Section 2.3

Dissenters Rights.  Notwithstanding anything in this Agreement to the contrary, to the extent required by the OGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by any shareholder who was a record holder of Company Common Stock as to which such shareholder seeks relief as of the date fixed for determination of shareholders entitled to notice of the Company Shareholders’ Meeting, and who files with the Company within ten (10) days after such vote at the Company Shareholders’ Meeting (the “Dissenters Determination Date”) a written demand to be paid the fair cash value for such shares of Company Common Stock that have not been voted in favor of the proposal to adopt this Agreement at the Company Shareholders’ Meeting in accordance with Sections 1701.84 and 1701.85 of the OGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a), unless and until such shareholder fails to perfect or otherwise waives, withdraws or loses such shareholder’s rights as a dissenting shareholder, if any, under the OGCL. If any such shareholder (a “Dissenting Shareholder”) fails to perfect or otherwise waives, withdraws or loses any such rights as a Dissenting Shareholder, that shareholder’s Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into only the right to receive at the Effective Time the Merger Consideration, without interest. Subject to the preceding sentence, from and after the Effective Time, each shareholder who has asserted rights as a Dissenting Shareholder as provided in Sections 1701.84 and 1701.85 of the OGCL shall be entitled only to such rights as are granted under those Sections of the OGCL. The Company shall promptly notify Parent of each shareholder who asserts rights as a Dissenting Shareholder following receipt of such shareholder’s written demand delivered as provided in Section 1701.85(A)(2) of the OGCL.  Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment or commit or agree to make any payment, or settle or commit or offer to settle, any rights of a Dissenting Shareholder asserted under Section 1701.85 of the OGCL.

Section 2.4

Stock Options and Other Stock-Based Awards.

(a)

Each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the employee and director stock plans of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, become fully vested and exercisable.  With respect to such Company Stock Options:

Appendix A-4

(i)

each Company Stock Option for which, as of the Effective Time, the Merger Consideration exceeds the exercise price per Share shall be canceled at the Effective Time and, in exchange therefor, each former holder of such Company Stock Option shall be entitled to receive, as soon as practicable, but in no event later than three (3) business days following the Effective Time, an amount in cash (without interest, and less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment) equal to the product of (1) the excess, if any, of the Merger Consideration over the exercise price per Share under such Company Stock Option and (2) the number of shares of Company Common Stock subject to such Company Stock Option; and

(ii)

each Company Stock Option that is outstanding immediately prior to the Effective Time for which, as of the Effective Time, the Merger Consideration does not exceed the exercise price per Share shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option (giving effect to any terms and conditions resulting from the Transactions), the number of shares of common stock of Parent, par value $.01 per share (“Parent Common Stock”), rounded down to the nearest whole share, equal to the product of the number of shares of Company Common Stock subject to such Company Stock Option and the Exchange Ratio (as defined below), at an exercise price per share of Parent Common Stock, rounded up to the nearest whole cent, equal to the quotient obtained by dividing the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio (each, as so adjusted, an “Adjusted Option”). The adjustments provided in this Section 2.4(a)(ii) with respect to any Company Stock Option to which Section 409A or 421 (a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 409A and 424(a) of the Code, respectively.  As soon as practicable following the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders’ rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Adjusted Options, which shall provide, among other things, that such Adjusted Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.4(a)(ii) after giving effect to the Merger and giving effect to any terms and conditions resulting from the Transactions).  For purposes of this Section 2.4(a)(ii), “Exchange Ratio” shall mean the Merger Consideration divided by the volume weighted average per-share trading price of Parent Common Stock on the New York Stock Exchange (the “NYSE”) on the five (5) trading days immediately preceding the Closing Date.

(b)

At the Effective Time, each share of restricted Company Common Stock granted under a Company Stock Plan (including all restricted common shares granted under the Career Progression Program) that is outstanding immediately prior to the Effective Time (the “Restricted Shares”) shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment.

(c)

At the Effective Time, each restricted stock unit award in respect of Company Common Stock granted under a Company Stock Plan whose vesting is based solely on the satisfaction of service-based conditions and that is outstanding immediately prior to the Effective Time (collectively, the “Service-Based RSUs”) shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration for each share of Company Common Stock denominated thereby, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment.

(d)

At the Effective Time, each performance share unit award in respect of Company Common Stock granted under a Company Stock Plan whose vesting is not based solely on the satisfaction of service-based conditions and that is outstanding immediately prior to the Effective Time (collectively, the “Non-Service-Based RSUs”, and together with the Service-Based RSUs, the “Company RSUs”) shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration for the target number of shares of Company Common Stock denominated by the Non-Service-Based RSUs multiplied by a fraction, the numerator of which is the number of days in the applicable performance period elapsed through and including the Effective Date and the denominator of which is the number of days in the applicable performance period, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment.

(e)

Prior to the Effective Time, the Company shall pass resolutions to effect the foregoing provisions of this Section 2.4.

(f)

As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering shares of Parent Common Stock subject to issuance upon the exercise of the Adjusted Options.  The Company shall cooperate with, and assist Parent in the preparation of, such registration statement.  Parent shall keep such registration statement effective (and maintain the current status of the prospectus required thereby) for so long as any Adjusted Options remain outstanding.

Appendix A-5

Section 2.5

Adjustments.  Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.  For the avoidance of doubt, there shall not be any adjustment to the Merger Consideration by reason of the issuance of additional shares of Common Stock pursuant to the exercise of the Company’s outstanding Warrants or other convertible securities.

Section 2.6

Consent of Surviving Corporation. The Surviving Corporation hereby consents to be sued and served with process in the State of Ohio and to the irrevocable appointment of the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of the Company, or to enforce the rights of a Dissenting Shareholder of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that except (i) as set forth in the “Company Disclosure Schedule” (as such term is used in this Agreement), a copy of which has been provided to Parent and Merger Sub, with specific reference to the particular Article or Section of this Agreement to which the information set forth in such schedule relates (it being agreed that disclosure of any item in any Article or Section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other Article or Section to which the relevance of such item is reasonably apparent) or (ii) as and to the extent set forth in the publicly available reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the SEC on or after January 1, 2010 and before the second (2nd) business day immediately prior to the date hereof, to the extent the relevance of the disclosure is reasonably apparent (excluding any forward-looking disclosures, whether or not contained under the heading “forward-looking statements,” other than any specific factual information contained therein):

Section 3.1

Qualification, Organization, Subsidiaries, etc.

(a)

Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing, character or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has made available to Parent prior to the date of this Agreement a true and complete copy of its articles of incorporation and code of regulations (the “Company Organizational Documents”) and has made available to Parent prior to the date of this Agreement a true and complete copy of the articles of incorporation and code of regulations or other equivalent organizational documents of each of its Subsidiaries, each as amended through the date hereof.  Neither the Company nor any Subsidiary of the Company is in material violation of any provision of its articles of incorporation or regulations (or equivalent organizational documents).

(b)

Section 3.1(b)(i) of the Company Disclosure Schedule sets forth a complete list, as of the date hereof, of each Subsidiary of the Company and its jurisdiction of organization or formation and the jurisdictions in which they are qualified to do business.  Section 3.1(b)(ii) of the Company Disclosure Schedule sets forth each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other person or persons in each such Subsidiary.  All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable.  Except as set forth in Section 3.1(b)(ii) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, in each case free and clear of all Liens, except for Company Permitted Liens.  Except as set forth in Section 3.1(b)(iii) of the Company Disclosure Schedule, except for the capital stock and other equity interests of its Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity interest in any other person (including through participation in any joint venture or similar arrangement), other than the ownership of securities primarily for investment purposes as part of routine cash management or investments of two percent (2%) or less in publicly traded companies, and there are no Company Joint Ventures.  The Company does not own, directly or indirectly, any minority interest in any person that requires an additional filing by the Parent under the HSR Act in connection with the consummation of the Transactions. “Company Joint Venture” means any corporation, limited liability company, partnership, joint venture, trust or other entity which is not a Subsidiary of the Company and in which (i) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests (other than the ownership of securities primarily for investment purposes as part of routine cash management or investments of two percent (2%) or less in publicly traded companies) or (ii) the Company or a Subsidiary of the Company is a general partner.

Appendix A-6

(c)

Prior to the date hereof, the Company has made available to the Parent true, complete and correct copies of the approved minutes of all meetings of the shareholders, the Board of Directors and each committee of the Board of Directors of the Company since January  1, 2009 through January 25, 2011.  Parent acknowledges that certain provisions of such minutes relating to the Company’s strategic alternatives have been omitted.

(d)

As used in this Agreement, a “Company Material Adverse Effect” means an event, change, effect, development, state of facts, condition or occurrence that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition, assets, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to consummate the Transactions, but shall not be deemed to include and shall not be determined by taking into account, either alone or in combination, any event, change, effect, development, state of facts, condition or occurrence:  (i) in or affecting the economy or the financial, securities or commodities markets in the United States or elsewhere in the world, the industry or industries in which the Company or its Subsidiaries operate generally or in any specific jurisdiction or geographical area or (ii) resulting from or arising out of (A) any changes or developments in international, national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products including any changes or developments resulting from or arising out of (1) changes in commodities prices or hedging markets therefor, (2) decisions made by the Company’s customer base relating to its selection of a power supplier or (3) proceedings relating to or governed by Ohio Revised Code Chapter 4928, (B) any changes or developments in national, regional, state or local electric transmission or distribution systems or decreases in planned spending with respect thereto, (C) the negotiation, execution, announcement or the existence of, or compliance with, this Agreement or the Transactions, including any litigation or administrative proceedings and related comments resulting therefrom, any adverse change in customer, employee or shareholder relationships resulting therefrom or any possible Union activity, (D) any taking of any action at the written request of Parent or Merger Sub or with the written consent of Parent or Merger Sub, (E) any adoption, implementation, promulgation, repeal, modification, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional or state Governmental Entity, including PJM and the Midwest Independent Transmission System Operator, Inc., or their successors, (F) any changes in GAAP or accounting standards or interpretations thereof, (G) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism, (H) any decline in the market price, or change in trading volume, of the Company Common Stock (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Company Material Adverse Effect may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (I) any reduction in the credit rating of the Company or any of its Subsidiaries to the extent attributable to the expected consummation of the Merger or the Transactions (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Company Material Adverse Effect may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (J) any change resulting from or arising out of the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Subsidiaries, (K) any failure by the Company to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Company Material Adverse Effect may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (L) any hurricane, earthquake, flood or other natural disasters or acts of God or (M) any change resulting from weather conditions; provided, however, that any event, change, effect, development, state of facts, circumstance, condition or occurrence described in each of clauses (i) and (ii)(F) or (G) above shall not constitute or give rise to a Company Material Adverse Effect only if and to the extent that such event, change, effect, development, state of facts, circumstance, condition or occurrence does not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other relevant entities engaged in the relevant business in Ohio or other relevant geographical areas.

Section 3.2

Stock.

(a)

The authorized stock of the Company consists of 250,000,000 shares of Company Common Stock, with a par value of $.01 per share, and 8,000,000 shares of preferred stock, without par value (the “Company Preferred Stock”).  Section 3.2(a) of the Company Disclosure Schedule lists the authorized stock of each of the Company’s Subsidiaries (collectively, the “Subsidiaries’ Equity Interests”) and the issued and outstanding Subsidiaries’ Equity Interests for each of the Company’s Subsidiaries.  As of the close of business on the business day immediately preceding the date of this Agreement (i) 117,221,579 shares of Company Common Stock were issued and outstanding, which includes all of the Restricted Shares outstanding as of such date, (ii) 46,786,869 shares of Company Common Stock were held in treasury, (iii) 573,082 shares of Company Common Stock were issuable pursuant to Company Stock Plans in respect of Company Stock Options and Company RSUs and (iv) no shares of Company Preferred Stock were issued and outstanding.  All outstanding shares of Company Common Stock and all of the outstanding Subsidiaries’ Equity Interests are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any pre-emptive right, purchase option, call, right of first refusal or any similar right and all shares of Company Common Stock reserved for issuance under Company Stock Plans as noted in clause (iii) hereof, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any pre-emptive right, purchase option, call, right of first refusal or any similar right.  No shares of Company Common Stock are held by any Subsidiary of the Company.  Except as set forth in

Appendix A-7

this Section 3.2(a) or Section 3.2(a) of the Company Disclosure Schedule, at the close of business on the business day immediately preceding the date of this Agreement, no shares of stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding.

(b)

Except as set forth in subsection (a) above or Section 3.2(a) of the Company Disclosure Schedule (and other than the 1,700,000 outstanding warrants issued pursuant to the Warrant to Purchase Common Shares of DPL Inc. (the “Warrants”), granted by the Company to Dayton Ventures LLC, pursuant to the Securities Purchase Agreement, dated as of February 1, 2000, among the Company, DPL Capital Trust I, Dayton Ventures LLC, and Dayton Ventures, Inc. (the “Warrant Agreement”) entitling the holders thereof to purchase an aggregate of 1,700,000 shares of Company Common Stock), as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance or repurchase of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its Subsidiaries to (i) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(c)

Except for the Warrants and awards to acquire shares of Company Common Stock under the Company Stock Plans, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or any of its Subsidiaries on any matter.

(d)

Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of, the capital stock or other equity interest of the Company or any of its Subsidiaries.  Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation, or is bound by any contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or any Subsidiaries’ Equity Interests.

(e)

The Company has delivered or made available to Parent an accurate and complete copy of the Company Stock Plans and the forms of award agreements for Company Stock Options, Restricted Shares or Company RSUs (collectively, “Company Equity Awards”).  There have been no repricings of any Company Stock Options through amendments, cancellation and reissuance or other means during the current or prior two (2) calendar years.  Except as set forth in Section 3.2(e) of the Company Disclosure Schedule, none of the Company Equity Awards have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and no Company Equity Awards have been granted since February 28, 2011.  None of the Company Stock Options were granted with an exercise price below or deemed to be below fair market value on the date of grant.  All grants of Company Equity Awards were validly made and properly approved by the Board of Directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the consolidated financial statements of the Company in accordance with GAAP, and, where applicable, no such grants involved any “back dating,” “forward dating” or similar practices with respect to grants of Company Stock Options.  The Company has delivered or made available to Parent an accurate and complete copy of the Warrant Agreement and any agreements, forms or instruments contemplated thereby.

(f)

All outstanding shares of Company Common Stock, all outstanding Company Stock Options, all outstanding Warrants and all outstanding Subsidiaries’ Equity Interests have been issued and granted in compliance with (i) all applicable Laws and (ii) all requirements set forth in Company Material Contracts applicable to the issuance of Company Common Stock, granting of Company Stock Options, the issuance of Warrants and/or the issuance of equity interests of the Company or any Subsidiary of the Company.

Section 3.3

Corporate Authority Relative to this Agreement; No Violation.

(a)

The Company has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Shareholder Approval, to consummate the Transactions.  The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of the Company and, except for the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the Merger or the consummation of the Transactions.  The Board of Directors of the Company at a meeting duly called and held at which all directors of the Company were present has (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement and the Transactions, (iii) unanimously resolved, subject to Section 5.3, to recommend that the Company’s shareholders approve this Agreement and the Transactions (the “Company Recommendation”) and (iv) directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholders’ Meeting, and such resolutions have not been subsequently rescinded, modified or withdrawn in any way.  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable

Appendix A-8

bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)

Other than in connection with or in compliance with (i) the OGCL, (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the Federal Power Act, as amended (the “FPA”), and the approval of the Federal Energy Regulatory Commission (the “FERC”) thereunder (the “FERC Approval”), (v) the Public Utilities Commission of Ohio (the “PUCO”), (vi) pre-approvals of license transfers by the Federal Communications Commission (the "FCC") or (vii) as set forth in Section 3.3(b) of the Company Disclosure Schedule (collectively, the “Company Approvals”), and, subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, or action by, the United States, any state of the United States or any foreign governmental or regulatory agency, commission, court, panel, body, entity or authority (each, a “Governmental Entity”) is necessary or required to be obtained or made under applicable Law in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the Transactions by the Company, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and, provided the Company Approvals are obtained, the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any material loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, deed of trust, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due or delinquent or being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP as shown on the Company’s most recent audited consolidated balance sheet, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) which is disclosed on the most recent consolidated balance sheet of the Company or notes thereto or securing liabilities reflected on such balance sheet, (D) which does not and would not reasonably be expected to materially impair the continued use and operation of the assets to which they relate as operated as of the date hereof or any property at which the material operations of the Company or any of its Subsidiaries are conducted as of the date hereof (each of the foregoing (A) through (D), a “Company Permitted Lien”), upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or other equivalent organizational document of any Subsidiaries of the Company or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4

SEC Reports, Financial Statements and Utility Reports.

(a)

The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2010 (the “Company SEC Documents”).  As of their respective dates or, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff.  There has been no material correspondence between the SEC and the Company since March 18, 2011 that is not available on the SEC’s Electronic Data Gathering and Retrieval database. As of the date of this Agreement, other than The Dayton Power and Light Company (“DP&L”), none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b)

The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15(e) under the Exchange Act.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and all such required certifications have been made.  The Company’s management has completed

Appendix A-9

an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective.  Neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(c)

The audited consolidated financial statements and unaudited interim consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(d)

Prior to the date of the Agreement, the Company has made available to Parent copies of the following financial statements, in each case together with the exhibits, schedules and notes thereto and any affirmations and certifications filed therewith:  the audited annual financial statements of Miami Valley Insurance Company (the "Captive Insurer"), as filed with the Vermont Department of Banking, Insurance, Securities & Health Care Administration (the "Vermont Department"), as of and for the years ended December 31, 2009 and 2008 (the "Captive Insurer Financial Statements").  The Captive Insurer Financial Statements (1) were derived from and are consistent in all material respects with the books and records of the Captive Insurer, (2) were prepared in all material respects with all applicable Laws and GAAP, applied in each case on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (3) fairly present, in all material respects, the financial position of the Captive Insurer at the dates thereof and the results of operations, capital and surplus of the Captive Insurer for the periods then ended and (4) were prepared in compliance with the internal control procedures of the Captive Insurer and/or Parent.   No material deficiency has been asserted by any Governmental Entity with respect to any of the Captive Insurer Financial Statements.

(e)

The liabilities for unpaid losses and loss adjustment expenses of the Captive Insurer recorded in the Captive Insurer Financial Statements, as of their respective dates: (1) have been computed in accordance with presently accepted actuarial standards consistently applied and were fairly stated, in accordance with sound actuarial principles and (2) have complied in all material respects with applicable Law and regulatory requirements of the Vermont Department.

(f)

All filings (other than immaterial filings) required to be made by the Company or any of its Subsidiaries since January 1, 2009, with the FERC under the FPA or the Public Utility Holding Company Act of 2005, the North American Electric Reliability Corporation, the Department of Energy, any regional transmission organization and the PUCO under applicable Law, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable statutes and the rules and regulations thereunder, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)

Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance-sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries or affiliates.

(h)

The proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) (the “Proxy Statement”) shall not, (i) on the date the Proxy Statement is first mailed to shareholders of the Company, or (ii) at the time of the Company Shareholders’ Meeting or (iii) on the date the Proxy Statement is filed with the SEC, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting or subject matter which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

Appendix A-10

Section 3.5

No Undisclosed Liabilities.  Except (a) as set forth in Section 3.5 of the Company Disclosure Schedule, (b) as reflected or reserved against in the Company’s most recent audited consolidated balance sheets (or stated in the notes thereto) included in the Company SEC Documents and (c) for liabilities and obligations incurred since December 31, 2010 in the ordinary course of business consistent with past practice, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto) other than those which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6

Absence of Certain Changes or Events.  Except as set forth in Section 3.6 of the Company Disclosure Schedule, since December 31, 2010 through the date of this Agreement, (a) the Company and each Subsidiary of the Company has conducted its business in the ordinary course of business consistent with past practice in all material respects and (b) there has not been a Company Material Adverse Effect.

Section 3.7

Discontinued Business.  The Company has disposed of the Discontinued Business.  The Company has no liabilities or ongoing obligations with respect to the Discontinued Business, including with respect to capital calls or associated guarantees.  The term “Discontinued Business” means any interests that the Company or any of its Subsidiaries held, directly or indirectly, in any private equity funds.

Section 3.8

Investigations; Litigation.

(a)

Except as set forth in Section 3.8 of the Company Disclosure Schedule and except for investigations, audits and reviews conducted by Governmental Entities in the ordinary course of the Company’s business which are not material, (i) there is no investigation, audit or review pending (or, to the knowledge of the Company, threatened in writing) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (ii) there are no actions, suits, inquiries, arbitrations, investigations or proceedings pending (or, to the knowledge of the Company, threatened in writing) against, relating to or affecting the Company or any of its Subsidiaries (including against or in respect of any Company Benefit Plan), or any of their respective properties at law or in equity before and (iii) there are no orders, judgments or decrees of, or before, any Governmental Entity except, in the case of clauses (i) through (iii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Notwithstanding anything contained in this Section 3.8, no representation or warranty shall be deemed to be made in this Section 3.8 in respect of Tax, employee benefits, labor, intellectual property, environmental or real property matters.

Section 3.9

Compliance with Law; Permits.

(a)

The Company and each of its Subsidiaries are, and since January 1, 2008 have been, in compliance with and not in default under or in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Within the past three years, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of any Governmental Entity, and all rights under any material contract with any Governmental Entity, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company is, and each of its Subsidiaries is, and their respective businesses as currently conducted are, in compliance in all respects with the terms and requirements of such Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

Notwithstanding anything contained in this Section 3.9, no representation or warranty shall be deemed to be made in this Section 3.9 in respect of Tax, employee benefits, labor, intellectual property, environmental or real property matters.

Appendix A-11

Section 3.10

Regulatory Proceedings.

(a)

Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (1) is a party to any rate proceeding before a Governmental Entity with respect to rates charged by the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, (2) has rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court (other than rates based on estimated costs and/or revenues that are subject to adjustment once the actual costs and/or revenues become known) or (3) is a party to any contract with any Governmental Entity entered into other than in the ordinary course of business consistent with past practice imposing conditions on rates or services in effect as of the date hereof or which, to the knowledge of the Company, are as of the date hereof scheduled to go into effect at a later time, except in the case of clauses (1) through (3) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)

Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, as of the date hereof, the Company and its Subsidiaries have no pending proceedings under Ohio Revised Code Chapter 4928.

Section 3.11

Tax Matters.

Except as set forth in Section 3.11 of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)

The Company and its Subsidiaries (i) have timely filed or caused to be filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by the Company or any of its Subsidiaries, all such Tax Returns are true, correct and complete, and all such Tax Returns filed on or before December 31, 2007 have been examined by the appropriate Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (ii) have timely paid, collected or withheld or caused to be paid, collected or withheld (taking into account any extension of time within which to pay) all Taxes (including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party) due with respect to the periods covered by  such Tax Returns other than Taxes that are being contested in good faith in appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP as shown on the Company's most recent audited consolidated balance sheet, (iii) have established adequate accruals and reserves, in accordance with GAAP, on the Company’s most recent audited consolidated balance sheet for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of the Company’s most recent audited consolidated balance sheet and (iv) have not incurred any liability for Taxes since the date of the Company’s most recent audited consolidated balance sheet other than in the ordinary course of business consistent with past practice.

(b)

Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that a deficiency, delinquency, claim, audit, suit, proceeding, request for information or investigation is now pending, outstanding or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries with respect to Taxes.  There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Company Permitted Liens.  Within the preceding four years, no claim has been made in writing by a Governmental Entity of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(c)

Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, indemnification, sharing or similar agreement (other than an agreement solely among two or more of the Company and its Subsidiaries) or owes any amount under any such agreement or arrangement (excluding customary agreements to indemnify lenders in respect of Taxes and customary indemnity provisions in agreements for the acquisition or divestiture of assets) or (ii) is or could be liable for any Tax of any person (other than the Company and its Subsidiaries) under Section 1.1502-6 of the Treasury regulations promulgated under the Code (or any similar provision of state, local or foreign Law) by virtue of membership in any affiliated, consolidated, combined or unitary group (other than a group the common parent of which was the Company), or as a transferee or successor, or by contract.

(d)

Neither the Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two years or otherwise as part of a plan that includes any of the Transactions.

(e)

Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” or “transaction of interest” within the meaning of Section 1.6011-4(b)(2) and (6), respectively, of the Treasury regulations promulgated under the Code.

Appendix A-12

(f)

Neither the Company nor any of its Subsidiaries (i) has filed any extension of time within which to file any Tax Returns that have not been filed (except for extensions of time to file Tax Returns other than income Tax Returns or gross receipts Tax Returns, which extensions were obtained in the ordinary course), (ii) has entered into any agreement waiving or extending the statute of limitations or the period of assessment or collection of any Taxes, which statute of limitations or period, as applicable, has not expired, (iii) has granted any power of attorney that is in force with respect to any matters relating to any Taxes, (iv) has proposed to enter into an agreement relating to Taxes with a Governmental Entity, which proposal is pending or (v) has, since December 31, 2007, been issued any private letter ruling, technical advice memorandum or other similar agreement or ruling from a Governmental Entity with respect to Taxes.

(g)

Neither the Company nor any of its Subsidiaries will be required to include any item of income in taxable income or exclude any item of deduction from taxable income, in each case, for any taxable period (or portion thereof) ending after the Closing Date (whether or not under Section 481 of the Code or any corresponding or similar provision of applicable state, local or foreign Law) as a result of any (i) transaction undertaken or accounting method adopted or changed by the Company or any of its Subsidiaries on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date by the Company or any of its Subsidiaries, (iii) intercompany transaction within the meaning of Section 1.1502-13 of Treasury regulations promulgated under the Code or excess loss account within the meaning of Section 1.1502-19 of Treasury regulations promulgated under the Code (or any corresponding or similar provision of state, local or foreign Law) entered into or created, as applicable, by the Company or any of its Subsidiaries on or prior to the Closing Date, (iv) installment sale or open transaction disposition made by the Company or any of its Subsidiaries on or prior to the Closing Date or (v) prepaid amount received by the Company or any of its Subsidiaries on or prior to the Closing Date.

(h)

As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, severance, alternative minimum, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem, value added or other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing and (ii) “Tax Return” means any return, report or similar filing (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

Section 3.12

Employee Benefit Plans.

(a)

Section 3.12(a) of the Company Disclosure Schedule lists all material compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retention, change in control, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors of the Company or its Subsidiaries (the “Company Benefit Plans”).

(b)

Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, each Company Benefit Plan has been maintained, operated and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.  Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to its qualification or, if no such determination has been made, an application for such determination is pending with the Internal Revenue Service and, to the Company’s knowledge, no event has occurred that would reasonably be expected to result in the disqualification of such Company Benefit Plan.

(c)

Other than routine claims for benefits, no liability under Title IV of ERISA has been incurred by the Company or any its Subsidiaries that has not been satisfied in full when due, and, to the knowledge of the Company, no condition exists that could reasonably be expected to result in a material liability to the Company or its Subsidiaries under Title IV of ERISA.

(d)

Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, the consummation of the Transactions will not (i) entitle any current or former employee, consultant, officer or director of the Company or any of its Subsidiaries to severance, retention or change in control pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such current or former employee, consultant, officer or director.

Appendix A-13

(e)

There are no material pending or, to the Company’s knowledge, threatened claims against, by or on behalf of, or any Liens filed against or with respect to, any of the Company Benefit Plans or otherwise involving any Company Benefit Plan, other than claims made or Liens filed in the ordinary course of business which are not, individually or in the aggregate, material.

(f)

Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(g)

Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiaries or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

Section 3.13

Employment and Labor Matters.

(a)

Except for the Compact by and between the Company and Local 175, Utility Workers Union of America, AFL-CIO, as of the date of this Agreement:  (i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, work rules or other agreement with any labor union, labor organization, employee association, or works council (each, a “Union”) applicable to employees of the Company or any of its Subsidiaries (“Company Employees”), (ii) none of the Company Employees is represented by any Union with respect to his or her employment with the Company or any of its Subsidiaries, (iii) to the Company’s knowledge, within the past three years, no Union has attempted to organize employees at the Company or any of its Subsidiaries or filed a petition with the National Labor Relations Board seeking to be certified as the bargaining representative of any Company Employees, (iv) within the past three years, there have been no actual or, to the Company’s knowledge, threatened (A) work stoppages, lock-outs or strikes, (B) slowdowns, boycotts, handbilling, picketing, walkouts, demonstrations, leafleting, sit-ins or sick-outs by Company Employees, causing significant disruption to the operations of a Company facility or (C) other form of Union disruption at the Company or any of its Subsidiaries and (v) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the knowledge of the Company, threatened with respect to Company Employees.

(b)

Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as set forth in Section 3.13(b) of the Company Disclosure Schedule:  (i) the Company and its Subsidiaries are, and within the past three years have been, in compliance with all applicable state, federal, and local Laws respecting labor and employment, including all Laws relating to discrimination, disability, labor relations, unfair labor practices, hours of work, payment of wages, employee benefits, retirement benefits, compensation, immigration, workers’ compensation, working conditions, occupational safety and health, family and medical leave, reductions in force, plant closings, notification of employees, and employee terminations and (ii) neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any state or local Laws requiring notice with respect to such layoffs or terminations.

(c)

Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, to the knowledge of the Company, in the past three years, (i) no Governmental Entity has threatened or initiated any material complaints, charges, lawsuits, grievances, claims, arbitrations, administrative proceedings or other proceeding(s) or investigation(s) with respect to the Company or its Subsidiaries arising out of, in connection with, or otherwise relating to any Company Employees or any Laws governing labor or employment and (ii) no Governmental Entity has issued or, to the Company’s knowledge, threatened to issue any significant citation, order, judgment, fine or decree against the Company or any of its Subsidiaries with respect to any Company Employees or any Laws governing labor or employment.

(d)

Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any material breach or violation of, or cause any payment to be made under, any collective bargaining agreement, employment agreement, consulting agreement or any other employment-related agreement to which the Company or any of its Subsidiaries is a party.

Section 3.14

Environmental Laws and Regulations.

(a)

Except as set forth in Section 3.14(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

Appendix A-14

(i)

there is no pending or, to the knowledge of the Company, threatened in writing, claim, lawsuit, third-party investigation or administrative proceeding against the Company or any of its Subsidiaries, under or pursuant to any Environmental Law, and neither the Company nor any of its Subsidiaries has received written notice from any person, including any Governmental Entity, (1) alleging that the Company has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved or (2) requesting information with respect to matters that could result in a claim of liability pursuant to applicable Environmental Law;

(ii)

the Company and its Subsidiaries are and, since January 1, 2006, have been in compliance with all applicable Environmental Laws and with all material permits, licenses and approvals required under Environmental Laws for the conduct of their business or the operation of their facilities;

(iii)

the Company and its Subsidiaries have all material permits, licenses and approvals required for the operation of the businesses and the operation of their facilities pursuant to applicable Environmental Law, all such permits, licenses and approvals are in effect, and, to the knowledge of the Company, there is no actual or alleged proceeding to revoke, modify or terminate such permits, licenses and approvals;

(iv)

to the knowledge of the Company, there has been no release of Hazardous Materials at any real property currently or formerly owned, leased or operated by the Company or any Subsidiary in concentrations or under conditions or circumstances that (A) would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any Environmental Laws or (B) would require reporting, investigation, remediation or other corrective or response action by the Company or any Subsidiary under any Environmental Law and that has not otherwise been addressed through such reporting, investigation, remediation or other corrective or responsive action by the Company or any Subsidiary; and

(v)

the Company is not party to any order, judgment or decree that imposes any obligations under any Environmental Law and, to the knowledge of the Company, has not, either expressly or by operation of Law, undertaken any such obligations, including any obligation for corrective or remedial action, of any other person.

(b)

Notwithstanding any provision to the contrary in this Agreement, including Section 3.9, the Company makes no representation or warranty with respect to the Company’s or any of its Subsidiaries’ compliance with Environmental Laws relating to federal or state new source review or prevention of significant deterioration air permit laws or regulations, except to the extent that the Company or a Subsidiary has, as of the date of this Agreement, received a written notice or been subject to a judicial or administrative proceeding alleging non-compliance with such laws or regulations.

(c)

Except as may be subject to attorney privileges or third-party confidentiality agreements, the Company has provided or made available to Parent all of the following in its possession, as of the date of this Agreement: (i) all material environmental reports, studies or audits conducted or prepared since January 1, 2006, including, without limitation, reports or studies with respect to potential enforcement actions and strategies to comply with existing or upcoming regulations pursuant to the federal Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act and similar Ohio laws, (ii) all material orders, decrees or judgments pursuant to applicable Environmental Laws, excluding any such matters that have been terminated or have no remaining material obligations or responsibilities on the part of the Company or its Subsidiaries, (iii) all written notices received since January 1, 2006 alleging liability, complaints, notices of violation or requests for information, and the responses to same, relating to material claims, investigations, proceedings, orders, judgments or decrees pursuant to applicable Environmental Laws, excluding any such matters that have been resolved with no further obligations or responsibilities on the part of the Company or its Subsidiaries and (iv) all existing material permits issued, and pending material permit applications submitted, pursuant to the federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and corresponding Ohio laws.

(d)

The representations and warranties set forth herein are the Company's sole representations and warranties relating to Environmental Law protection of the Environment and releases or management of Hazardous Materials.

(e)

As used in this Agreement:

(vi)

“Environment” means the indoor and outdoor environment, including any ambient air, surface water, drinking water, groundwater, land surface (whether below or above water), subsurface strata, sediment, building, surface, plant or animal life and natural resources.

Appendix A-15

(vii)

“Environmental Law” means any Law or any binding agreement issued or entered by or with any Governmental Entity relating to:  (A) the protection of the Environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment; (B) any exposure to or release or threatened release of any Hazardous Materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such release or threatened release; (C) the management of any Hazardous Materials, including the use, labeling, processing, disposal, storage, treatment, transport or recycling of any Hazardous Materials and recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials; or (D) the presence of Hazardous Materials in any building, physical structure, product or fixture.

(viii)

“Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, product or by-product thereof), petroleum, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

Section 3.15

Real Property.

(a)

With respect to each material real property owned by the Company or any of its Subsidiaries as of the date hereof or in which the Company or any of its Subsidiaries owns an undivided interest (such property collectively, the “Company Owned Real Property”), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Section 3.15(a) of the Company Disclosure Schedule, (i) either the Company or a Subsidiary of the Company has insurable fee simple title to such Company Owned Real Property or in the case of undivided interest, insurable title thereto, free and clear of all Liens other than Company Permitted Liens and conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not materially and adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business in the ordinary course (“Permitted Encumbrances”), (ii) there are no leases, subleases or licenses affecting any portion of the Company Owned Real Property that would reasonably be expected to materially and adversely affect the existing use of the Company Owned Real Property by the Company in the operation of its business thereon in the ordinary course and (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase such Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially and adversely affect the existing use of the Company Owned Real Property by the Company in the operation of its business thereon in the ordinary course.  As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the knowledge of the Company there is no threatened, condemnation proceeding with respect to any Company Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each material lease and sublease (collectively, the “Company Real Property Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (the “Company Leased Real Property”) at which the material operations of the Company or any of its Subsidiaries are conducted as of the date hereof, is valid, binding and in full force and effect, (ii) neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Company Leased Real Property that would reasonably be expected to materially and adversely affect the existing use of the Company Leased Real Property by the Company in the operation of its business in the ordinary course thereon and (iii) the Company has not received written notice of any uncured default of a material nature on the part of the Company and, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, with respect to any Company Real Property Lease, and to the knowledge of the Company no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of the Company Real Property Leases, in each parcel of Company Leased Real Property, free and clear of all Liens, except for Company Permitted Liens and Permitted Encumbrances. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any pending, and, to the knowledge of the Company, there is no threatened, condemnation proceeding with respect to any Company Leased Real Property, except such proceeding which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16

Condition of Assets.  Except as set forth in Section 3.16 of the Company Disclosure Schedule, each item of material tangible personal property of the Company and its Subsidiaries, or in which the Company or any of its Subsidiaries owns an undivided interest, is in all material respects in good working order and is adequate and sufficient for the Company or its Subsidiaries’ current use, ordinary wear and tear excepted and except for any failures which, individually or in the aggregate, would not have a Company Material Adverse Effect.  Except as set forth in Section 3.16 of the Company Disclosure Schedule, all of the electric generating facilities owned, in whole or in part, leased or operated by the Company or its Subsidiaries (the “Facilities”) have been

Appendix A-16

operated in all material respects in the ordinary course of business consistent with past practice, and, to the knowledge of the Company, there are no pending material claims for defective work, equipment or materials relating to the Facilities made by the Company or any of its Subsidiaries.

Section 3.17

No Ownership of Nuclear Power Plants.  Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest in any nuclear generation station or manages or operates any nuclear generation station.

Section 3.18

Insurance.

(a)

Except for failures to maintain insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, from December 30, 2010 through the date of this Agreement and except as set forth in Section 3.18(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are consistent with the past practice of the Company.  Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy of the Company or any of its Subsidiaries, except as would not be reasonably expected to have a Company Material Adverse Effect.

(b)

Section 3.18(b) of the Company Disclosure Schedule sets forth a list of all Captive Insurer Policies, including for each Captive Insurer Policy, the name of the insured, the type of coverage provided, the policy limit and deductible, the issue and expiration dates, and the annual premium amount.  For purposes of the Agreement, the term “Captive Insurer Policy” means any contract of insurance or reinsurance issued or assumed by the Captive Insurer which (1) is in force as of the date of the Agreement or (2) is terminated or expired as of the date of the Agreement but under which the Captive Insurer may continue to receive benefits or have obligations.

(c)

All benefits claimed by, or paid, payable, or credited to, any insured under any Captive Insurer Policy have been paid or credited in accordance with the terms of the applicable Captive Insurer Policy, and such payments, credits or provisions were not materially delinquent and were paid or credited (or will be paid or credited) without fines or penalties (excluding interest), except for any such claim for benefits for which there is a reasonable basis to contest payment and except for such claims for benefits that, if not paid or credited, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)

As of the date of the Agreement, the Captive Insurer has not entered into and is not bound or obligated under any reinsurance treaties or contracts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)

The Company has made available for inspection to Parent (1) copies of all examination reports (including financial, market conduct and similar examinations) issued by an insurance regulatory authority with respect to the Captive Insurer which have been completed and issued since December 31, 2007; (2) any draft or incomplete examination reports (including financial, market conduct and similar examinations) provided to the Captive Insurer or the Company by any insurance regulatory authority with respect to the Captive Insurer pursuant to any currently ongoing or incomplete examinations; (3) all material filings or submissions made by the Captive Insurer or the Company with any insurance regulatory authority since December 31, 2007; and (4) all other material correspondence, inquires and other materials relating to the Captive Insurer received from or delivered to any insurance regulatory authority since December 31, 2007.  Since December 31, 2007, no material deficiencies or violations with respect to the Captive Insurer have been asserted in writing by any insurance regulatory authority, other than any deficiency or violation which has been cured or otherwise resolved to the satisfaction of the insurance regulatory authority that noted such deficiency or violation.

Section 3.19

Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations therefor, trade secrets, know-how and computer software (collectively, “Intellectual Property Rights”) used in connection with and reasonably necessary for the business of the Company and its Subsidiaries as currently conducted.  To the knowledge of the Company, since December 31, 2009, neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party except where such infringement, misappropriation or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  To the knowledge of the Company, no third party is infringing, misappropriating or violating any Intellectual Property Rights owned or exclusively licensed by or to the Company or any of its Subsidiaries, except where such infringement, misappropriation or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Appendix A-17

Section 3.20

Material Contracts.  Except as set forth in Section 3.20 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), (ii) would, after giving effect to the Merger, materially limit or restrict the Surviving Corporation or any of its Subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area that it currently engages in or that contains exclusivity or non-solicitation provisions with respect to customers, (iii) limits or otherwise restricts the ability of the Company or any of its Subsidiaries to pay dividends or make distributions to its shareholders or (iv) provides for the operation or management of any material operating assets of the Company or its Subsidiaries by any person other than the Company or its Subsidiaries.  Each Contract of the type described in this Section 3.20, whether or not set forth on Section 3.20 of the Company Disclosure Schedule is referred to herein as a “Company Material Contract.”  Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary party thereto enforceable against the Company or its Subsidiary party thereto and, to the knowledge of the Company, each other party thereto, in accordance with its terms (except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and, is in full force and effect, and each of the Company and each of its Subsidiaries which is a party thereto has performed in all material respects all obligations required to be performed by it to the date hereof under each Company Material Contract and, to the knowledge of the Company, each other party to each Company Material Contract has performed in all material respects all obligations required to be performed by it under such Company Material Contract, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  None of the Company or any of its Subsidiaries has knowledge of, or has received written notice of, any violation of or default under (or any condition which with the passage of time or the giving of written notice would cause such a violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or, after giving effect to the Merger, a Parent Material Adverse Effect.  “Contract” or “contract” means any written agreement, undertaking, contract, commitment, lease, license, permit, franchise, concession, deed of trust, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation.

Section 3.21

Affiliate Transactions. To the knowledge of the Company, since December 30, 2010, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act that have not been otherwise disclosed in the Company SEC Documents publicly filed prior to the date hereof.

Section 3.22

Trading.  The Company has established risk parameters, limits and guidelines in compliance with the risk management policy approved by the Company’s Board of Directors (the “Company Trading Policies”) to restrict the level of risk that the Company and its Subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions (including the anticipated output from the Company’s merchant generation fleet and the contracted price of coal), exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the “Net Company Position”) and monitors compliance by the Company and its Subsidiaries with such Company Trading Policies.  The Company Trading Policies are consistent with applicable Laws of the State of Ohio and the Federal Power Act, in all material respects.  The Company has provided the Company Trading Policies to Parent prior to the date of this Agreement.  Except as set forth in Section 3.22 of the Company Disclosure Schedule, as of the date hereof, the Net Company Position is within the risk parameters that are set forth in the Company Trading Policies.

Section 3.23

Required Vote of the Company Shareholders.  The vote (in person or by proxy) of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote on this Agreement and the Transactions, including the Merger, at the Company Shareholders’ Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement and the approval of the Transactions, including the Merger (the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of capital stock or other securities of the Company or any of its Subsidiaries that is required to adopt this Agreement and approve the Transactions, including the Merger.

Section 3.24

Antitakeover Statutes; Rights Plan.

(a)

Subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.4, the Board of Directors of the Company has taken all actions necessary so that, to the extent applicable, the restrictions contained in Sections 1701.83, 1701.831 and 1701.832 of the OGCL will not apply to the execution, delivery or performance of this Agreement or the consummation of the Transactions, including the Merger, and no other Takeover Laws are applicable to the Merger, this Agreement or any of the Transactions.  As used in this Agreement, “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” or “business combination statute or regulation” or other similar state antitakeover Laws and regulations.

Appendix A-18

(b)

The Company has approved an amendment to the Rights Agreement, dated September 25, 2001, between the Company and Computershare, f/k/a Equiserve Trust Company, N.A. (the “Shareholders Rights Plan”) so that Parent, Merger Sub and their affiliates are not “Acquiring Persons” and the Transactions, including the Merger, are not “Business Combinations,” in each case as such terms are defined therein, and to cause the Shareholders Rights Plan to continue as amended through the End Date.  Other than the Shareholders Rights Plan, the Company is not a party to any anti-takeover plan or agreement.

Section 3.25

Opinion of Financial Advisor.  The Board of Directors of the Company has received the opinion of UBS Securities LLC (“UBS”) to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders.  The Company shall, following receipt of said opinion in written form, furnish an accurate and complete copy of said opinion to Parent solely for informational purposes.

Section 3.26

Finders or Brokers.  Except for UBS (the fees and expenses of which will, prior to the Closing, be the responsibility of the Company), neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the Transactions.  The Company has furnished to Parent accurate and complete copies of its agreements with UBS related to the Merger and the Transactions.

Section 3.27

No Additional Representations.  The Company acknowledges that neither Parent nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Parent nor Merger Sub makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to the Company (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (b) the future business and operations of Parent and its Subsidiaries in each case except as expressly set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that except as set forth in the “Parent Disclosure Schedule” (as such term is used in this Agreement), a copy of which has been provided to the Company, with specific reference to the particular Article or Section of this Agreement to which the information set forth in such schedule relates (it being agreed that disclosure of any item in any Article or Section of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other Article or Section to which the relevance of such item is reasonably apparent):

Section 4.1

Qualification; Organization, Subsidiaries, etc.

(a)

Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing, character or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

As used in this Agreement, a “Parent Material Adverse Effect” means any event, change, effect, development, condition or occurrence that, individually or in the aggregate, is or would reasonably be expected to prevent, delay or impair the ability of the Parent and the Merger Sub to perform their respective obligations hereunder and to consummate the Transactions in a timely fashion.

Section 4.2

Corporate Authority Relative to this Agreement; No Violation.

(a)

Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent or its relevant Subsidiary, as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the Merger or the consummation of the Transactions.  This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of each of Parent and Merger Sub,

Appendix A-19

enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)

Other than in connection with or in compliance with (i) the HSR Act, (ii) the FPA and the FERC Approval and (iii) the PUCO (collectively, the “Parent Approvals”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, or action by, any Governmental Entity is necessary or required to be obtained or made under applicable Law in connection with the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation of the Transactions by Parent and Merger Sub, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (it being understood that Parent is not making any representations or warranties with respect to the Company’s or any of its Subsidiary’s assets in Kentucky).

(c)

The execution and delivery by Parent and Merger Sub of this Agreement do not, and, provided the Parent Approvals are obtained, the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, deed of trust, lease, agreement, contract, instrument, permit, concession, franchise, right, license or other agreement binding upon Parent or Merger Sub or result in the creation of any Lien, other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due or delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) which is disclosed on the most recent consolidated balance sheet of Parent or notes thereto or securing liabilities reflected on such balance sheet, (D) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Parent or (E) which does not and would not reasonably be expected to materially impair the continued use and operation of the assets to which they relate as operated as of the date hereof or any property at which the material operations of Parent or Merger Sub are conducted as of the date hereof, upon any of the properties or assets of Parent or Merger Sub, (ii) conflict with or result in any violation of any provision of the articles of incorporation or bylaws or other equivalent organizational document of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3

Investigations; Litigation.  (a) There is no investigation, audit or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or Merger Sub, (b) there are no actions, suits, inquiries, arbitrations, investigations or proceedings pending (or, to the knowledge of Parent, threatened) against, relating to or affecting Parent or Merger Sub, or any of their respective properties at law or in equity before and (c) there are no orders, injunctions, rulings, stipulations, awards, judgments, writs imposed on or decrees of, or before, any Governmental Entity except, in the case of clauses (a) through (c), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4

Ownership of Company Common Stock.  As of the date hereof, neither the Parent nor the Merger Sub (i) either individually or as part of a group beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

Section 4.5

No Required Vote of Parent Shareholders; Merger Sub Approval.

(a)

No vote of the holders of any class or series of Parent capital stock is necessary to approve this Agreement or the Transactions.

(b)

The Board of Directors of Merger Sub, by written consent duly adopted prior to the date hereof, (i) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of Merger Sub and its shareholder, (ii) duly approved this Agreement and the Transactions, including the Merger, which approval has not been rescinded or modified and (iii) submitted this Agreement for adoption, and the Transactions, including the Merger for approval, by Parent, or its relevant Subsidiary, as the sole shareholder of Merger Sub.  Parent or its relevant Subsidiary, as the sole shareholder of Merger Sub, has duly adopted this Agreement and approved the Transactions, including the Merger.

Section 4.6

Finders or Brokers.  Except for Merrill Lynch, Pierce, Fenner & Smith, Incorporated (the fees and expenses of which will be the responsibility of Parent), neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the Transactions.

Appendix A-20

Section 4.7

Availability of Funds.  On the Closing Date, Parent will have sufficient funds to pay (i) the aggregate Merger Consideration in accordance with Article II hereof and to consummate the Transactions, including the Merger and (ii) all fees and expenses required to be paid by Parent and Merger Sub in connection with the Transactions.

Section 4.8

No Additional Representations.

(a)

Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any person has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their respective affiliates, officers, directors, employees or Representatives.  Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that no representations or warranties are made with respect to (a) any projections, estimates or budgets delivered or made available to Parent or Merger Sub (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (b) the future business and operations of the Company and its Subsidiaries, in each case except as expressly set forth in this Agreement.

(b)

Parent and Merger Sub each acknowledge and agree that it (i) has had the opportunity to meet with the management of the Company and to discuss the business, assets and liabilities of the Company and its Subsidiaries, (ii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iii) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses, assets, liabilities and the Transactions contemplated by this Agreement.

Section 4.9

Ownership and Operations of Merger Sub.  Parent owns, and at the Effective Time will own, beneficially and of record, all of the outstanding capital stock of Merger Sub either directly or indirectly through one or more of its wholly-owned Subsidiaries.  Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities, has not incurred any material obligations or liabilities except pursuant to this Agreement and has conducted its operations only as contemplated by this Agreement.

Section 4.10

Information Supplied.  The information supplied by Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, and at the time the Proxy Statement is first sent to the shareholders of the Company, not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.11

Solvency.  Immediately following the Effective Time, assuming (a) satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof, the Surviving Corporation will be solvent (assuming for the purposes of this representation that the Company and each of its Subsidiaries was solvent immediately prior to the Effective Time).  For the purposes of this Agreement, the term “Solvent” when used with respect to each of Merger Sub and the Surviving Corporation, means that, as of any date of determination (i) Merger Sub and the Surviving Corporation will be able to pay their debts as of such date as they become due and shall own property having a fair saleable value greater than the amounts required to pay their debts (including a reasonable estimate of the amount of all contingent liabilities) as they become absolute and mature; and (ii) Merger Sub and the Surviving Corporation shall not have, as of such date, unreasonably small capital to carry on their business.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1

Conduct of Business by the Company.  From and after the date hereof and prior to the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory agency or commission applicable to the Company, (ii) as may be agreed to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated or required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule:

(a)

Ordinary Course.  The Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted in, and that such entities shall not take any action except in, the ordinary course of business consistent with past practice (which shall be deemed to include the retail business), and, to the extent consistent therewith, the Company and its Subsidiaries shall use commercially reasonable efforts to preserve intact their present business organizations, to keep available the

Appendix A-21

services of their key officers and employees, to preserve their assets and properties, to continue to procure fuel in the ordinary course of business consistent with past practice, to preserve their relationships with Governmental Entities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws, orders and permits of all Governmental Entities applicable to them; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision; and

(b)

the Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned);

(ix)

Governing Documents.  Except as set forth in Section 5.1(b)(i) of the Company Disclosure Schedule, the Company shall not adopt any amendments to its articles of incorporation or code of regulations or similar applicable organizational documents, and shall not permit DP&L to adopt any amendments to its articles of incorporation or code of regulations or similar applicable organizational documents;

(x)

Dividends.  The Company shall not, and shall not permit any of its Subsidiaries to, declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (1) the declaration and payment of quarterly cash dividends with respect to the Company Common Stock not to exceed the current dividend rate, with record dates and payment dates consistent with the Company’s past dividend practice (2) the declaration and payment of quarterly cash dividends with respect to the Company’s Subsidiary’s Preferred Stock not to exceed the current dividend rate, with record dates and payment dates consistent with the Company’s Subsidiary’s past dividend practice, (3) the declaration and payment of dividends from a Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company and (4) a special dividend on Company Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to the current dividend rate multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter;

(xi)

Changes in Stock.  The Company shall not, and shall not permit any of its Subsidiaries to, split, combine, reclassify, issue or authorize any securities, in lieu or substitution of, or take similar actions with respect to any of its capital stock, except for any such transaction in the ordinary course by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction and that does not adversely affect the Company;

(xii)

Fundamental Changes.  The Company shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Merger and other than any merger, consolidation, restructurings or reorganizations among the Company’s wholly-owned Subsidiaries in the ordinary course and that do not adversely affect the Company and other than any such transaction that is expressly permitted under Section 5.3 of this Agreement to the extent that the Company is in compliance with all provisions of Section 5.3;

(xiii)

Repayment of Indebtedness.  Except for transactions between (x) the Company and its wholly-owned Subsidiaries or (y) among the Company’s wholly-owned Subsidiaries, in each case in the ordinary course and that do not adversely affect the Company, the Company shall not, and shall not permit any of its Subsidiaries to, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness for borrowed money of the Company or any of its Subsidiaries, other than (x) at or within one hundred twenty (120) days of stated maturity, (y) any required amortization payments and mandatory prepayments and (z) indebtedness for borrowed money arising in connection with the amending or refinancing of the indebtedness disclosed in Section 5.1(b)(v) of the Company Disclosure Schedule or as contemplated by Section 5.14 of this Agreement;

(xiv)

Acquisitions.  Except as made in connection with any transaction solely between (x) the Company and a wholly-owned Subsidiary of the Company or (y) between wholly-owned Subsidiaries of the Company, in each case in the ordinary course and that do not adversely affect the Company, the Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets for consideration valued in excess of $2.0 million individually or $10.0 million in the aggregate;

Appendix A-22

(xv)

Capital Expenditures.  Except (A) capital expenditures made in accordance with, and not exceeding the amounts included in the Company’s capital expenditures budgets for 2011 or 2012, in each case set forth on Section 5.1(b)(vii) of the Company Disclosure Schedule (except to the extent that any capital expenditure proposed to be made on a transmission or distribution project when taken together with all other capital expenditures already made during the current year on transmission or distribution projects would, if made, cause the aggregate amount of capital expenditures on transmission or distribution projects to exceed $130 million during 2011 or $110 million during 2012) or (B) capital expenditures (1) required by Law or Governmental Entities, (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (3) relating to obligations required by written operating agreements with respect to the William H. Zimmer Generating Station, located at Moscow, Ohio or (4) relating to obligations required by written operating agreements and under which the Company or its Subsidiaries have no consent rights with respect to Facilities (other than the William H. Zimmer Generating Station) that are partially owned by the Company or any of its Subsidiaries and which are not operated by the Company or its Subsidiaries, the Company shall not, and shall not permit any of its Subsidiaries to make any capital expenditure; provided, that the Company may make any emergency capital expenditure or expenditures it deems necessary in its reasonable judgment to restore or maintain the provision of energy to firm wholesale and retail customers; and provided further, that, with respect to any proposed transmission or distribution project involving capital expenditures in excess of $1 million, the Company shall first consult with Parent, and use commercially reasonable efforts to incorporate the views of Parent, prior to commencing any such proposed transmission or distribution project;

(xvi)

Dispositions.  Except (A) dispositions among the Company and its wholly-owned Subsidiaries, (B) dispositions among the Company’s wholly-owned Subsidiaries, (C) dispositions of obsolete equipment or assets or dispositions of assets being replaced, including allowing ceasing use of, abandoning, or allowing to lapse any Intellectual Property Rights owned or used by the Company or its Subsidiaries, in each case in the ordinary course of business consistent with past practice, (D) dispositions in amounts less than $2.0 million individually or $10.0 million in the aggregate, (E) pledges and mortgages of property acquired by the Company and any of its Subsidiaries as required pursuant to Company debt instruments or any debt instruments of any Subsidiary and (F) except as set forth in Section 5.1(b)(viii) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any person, Facilities or other assets;

(xvii)

Compensation Matters.  Except as required by the terms of a Company Benefit Plan set forth on Section 3.12(a) of the Company Disclosure Schedule as of the date of this Agreement and except as set forth in Section 5.1(b)(ix) of the Company Disclosure Schedule, by applicable Law, or as otherwise permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries, (x) except in the ordinary course of business consistent with past practice, to (A) increase the compensation or other benefits (including equity-based awards) payable or provided to the Company’s directors, executive officers, managers or employees (other than as required by any applicable collective bargaining agreement), (B) enter into any employment, change of control, severance or retention agreement with any current or future employee of the Company or (C) establish, adopt, enter into, accelerate any rights or benefits under, or amend (other than any amendment that is immaterial or administrative in nature) any plan, policy, program or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as permitted pursuant to clause (B) above or (y) to enter into, accelerate any rights or benefits under, amend or renew any agreements with labor unions, including any pamphlets or collective bargaining agreements without, (A) prior consultation with Parent, and the Transition Committee taking commercially reasonable efforts to incorporate the views of Parent and the Transition Committee and (B) the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) to such terms or conditions of any such agreement which are not customary or are outside of market parameters in the Company’s or its Subsidiary’s industry for such terms or conditions;

(xviii)

Employee Headcount.  The Company shall not, and shall not permit any of its Subsidiaries to, (A) increase its employee headcount in the aggregate in excess of the headcount projected in the Company’s budget set forth on Section 5.1(b)(x) of the Company Disclosure Schedule or (B) reduce the number of employees in a manner which would implicate the WARN Act or any state or local Laws requiring notice with respect to layoffs or terminations;

(xix)

Capital Stock of the Company.  Except for transactions (x) among the Company and its wholly-owned Subsidiaries or (y) among the Company’s wholly-owned Subsidiaries, in each case in the ordinary course and that do not adversely affect the Company and except as set forth in Section 5.1(b)(xi) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable

Appendix A-23

for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement, as required by the terms of any Company Benefit Plan, or the express terms of any unexercisable or unexercised equity awards outstanding on the date hereof), other than (A) issuances of shares of Company Common Stock in respect of any exercise of Company Stock Options and settlement of any Company RSUs outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b), (B) the sale of shares of Company Common Stock pursuant to the exercise of options exercisable into, or the vesting of awards with respect to, Company Common Stock, to purchase Company Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes, (C) the grant of equity compensation awards in the ordinary course of business in accordance with the Company’s customary compensation practices and (D) the issuance of shares of Company Common Stock pursuant to the exercise of Warrants issued pursuant to the Warrant Agreement; provided that any such awards granted after the date hereof shall be granted on terms pursuant to which such awards shall not vest or accelerate as a result of the Merger or the occurrence of the Closing; and provided, further, that in no event shall additional ‘matching shares’ be issued from and after March 31, 2011 in respect of Restricted Shares outstanding as of such date (which shall in no event exceed 8,900 matching shares in the aggregate or at any time thereafter);

(xx)

Redemptions or Repurchases of Subsidiaries’ Stock.  Except for transactions (x) among the Company and its wholly-owned (directly or indirectly) Subsidiaries or (y) among the Company’s wholly-owned (directly or indirectly) Subsidiaries, in each case in the ordinary course and that do not adversely affect the Company, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights or options to acquire any such shares, other than pursuant to the terms of any Company Benefit Plan or the express terms of an equity award;

(xxi)

Incurrence of Indebtedness.  Except as set forth in Section 5.1(b)(xiii) of the Company Disclosure Schedule, or as contemplated by Section 5.14 of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof or enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, “synthetic” leases or conditional sale or other title retention agreement) or issue or sell any debt securities, other than (1) in the ordinary course of business consistent with past practice on terms that allow for prepayment at any time without penalty or (2) in connection with a refinancing of existing indebtedness as contemplated by the financial budgets of the Company previously provided to Parent, provided, however, that in the case of each of clauses (1) or (2) such actions are not reasonably likely to cause any two of Fitch Ratings, Ltd., Standard & Poor's or Moody's Investors Service to recognize the Company's corporate credit rating to be less than the date hereto; provided further, however, that in the case of clause (1) such indebtedness shall not exceed $50.0 million in the aggregate;

(xxii)

Changes in Accounting Methods.  The Company shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(xxiii)

Company Trading Policies.  Except as set forth in Section 5.1(b)(xv) of the Company Disclosure Schedule, the Company shall not materially amend or terminate the Company Trading Policies or fail to monitor compliance by the Company and its Subsidiaries with the Company Trading Policies consistent with past practices;

(xxiv)

Tax Matters.  The Company shall not, and shall not permit any of its Subsidiaries, to (A) initiate, settle or compromise any claim, action or proceeding relating to a material amount of Taxes, provided that the Company may settle or compromise the current Internal Revenue Service audit of the Company’s 2008 consolidated U.S. federal income Tax Return for an amount that does not exceed $5.0 million, (B) make, change or revoke any material Tax election, (C) change any method of Tax accounting that is not required by GAAP, (D) file any material amended Tax Return or claim for refund of a material amount of Taxes, (E) enter into any closing agreement affecting any material Tax liability or refund of a material amount of Taxes or (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Taxes, provided, however, that the Company shall use reasonable efforts to consult with Parent in advance of any action under clause (A) above (determined without regard to materiality) and any other material Tax action under this Section 5.1(b)(xvi);

(xxv)

Legal Proceedings.  The Company shall not, and shall not permit any of its Subsidiaries to, pay or settle any material legal proceedings, other than payments or settlements (A) that do not exceed $10.0 million in the aggregate in any consecutive 12-month period, (B) that have become due and payable prior to the date hereof or (C)

Appendix A-24

that are reflected or reserved against in, or contemplated by, the most recent financial statements of the Company (in amounts not in excess of the amounts so reflected, reserved or contemplated) (provided that the exceptions set forth in clauses (A) or (B) shall not apply to any proceedings arising out of or related to this Agreement or the Transactions);

(xxvi)

New Lines of Business.  The Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new line of business or (B) conduct any business outside the United States or any of the States in which the Company is currently conducting business, except in the ordinary course of business consistent with past practice and except for the expansion of the Company’s retail business;

(xxvii)

Material Agreements with Governmental Entities.  The Company shall not, and shall not permit any of its Subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Entities in respect of the operations of their businesses, except that the Company may (A) renew Permits, (B) enter into or amend agreements, both in the ordinary course of business consistent with past practice, (C) enter into or amend agreements relating to or governed by Ohio Revised Code Chapter 4928 or (D) enter into or amend agreements relating to or governed by federal law or regulation, including the FPA and federal Environmental Laws except, with respect to clause (C) and (D), in consultation with Parent and after using commercially reasonable efforts to incorporate the views of Parent;

(xxviii)

Insurance.  The Company shall, and shall cause its Subsidiaries, to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party’s past practice), insurance in such amounts and against such risks and losses as are reasonable for the nature of the property so insured and consistent with past practice;

(xxix)

Regulated Rate Changes.  To the extent permitted by applicable Law, the Company shall, and shall cause its Subsidiaries to, on a reasonable basis, (1) discuss with Parent any changes in its or its Subsidiaries’ regulated rates or charges (other than pass-through charges, including rate changes in accordance with existing formula rates), standards of service or regulatory accounting from those in effect on the date of this Agreement and (2) discuss with Parent, and use commercially reasonable efforts to incorporate the views of Parent, prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto (other than to implement rate changes in accordance with existing formula rates), including any such filings related to or governed by Ohio Revised Code Chapter 4928; provided, however, that without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will not, or permit any Subsidiary to, (x) make any Electric Security Plan (ESP) filing, any Market Rate Offer (MRO) filing or any other filing that changes its rates in a material manner that may, individually or in the aggregate, impact its revenue for a period of longer than one (1) year or (y) joining any regional transmission organization to which it does not currently belong.  Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to have discussions or consult with Parent prior to entering into arrangements with customers in the ordinary course of business consistent with past practice, provided, further, that, in no event shall the Company be obligated to have discussions or consult with Parent with respect to any of the foregoing if, in the opinion of the Company’s outside counsel, to do so would be inconsistent with applicable Law;

(xxx)

Material Agreements and Power Sales Contracts.  Except as set forth in Section 5.1(b)(xxii) of the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, enter into, terminate or materially modify or amend any contract that is or would be a (v) Company Material Contract, (w) any agreement or practice relating to fuel procurement that is not in the ordinary course of business consistent with past practice, (x) any agreement or course of dealing with or among any of the other owners of the Facilities that are partially owned by the Company or any of its Subsidiaries, (y) power sale contract which has a term of longer than five (5) years or (z) coal purchase contract which has a term of longer than five (5) years; provided that (A) the foregoing shall apply solely to the extent permitted by applicable Law, (B) the Company and its Subsidiaries may enter into any power sale contract awarded in a competitive procurement process irrespective of the terms of such contract and (C) for the avoidance of doubt, this subsection Section 5.1(b)(xxii) shall not prohibit the Company or any of its Subsidiaries from entering into those contracts which are otherwise expressly permitted to be entered into pursuant to Section 5.1(b);

(xxxi)

Consummation of Transactions.  Except as otherwise expressly provided for under Section 5.3 of this Agreement, and only to the extent the Company is in compliance with all provisions of Section 5.3, the Company shall not, and shall not permit its Subsidiaries to, enter into or amend any contract, or take any other action, if such contract, amendment of a contract or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Transactions; and

Appendix A-25

(xxxii)

General.  The Company shall not, and shall not permit any of its Subsidiaries to, agree or commit, in writing or otherwise, to take any of the foregoing actions.

Section 5.2

Investigation.

(a)

Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to (x) the officers and employees and (y) the accountants, consultants, legal counsel, financial advisors and agents and other representatives (such persons described in this clause (y), collectively, “Representatives”) of Parent reasonable access upon reasonable advance notice, during normal business hours throughout the period prior to the earlier of the Effective Time and the termination of this Agreement, to all of its available employees, properties, books, contracts and records (including, but not limited to, Tax Returns) and, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to Parent or its affiliates, officers, directors, employees and Representative, (i) access to each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, FERC, the DOJ, the FTC, the PUCO or any other federal or state regulatory agency or commission and (ii) access to all information concerning the Company, the Company’s Subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably requested by Parent or its affiliates, officers, directors, employees and Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company and its Subsidiaries (and, to the extent required by applicable Law, access to personnel records will be provided only if authorized by the specific employees); provided, however, that the Company may restrict the foregoing access and the disclosure of information to the extent that (i) in the reasonable judgment of the Company, any Law applicable to the Company requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) in the reasonable judgment of the Company, the information is subject to confidentiality obligations to a third party, (iii) such disclosure would result in disclosure of any trade secrets or confidential strategic analyses and evaluations of the Company or of third parties or (iv) disclosure of any such information or document could result in the loss of attorney-client privilege (provided that the Company and/or its counsel shall use their commercially reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of attorney client privilege); provided further, however, that with respect to clauses (i) through (iv) of this Section 5.2(a), the Company shall use its commercially reasonable efforts to (A) obtain the required consent of such third party to provide such access or disclosure or (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company; provided further, however, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company herein.  Parent agrees to indemnify and hold the Company and its Subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any director, officer, employee or Representative of Parent, and any damage to or destruction of any property owned by the Company or any of its Subsidiaries or others (including claims or liabilities for loss of use of any property) resulting from the action of any of the directors, officers, employees or Representatives of Parent (other than as directed by the Company or any of its Subsidiaries or any of their respective directors, officers, employees or Representatives) during any visit to the business or property sites of the Company or its Subsidiaries prior to the Closing Date, whether pursuant to this Section 5.2 or otherwise.  During any visit to the business or property sites of the Company or any of its Company Subsidiaries, Parent shall, and shall cause its affiliates, officers, directors, employees or Representatives accessing such properties to, comply with all applicable laws and all of the Company’s and its Subsidiaries’ safety and security procedures and conduct itself in a manner that would not be reasonably expected to interfere with the operation, maintenance or repair of the assets of the Company or its Subsidiaries.  Access shall be provided for site inspections in accordance with the conditions and procedures of this Section 5.2, but Parent’s affiliates, officers, directors, employees and Representatives shall not conduct any environmental sampling, monitoring, probing, excavation or other invasive actions.

(b)

The parties hereto hereby agree that all information provided to them or their respective affiliates, officers, directors, employees and Representatives in connection with this Agreement and the consummation of the Transactions shall be deemed to be “Evaluation Material” as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of July 30, 2010, between the Company and AES North American Development, LLC (the “Confidentiality Agreement”).

Section 5.3

Acquisition Proposals.

(a)

The Company agrees that neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly:  (i) solicit, initiate, seek or knowingly encourage or facilitate (including by way of furnishing information) any inquiries or the making or submission of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any person (other than Parent or Merger Sub) in connection with or in response to a Company Acquisition Proposal, (iii) engage or participate in any discussions or negotiations with any person (other than Parent or Merger Sub) with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent, agreement in principle or other agreement providing for any Company Acquisition Transaction (except as contemplated by Section 7.1(h)); provided, however, that this Section 5.3 shall not prohibit (A) the Company, or the Board of Directors of the Company, directly or indirectly through any affiliate, director, officer, employee or Representative, prior to the receipt

Appendix A-26

of the Company Shareholder Approval, from furnishing nonpublic information regarding the Company or any of its Subsidiaries to, or entering into or participating in discussions or negotiations with, any person in response to (x) an unsolicited, written Company Acquisition Proposal that the Board of Directors of the Company concludes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably lead to a Company Superior Offer or (y) an unsolicited inquiry relating to a Company Acquisition Proposal by a person that the Board of Directors of the Company determines is credible and reasonably capable of making a Company Superior Offer (an “Inquiry”), if (1) such Company Acquisition Proposal or Inquiry did not result from a breach of this Section 5.3(a) (other than any such breach that is unintentional and immaterial in effect), (2) the Company gives to Parent the notice required by Section 5.3(b) and (3) the Company furnishes any nonpublic information provided to the maker of the Company Acquisition Proposal or Inquiry only pursuant to a confidentiality agreement between the Company and such person on terms no less favorable to the Company than the Confidentiality Agreement (provided, that such confidentiality agreement shall not in any way restrict the Company from complying with its disclosure obligations under this Agreement, including with respect to such proposal), and such furnished information is delivered promptly to Parent (to the extent such information has not been previously furnished or made available by the Company to Parent) or (B) the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to any Company Acquisition Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement and in no event shall the Company or the Company’s Board of Directors or a committee thereof take any action that would constitute a Company Change of Recommendation in respect of a Company Acquisition Proposal other than in compliance with Section 5.3(c).

(b)

The Company shall promptly, and in no event later than 48 hours, after its receipt of any Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, advise Parent orally and in writing of such Company Acquisition Proposal or request, including providing the identity of the person making or submitting such Company Acquisition Proposal or request, and, (x) if it is in writing, a copy of such Company Acquisition Proposal and any related draft agreements and (y) if oral, a reasonably detailed summary of any such Company Acquisition Proposal or request.  The Company shall keep Parent reasonably informed in all material respects on a prompt basis with respect to the status of, including any change to the status or material terms of, any such Company Acquisition Proposal.

(c)

Except as contemplated by this Section 5.3(c), neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withhold, withdraw, qualify or modify, or resolve to or publicly propose to withhold, withdraw, qualify or modify the Company Recommendation in a manner adverse to Parent, (B) following the date any Company Acquisition Proposal or any material modification thereto is first made public, sent or given to the shareholders of the Company, fail to issue a press release that expressly reaffirms the Company Recommendation within five (5) business days following Parent’s written request to do so (which request may only be made once with respect to any such Company Acquisition Proposal and each material modification thereto) or (C) approve, adopt or recommend any Company Acquisition Proposal (each such action set forth in clauses (A) through (C) above being a “Company Change of Recommendation”) or (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract (other than the confidentiality agreement referred to in Section 5.3(a)) or any tender offer providing for, with respect to, or in connection with any Company Acquisition Proposal.  Notwithstanding the foregoing, the Board of Directors of the Company may at any time prior to receipt of the Company Shareholder Approval, in respect of a Company Acquisition Proposal, (i) make a Company Change of Recommendation and/or (ii) terminate this Agreement pursuant to Section 7.1(h) of this Agreement, if and only if:  (A) a Company Acquisition Proposal is made to the Company by a third party, and such offer is not withdrawn; (B) the Company’s Board of Directors determines after consultation with its financial advisors and outside legal counsel that such offer constitutes a Company Superior Offer and (C) the Company Board of Directors has provided to Parent five (5) business days prior written notice of its intent to take such action (which notice shall include the reasonable details regarding the cause for, and nature of, the Company Change of Recommendation) and, if requested by Parent, negotiated in good faith with Parent during such five (5) business day period regarding revisions to this Agreement which would avoid such Company Change of Recommendation and/or termination.

The Board of Directors of the Company may not, in respect of a Company Acquisition Proposal, make a Company Change of Recommendation in a manner adverse to Parent except in compliance in all respects with this Section 5.3(c)and Section 7.1(h).  For the avoidance of doubt, a change of the Company Recommendation to “neutral” is a Company Change of Recommendation.

(d)

As used in this Agreement:

(xxxiii)

“Company Acquisition Proposal” shall mean any bona fide offer, inquiry, proposal or indication of interest received from a third party (other than an offer, inquiry, proposal or indication of interest by a party to this Agreement) relating to any Company Acquisition Transaction;

Appendix A-27

(xxxiv)

“Company Acquisition Transaction” shall mean any transaction or series of transactions involving:  (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company other than the Transactions; (b)  any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “Group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of any class of equity securities of the Company; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; or (d) any liquidation or dissolution of the Company or any of its Subsidiaries; and

(xxxv)

“Company Superior Offer” shall mean a Company Acquisition Proposal (provided that for purposes of this definition, references to twenty percent (20%) in the definition of Company Acquisition Transaction shall be deemed to be references to fifty percent (50%)) that the Company’s Board of Directors determines, in good faith after consultation with its financial advisors and outside legal counsel taking into account all financial, legal and regulatory terms and conditions of the Company Acquisition Proposal (including  any conditions to and expected timing of consummation and, any risks of non-consummation of such Company Acquisition Proposal) to be more favorable to the Company and its shareholders (in their capacity as shareholders) as compared to the Transactions, including the Merger, and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by Parent.

Section 5.4

Proxy Statement; Company Shareholders’ Meeting.

(a)

As soon as reasonably practicable following the date of this Agreement (but in no event later than 60 days), the Company shall prepare and file with the SEC the preliminary Proxy Statement.  Each of the preliminary Proxy Statement and the Proxy Statement will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.  The Company will respond as promptly as practicable to any comments or requests of the SEC on the preliminary Proxy Statement and the Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders, in each case as promptly as reasonably practicable after the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon.  Each of Parent and Merger Sub shall furnish to the Company all information concerning itself that is required or customary for inclusion in the Proxy Statement.  The information provided by any party for use in or incorporation by reference in the Proxy Statement shall be true and correct, in all material respects, at the dates mailed to the Company’s shareholders and at the time of the Company Shareholders’ Meeting, without omission of any material fact that is required to make such information not false or misleading.  Except for annual, quarterly and current reports filed or furnished with the SEC under the Exchange Act, which may be incorporated by reference therein (but subject to Section 5.8), no filing of, or amendment or supplement to the Proxy Statement will be made by the Company without Parent’s prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing Parent the opportunity to review and comment thereon.  The Company will advise Parent promptly after it receives oral or written notice of any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide Parent with copies of any written communication from the SEC or any state securities commission.  If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.  No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion on the Proxy Statement.

(b)

The Company shall promptly take all action necessary in accordance with applicable Laws and the Company Organizational Documents to duly give notice of, a meeting of its shareholders to be held as promptly as practicable to consider the adoption of this Agreement and the approval of the Transactions including the Merger (the “Company Shareholders’ Meeting”).  Unless there shall have been a Company Change of Recommendation in accordance with the terms of this Agreement, the Company will, through its Board of Directors, convene and hold the Company Shareholders’ Meeting, recommend that its shareholders adopt this Agreement and approve the Transactions, including the Merger, and will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and the approval of the Transactions, including the Merger, and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.

Appendix A-28

(c)

The Company shall take all action necessary to comply timely with applicable notification requirements under applicable Law in respect of any Company Benefit Plan holding Company Common Stock, including causing any Company Benefit Plan administrator to issue any such notices.

Section 5.5

Employee Matters.

(a)

For a period of at least two (2) years following the Effective Time (the “Continuation Period”), Parent shall provide, or shall cause to be provided, to each current and former Company Employee, other than such employees covered by collective bargaining agreements, compensation and employee benefits (exclusive of equity-based compensation or benefits) that are no less favorable, in the aggregate, than the compensation and benefits provided to current and former Company Employees (as the case may be) immediately before the Effective Time; provided, that Parent shall be entitled to make modifications thereto to the extent such modifications do not result in compensation and benefits for the Company Employees not covered by collective bargaining agreements that are less favorable in the aggregate than that which is then provided to similarly situated employees of Parent not covered by collective bargaining agreements; provided, further, that nothing herein shall prohibit Parent or the Surviving Corporation from terminating the employment of any Company Employee to the extent permitted by applicable Laws; and provided, further, that, to the extent permitted by applicable Law, notwithstanding the foregoing provisions of this Section 5.5(a), (i) during the period beginning at the Effective Time and ending December 31, 2013, Parent shall cause The Dayton Power and Light Retirement Income Plan to remain in effect in respect of Company Employees (exclusive of those employed subject to a collective bargaining agreement) hired before January 1, 2011 and participating therein immediately before the Effective Time on terms and conditions no less favorable than those in effect immediately before the Effective Time and (ii) if benefit accruals in respect of such Company Employees are reduced or eliminated under The Dayton Power and Light Retirement Income Plan after December 31, 2013, such Company Employees shall be fully vested in their benefit accrued under such plan as of the effective time of such reduction or elimination.

(b)

For purposes of vesting, eligibility to participate and accrual and level of benefits under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited for his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or to benefit accrual under a defined benefit pension plan.  In addition, and without limiting the generality of the foregoing, (A) Parent shall cause each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan set forth on Section 3.12(a) of the Company Disclosure Schedule in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)

With respect to any employee actively employed by the Company or its Subsidiaries at the Effective Time whose terms and conditions of employment are governed by the Compact by and between the Company and Local 175, Utility Workers Union of America, AFL-CIO (the “Compact”) (each, a “Represented Employee”), Parent agrees to honor or cause to be honored the Compact in effect as of the Effective Time and to continue all terms and conditions of employment applicable to such Represented Employee under their respective collective bargaining agreements through the expiration, modification or termination of such agreements in conformity with applicable Law.

(d)

The Company shall adopt a retention program for key employees prior to the Closing in accordance with Section 5.5(d) of the Company Disclosure Schedule.

(e)

If and to the extent not paid by the Company prior to the Closing, Parent shall, or shall cause the Surviving Corporation to, pay, when such payments would have been due in the ordinary course, to each person who, as of immediately prior to the Closing, was eligible to and participated in the Company’s annual bonus plans with respect to fiscal year 2011 (each an “Eligible Company Employee”), the amount earned and payable to such Eligible Company Employee for the performance period ending December 31, 2011, determined in accordance with the individual and other performance targets established under such plans in respect of such period, adjusted for costs incurred by the Company in connection with the Transactions.

Appendix A-29

(f)

During the period beginning at the Effective Time and ending December 31, 2013, Parent shall cause the Company and its Subsidiaries not to implement any involuntary workforce reductions that would result in the Company and its Subsidiaries employing substantially fewer individuals in the aggregate than they employed (exclusive of officers and management employees of the Company who are covered by change in control agreements) immediately before the Effective Time; provided, that, the requirements of this sentence shall not apply if a material adverse effect on the Surviving Corporation or any of its Subsidiaries or any of their respective material assets shall have occurred and is continuing; and, provided, further, that, for avoidance of doubt, nothing herein shall prohibit Parent, Surviving Corporation or any of or their respective Subsidiaries from terminating the employment of any Company Employee to the extent permitted by applicable Laws.

Section 5.6

Regulatory Approvals; Third-Party Consents; Reasonable Best Efforts.

(a)

Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions.

(b)

Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall as promptly as practicable following the date of this Agreement, but in any event within thirty (30) days, use reasonable best efforts to (i) make all necessary filings and thereafter make any other required submissions in respect of each of the Company Approvals and the Parent Approvals, (ii) cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) subject to Section 5.6(d), take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the FERC, the United States Federal Trade Commission (the “FTC”), the PUCO, the SEC, the FCC, the Antitrust Division of the United States Department of Justice (the “DOJ”) or competition authorities of any other nation may assert under Regulatory Law with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or limitation on usage of such assets or businesses of Parent or its Subsidiaries or affiliates or of the Company or its Subsidiaries, (B) otherwise taking or committing to take actions that after the Closing Date would limit Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) or its affiliates’ freedom of action with respect to, or its or their ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing, (C) taking or committing to take actions to maintain the credit rating of DP&L at investment grade levels, (D) accepting financial restrictions on Parent or its Subsidiaries or affiliates or on the Company or its Subsidiaries and (E) accepting governance and operational restrictions, including restrictions on the scope of the business of Parent or its Subsidiaries or affiliates or of the Company or its Subsidiaries and taking or committing to take actions related to customary “ring-fencing” at the Company and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions.  The Company and Parent will include in their applications filed for approval with the PUCO their intention to (i) use customary ring-fencing protection at the Company with respect to the Transactions and (ii)  reasonably provide for Company officials in Ohio related to the resolution of consumer disputes.  The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity.  Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed Transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

(c)

In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any Regulatory Law, each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any such action or proceeding by or before any Governmental

Appendix A-30

Entity with respect to any of the Transactions, (ii) keep the other party informed as to the status of any such action or proceeding or threat thereof and (iii) cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(d)

Notwithstanding anything in this Agreement to the contrary, “reasonable best efforts” shall not require, any party to sell, or agree to sell, hold or agree to hold separate, or otherwise dispose or agree to dispose of any asset, or conduct or agree to conduct its business in any particular manner, agree to or accept any condition or take any other action, as may be required to resolve objections if any, of the FERC, the FTC, the PUCO or the DOJ, in each case if such sale, separation or disposition, agreement, conduct or action with respect thereto would individually or in the aggregate reasonably be expected to have, (x) for the Company, a Company Material Adverse Effect or (y) for Parent, a material adverse effect on the business, financial condition, assets, liabilities, operations or results of operations of Parent and its Subsidiaries, taken as a whole, after giving effect to the Merger and the terms and conditions of the Company Approvals and the Parent Approvals (provided that for the purpose of determining whether a potential adverse effect on the Parent and its Subsidiaries would constitute a material adverse effect for the purposes of this Section 5.6, Parent and its Subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company, together with each of its Subsidiaries, taken as a whole).  The Company, Parent and their respective Subsidiaries will consult with each other prior to agreeing to any merger requirements sought by any regulator.  Nothing in this Section 5.6 shall obligate Parent or the Company or any of their respective Subsidiaries to take any action that is not conditioned on the Closing.

(e)

Parent shall not, and shall cause its Subsidiaries not to, enter into a definitive agreement to acquire (i) any regulated electric or gas distribution utility in the State of Ohio, other than the Transactions contemplated in this Agreement, that would present a material risk of materially delaying or making it materially more difficult for the Parent, Merger Sub or the Company to obtain the approval of the PUCO with respect to the Transactions contemplated in this Agreement, or (ii) significant electric generation assets of clearly sufficient magnitude in the relevant market, that would present a material risk of materially delaying or making it materially more difficult for the Parent, Merger Sub or the Company to obtain the approval of FERC with respect to the Transactions contemplated in this Agreement (any such acquisition, a “Contrary Action”).

(f)

As used in this Agreement, “Regulatory Law” means the Sherman Act of 1890 as amended, the Clayton Antitrust Act of 1914 as amended, the HSR Act, the FPA, the Atomic Energy Act, the rules and regulations of the PUCO and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (ii)  protect the national security or the economy of any nation.

Section 5.7

Takeover Statute; Shareholder Rights Plan.  If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.  If any takeover plan or agreement may become, or purport to be, applicable to the Transactions, the Company shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such plan or agreement on the Transactions.

Section 5.8

Public Announcements.  Except with respect to a Company Change of Recommendation or any action taken by the Company or Parent or their Boards of Directors pursuant to, and in accordance with, Section 5.3 (or in response thereto), so long as this Agreement is in effect, the parties shall use reasonable best efforts to consult with each other before issuing any press release or making any public announcement relating to this Agreement or the Transactions and, except for any press release or public announcement as may be required by applicable Law, court process or any listing agreement with any national securities exchange, shall use reasonable efforts not to issue any such press release or make any such public announcement without consulting the other parties.  Parent and the Company agree to issue a mutually acceptable initial joint press release announcing this Agreement.

Section 5.9

Indemnification and Insurance.

(a)

From and after the Effective Time, Parent shall cause the Surviving Corporation to honor all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective articles of incorporation or codes of regulations or other organization documents or in any agreement to which the Company or any of its Subsidiaries is a party, which rights shall survive the Merger and shall continue in full force and effect to the extent permitted by Law.  For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of the Company’s Subsidiaries’ articles of incorporation or codes of regulations or similar organization documents in effect as of the date hereof or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect immediately prior to the Effective Time, and

Appendix A-31

shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.  At the Effective Time Parent assumes, becomes jointly and severally liable for, and will honor, guaranty and stand surety for, and shall cause the Surviving Corporation and the Subsidiaries of Parent to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9 without limit as to time.

(b)

Without limitation to the foregoing, from and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer and employee of the Company and any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (provided that any Action may only be settled with the prior written consent of Parent, not to be unreasonably withheld) in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission relating to their position with the Company or its Subsidiaries occurring or alleged to have occurred before or at the Effective Time (including acts or omissions in connection with such persons approving this Agreement and the transactions contemplated hereby and serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company).  In the event of any such Action, (i) the Indemnified Party shall have the right to select its own counsel, which counsel shall be reasonably satisfactory to the Surviving Corporation, and (ii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the business corporation law of the Surviving Corporation’s state of incorporation and the certificate of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party.  The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.  Parent and the Surviving Corporation shall each cooperate with the Indemnified Party in the defense of any such Action.

(c)

For a period of six (6) years from the Effective Time, Parent shall cause to be maintained (on terms and conditions no less advantageous to the indemnified parties) in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the Closing Date maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time either through the Company’s existing insurance provider or another provider reasonably selected by Parent; provided, however, that, after the Effective Time, Parent shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; provided further, however, that in lieu of the foregoing insurance coverage, Parent may direct the Company to purchase “tail” insurance coverage (on terms and conditions no less advantageous to the indemnified parties), at a cost no greater than the aggregate amount which the Surviving Corporation would be permitted to spend during the six-year period provided for in this Section 5.9(c), that provides coverage no materially less favorable than the coverage described above.

(d)

Parent shall cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.

(e)

The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of restatement or bylaws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the OGCL or otherwise.  The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f)

In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.9.

Appendix A-32

Section 5.10

Control of Operations.  Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.11

Transition Committee.  On or following the date hereof, the Company and Parent shall form a transition committee (“Transition Committee”) comprised of three members appointed by Parent and two members appointed by the Company, which Transition Committee shall be tasked with monitoring compliance with the terms of this Agreement, liaising with the Company's management team regarding the Transactions and making recommendations to the parties with respect to certain decisions that may be required in advance of the Closing.  The Transition Committee will meet as often as its members deem is necessary (but in any event at least two times per month) and upon the call of either party.  The Transition Committee will have access, consistent with the terms of this Agreement, to Company personnel and records; provided, however, that the Transition Committee will neither direct nor interfere with the day to day management or operations of the business of the Company.

Section 5.12

Notification of Certain Matters; Shareholder Litigation.

(a)

Each of the Company and Parent shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the End Date.

(b)

Prior to the Effective Time, the Company shall give prompt notice to Parent, of any actions, suits, claims or proceedings commenced or, to the knowledge of the Company, threatened against the Company or its Subsidiaries which relate to this Agreement and the Transactions. The Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company and/or its directors relating to this Agreement and the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.13

Financing.

(a)

The Company shall, and shall cause its Subsidiaries to, at the sole expense of the Parent use its and their reasonable best efforts to provide such cooperation as may be reasonably requested by the Parent in connection with the financing of the Transactions, if any, including using reasonable best efforts to (i) cause appropriate officers and employees to be available, on a customary and reasonable basis and upon reasonable notice, to meet with ratings agencies and prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, (ii) provide reasonable assistance with the preparation of any ratings presentations, information memos, offering memoranda or other marketing and disclosure documents and customary information in connection therewith, including the preparation of appropriate discussions of business, financial statements, pro forma financials, projections, management discussion and analysis, and other customary financial data of the Company and its Subsidiaries, all for use in connection therewith and an audit of the financial statements in accordance with GAAP and applicable Law by independent certified public accountants, (iii) provide any financing sources with reasonable access to the properties, books and records of the Company and its Subsidiaries, execute and deliver any customary certificates, authorization letters, pledge or security documents or other customary definitive financing documents and related documents and certificates as may be reasonably requested by the Parent and (iv) direct its independent accountants and counsel to provide customary and reasonable assistance to the Parent including in connection with providing customary comfort letters and opinions of counsel; provided, that the actions contemplated in the foregoing clauses (i) through (iv) do not (A) unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries, (B) cause any representation or warranty in this Agreement to be breached, (C) cause any condition to Closing set forth in Article VI to fail to be satisfied or otherwise cause any breach of this Agreement, (D) require the Company or any of its Subsidiaries to pay any out-of-pocket fees or expenses prior to the Closing that are not promptly reimbursed by the Parent as set forth in Section 5.13(b), (E) involve any binding commitment by the Company or any of its Subsidiaries which commitment is not conditioned on the Closing and does not terminate without liability to the Company or any of its Subsidiaries upon the termination of this Agreement or (F) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability.

(b)

Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by Section 5.13(a) and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by any of them in connection with the arrangement of financing and any information used in connection therewith.  The provisions of this Section 5.13(b) shall survive (i) any termination of this Agreement pursuant to Article VII and (ii) the consummation of the Merger, and are expressly intended to benefit, and are enforceable by, the Company, its Subsidiaries and their respective Representatives.

Appendix A-33

(c)

Notwithstanding anything contained in this Agreement to the contrary, the Parent expressly acknowledges and agrees that the Parent’s and Merger Sub’s obligations hereunder are not conditioned in any manner upon the Parent or Merger Sub obtaining any financing.  The failure, for any reason, of the Parent and the Merger Sub to have sufficient cash available on the Closing Date to pay the Merger Consideration in accordance with Article II hereof and/or the failure to so pay the Merger Consideration on the Closing Date shall constitute a willful and material breach of this Agreement.

Section 5.14

Company’s Credit Facilities and Maturing Debt.

(a)

Prior to the Closing, the Company shall use its reasonable best efforts to obtain consents or waivers from the lenders with respect to credit facilities and letter of credit facilities of the Company and any of its Subsidiaries containing change in control provisions so as to permit the consummation of the Merger; provided, however, that the Company shall not be required to make any payment in connection with securing such consents or waivers unless Parent agrees to make any such payment on behalf of the Company.

(b)

Prior to Closing, the Company or the relevant Subsidiary of the Company shall use their respective commercially reasonable efforts (including offering the lenders who commit to any refinancing of credit facilities or other outstanding indebtedness contemplated by Section 5.14(b) of the Company Disclosure Schedule the opportunity to be underwriters in any such refinancing) to take or cause to be taken the actions set forth on Section 5.14(b) of the Company Disclosure Schedule; provided, that the Company or the relevant Subsidiary of the Company may only amend, restate or refinance a credit facility or other outstanding indebtedness pursuant to this Section 5.14 after giving Parent a reasonable opportunity to review in advance the terms of such amendment, restatement or refinancing and considering in good faith Parent’s reasonable views of such terms.  The Company shall keep Parent reasonably informed in all material respects on a reasonably prompt basis with respect to the status of, including any change to the status or material terms of, the actions set forth on Section 5.14(b) of the Company Disclosure Schedule.  In connection with taking the actions set forth on Section 5.14(b) of the Company Disclosure Schedule, the Company or the relevant Subsidiary of the Company shall, in connection with any amendment, restatement or refinancing, use its reasonable best efforts to concurrently secure, in a form reasonably acceptable to Parent, fully executed consents, waivers or other approvals from sufficient lenders under each such amended, restated or refinanced credit facility or other outstanding indebtedness, such that the Transactions will not cause, and will not have the effect of causing, any change of control, put, call, acceleration, default, event of default, termination event or other similar consequence under any such amended, restated or refinanced credit facility or other outstanding indebtedness; provided, that the Company shall not be required to make any payment in connection with securing such consents or waivers unless Parent agrees to make any such payment on behalf of the Company.

Section 5.15

Corporate Offices.  The Surviving Corporation shall cause to maintain the Company’s and DP&L’s operating headquarters in the Dayton, Ohio area for a period of at least two (2) years following the Merger (unless required to relocate such headquarters as a result of a decision issued by the PUCO or other Governmental Entity).

Section 5.16

Corporate Name.  The Surviving Corporation shall (i) cause DP&L to maintain the name “The Dayton Power and Light Company” and (ii) cause DP&L to maintain local decision-making authority in each case for a period of at least two (2) years following the Merger (unless required to change any such name as a result of a decision issued by the PUCO or other Governmental Entity).

Section 5.17

Corporate Contributions.  After the Effective Time and for a period of two (2) years thereafter, the Surviving Corporation shall cause DP&L to provide corporate contributions and community support in the Dayton, Ohio area at levels substantially consistent with the levels of charitable contributions and community support provided by the Company and its Subsidiaries in such region as set forth in the Company’s budget for 2011, the amount of which has been previously disclosed to Parent.

Section 5.18

Parent and Merger Sub Additional Agreements.

(a)

Without the prior consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), Parent and Merger Sub shall not, and shall not permit their respective Subsidiaries to, enter into or amend any contract, or take any other action, if such contract, amendment of a contract or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Transactions.

(b)

Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.  Parent shall or shall cause its Subsidiaries to, promptly following execution of this Agreement, approve and adopt this Agreement in its capacity as sole shareholder of Merger Sub and deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the articles of incorporation and code of regulations of Merger Sub.

Appendix A-34

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

(a)

The Company Shareholder Approval shall have been obtained.

(b)

No (i) temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court or other tribunal of competent jurisdiction preventing consummation of the Merger or (ii) applicable Federal or state law prohibiting consummation of the Merger (collectively, “Restraints”) shall be in effect.

(c)

The FERC Approval and an order of the PUCO approving, or determining that no approval is required, shall have been obtained, the expiration of the waiting period required under the HSR Act shall have occurred (all such permits, approvals, filings and consents and the lapse of such waiting period being referred to as the “Requisite Regulatory Approvals”), and all such Requisite Regulatory Approvals shall be in full force and effect.

Section 6.2

Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the fulfillment of, or the waiver by the Company on or prior to the Effective Time of, the following conditions:

(a)

The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Each of Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)

Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3

Conditions to Obligation of Parent to Effect the Merger.  The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment of, or the waiver by the Parent on or prior to the Initial Date or Effective Time (as the case may be) of, the following conditions:

(a)

The representations and warranties of the Company set forth herein (i) with respect to Section 3.2(a), Section 3.3(a), Section 3.23 and Section 3.24 shall be true and correct both when made and at and as of the Initial Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in all respects (except in the case of Section 3.2(a) for such inaccuracies as are de minimis in the aggregate) and (ii) with respect to all other representations and warranties shall be true and correct both when made and at and as of the Initial Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c)

A Company Material Adverse Effect shall not have occurred, since the date hereof to the Initial Date.

(d)

The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b), and 6.3(c) have been satisfied.

Appendix A-35

(e)

(i) the Company Approvals and the Parent Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Transactions, including the Merger) at or prior to the Effective Time, and such approvals shall have become Final Orders and (ii) such Final Orders of the FERC, the FTC, the DOJ or the PUCO shall not impose terms or conditions that would individually or in the aggregate reasonably be expected to have,  (x) for the Company, a Company Material Adverse Effect or, (y) for Parent, a material adverse effect on the business, financial condition, assets, liabilities, operations or results of operations of Parent and its Subsidiaries, taken as a whole, after giving effect to the Merger and the terms and conditions of the Company Approvals and the Parent Approvals (provided that for the purpose of determining whether a potential adverse effect on the Parent and its Subsidiaries would constitute a material adverse effect for the purposes of this Section 6.3, Parent and its Subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size and scale of the Company, together with each of its Subsidiaries, taken as a whole).  “Final Order” means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the Transactions may be consummated (a “Final Order Waiting Period”) has expired and as to which all conditions to the consummation of the Transactions prescribed by Law, regulation or order required to be satisfied at or prior to the Effective Time have been satisfied.

Section 6.4

Frustration of Closing Conditions.  Neither the Company nor Parent may rely, as a basis either for not consummating the Transactions, including the Merger, or terminating this Agreement and abandoning the Transactions, including the Merger, on the failure of any condition set forth in Section(s) 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any material provision of this Agreement or failure to use its reasonable best efforts to consummate the Transactions, including the Merger, as required by and subject to Section 5.6.

ARTICLE VII

TERMINATION

Section 7.1

Termination or Abandonment.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a)

by the mutual written consent of the Company and Parent;

(b)

by either Parent or the Company if the Merger shall not have been consummated on or prior to the twelve (12) month anniversary of the date hereof (the “End Date”), provided, however, that if all of the conditions to Closing shall have been satisfied or shall be then capable of being satisfied (other than the conditions set forth in Section 6.1(b) and Section 6.3(e)), the End Date may be extended by Parent or the Company from time to time by written notice to the other party up to a date not beyond an additional three (3) months after the original End Date, the latest of any of which dates shall thereafter be deemed to be the End Date; and if the End Date (as it may be extended pursuant to this Section 7.1(b) shall occur during any Final Order Waiting Period, the End Date shall be extended until the twentieth (20th) business day after the expiration of such Final Order Waiting Period); provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the failure of such party to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement, which in the case of Parent, shall include any Contrary Action by Parent or any of its Subsidiaries;

(c)

by either the Company or Parent if any Restraint having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

(d)

by either the Company or Parent if the Company Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Shareholder Approval contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company Shareholder Approval shall have been caused by or related to the Company’s material breach of this Agreement;

(e)

by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) is not cured within thirty (30) days of receipt of the written notice contemplated by the proviso below in this Section 7.1(e) or cannot be cured by the End Date, provided, that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination (but no later than the expected Closing Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination;

Appendix A-36

(f)

by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) is not cured within thirty (30) days of receipt of the written notice contemplated by the proviso below in this Section 7.1(f) or cannot be cured by the End Date, provided, that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination (but no later than the expected Closing Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination;

(g)

by Parent, in the event that the Company or any of its Subsidiaries or their respective directors or officers shall have breached in any material respect adverse to Parent any of their respective obligations under Section 5.3;

(h)

by the Company, at any time prior to obtaining the Company Shareholder Approval, in order to enter into a written definitive agreement for a Company Superior Offer, if the Company has complied with its obligations under Section 5.3(c); provided, however, that any such purported termination by the Company pursuant to this Section 7.1(h) shall be void and of no force or effect unless the Company pays to Parent the Company Termination Fee in accordance with Section 7.2; and

(i)

by Parent, if there has been a Company Change of Recommendation.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the provisions of Sections 5.13(b), 7.2, 8.2, 8.4, 8.5 and 8.6), and there shall be no other liability on the part of the Company or Parent to the other except under such provisions, or for liability arising out of fraud or intentional or material breach of this Agreement or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.2

Effect of Termination.

(a)

Parent and the Company agree that (i) if this Agreement is terminated by (A) Parent pursuant to Section 7.1(g) or Section 7.1(i) or (B) the Company pursuant to Section 7.1(h) or (ii) (A) if this Agreement is terminated by Parent pursuant to Section 7.1(f) and the breach or other circumstance giving rise to such termination was willful, or by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(d), (B) prior to any such termination, any person (other than Parent or its affiliates) shall have made a Company Acquisition Proposal which shall have been publicly announced or disclosed (or any person shall have publicly announced a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal) and (C) within twelve (12) months after such termination of this Agreement, the Company shall have entered into an agreement to consummate, or shall have consummated, a Company Acquisition Transaction, then the Company shall pay to Parent the Company Termination Fee.  Any Company Termination Fee shall be paid to Parent by the Company in immediately available funds (x) upon termination of this Agreement in the case of a termination pursuant to clause (i)(B) above, (y) within five (5) business days after termination in the case of a termination pursuant to clause (i)(A) above and (z) upon the execution of or entrance into a definitive agreement with respect to a Company Acquisition Transaction in the case of a termination pursuant to clause (ii) above.

(b)

As used in this Agreement, “Company Termination Fee” shall mean $106,000,000; provided, however, that (i) if this Agreement is terminated by the Company pursuant to Section 7.1(h) in connection with the execution by the Company of a written definitive agreement for a Company Superior Offer with an Excluded Party, the “Company Termination Fee” shall mean $53,000,000.  “Excluded Party” means a person from whom the Company received during the period commencing on the date of this Agreement and ending at 11:59 p.m., New York time, on the thirtieth (30th) day following the date of this Agreement (the “Initial Period”), an unsolicited written Company Acquisition Proposal that the Board of Directors of the Company concluded in good faith during the 48-hour period commencing upon the expiration of the Initial Period, after consultation with its financial and outside legal counsel, constitutes or could reasonably lead to a Company Superior Proposal and promptly provides written notification to Parent of the same; provided that a person that is an Excluded Party shall cease to be an Excluded Party upon the earliest of: (A) 11:59 p.m. on the date that is fifteen (15) days after the expiration of the Initial Period; (B) the withdrawal, termination or expiration of such Company Acquisition Proposal; or (C) the time as of which such Company Acquisition Proposal, as determined by the Board of Directors of the Company in its sole discretion, no longer constitutes, or could not reasonably lead to a Company Superior Offer.

(c)

Upon payment of the Company Termination Fee in accordance with this Section 7.2, the Company shall have no further liability to the Parent or its shareholders with respect to this Agreement or the Transactions; provided, that nothing herein shall release any party from liability for intentional breach or fraud.  The parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

Appendix A-37

ARTICLE VIII

MISCELLANEOUS

Section 8.1

Survival.  The parties agree that the terms of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Article VII and, in the event of the termination of this Agreement pursuant to Article VII, all references to “the date hereof” in the Confidentiality Agreement shall be deemed to be the date of such termination.  None of the representations, warranties, covenants and agreements in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.2

Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.

Section 8.3

Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4

Governing Law.  This Agreement shall be governed by and construed in accordance with (a) the Laws of the State of Ohio with respect to matters, issues and questions relating to the Merger or the duties of the Board of Directors of the Company or Merger Sub, (b) the Laws of the State of Delaware with respect to matters, issues and questions relating to the fiduciary duties of the Board of Directors of Parent and (c) the Laws of the State of New York with respect to all other matters, issues and questions, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 8.5

Jurisdiction; Specific Enforcement.

(a)

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Federal court located in the Borough of Manhattan in the City of New York.  Without limitation of the foregoing and notwithstanding anything in this Agreement to the contrary, the parties hereby further acknowledge and agree that prior to the Closing, in addition to any other remedy that may be available to it, including monetary damages,  Parent shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of, Section 5.6 and the Company shall be entitled to specific performance, (i) to enforce specifically the terms and provisions of, and to prevent or cure breaches of, Section 5.6, and (ii) if (a) all conditions in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied and (b) Parent and Merger Sub fail to complete the Closing by the Closing Date, to cause Parent and/or Merger Sub to prevent or cure breaches of this Agreement by Parent or Merger Sub and/or to enforce specifically the terms and provisions of this Agreement, including to cause Parent and/or Merger Sub to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions in this Agreement.  Notwithstanding the foregoing, the Company hereby agrees that it has shall have no right of recovery against, and no liability shall attach to (including, in each case, with respect to any actual or claimed loss of damages of any kind of the Company, its subsidiaries, affiliates, representatives, stockholders or any other person claiming by, through or for the benefit of the Company) any person or entity (including any financing sources) other than the Parent, whether by or through attempted piercing of the corporate veil, or by or through a claim by or on behalf of the Parent, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or through a claim based in tort, contract, statute or otherwise.  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Federal court located in the Borough of Manhattan in the City of New York.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid court.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of

Appendix A-38

such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Laws, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

(b)

Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind, whether in law or in equity, whether in contract or in tort or otherwise, against any financing sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to any debt financing commitments related hereto in any forum other than the Supreme Court of the State of New York, County of New York or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the Federal courts located in the Borough of Manhattan in the City of New York.

Section 8.6

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY LEGAL PROCEEDING INVOLVING ANY FINANCING SOURCES).

Section 8.7

Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-business day or any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service) or hand delivery, addressed as follows:

To the Company:

DPL Inc.

1065 Woodman Drive

Dayton, Ohio 45432

Facsimile:  (937) 259-7386

Attention:

Frederick J.  Boyle,

Senior Vice President and Chief Financial Officer

Arthur G. Meyer

Senior Vice President and General Counsel

with copies to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY  10281

Facsimile:  (212) 504-6666

Attention:  Dennis J. Block, Esq.

      William P. Mills, Esq.

To Parent or Merger Sub:

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Facsimile:  (703) 528-4510

Attention:  Brian A. Miller, Executive Vice President

      General Counsel and Corporate Secretary

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Facsimile:  (202) 661-8238
Attention:  Pankaj K. Sinha, Esq.

Appendix A-39

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8

Disclosure Schedules.  The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that is contained in this Agreement (regardless of the absence of an express reference or cross-reference in a particular Section of this Agreement or a particular Section of either the Company Disclosure Schedule or Parent Disclosure Schedule), but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent.

Section 8.9

Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except for assignments by Merger Sub to a wholly-owned direct or indirect Subsidiary of Parent.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.10

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11

Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.  This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder except (i) as specifically provided in Section 5.9 and Section 5.13(b), (ii) that the Company shall have the right to pursue damages on behalf of its shareholders in the event of Parent or Merger Sub's breach or wrongful termination of this Agreement, which right is hereby acknowledged by Parent and Merger Sub and (iii) any financing sources shall be direct and irrevocable third party beneficiaries of the agreements and covenants contained in Section 8.5 and Section 8.6.

Section 8.12

Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company.  Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.13

Obligations of the Parent and of the Company.  Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires the Merger Sub to take any action, such requirements shall be deemed to include an undertaking on the part of the Parent to cause the Merger Sub to take such action.

Section 8.14

Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.15

Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that

Appendix A-40

is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.16

Further Assurances.  Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Transaction in accordance with the terms hereof.

Section 8.17

Definitions.  References in this Agreement to “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than fifty percent (50%) of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner on the date hereof (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).  References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.  References in this Agreement (except as specifically otherwise defined) to “person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.  As used in this Agreement, “knowledge” means (i) with respect to Parent, the actual knowledge of the persons listed in Section 8.17 of the Parent Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the persons listed in Section 8.17 of the Company Disclosure Schedule.  As used in this Agreement, “business day” shall mean any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by law or executive order to be closed.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.  Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

Appendix A-41

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DPL INC.

By:   /s/ Paul M. Barbas

Name:  Paul M. Barbas

Title:  President and Chief Executive Officer

THE AES CORPORATION

By:   /s/ Edward Hall, III

Name:  Edward Hall, III

Title:  Executive Vice President

DOLPHIN SUB, INC.

By:  /s/ Edward Hall, III

Name:  Edward Hall, III

Title:  President

[Signature Page to Merger Agreement]

Appendix A-42

Appendix B
Opinion of UBS Securities LLC

[LETTERHEAD OF UBS SECURITIES LLC]

April 19, 2011

The Board of Directors

DPL Inc.

1065 Woodman Drive

Dayton, Ohio 45432

Dear Members of the Board:

We understand that DPL Inc., an Ohio corporation (“DPL”), is considering a transaction whereby Dolphin Sub, Inc. (“Merger Sub”), an Ohio corporation and wholly owned subsidiary of The AES Corporation, a Delaware corporation (“AES”), will merge with and into DPL (the “Transaction”).  Pursuant to the terms of an Agreement and Plan of Merger, dated as of April 19, 2011 (the “Agreement”), among DPL, AES and Merger Sub, each outstanding share of the common stock, par value $0.01 per share, of DPL (“DPL Common Stock”) will be converted into the right to receive $30.00 (the “Consideration”).  The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of DPL Common Stock of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to DPL in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion, a portion of which is payable upon approval of the Transaction by DPL’s shareholders and a significant portion of which is contingent upon consummation of the Transaction.  In the past, UBS has provided investment banking services to DPL and AES, for which UBS received compensation, including (i) certain strategic financial advisory services to DPL and (ii) having acted as co-manager for a high-yield bond offering of AES in 2009.  In addition, an affiliate of UBS acted as co-documentation agent for, and was a participant in, certain credit facilities of AES and is a participant in certain credit facilities of an affiliate of AES, for which such affiliate received and continues to receive fees and interest payments.  In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of DPL, AES and their respective affiliates and, accordingly, may at any time hold a long or short position in such securities.  The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to DPL or DPL’s underlying business decision to effect the Transaction.  Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction.  At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction.  In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration.  In rendering this opinion, we have assumed, with your consent, that (i) the parties to the Agreement will comply with all material terms of the Agreement and (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof.  We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on DPL or the Transaction.  In 2008 and 2009, we assisted DPL in contacting third parties to solicit indications of interest in a possible transaction with DPL and, at your direction, held discussions with certain of these parties; however, in connection with the Transaction, we were not authorized to, and we did not, solicit indications of interest in a transaction with DPL from any party.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to DPL; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of DPL that were not publicly available, including financial forecasts and estimates which reflected certain assumptions and sensitivities thereto regarding long-term capacity and energy prices prepared by the management of DPL that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of DPL concerning the businesses and financial prospects of DPL; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of DPL Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

Appendix B-1

The Board of Directors

DPL Inc.

April 19, 2011

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion.  In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of DPL, nor have we been furnished with any such evaluation or appraisal.  With respect to the financial forecasts, estimates and assumptions referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of DPL as to the future financial performance of DPL.  Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of DPL Common Stock in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS Securities LLC

UBS SECURITIES LLC

Appendix B-2

Appendix C

SECTION 1701.85 OF THE OGCL

DISSENTING SHAREHOLDERS—COMPLIANCE WITH SECTION—FAIR CASH VALUE OF SHARES.

(A)(1)

A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2)

If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.  Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3)

The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation.  Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4)

In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.  In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5)

If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of the shares has been made.  The corporation promptly shall return the endorsed certificates to the dissenting shareholder.  A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs.  If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares.  Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records.  If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph.  A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares.  A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B)

Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors.  Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated.  The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded.  No answer to a complaint is required.  Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases.  On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and

Appendix C-1

class of such shares.  If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.  The appraisers have power and authority specified in the order of their appointment.  The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable.  The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable.  The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code.  If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding.  Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last.  Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment.  In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)

If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation.  The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder.  In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1)

The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a)

The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b)

The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c)

The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d)

The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2)

For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E)

From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended.  If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares.  If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Appendix C-2

Appendix D
Benchmarking Companies

Towers Watson 2009 Energy Services Executive Database

AEI Services	MDU Resources
AGL Resources	MGE Energy
Allegheny Energy	Midwest Independent Transmission System Operator
Allete	Mirant
Alliant Energy	New York Independent System Operator
Ameren	New York Power Authority
American Electric Power	Nicor
Areva NP	Northeast Utilities
ATC Management	NorthWestern Energy
Atmos Energy	NRG Energy
Avista	NSTAR
BG US Services	NV Energy
Black Hills Power and Light	NW Natural
California Independent System Operator	OGE Energy
Calpine	Oglethorpe Power
CenterPoint Energy	Omaha Public Power
Cleco	Otter Tail
CMS Energy	Pacific Gas & Electric
Colorado Springs Utilities	Pepco Holdings
Consolidated Edison	Pinnacle West Capital
Constellation Energy	PJM Interconnection
CPS Energy	PNM Resources
DCP Midstream	Portland General Electric
Dominion Resources	PPL
DPL	Progress Energy
Duke Energy	Public Service Enterprise Group
Dynegy	Puget Energy
E.ON U.S.	Regency Energy Partners LP
Edison International	Reliant Energy
El Paso Corporation	Salt River Project
Electric Power Research Institute	SCANA
Enbridge Energy	Sempra Energy
Energen	Southern Company Services
Energy Future Holdings	Southern Union Company
Energy Northwest	Southwest Power Pool
Entergy	Spectra Energy
EPCO	STP Nuclear Operating
ERCOT	TECO Energy
Exelon	Tennessee Valley Authority
FirstEnergy	TransCanada
FPL Group	UIL Holdings
Garland Power & Light	UniSource Energy
GDF SUEZ Energy North America	Unitil
Hawaiian Electric	Westar Energy
IDACORP	Westinghouse Electric
Integrys Energy Group	Williams Companies
ISO New England	Wisconsin Energy
Knight	Wolf Creek Nuclear
Lower Colorado River Authority	Xcel Energy

Appendix D-1

Strategic Peer Group

ALLETE, Inc.	Northwestern Corporation
Alliant Energy Corporation	NSTAR
Avista Corporation	NV Energy, Inc.
Black Hills Corporation	Pepco Holdings, Inc.
Cleco Corporation	Pinnacle West Capital Corporation
CMS Energy Corporation	Portland General Electric Company
El Paso Electric Company	SCANA Corporation
Great Plains Energy Incorporated	TECO Energy, Inc.
Hawaiian Electric Industries Inc.	UniSource Energy Corporation
IDACORP, Inc.	Westar Energy, Inc.
Integrys Energy Group, Inc.	Wisconsin Energy Corporation
Northeast Utilities

Appendix D-2

Appendix E
Benchmarking Companies

Towers Watson 2009 General Industry Executive Database

3M	Bio-Rad Laboratories
7-Eleven	Blockbuster
A&P	Blyth
A.O. Smith	Bob Evans Farms
A.T. Cross	Boehringer Ingelheim
Abbott Laboratories	Boeing
Accenture	Booz Allen Hamilton
ACH Food	Boston Scientific
Advanced Micro Devices	Bovis Lend Lease
Aerojet	Brady
Aeropostale	Brown-Forman
Agilent Technologies	Bush Brothers
Agrium U.S.	CA
Air Products and Chemicals	CACI International
Alcoa	Cadbury North America
Allergan	Callaway Golf
Amazon.com	Cameron International
American Airlines	Cardinal Health
American Crystal Sugar	Cargill
AMERIGROUP	Carlson Companies
Ameron	Carmeuse Lime & Stone
AMETEK	Carpenter Technology
Amgen	Catalent Pharma Solutions
Amway	Caterpillar
APL	CDI
Applied Materials	Celestica
ARAMARK	Celgene
Armstrong World Industries	Century Aluminum
Arrow Electronics	Cephalon
ArvinMeritor	CH2M Hill
Arysta LifeScience North America	Chiquita Brands
AstraZeneca	Choice Hotels International
AT&T	Chrysler
Atos Origin	CHS
Automatic Data Processing	CITGO Petroleum
Avery Dennison	Coca-Cola Enterprises
Avis Budget Group	Colgate-Palmolive
Avon Products	CommScope
BAE Systems	CompuCom Systems
Ball	ConAgra Foods
Barrick Gold of North America	Continental Airlines
Battelle Memorial Institute	Continental Automotive Systems
Baxter International	ConvaTec
Bayer CropScience	Convergys
Bayer	Covance
Beckman Coulter	Covidien
Benjamin Moore	Cox Enterprises
Best Buy	Crown Castle
Big Lots	CSR
Biogen Idec	CSX

Appendix E-1

Cubic	General Dynamics
CVS Caremark	General Electric
Daiichi Sankyo	General Mills
Daimler Trucks North America	General Motors
Dana	GenTek
Dannon	Genzyme
Dean Foods	GEO Group
Delta Air Lines	Getty Images
Deluxe	Gilead Sciences
Dentsply	GlaxoSmithKline
Diageo North America	Goodrich
DIRECTV	Goodyear Tire & Rubber
Donaldson	Gorton’s
Dow Chemical	Greif
Dr Pepper Snapple	GTECH
DuPont	GXS
E.W. Scripps	H.B. Fuller
Eastman Chemical	Hanesbrands
Eastman Kodak	Harland Clarke
Eaton	Harley-Davidson
eBay	Harman International Industries
Ecolab	Hayes Lemmerz
Eisai	Henkel of America
Eli Lilly	Herman Miller
Embarq	Hershey
Embraer	Hertz
EMC	Hess
EMCOR Group	Hexion Specialty Chemicals
EMI Music	Hitachi Data Systems
Emulex	HNI
Endo Pharmaceuticals	HNTB
Equifax	Hoffmann-La Roche
ESRI	Honeywell
Evergreen Packaging	Horizon Lines
Exterran	Hormel Foods
Fairchild Controls	Hospira
FANUC Robotics America	Houghton Mifflin
Federal-Mogul	Hovnanian Enterprises
First Solar	Hunt Consolidated
Fiserv	IBM
Fluor	IDEXX Laboratories
Ford	IKON Office Solutions
Forest Laboratories	IMS Health
Fortune Brands	Ingersoll-Rand
Freeport-McMoRan Copper & Gold	Intel
Frontier Airlines	Intercontinental Hotels
G&K Services	International Flavors & Fragrances
GAF Materials	International Game Technology
Gannett	International Paper
Gap	Invensys Controls
Garmin	Invensys Process Systems
GATX	Irvine Company
Gavilon	J. Crew
Genentech	J.M. Smucker
General Atomics

Appendix E-2

J.R. Simplot	Millipore
Jack in the Box	Mine Safety Appliances
Jacobs Engineering	Molson Coors Brewing
Jarden	Motorola
JetBlue	MSC Industrial Direct
JM Family	Navistar International
Johns-Manville	NCR
Johnson & Johnson	Neoris USA
Johnson Controls	Nestle USA
Kaman Industrial Technologies	New York Times
Kansas City Southern	Newmont Mining
KB Home	NewPage
KBR	Nokia
Kellogg	Noranda Aluminum
Kelly Services	Norfolk Southern
Kerry Ingredients & Flavours	Novartis
Kimco Realty	Novartis Consumer Health
Kinross Gold	Novell
KLA-Tencor	Novo Nordisk Pharmaceuticals
Koch Industries	NuStar Energy
Kohler	NXP Semi-Conductor
Kohl’s	Nycomed US
L.L. Bean	Occidental Petroleum
L-3 Communications	Office Depot
Lafarge North America	Omnova Solutions
Land O’Lakes	Orange Business Services
Leggett and Platt	Oshkosh Truck
Level 3 Communications	Owens Corning
Lexmark International	Owens-Illinois
Life Technologies	Panasonic of North America
Life Touch	Papa John’s
Limited	Parametric Technology
Lockheed Martin	Parker Hannifin
Lorillard Tobacco	Parsons
Magellan Midstream Partners	PepsiCo
Marriott International	Perot Systems
Martin Marietta Materials	Pfizer
Mary Kay	PhRMA
Masco	Pioneer Hi-Bred International
Mattel	Pitney Bowes
Matthews International	Pittsburgh Corning
McClatchy	Plexus
McDermott	Polaris Industries
McDonald’s	PolyOne
McKesson	Potash
MeadWestvaco	PPG Industries
Medco Health Solutions	Praxair
Media General	Pulte Homes
MedImmune	Purdue Pharma
Medtronic	QUALCOMM
Merck & Co	Quest Diagnostics
Metavante Technologies	Quintiles
MetroPCS Communications	Qwest Communications
Microsoft	R.H. Donnelley
Millennium Pharmaceuticals	R.R. Donnelley

Appendix E-3

Ralcorp Holdings	Terex
Rayonier	Terra Industries
Raytheon	Textron
Reader’s Digest	Thomas & Betts
Regal-Beloit	Time Warner
Research in Motion	Time Warner Cable
RF Micro Devices	Timex
Rio Tinto	T-Mobile USA
Roche Diagnostics	Toro
Rockwell Automation	Tribune
Rockwell Collins	Tupperware
Rolls-Royce North America	Tyco Electronics
S.C. Johnson	U.S. Foodservice
Safety-Kleen Systems	UC4 Software
SAIC	Unilever United States
Sanofi Pasteur	Union Pacific
Sanofi-Aventis	Unisys
Sara Lee	United Airlines
SAS Institute	United Rentals
SCA Americas	United States Cellular
Schering-Plough	United States Steel
Schlumberger	United Technologies
Schneider Electric	Universal Studios Orlando
Schreiber Foods	US Airways
Schwan’s	USG
Seagate Technology	Valero Energy
Sealed Air	Verizon
Securitas Security Services USA	Vertex Pharmaceuticals
Sensata Technologies	VF
Sherwin-Williams	Viacom
Shire Pharmaceuticals	Viad
Siemens	Virgin Mobile USA
Smurfit-Stone Container	Visteon
Sodexo USA	Volvo Group North America
Sonoco Products	Vulcan Materials
Sony Corporation of America	VWR International
Southwest Airlines	W.R. Grace
Spectra Energy	W.W. Grainger
Sprint Nextel	Walt Disney
SPX	Waste Management
Stantec	Watson Pharmaceuticals
Staples	Wendy’s/Arby’s Group
Starbucks	Western Digital
Starwood Hotels & Resorts	Western Union
Steelcase	Weyerhaeuser
Sun Microsystems	Whirlpool
Sundt Construction	Whole Foods Market
Sunoco	Winn-Dixie Stores
Target	Wm. Wrigley Jr.
Taubman Centers	WPP
Taylor-Wharton International	Wyeth Pharmaceuticals
TeleTech Holdings	Wyndham Worldwide
Tellabs	Xerox
Teradata	Yum! Brands
Zale

Appendix E-4

Appendix F

DPL, INC.

REGULATIONS

April 10, 1986
Revised April 27, 2007
Revised [___________]

Appendix F-1

REGULATIONS
of
DPL INC.

ARTICLE I

SHAREHOLDERS’ MEETINGS

SECTION 1.

The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be brought before the meeting shall be held within or without the State of Ohio, at such time and place as fixed by the Board of Directors.

SECTION 2.

Special meetings of the shareholders may be called by the Chairman of the Board of Directors, or the President, or the directors by action at a meeting, or by majority of the Board of Directors acting without a meeting, and shall be called by the President or the Secretary or the Treasurer upon the request of shareholders owning one-fourth (1/4) of the outstanding stock of the Company entitled to vote at such meeting or by such persons and in such event and manner as the Articles of Incorporation may provide. Except as otherwise provided by law, such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice.

SECTION 3.

If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting called for that purpose pursuant to these regulations.

SECTION 4.

A notice in writing of every annual or special meeting of the shareholders stating the date, time, place and the purposes thereof shall be given to each shareholder entitled to vote and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Company not less than seven (7) days or more than sixty (60) days before any such meeting. Any shareholder may waive in writing, either before or after the holding of any meeting of shareholders at which he is entitled to vote, any notice required to be given by law, the Articles of Incorporation or under these regulations, and the attendance at any such meeting by any such shareholder without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be a waiver by him of notice of such meeting.

SECTION 5.

At all meetings of shareholders only such shareholders shall be entitled to vote in person or by proxy who appear upon the transfer books of the Company as the holders of shares at the time possessing voting power, or if a record date be fixed as herein provided, those appearing as such on such record date.

SECTION 6.

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of any business, except as otherwise provided by law, by the Articles of Incorporation or by these regulations. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting originally called.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.

Except as otherwise provided by law or the Articles of Incorporation, all the capacity of the Company shall be vested in, and all of its authority shall be exercised by or under the direction of, a Board of Directors, and said Board of Directors shall manage and conduct the business of the Company. Each director shall be a shareholder of the Company.

SECTION 2.

Unless changed in accordance with the provisions of Section 3 of this Article II, the number of directors of the Company shall be fixed at ten and shall be divided into three classes. The first class shall be comprised of four directors and the directors initially elected to such class shall hold office until the next succeeding annual meeting of shareholders and until their successors are elected and qualified. The second class shall be comprised of three directors and the directors initially elected to such class shall hold office until the second succeeding annual meeting of shareholders and until their successors are elected and qualified. The third class shall be comprised of three directors and the directors initially elected to such class shall hold office until the third succeeding annual meeting of shareholders and until their successors are elected and qualified. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their successors are elected and qualified.

Appendix F-2

SECTION 3.

The authorized number of directors and the number of directors in each class may be changed either by the affirmative vote of the holders of record of ~~at least two thirds~~ a majority of the voting power of the Company at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the authorized number of directors; provided, however, that the classes shall be of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. No reduction in the number of directors, either by the shareholders or the directors, shall of itself have the effect of shortening the term of any incumbent director.

SECTION 4.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulations promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 5.

No director may be removed prior to the expiration of such director’s term of office, except by the affirmative vote of the holders of ~~two thirds~~ a majority of the voting power of the Company entitled to vote in the election of directors; provided, however, that unless all of the directors, or all the directors of a particular class, are removed, no individual director shall be removed if votes of sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.

SECTION 6.

The remaining directors, though less than a majority of the authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors however arising for the unexpired term thereof. Any person elected to fill a vacancy in the Board of Directors shall hold office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

SECTION 7.

After each annual election of directors, the newly elected and the continuing directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the person who is authorized to preside at the annual meeting or by written consent of the directors.

SECTION 8.

For his services as a director of the Company, each director, other than officers and employees of the Company, shall receive an allowance as shall be determined from time to time by the Board of Directors of a fixed amount per annum, plus an amount for each regular or special meeting of the Board of Directors or any committee thereof attended. Directors who would otherwise not be present in the city where the meetings of the Board of Directors, or committee of the Board of Directors, are held, may be allowed such reasonable traveling expenses as are incurred by them in connection with attending any such meeting.

Appendix F-3

SECTION 9.

If, in any uncontested election of directors of the Company, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. A vote will be considered “withheld” from a director nominee, if a shareholder withheld authority to vote for such director nominee in any proxy granted by such shareholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of shareholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to:  (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director’s background, experience and qualifications, (iii) the director’s length of service on the Board of Directors and contributions to the Company, and (iv) whether the director’s service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company’s Corporate Governance Guidelines and the corporate governance guidelines of independent advisory firms such as Institutional Shareholder Services.

Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days of the date on which certification of the stockholder vote is made, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee’s decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this Section 9 and any non-independent director will not participate in the deliberations and decisions made hereunder. This resignation policy shall be described in the Company’s proxy statement each year.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.

The Board of Directors, by the affirmative vote of a majority of the Board of Directors, may designate three (3), or more, of their number, one of whom shall be the Chairman of the Board of Directors, if one be elected, and one of whom shall be the President of the Company, to constitute an Executive Committee. Each member of the Executive Committee shall continue to be a member thereof during the pleasure of a majority of the Board of Directors.

If such Executive Committee be designated, it shall act only in the intervals between meetings of the Board of Directors and shall possess and may exercise, in such manner as it shall deem for the best interests of the Company, all the powers of the Board of Directors in the management and direction of the business and affairs of the Company. The Executive Committee, at all times, shall be subject to the control and direction of the Board of Directors.

SECTION 2.

The Board of Directors shall designate either the Chairman of the Board of Directors or the President of the Company as Chairman of the Executive Committee, and the Executive Committee shall select and appoint its own Secretary. In the absence from any meeting of the Executive Committee of its Chairman, the Committee shall appoint a chairman of the meeting, and in the absence from any meeting of its Secretary, the Committee shall appoint a secretary of the meeting.

SECTION 3.

A majority of the members of the Executive Committee shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn the meeting.

SECTION 4.

The members of the Executive Committee shall act only as a Committee, and the individual members shall have no powers as such.

SECTION 5.

Any vacancy in the Executive Committee shall be filled by the affirmative vote of the majority of the Board of Directors.

SECTION 6.

The Board of Directors may also appoint such other standing or temporary committees, from time to time, as they may deem fit, charged with such functions and invested with such powers of the Board of Directors as may be desired, and shall define such functions and the extent to which such powers shall be exercised. Any such committee shall be composed only of members of the Board of Directors and shall serve for such time as the Board of Directors may order. Any such committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors. Any such committee may act by a majority of its members or by writing signed by all of its members.

Appendix F-4

SECTION 7.

All proceedings of the Executive Committee or any other committee of the Board of Directors shall be subject to revision or alteration by the Board of Directors, provided, however, that third persons shall not be prejudiced thereby.

ARTICLE IV

OFFICERS

SECTION 1.

The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, and shall elect a President, one or more Vice-Presidents, a Secretary, a Treasurer, and a Controller and such other officers or agents, as may be determined from time to time.

The Chairman of the Board of Directors and the President shall be chosen from among the directors and the Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Company. Other officers of the Company need not be directors.

Any two (2) of such offices, except those of President and Vice-President, at the discretion of the Board of Directors, may be held by the same person.

SECTION 2.

Officers of the Company shall be elected annually by the Board of Directors and shall hold office for one (1) year and until their successors are chosen and qualified, unless, in the election or appointment of an officer, it shall be specified that he holds his office for a shorter period. All officers of the Company shall hold office only during the pleasure of the Board of Directors and may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 3.

The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of shareholders.

SECTION 4.

The President shall preside at all meetings of the Board of Directors and shareholders at which the Chairman of the Board of Directors is not present.

In the absence or disability of the Chairman of the Board of Directors, or in the event the Board of Directors has not elected a Chairman, the duties of the office of the Chairman of the Board of Directors shall be performed by the President.

ARTICLE V

CAPITAL STOCK

SECTION 1.

Certificates for shares shall be of such form and content as shall be approved by the Board of Directors. Certificates shall be signed by or bear the facsimile signatures of the President or a Vice-President and also by the Secretary or the Treasurer.

SECTION 2.

The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

SECTION 3.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer and registration of certificates for shares of the Company. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates to bear the signatures of either or both.

ARTICLE VI

SHAREHOLDERS – RECORD DATES CLOSING OF TRANSFER BOOKS

The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of any meeting of the shareholders or any dividend or distribution payment date or any date for the allotment of rights, or other matters provided by law, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereof or to receive such dividend, distribution, rights or such other matters as the case may be.

Appendix F-5

The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournment thereof.

ARTICLE VII

INDEMNIFICATION

SECTION 1.

The Company shall, and does hereby, indemnify any person who served or serves as a director, officer, employee or agent of the Company, or who served or serves at the request of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, incurred by such person in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Company, by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 (E) of the Ohio Revised Code.

SECTION 2.

Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 1 of this Article VII may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VII.

SECTION 3.

The indemnification provided by this Article VII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 4.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have indemnified him against such liability under this Article VII.

SECTION 5.

As used in this Article VII, references to “Company” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

SECTION 6.

No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Company, if such person performs his duties, including his duties as a member of any committee of the directors upon which he may serve, in good faith and in a manner he reasonably believes to be in the best interests of the Company, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In performing his duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that are prepared or presented by:  (1) one or more directors, officers, or employees of the Company whom the director or officer reasonably believes are reliable and competent in the matters prepared or presented; (2) counsel, public accountants, or other persons as to matters that the director or officer reasonably believes are within the person’s professional or expert competence; (3) a committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or these regulations, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer in determining what he reasonably believes to be in the best interests of the Company shall consider the interests of the Company’s shareholders and, in his discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; and (iii) community and societal considerations.

Appendix F-6

ARTICLE VIII

AMENDMENTS OF REGULATIONS

These regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Company on such proposal~~; provided, however, that Sections 2, 3, 4, and 5 of Article II and this Article VIII may not be amended, modified or repealed, and no amendment to these Regulations which is inconsistent therewith may be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise two thirds of the voting power of the Company on such proposal~~.

Appendix F-7

Appendix G

DPL INC.

2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
(As Amended and Restated Through December 31, 2007)

ARTICLE I – PURPOSE

The purpose of the 2006 Equity and Performance Incentive Plan is to attract and retain directors, consultants, officers and other employees of DPL Inc. and its Subsidiaries, to provide to such persons incentives and rewards for superior performance and to align their interests with those of shareholders.  This 2006 Equity and Performance Incentive Plan is intended to replace the Existing Plan (as defined below) and, if adoption of this Plan is approved by the shareholders of the Company, no new awards will be granted under the Existing Plan, but shares relating to awards that are forfeited or terminated under the Existing Plan may be granted hereunder pursuant to Section 3.1.  Outstanding awards under the Existing Plan will not be affected by approval of this Plan.

ARTICLE II – DEFINITIONS

“Appreciation Right” means a right granted pursuant to Section 4.2 or Section 5.1 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Awards” means Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and any other award granted pursuant to Section 6.1 hereof.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 8.1 of this Plan, such committee (or subcommittee).

“Change of Control” has the meaning set forth in Section 10.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 7.2 of this Plan.

“Company” means DPL Inc., an Ohio corporation.

“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 6.1 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 6.1 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

“Detrimental Activity” means:

(a)

Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any state where the Company or a Subsidiary owns or operates generation or electric distribution assets.

(b)

Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

Appendix G-1

(c)

The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(d)

The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(e)

Activity that results in termination for Cause.  For the purposes of this Plan, “Cause” shall mean (i) any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002); (ii) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any asset or business opportunity of the Company; (iii) a conviction of, or entering into a plea of nolo contendere to, a felony; (iv) an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the Company has given notice to the Participant that he or she has materially violated a Company policy or procedure; or (v) any breach of a written covenant or agreement with the Company, including the terms of this Plan (other than a failure to perform Participant’s duties with the Company resulting from the Participant’s incapacity due to physical or mental illness or from the assignment to the Participant of duties that would constitute Good Reason (as defined in the DPL Inc. Severance Pay and Change of Control Plan), which is material and which is not cured within 30 days after written notice thereof from the Company to the Participant.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless the Participant receives a written notice of termination from the Company setting forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for the termination of employment at least 15 calendar days prior to the specified date of termination of employment.

(f)

Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

“Director” means a member of the Board of Directors of the Company.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Existing Plan” means the DPL Inc. Stock Option Plan.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 4.2 or Section 5.1 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies.  The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(a)

Appreciation in value of shares;

(b)

Total shareholder return;

Appendix G-2

(c)

Earnings per share;

(d)

Operating income;

(e)

Net income;

(f)

Pretax earnings;

(g)

Earnings before interest, taxes, depreciation and amortization;

(h)

Pro forma net income;

(i)

Return on equity;

(j)

Return on designated assets;

(k)

Return on capital;

(l)

Economic value added;

(m)

Revenues;

(n)

Expenses;

(o)

Operating cash flow;

(p)

Free cash flow;

(q)

Cash flow return on investment;

(r)

Operating margin or net profit margin; or

(s)

Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s Utility Index.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

“Market Value per Share” means, as of any particular date, the closing sales price of the Common Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed.  If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.

“Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.1 or Section 5.1 of this Plan.

“Original Directors” has the meaning set forth in Section 10.1 hereof.

Appendix G-3

“Participant” means a person who (a) is selected by the Board to receive benefits under this Plan and who is at the time a consultant or an officer, general management employee or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan and (b) if requested to do so by the Company, has executed a Participation Agreement.

“Participation Agreement” means an agreement between the Company and each Employee that must be executed as a condition of the Participant’s eligibility for this Plan.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 4.5 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 4.5 of this Plan.

“Performance Unit” means a bookkeeping entry awarded pursuant to Section 4.5 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

“Person” has the meaning set forth in Section 10.1 hereof.

“Plan” means this DPL Inc. 2006 Equity and Performance Incentive Plan, as may be amended from time to time.

“Restricted Stock” means Common Shares granted or sold pursuant to Section 4.3 or Section 5.1 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions.

“Restricted Stock Unit” means an award made pursuant to Section 4.4 or Section 5.1 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Successors” has the meaning set forth in Section 10.1 hereof.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 4.2 or Section 5.1 of this Plan that is granted in tandem with an Option Right.

“Voting Stock” means securities entitled to vote generally in the election of directors.

ARTICLE III – SHARES

Section 3.1

Shares Available Under the Plan.  Subject to adjustment as provided in Section 7.2 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, (vi) as awards contemplated by Section 6.1 of this Plan, or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 4,500,000 Common Shares, plus any shares relating to Awards that expire or are forfeited, terminated or cancelled.  In addition to the Common Shares authorized by the preceding sentence, to the extent any award under the Existing Plan otherwise terminates without the issuance of some or all of the Common Shares underlying the award to a participant or if any option

Appendix G-4

under the Existing Plan terminates without having been exercised in full, the Common Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit.  Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.  Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein:  (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3.1(a) above.

Notwithstanding anything in this Section 3.1, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 7.2 of this Plan:  (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 500,000 Common Shares; (ii) no Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year; (iii) no Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 6.1 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year; and (iv) awards will not be granted under Section 5.1 or Section 6.1 of the Plan to the extent they would involve the issuance of more than 1,000,000 shares in the aggregate.

Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5.0 million.

ARTICLE IV – AUTHORIZED AWARDS

Section 4.1

Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3.1 of this Plan.

Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the day immediately preceding the Date of Grant.

Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4.1(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that, subject to sub-section (g) below, Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years.  A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant.

Appendix G-5

Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that, except in the case of the retirement, death or disability of a Participant, Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

The Board may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 4.2 of this Plan.

No Option Right will be exercisable more than 10 years from the Date of Grant.

The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

Section 4.2

Appreciation Rights.  The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)

Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)

Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)

Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv)

Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(v)

Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Appreciation Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vi)

Any grant may specify that such Appreciation Right may be exercised in the event of, or earlier in the event of, the retirement, death or disability of a Participant.

Appendix G-6

(vii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

Regarding Free-Standing Appreciation Rights only:

(i)

Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii)

Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)

No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

Section 4.3

Restricted Stock.  The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests solely upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 4.3(e) below or in the event of the retirement, death or disability of a Participant.

Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, except in the case of the retirement, death or disability of a Participant, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.  Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

Appendix G-7

Section 4.4

Restricted Stock Units.  The Board may also authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.  If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant, except in the case of the retirement, death or disability of a Participant.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

If the Restriction Period lapses solely by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of the retirement, death or disability of a Participant.

During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

Section 4.5

Performance Shares and Performance Units.  The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than three years) as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant.

Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.  Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

Appendix G-8

The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

ARTICLE V – AWARDS TO NON-EMPLOYEE DIRECTORS

Section 5.1

Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors Option Rights, Appreciation Rights or other awards contemplated by Section 6.1 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.  Each grant of an Award to a Non-Employee Director will be upon such terms and conditions as approved by the Board and will be evidenced by an Evidence of Award in such form as will be approved by the Board.  Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the day immediately preceding the Date of Grant.  Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided.  If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.  Non-Employee Directors, pursuant to this Section 5.1, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

ARTICLE VI – OTHER AWARDS

Section 6.1

Other Awards.  The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Board may consider recommendations from the Chief Executive Officer or the Chairman of the Board relating to such awards and shall determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 6.1 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 6.1 of this Plan.

The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

ARTICLE VII – GENERAL PROVISIONS

Section 7.1

Transferability.  Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).  Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6.1 of this Plan, will be subject to further restrictions on transfer.

Appendix G-9

Section 7.2

Adjustments.  The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 6.1 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.  The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3.1 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7.2; provided, however, that any such adjustment to the number specified in Section 3.1(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

Section 7.3

Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

Section 7.4

Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

ARTICLE VIII – ADMINISTRATION

Section 8.1

Administration of the Plan.  This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time.  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.  A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 6.1 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Board will be liable for any such action or determination made in good faith.

The Board or, to the extent of any delegation as provided in Section 8.1(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan.  The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee:  (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

Appendix G-10

ARTICLE IX – AMENDMENTS AND TERMINATION

Section 9.1

Amendments, Etc.  The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.  Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company.  This Section 9.1(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 7.2 of this Plan.

The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 6.1 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7.1(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 7.2 above, no such amendment shall impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

ARTICLE X – CHANGE OF CONTROL

Section 10.1

Change of Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change of Control” means the consummation of any Change of Control of the Company, or its principal subsidiary, DP&L (“DP&L”), of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as determined by the Board in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

(a)

any “Person” (as such term is defined in Sections 13(d) or 14(d)(2) of the Exchange Act; hereafter, a “Person”) is on the date hereof or becomes the beneficial owner, directly or indirectly, of securities of the Company or DP&L representing (i) 25% or more of the combined voting power of the then outstanding Voting Stock of the Company or DP&L if the acquisition of such beneficial ownership is not approved by the Board prior to the acquisition or (ii) 50% or more of such combined voting power in all other cases; provided, however, that:

Appendix G-11

(i)

for purposes of this Section 10.1(a), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition of Voting Stock of the Company or DP&L directly from the Company or DP&L that is approved by a majority of the Original Directors or their Successors (as defined below), (B) any acquisition of Voting Stock of the Company or DP&L by the Company or any Subsidiary, and (C) any acquisition of Voting Stock of the Company or DP&L by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

(ii)

if any Person is or becomes the beneficial owner of 25% or more of the combined voting power of the then-outstanding Voting Stock of the Company or DP&L as a result of a transaction described in clause (A) of Section 10.1(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or DP&L representing 1% or more of the then-outstanding Voting Stock of the Company or DP&L, other than in an acquisition directly from the Company or DP&L that is approved by a majority of the Original Directors or their Successors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company or DP&L in which all holders of Voting Stock of the Company or DP&L are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii)

a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 25% or more of the Voting Stock of the Company or DP&L as a result of a reduction in the number of shares of Voting Stock of the Company or DP&L outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Original Directors or their Successors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or DP&L representing 1% or more of the then-outstanding Voting Stock of the Company or DP&L, other than as a result of a stock dividend, stock split or similar transaction effected by the Company or DP&L in which all holders of Voting Stock are treated equally; and

(iv)

if at least a majority of the Original Directors or their Successors determine in good faith that a Person has acquired beneficial ownership of 25% or more of the Voting Stock of the Company or DP&L inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Original Directors or their Successors a sufficient number of shares so that such Person beneficially owns less than 25% of the Voting Stock of the Company or DP&L, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(b)

the Company or DP&L consummates a merger or consolidation, or consummates a “combination” or “majority share acquisition” in which it is the “acquiring corporation” (as such terms are defined in Ohio Rev. Code § 1701.01 as in effect on the Effective Date) and in which shareholders of the Company or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of the Company or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the “voting power” of the Company or DP&L or any surviving or new corporation, as the case may be, including “voting power” exercisable on a contingent or deferred basis as well as immediately exercisable “voting power,” excluding any merger of DP&L into the Company or of the Company into DP&L; or

(c)

the Company or DP&L consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to the Company or a wholly owned subsidiary(ies) of the Company; but not including (i) a mortgage or pledge of assets granted in connection with a financing or (ii) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; or

(d)

those persons serving as directors of the Company or DP&L on the Effective Date (the “Original Directors”) and/or their Successors do not constitute a majority of the whole Board of Directors of the Company or DP&L, as the case may be (the term “Successors” shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company or DP&L, as the case may be, at the time of such election or nomination for election); or

Appendix G-12

(e)

approval by the shareholders of the Company or DP&L of a complete liquidation or dissolution of the Company or DP&L, as the case may be.

Section 10.2

Acceleration.  Notwithstanding anything to the contrary contained in this Plan and except and unless the Board determines otherwise at the time of grant of an Award under the Plan (and as set forth in the applicable Evidence of Award), upon the occurrence of a Change of Control:  (a) any Awards that are outstanding as of the date of such Change of Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (b) all then-outstanding Option Rights and Appreciation Rights shall be fully vested and immediately exercisable, provided that in no event shall any Option Right or Appreciation Right be exercisable beyond its original expiration date; and (c) all restrictions and other conditions prescribed by the Board, if any, with respect to grants of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and other awards granted pursuant to Section 6.1 hereof, shall automatically lapse, expire and terminate and all such awards shall be deemed to be fully earned.

Section 10.3

Section 409A.  To the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control pursuant to Section 10.2 and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then notwithstanding that the award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of Section 10.2 (provided such date is a permissible distribution date under Section 409A of the Code), or (iii) the Participant’s death.

ARTICLE XI – MISCELLANEOUS

Section 11.1

Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

Forfeit any Award granted under the Plan then held by the Participant;

Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)

Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)

The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Section 11.2

Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code.  The Plan and any grants made hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations, or any other formal guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Section 11.3

Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

Appendix G-13

Section 11.4

Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Section 11.5

General Provisions.  No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Appendix G-14

DPL

DPL INC.
1065 WOODMAN DRIVE
DAYTON, OHIO 45432

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
2. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below

____

Nominees

01 Paul M. Barbas 02 Barbara S. Graham 03 Glenn E. Harder

The Board of Directors recommends you vote FOR proposals 3 and 4

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. To recommend by non-binding advisory resolution, the frequency for holding non-binding advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 6, 7, 8 and 9

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting: Yes ☐ No ☐

NOTE: OTHER MATTERS: Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature (PLEASE SIGN WITHIN BOX) Date JOB # Signature (Joint Owners) Date

SHARES
CUSIP#
SEQUENCE #

[INSERT MAP]	DPL Inc. Annual Meeting [____________] [__________]. Eastern Time [___________________] [Free parking is available]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

DPL INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [_________, 2011] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert D. Biggs, Pamela B. Morris, and Dr. Ned J. Sifferein, Ph.D., and each or any of them, with full power of substitution, as his or her true and lawful agents and proxies (the “Proxy Committee”) to represent the undersigned at the Annual Meeting of Shareholders of DPL Inc. (“DPL”) to be held at [_____________________], on [_________, 2011] at [10:00 A.M. Eastern Time], and at any adjournments or postponements thereof, and authorizes said Proxy Committee to vote all shares of DPL shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, “FOR” THE ELECTION OF THE NAMED DIRECTOR NOMINEES, AND “FOR” PROPOSALS 3, 4, 6, 7, 8 AND 9, AND “1 YEAR” UNDER PROPOSAL 5.  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF DPL SOLICITING PROXIES FOR THE 2011 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the 2011 Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side